                                                 Registration No. 333-__________
- --------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                               VANSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                              7373                      94-2376431
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification Number)

                             ----------------------

                         5964 WEST LAS POSITAS BOULEVARD
                           PLEASANTON, CALIFORNIA 94588
                                 (510) 734-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
                               WILLIAM Y. TAUSCHER
                              CHAIRMAN OF THE BOARD
                               VANSTAR CORPORATION
                         5964 WEST LAS POSITAS BOULEVARD
                           PLEASANTON, CALIFORNIA 94588
                                 (510) 734-4000
            (Name, address, including zip code, and telephone number
                    including area code, of agent for service)
                             ----------------------
                                 WITH COPIES TO:
   STANLEY R. HULLER, ESQ.                      H. CHRISTOPHER COVINGTON, ESQ.
       ARTER & HADDEN                                 VANSTAR CORPORATION
1717 MAIN STREET, SUITE 4100                       5964 W. LAS POSITAS BLVD.
    DALLAS, TEXAS 75201                        PLEASANTON, CALIFORNIA 94588-9012
       (214) 761-2100                                    (510) 734-4000
                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon the effective time of the proposed merger (the "Merger") of each of Mentor Technologies, Inc., an Ohio corporation ("Mentor") and Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics") with and into VST Midwest, Inc., a wholly owned subsidiary of the Registrant ("VST"), as described in the Agreement and Plan of Merger (the "Merger Agreement") dated June 3, 1996 between the Registrant, VST, Mentor, Cybernetics and Mentor Technologies, Ltd., a limited partnership held jointly by Mentor and Cybernetics (the "Partnership") attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.
                             ----------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                 PROPOSED         PROPOSED
                                               AMOUNT            MAXIMUM           MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE      AGGREGATE         REGISTRATION
     SECURITIES TO BE REGISTERED              REGISTERED         PER SHARE      OFFERING PRICE          FEE
- --------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share    350,000 shares(1)        N/A              N/A             $100.00(2)
====================================================================================================================

(1) Consists of (i) a maximum of 212,949 shares issuable to the shareholders of Mentor, (ii) a maximum of 119,551 shares issuable to the shareholders of Cybernetics and (iii) a maximum of 17,500 shares issuable to a certain creditor of the Partnership in cancellation of certain indebtedness owed thereby, in each case pursuant to the terms of the Merger Agreement.
(2) The registration fee was computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the aggregate book value of the Mentor Common Stock and Cybernetics Common Stock as of June 30, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------

                              CROSS REFERENCE SHEET

                     PURSUANT TO REGULATION S-K, ITEM 501(b),
         SHOWING LOCATION OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

                    FORM S-4                                         LOCATION OR CAPTION IN
             ITEM NUMBER AND CAPTION                           JOINT PROXY STATEMENT/PROSPECT0US
A.  INFORMATION ABOUT THE TRANSACTION
1.   Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus. . . . . . . . .        Forepart of the Registration Statement;
                                                            Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of
     Prospectus. . . . . . . . . . . . . . . . . . .        Table of Contents; Available Information

3.   Risk Factors, Ratio of Earnings to Fixed
     Charges, and Other Information. . . . . . . . .        Summary; Risk Factors; Proposal I:  The
                                                            Merger; Information Concerning Vanstar;
                                                            Information Concerning Mentor, Cybernetics
                                                            and the Partnership

4.   Terms of the Transaction. . . . . . . . . . . .        Summary; Background and Reasons for the
                                                            Merger; Recommendations of the Boards of
                                                            Directors of Mentor and Cybernetics;
                                                            Proposal I:  The Merger; Description of
                                                            Vanstar Capital Stock

5.   Pro Forma Financial Information . . . . . . . .        *

6.   Material Contacts with the Company Being
     Acquired  . . . . . . . . . . . . . . . . . . .        Background and Reasons for the Merger;
                                                            Recommendations of the Boards of Directors
                                                            of Mentor and Cybernetics; Proposal I:  The
                                                            Merger

7.   Additional Information Required for Reoffering
     by Persons and Parties Deemed to be
     Underwriters. . . . . . . . . . . . . . . . . .        *

8.   Interests of Named Experts and Counsel. . . . .        *

9.   Disclosure of Commission Position on Indemni-
     fication for Securities Act Liabilities . . . .        Comparison of Rights of Holders of Shares of
                                                            Vanstar Common Stock with Holders of Each
                                                            of Mentor Common Stock and Cybernetics
                                                            Common Stock

B.  INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S(3 Registrants). .        *

11.  Incorporation of Certain Information by
     Reference . . . . . . . . . . . . . . . . . . .        *

12.  Information With Respect to S-2 or S-3
     Registrants . . . . . . . . . . . . . . . . . .        *

13.  Incorporation of Certain Information by
     Reference . . . . . . . . . . . . . . . . . . .        *


14.  Information With Respect to Registrants Other
     Than S-2 or S-3 Registrants . . . . . . . . . .        Available Information; Summary; Risk
                                                            Factors; Background and Reasons for the
                                                            Merger; Recommendations of the Boards of
                                                            Directors of Mentor and Cybernetics;
                                                            Information Concerning Vanstar; Description
                                                            of Vanstar Capital Stock; Index to Financial
                                                            Statements

C.  INFORMATION ABOUT THE COMPANY BEING
    ACQUIRED

15.  Information With Respect to S-3 Companies . . .        *

16.  Information With Respect to S-2 or S-3
     Companies . . . . . . . . . . . . . . . . . . .        *

17.  Information With Respect to Companies Other
     Than S-2 or S-3 Companies . . . . . . . . . . .        Summary; The Mentor Meeting; The
                                                            Cybernetics Meeting, Background and
                                                            Reasons for the Merger; Recommendations of
                                                            the Boards of Directors of Mentor and
                                                            Cybernetics; Proposal I: The Merger;
                                                            Information Concerning Mentor, Cybernetics
                                                            and the Partnership; Index to Financial
                                                            Statements

D.  VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or
     Authorizations Are to be Solicited. . . . . . .        Outside Front Cover Page; Available
                                                            Information; The Mentor Meeting; The
                                                            Cybernetics Meeting; Background and
                                                            Reasons for the Merger; Recommendations of
                                                            the Boards of Directors of Mentor and
                                                            Cybernetics; Proposal I:  The Merger;
                                                            Information Concerning Mentor, Cybernetics
                                                            and the Partnership; Proposal II:  Other
                                                            Matters

19.  Information if Proxies, Consents or Authoriza-
     tions Are Not to be Solicited, or in an
     Exchange Offer. . . . . . . . . . . . . . . . .        *

- ---------------
*Not applicable or answer is in the negative.

                     [MENTOR TECHNOLOGIES, INC. LETTERHEAD]



                                           , 1996
                                -----------



Dear Shareholder:

     You are cordially invited to attend the special meeting of the shareholders (the "Special Meeting") of MENTOR TECHNOLOGIES, INC., an Ohio corporation ("Mentor"), which will be held on _____________, _____________, 1996 at __:00
a.m., local time, at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215.

     At this important Special Meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement"), among Vanstar Corporation, a Delaware corporation ("Vanstar"), VST Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Vanstar ("VST"), Mentor, Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics"), and Mentor Technologies, Ltd. an Ohio limited partnership held jointly by Mentor and Cybernetics ("Partnership"), pursuant to which, among other things, each of Mentor and Cybernetics will simultaneously merge with and into VST (the "Merger"). If the Merger Agreement is approved and the Merger is consummated, each outstanding share of common stock, no par value per share of Mentor ("Mentor Common Stock") will be converted into the right to receive between 50.9001 and 59.3834 shares of common stock, par value $.001 per share of Vanstar ("Vanstar Common Stock"). Any fractional shares otherwise issuable to a shareholder of Mentor as a result of the Merger will be paid in cash. The exact number of shares of Vanstar Common Stock to be exchanged for each share of Mentor Common Stock is not currently calculable and can be determined only by reference to the average closing price of the Vanstar Common Stock during the calculation period preceding consummation of the Merger Agreement. Please see "Proposal I: The Merger - Terms of the Merger -- Conversion of Shares" in the accompanying Joint Proxy Statement/Prospectus.

     Pursuant to the Merger Agreement, an aggregate of 9% of the shares of Vanstar Common Stock issuable in connection therewith will be held in escrow for a period of up to six months after the closing of the transactions contemplated by the Merger Agreement to satisfy certain indemnification obligations of Mentor, Cybernetics and the Partnership to Vanstar. Any shares of Vanstar Common Stock remaining at the termination of the escrow will be distributed pursuant to the terms of the Merger Agreement.

     DETAILS OF THE PROPOSED MERGER AND THE MERGER AGREEMENT ARE SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS WHICH YOU ARE URGED TO CAREFULLY REVIEW. A COPY OF THE MERGER AGREEMENT IS ATTACHED TO THE JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX A.

     AT THE DIRECTORS' MEETING HELD TO CONSIDER THE PROPOSED MERGER AND THE RELATED MERGER AGREEMENT, THE DIRECTORS OF MENTOR CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AS BEING IN THE BEST INTERESTS OF MENTOR AND ITS SHAREHOLDERS. THE MENTOR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Pursuant to the Ohio General Corporation Law ("OGCL"), holders of Mentor Common Stock who vote against the Merger and comply with the detailed provisions contained in Section 1701.85 of the OGCL will be entitled to dissent from the Merger and seek payment of the fair value of their shares of Mentor Common Stock. Because an executed Proxy Card will be voted "FOR" the Merger unless otherwise specified, a shareholder returning a signed but unmarked Proxy Card will waive his or her right to dissent from the Merger. A copy of

Section 1701.85 of the OGCL is reproduced as APPENDIX B to the attached Joint Proxy Statement/Prospectus. Mentor shareholders wishing to dissent from the Merger should read such materials carefully.

     YOUR VOTE IS IMPORTANT. The Board encourages you to be represented in person or by proxy at the Special Meeting regardless of the number of shares of Mentor Common Stock you own. Whether or not you plan on attending the Special Meeting, please complete, sign, date, and return the enclosed Proxy Card promptly. This action will not limit your right to vote in person at the Special Meeting if you wish to do so. SIGNED BUT UNMARKED PROXY CARDS RETURNED BY SHAREHOLDERS OF MENTOR WILL BE DEEMED TO BE A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     Please DO NOT send your share certificates with your Proxy Card. After approval of the Merger Agreement and the Merger by the shareholders of Mentor and satisfaction of all other conditions to the Merger you will receive a Letter of Transmittal and instructions for the surrender and exchange of your shares.

     Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure or the accompanying Joint Proxy Statement/Prospectus, please feel free to contact Mentor at 500 W. Wilson Bridge Road, Suite 130, Worthington, Ohio 43085 (telephone (614) 841-7400).

                                       Very truly yours,



                                       Joseph H. Oshins
                                       PRESIDENT

                            MENTOR TECHNOLOGIES, INC.
                      500 W. WILSON BRIDGE ROAD, SUITE 130
                             WORTHINGTON, OHIO 43085
                     ---------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD                     , 1996
                                 --------------------

TO THE SHAREHOLDERS OF MENTOR TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting (together with any adjournments or postponements thereof, the "Special Meeting") of the shareholders of Mentor Technologies, Inc., an Ohio corporation ("Mentor"), will be held at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215, on ___________, 1996 at __:00 a.m., local time, for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement") among Vanstar Corporation, a Delaware corporation ("Vanstar"), VST Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Vanstar ("VST"), Mentor, Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics"), and Mentor Technologies, Ltd., an Ohio limited partnership held jointly by Mentor and Cybernetics ("Partnership"), pursuant to which, among other things,
          (a) Mentor will merge with and into VST (the "Merger") and (b) each outstanding share of common stock, no par value per share of Mentor ("Mentor Common Stock"), will be converted into the right to receive between 50.9001 and 59.3834 shares of common stock, par value $.001 per share, of Vanstar (the "Vanstar Common Stock"). Any fractional shares otherwise issuable to a Mentor shareholder as a result of the Merger will be paid in cash. An aggregate of 9% of the shares of Vanstar Common Stock issuable in connection with the Merger will be held in escrow for a period of up to six months after the closing of the transactions contemplated by the Merger Agreement to satisfy certain indemnification obligations of Mentor and Cybernetics to Vanstar. Any shares of Vanstar Common Stock remaining at the termination of the escrow will be distributed pursuant to the terms of the Merger Agreement.

     2. To transact such other business as may properly come before the Special Meeting.

     The Board of Directors of Mentor has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, Mentor and its shareholders. Accordingly, the Mentor Board unanimously recommends that you vote FOR approval of the Merger Agreement.

     THE MERGER AGREEMENT PROVIDES FOR THE SIMULTANEOUS MERGER OF EACH OF MENTOR AND CYBERNETICS WITH AND INTO VST. AS A RESULT, THE MERGER MUST BE SEPARATELY APPROVED BY THE SHAREHOLDERS OF EACH OF MENTOR AND CYBERNETICS.

     The Board of Directors has fixed the close of business on ______________, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Pursuant to the Joint Proxy Statement/Prospectus, Mentor is seeking the affirmative vote of the holders of shares representing ninety percent (90%) of the outstanding voting power of Mentor Common Stock to approve the Merger Agreement. Joseph H. Oshins, Linda Oshins, and Norman L. Traeger, the holders of approximately 82% of the Mentor Common Stock, have contractually agreed to vote in favor of the Merger Agreement and the Merger.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED MENTOR PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE JOINT PROXY
STATEMENT/PROSPECTUS.

                                       By Order of the Board of Directors,



                                       Joseph H. Oshins
                                       PRESIDENT
WORTHINGTON, OHIO
              , 1996
- --------------

                      [CYBERNETICS TUTOR, INC. LETTERHEAD]



                                          , 1996
                               -----------


Dear Shareholder:

     You are cordially invited to attend the special meeting of the shareholders (the "Special Meeting") of CYBERNETICS TUTOR, INC., an Ohio corporation ("Cybernetics"), which will be held on ______________, ___________, 1996 at
__:00 a.m., local time, at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215.

     At this important Special Meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement"), among Vanstar Corporation, a Delaware corporation ("Vanstar"), VST Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Vanstar ("VST"), Mentor Technologies, Inc., an Ohio corporation ("Mentor"), Cybernetics, and Mentor Technologies, Ltd. an Ohio limited partnership held jointly by Mentor and Cybernetics ("Partnership"), pursuant to which, among other things, each of Mentor and Cybernetics will simultaneously merge with and into VST (the "Merger"). If the Merger Agreement is approved and the Merger is consummated, each outstanding share of common stock, no par value per share of Cybernetics ("Cybernetics Common Stock") will be converted into the right to receive between 12.8993 and 15.0492 shares of common stock, par value $.001 per share of Vanstar ("Vanstar Common Stock"). Any fractional shares otherwise issuable to a Cybernetics Shareholder as a result of the Merger will be paid in cash. The exact number of shares of Vanstar Common Stock to be exchanged for each share of Cybernetics Common Stock is not currently calculable and can be determined only by reference to the average closing price of the Vanstar Common Stock during the calculation period preceding consummation of the Merger Agreement. Please see "Proposal I: The Merger - Terms of the Merger -- Conversion of Shares" in the accompanying Joint Proxy Statement/Prospectus.

     Pursuant to the Merger Agreement, an aggregate of 9% of the shares of Vanstar Common Stock issuable in connection therewith will be held in escrow for a period of up to six months after the closing of the transactions contemplated by the Merger Agreement to satisfy certain indemnification obligations of Mentor, Cybernetics and the Partnership to Vanstar. Any shares of Vanstar Common Stock remaining at the termination of the escrow will be distributed pursuant to the terms of the Merger Agreement.

     DETAILS OF THE PROPOSED MERGER AND THE MERGER AGREEMENT ARE SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS WHICH YOU ARE URGED TO CAREFULLY REVIEW. A COPY OF THE MERGER AGREEMENT IS ATTACHED TO THE JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX A.

     AT THE DIRECTORS' MEETING HELD TO CONSIDER THE PROPOSED MERGER AND THE RELATED MERGER AGREEMENT, THE DIRECTORS OF CYBERNETICS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AS BEING IN THE BEST INTERESTS OF CYBERNETICS AND ITS SHAREHOLDERS. THE CYBERNETICS BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Pursuant to the Ohio General Corporation Law ("OGCL"), holders of Cybernetics Common Stock who vote against the Merger and comply with the detailed provisions contained in Section 1701.85 of the OGCL will be entitled to dissent from the Merger and seek payment of the fair value of their shares of Cybernetics Common Stock. Because an executed Proxy Card will be voted "FOR" the Merger unless otherwise specified, a shareholder returning a signed but unmarked Proxy Card will waive his or her right to dissent from the Merger. A copy of

Section 1701.85 of the OGCL is reproduced as APPENDIX B to the attached Joint Proxy Statement/Prospectus. Cybernetics shareholders wishing to dissent from the Merger should read such materials carefully.

     YOUR VOTE IS IMPORTANT. The Board encourages you to be represented in person or by proxy at the Special Meeting regardless of the number of shares of Cybernetics Common Stock you own. Whether or not you plan on attending the Special Meeting, please complete, sign, date, and return the enclosed Proxy Card promptly. This action will not limit your right to vote in person at the Special Meeting if you wish to do so. SIGNED BUT UNMARKED PROXY CARDS RETURNED BY SHAREHOLDERS OF CYBERNETICS WILL BE DEEMED TO BE A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     Please DO NOT send your share certificates with your Proxy Card. After approval of the Merger Agreement and the Merger by the shareholders of Cybernetics and satisfaction of all other conditions to the Merger you will receive a Letter of Transmittal and instructions for the surrender and exchange of your shares.

     Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure or the accompanying Joint Proxy Statement/Prospectus, please feel free to contact Cybernetics at 500 W. Wilson Bridge Road, Suite 130, Worthington, Ohio 43085, (telephone (614) 841-7400).

                                       Very truly yours,



                                       Joseph H. Oshins
                                       PRESIDENT

                             CYBERNETICS TUTOR, INC.
                      500 W. WILSON BRIDGE ROAD, SUITE 130
                             WORTHINGTON, OHIO 43085
                     ---------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ____________________, 1996

TO THE SHAREHOLDERS OF CYBERNETICS TUTOR, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting (together with any adjournments or postponements thereof, the "Special Meeting") of the shareholders of Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics"), will be held at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215, on ___________, 1996 at __:00 a.m., local time, for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement") among Vanstar Corporation, a Delaware corporation ("Vanstar"), VST Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Vanstar ("VST"), Mentor Technologies, Inc., an Ohio corporation ("Mentor"), Cybernetics and Mentor Technologies, Ltd., an Ohio limited partnership held jointly by Mentor and Cybernetics ("Partnership"), pursuant to which, among other things,
          (a) Cybernetics will merge with and into VST (the "Merger") and (b) each outstanding share of common stock, no par value per share of Cybernetics ("Cybernetics Common Stock"), will be converted into the right to receive between 12.8993 and 15.0492 shares of common stock, par value $.001 per share, of Vanstar ("Vanstar Common Stock"). Any fractional shares otherwise issuable to a Cybernetics shareholder as a result of the Merger will be paid in cash. An aggregate of 9% of the shares of Vanstar Common Stock issuable in connection with the Merger will be held in escrow for a period of up to six months after the closing of the transactions contemplated by the Merger Agreement to satisfy certain indemnification obligations of Mentor and Cybernetics to Vanstar. Any shares of Vanstar Common Stock remaining at the termination of the escrow will be distributed pursuant to the terms of the Merger Agreement.

     2. To transact such other business as may properly come before the Special Meeting.

     The Board of Directors of Cybernetics has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, Cybernetics and its shareholders. Accordingly, the Cybernetics Board unanimously recommends that you vote FOR approval of the Merger Agreement.

     THE MERGER AGREEMENT PROVIDES FOR THE SIMULTANEOUS MERGER OF EACH OF MENTOR AND CYBERNETICS WITH AND INTO VST. AS A RESULT, THE MERGER MUST BE SEPARATELY APPROVED BY THE SHAREHOLDERS OF EACH OF CYBERNETICS AND MENTOR.

     The Board of Directors has fixed the close of business on ______________, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Pursuant to the Joint Proxy Statement/Prospectus, Cybernetics is seeking the affirmative vote of the holders of shares representing ninety percent (90%) of the outstanding voting power of Cybernetics Common Stock to approve the Merger Agreement. Joseph H. Oshins, Linda Oshins and Norman L. Traeger, the holders of approximately 16% of the Cybernetics Common Stock, have contractually agreed to vote in favor of the Merger Agreement and the Merger.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED CYBERNETICS PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

                                       By Order of the Board of Directors,


                                       Joseph H. Oshins
                                       PRESIDENT
WORTHINGTON, OHIO
             , 1996
- -------------

INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL OR THE SOLICIATATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                  SUBJECT TO COMPLETION - DATED AUGUST 12, 1996
                              ---------------------

                              JOINT PROXY STATEMENT

                                      FOR
     MENTOR TECHNOLOGIES, INC.                    CYBERNETICS TUTOR, INC.
500 W. Wilson Bridge Road, Suite 130       500 W. Wilson Bridge Road, Suite 130
     Worthington, Ohio 43085                      Worthington, Ohio 43085
   Special Meeting of Shareholders            Special Meeting of Shareholders
   To be Held on __________, 1996             To be Held on __________, 1996
                              ---------------------

                                   PROSPECTUS

                               VANSTAR CORPORATION

                      UP TO 350,000 SHARES OF COMMON STOCK
                              ---------------------

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are being furnished in connection with the solicitation of proxies by (1) the Board of Directors of Mentor Technologies, Inc., an Ohio corporation ("Mentor"), to be used at a Special Meeting of shareholders of Mentor to be held on ______________, 1996 (the "Mentor Meeting") and any adjournments or postponements thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting and (2) the Board of Directors of Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics"), to be used at a Special Meeting of shareholders of Cybernetics to be held on _____________, 1996 (the "Cybernetics Meeting") and at any adjournments or postponements thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Mentor Meeting and the Cybernetics Meeting are collectively referred to herein as the "Meetings."

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Vanstar Corporation, a Delaware corporation ("Vanstar") with respect to (1) a maximum of 332,500 shares of common stock $.001 par value per share of Vanstar ("Vanstar Common Stock") to be issued in connection with the merger (the "Merger") of each of Mentor and Cybernetics with and into VST Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Vanstar ("VST") in exchange for all of the outstanding shares of Mentor common stock, no par value per share (the "Mentor Common Stock"), and Cybernetics common stock, no par value per share (the "Cybernetics Common Stock"), outstanding as of the effective time of the Merger and (2) a maximum of 17,500 shares issuable to a certain creditor of Mentor Technologies, Ltd., an Ohio limited partnership held jointly by Mentor and Cybernetics (the "Partnership") in complete satisfaction and cancellation of the indebtedness owed thereby, in each case subject to the terms of the Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement"), among Vanstar, VST, Mentor, Cybernetics and the Partnership. Pursuant to the terms of the Merger Agreement, (1) each outstanding share of Mentor Common Stock will be converted into the right to receive between 50.9001 and 59.3834 shares of Vanstar Common Stock and (2) each outstanding share of Cybernetics Common Stock will be converted into the right to receive between
12.8993 and 15.0492 shares of Vanstar Common Stock, with the precise exchange ratio based upon the average of the last reported sale price of a share of Vanstar Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") during the five trading days immediately preceding two days before the consummation of the Merger (the "Market Value"). Any fractional shares resulting from the Merger will be paid in cash.

     Shares of Vanstar Common Stock are currently listed on the NYSE under the symbol "VST." On August 1, 1996, the reported closing sale price of a share of Vanstar Common Stock on the NYSE was $16.75. See "Information Concerning Vanstar - Dividends on and Market Prices of Vanstar Common Stock."

     This Joint Proxy Statement/Prospectus and the related Notice of Special Meeting and forms of proxy are first being mailed on or about _____________, 1996, to shareholders of record of each of Mentor and Cybernetics at the close of business on ______________, 1996 (the "Record Date"). There were ____ shares of Mentor Common Stock and ____ shares of Cybernetics Common Stock, respectively, outstanding at the close of business on the Record Date. Only shareholders of record on the Record Date will be entitled to notice of, and to vote at, the Meetings.

     THE INFORMATION CONTAINED HEREIN WITH RESPECT TO THE MERGER IS QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT ATTACHED AS APPENDIX A HERETO AND INCORPORATED HEREIN BY REFERENCE.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED IN ADDITION TO THE OTHER INFORMATION HEREIN, BEFORE VOTING UPON THE MERGER AT THE MEETINGS.

  THE  SECURITIES  TO  BE ISSUED  PURSUANT  TO  THIS  JOINT  PROXY  STATEMENT/
     PROSPECTUS  HAVE NOT BEEN  APPROVED OR  DISAPPROVED BY THE  SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              JOINT PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION
                  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS _____________, 1996.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   iii
"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
     LITIGATION REFORM ACT OF 1995 . . . . . . . . . . . . . . . . . . . . . iii
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     The Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Summary Historical Financial Data . . . . . . . . . . . . . . . . . . .   9
     Comparative Market Price Data . . . . . . . . . . . . . . . . . . . . .  10
     Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . . .  11
     Certain Significant Considerations. . . . . . . . . . . . . . . . . . .  12
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
THE MENTOR MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Time, Place and Date. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Record Date; Voting Rights. . . . . . . . . . . . . . . . . . . . . . .  19
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Solicitation of Proxies and Expenses. . . . . . . . . . . . . . . . . .  20
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
THE CYBERNETICS MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Time, Place and Date. . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Record Date; Voting Rights. . . . . . . . . . . . . . . . . . . . . . .  21
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Solicitation of Proxies and Expenses. . . . . . . . . . . . . . . . . .  21
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
BACKGROUND AND REASONS FOR THE MERGER;
      RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF MENTOR AND CYBERNETICS .  22
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . .  22
     Mentor's Reasons for the Merger; Recommendations of Directors of
          Mentor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Cybernetics Reasons for the Merger; Recommendations of the Board of
          Directors of Cybernetics . . . . . . . . . . . . . . . . . . . . .  24
     Vanstar's Reasons for the Merger. . . . . . . . . . . . . . . . . . . .  25
PROPOSAL I:  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


     Terms of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Voting Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Non-Competition Agreement . . . . . . . . . . . . . . . . . . . . . . .  34
     Transferability of Vanstar Common Stock . . . . . . . . . . . . . . . .  34
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Certain Federal Income Tax Consequences Applicable to Shareholders of
          Mentor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Certain Federal Income Tax Consequences Applicable to Shareholders of
          Cybernetics. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Interested Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
INFORMATION CONCERNING VANSTAR . . . . . . . . . . . . . . . . . . . . . . .  38
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Dividends on and Market Prices of Vanstar Common Stock. . . . . . . . .  46

     Selected Consolidated Financial Information . . . . . . . . . . . . . .  47
     Management's Discussion and Analysis of Financial Condition and
          Results of Operations. . . . . . . . . . . . . . . . . . . . . . .  48
     Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     Security Ownership of Principal Stockholders and Management . . . . . .  61
     Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . . . .  63
DESCRIPTION OF VANSTAR CAPITAL STOCK . . . . . . . . . . . . . . . . . . . .  64
INFORMATION CONCERNING MENTOR, CYBERNETICS AND THE PARTNERSHIP . . . . . . .  65
     Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Dividends on and Market Prices of Mentor Common Stock and Cybernetics
          Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Selected Financial Information. . . . . . . . . . . . . . . . . . . . . .67
     Management's Discussion and Analysis of Financial Condition and
          Results of Operations. . . . . . . . . . . . . . . . . . . . . . .  67
     Security Ownership of Certain Beneficial Owners and Management. . . . .  70
COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF VANSTAR COMMON STOCK
   WITH RIGHTS OF HOLDERS OF EACH OF MENTOR COMMON STOCK AND
   CYBERNETICS COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . .  70
     Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Business Combinations . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     State Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . .  72
     Amendments to Certificate of Incorporation. . . . . . . . . . . . . . .  74
     Amendments to Bylaws/Code of Regulations. . . . . . . . . . . . . . . .  74
     Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Dividend Sources. . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Duration of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Stockholder Action Without a Meeting. . . . . . . . . . . . . . . . . .  75
     Special Stockholder Meetings. . . . . . . . . . . . . . . . . . . . . .  76
     Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Number and Election of Directors. . . . . . . . . . . . . . . . . . . .  76
     Removal of Directors. . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     Indemnification of Directors and Officers . . . . . . . . . . . . . . .  78
     Limitation of Personal Liability of Directors . . . . . . . . . . . . .  80
PROPOSAL II:  OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  80
CERTAIN LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . F-1


                                   APPENDICES

Appendix A     -    Amended and Restated Agreement and Plan of Merger (without exhibits)
Appendix B     -    Section 1701.85 of the Ohio General Corporation Law
Appendix C     -    Escrow Agreement

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VANSTAR, MENTOR, CYBERNETICS, THE PARTNERSHIP OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VANSTAR, MENTOR, CYBERNETICS OR THE PARTNERSHIP SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

     Vanstar is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Vanstar with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Vanstar Common Stock is listed on the NYSE and copies of Vanstar's reports, proxy statements and other information may also be requested at the office of such exchange, 20 Broad Street, New York, New York 10005.

     Vanstar has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the joint proxy statement of Mentor and Cybernetics with respect to the Merger and the prospectus of Vanstar with respect to the shares of Vanstar Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Copies of the Registration Statement are available from the Commission upon payment of certain fees prescribed by the Commission. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

     All information contained in this Joint Proxy Statement/Prospectus regarding Mentor, Cybernetics or the Partnership has been supplied by the Partnership, information regarding the Merger proposal has been supplied by the Partnership and/or Vanstar and all other information has been supplied by Vanstar.

     The term "Vanstar" when used in this Joint Proxy Statement/Prospectus shall mean Vanstar Corporation and its subsidiaries through which it conducts business, unless the context indicates otherwise. Vanstar is a registered trademark of Vanstar Corporation. This Joint Proxy Statement/Prospectus also includes trademarks of other companies.

              "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
                          LITIGATION REFORM ACT OF 1995

     With the exception of historical information, the matters discussed in this Joint Proxy Statement/Prospectus include forward looking statements that involve risks and uncertainties. Among the risks and uncertainties to which Vanstar is subject are the risks inherent in Vanstar's substantial indebtedness, the fact that Vanstar is indebted primarily to a single creditor, Vanstar's relationship to and business dealings with and with regard to Merisel FAB, Inc., the risks associated with managing Vanstar's inventory in light of product life cycles and technological change, Vanstar's relationship with its significant customers, intense price competition in Vanstar's markets and Vanstar's dependence upon its key vendors. As a result, the actual results realized by Vanstar could differ materially from the statements made herein. Recipients of this Joint Proxy Statement/Prospectus are cautioned not to place undue reliance on the forward looking statements made in this Joint Proxy Statement/Prospectus.

                                     SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (AND NOTES THERETO) CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO, ALL OF WHICH SHOULD BE CAREFULLY REVIEWED. CROSS-REFERENCES IN THIS SUMMARY REFER TO INDICATED CAPTIONS OR PORTIONS OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                   THE PARTIES

VANSTAR

     Vanstar Corporation, a Delaware corporation ("Vanstar"), is a leading provider of services and products designed to build and manage personal computer ("PC") network infrastructures, primarily for Fortune 1000 companies and other large enterprises. Vanstar provides customized, integrated solutions for its customers' network infrastructure needs by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PCs, network products, computer peripherals and software from a variety of vendors. These integrated solutions are designed to support the customers' PC network infrastructure throughout its life cycle. Vanstar refers to these solutions as "Life Cycle Services." Life Cycle Services include design and consulting, deployment, operation and support, and enhancement and migration.

     Large organizations are becoming increasingly dependent on information technology to compete effectively in today's global markets. The decision-making process that organizations face when planning, selecting and implementing information technology solutions is growing more complex, and, as a result, many organizations are outsourcing the management and support of their PC network infrastructure needs. Vanstar believes that its customers require increasingly sophisticated PC network systems and support infrastructures. Vanstar seeks to satisfy these requirements while seeking to minimize its customers' internal staff requirements and systems development risk. Vanstar enhances the delivery of its services and products with proprietary automated systems, such as the Vanstar Navigator and proprietary process methodologies, such as Horizon, to analyze, design and manage its customers' PC network infrastructures better. Vanstar's goal through the use of these systems and methodologies is to reduce the labor component of PC life cycle management and thereby increase efficiency, reduce costs and make systems more reliable and easier to use. Vanstar's service and product offerings are developed, delivered and managed by a technical force of over 3,100 employees nationwide, including a rapidly expanding systems engineering force, which grew from approximately 200 professionals in March 1994 to over 950 as of June 1996.

     The principal executive offices of Vanstar are located at 5964 West Las Positas Boulevard, Pleasanton, California 94588 and its telephone number is
(510) 734-4000.

MENTOR, CYBERNETICS AND THE PARTNERSHIP

     Mentor Technologies, Inc., an Ohio corporation ("Mentor"), is the corporate general partner of Mentor Technologies, Ltd., an Ohio limited partnership ("Partnership") and holds, as its only asset, the sole general partnership interest in the Partnership, representing approximately 64.0448% of the Partnership interests therein. Cybernetics Tutor, Inc., an Ohio corporation ("Cybernetics") was organized in June 1996 to succeed to the limited partnership interests of each of the limited partners of the Partnership (the "Limited Partner Conversion"). As a result, Cybernetics holds, as its only asset, the sole limited partnership interest in the Partnership, representing approximately 35.9552% of the Partnership interests therein.

     The Partnership designs, develops and implements instructional programs to educate and familiarize individuals with computers and computer software. The interactive learning system developed by the Partnership utilizes individual work stations, carefully programmed instructions and direct instructor supervision designed to enhance opportunities for individual advancement. The Partnership has historically focused its marketing efforts on three areas: training for widely used "off the shelf" programs such as Lotus-Registered Trademark-, Windows-Registered Trademark- and Word Perfect-Registered Trademark-; specialized training for organizations; and technical training for information systems professionals. In some instances, software manufacturers have designated the Partnership as an approved training company for their particular software products. The Partnership's individual student instruction takes place at five locations throughout Ohio.

     During the fiscal year ended December 31, 1995, the Partnership trained approximately 10,000 students in individual instruction programs and 12,000 students from a total of 200 companies with which it had signed instruction agreements.

     The principal executive offices of each of Mentor, Cybernetics and the Partnership is located at 500 W. Wilson Bridge Road, Suite 130, Worthington, Ohio 43085 and their telephone number is (614) 841-7400.

                                  THE MEETINGS

INTRODUCTION

     Effective June 3, 1996, authorized representatives of Vanstar, VST Midwest, Inc., a wholly-owned subsidiary of Vanstar ("VST"), Mentor, Cybernetics and the Partnership executed an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") which provides for, among other things, the simultaneous merger of Mentor and Cybernetics with and into VST (the "Merger") upon satisfaction (or waiver where permissible) of the conditions precedent to the Merger, including the approval of the requisite vote of the shareholders of each of Mentor and Cybernetics, as more specifically set forth in the Merger Agreement attached as APPENDIX A hereto. Pursuant to the terms of the Merger Agreement, the Merger requires the approval of the holders of at least ninety percent (90%) of the voting power of each of Mentor and Cybernetics.

MENTOR MEETING

     TIME, PLACE AND DATE. A Special Meeting of Shareholders of Mentor (the "Mentor Meeting") is scheduled to be held on ___________________, 1996 at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215, commencing at ____:00 a.m. local time.

     RECORD DATE; SHARES ENTITLED TO VOTE. Holders of record of Mentor common stock, no par value per share ("Mentor Common Stock"), at the close of business on _____________________, 1996 (the "Mentor Record Date") will be entitled to notice of, and to vote at, the Mentor Meeting. At the close of business on the Mentor Record Date, __________ shares of Mentor Common Stock were issued and outstanding. Each outstanding share of Mentor Common Stock is entitled to one vote with respect to each matter to be voted on at the Mentor Meeting.

     PURPOSE. At the Mentor Meeting, the shareholders of Mentor will consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, Mentor and Cybernetics will be simultaneously merged with and into VST. In addition, at the Mentor Meeting, the Mentor shareholders may consider and vote upon such other business as may properly come before the Mentor Meeting or any adjournment or postponement thereof. See "The Mentor Meeting - Proxies" for information regarding the revocability of Mentor proxies.

     VOTE REQUIRED. The presence at the Mentor Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Mentor Common Stock constitutes a quorum for the transaction of business. Pursuant to the terms of the Merger Agreement, the Merger must be approved by the holders of at least ninety percent (90%) of the issued and outstanding shares of Mentor Common Stock. Because approval of the Merger requires a supermajority of all of the issued and outstanding shares of Mentor Common Stock, abstentions will have the effect of a vote "against" the Merger. The percentage of currently outstanding shares of Mentor Common Stock entitled to vote held by directors, executive officers and their affiliates is 82%, or 2,950 shares of Mentor Common Stock. As of the Mentor Record
Date, Joseph H. Oshins, the President of Mentor, Linda Oshins and Norman L. Traeger (collectively, the "Consenting Shareholders") collectively held record ownership of approximately 82% or 2,950 shares of the Mentor Common
Stock outstanding as of such date.  Pursuant to a Shareholders' Voting
Agreement dated June 3, 1996 (the "Shareholders' Agreement") executed as part of the transactions contemplated by the Merger Agreement, the Consenting Shareholders have agreed to vote such shares in favor of approving and adopting the Merger Agreement.

CYBERNETICS MEETING

     TIME, PLACE AND DATE. A Special Meeting of Shareholders of Cybernetics (the "Cybernetics Meeting") is scheduled to be held on ___________________, 1996 at Porter, Wright, Morris & Arthur, 41 S. High St., Columbus, Ohio 43215, commencing at ___:00 a.m. local time.

     RECORD DATE; SHARES ENTITLED TO VOTE. Holders of record of Cybernetics common stock, no par value per share ("Cybernetics Common Stock"), at the close of business on _____________, 1996 (the "Cybernetics Record Date") will be entitled to notice of, and to vote at, the Cybernetics Meeting. At the close of business on the Cybernetics Record Date, __________ shares of Cybernetics Common Stock were issued and outstanding. Each outstanding share of Cybernetics Common Stock is entitled to one vote with respect to each matter to be voted on at the Cybernetics Meeting.

     PURPOSE. At the Cybernetics Meeting, the shareholders of Cybernetics will consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, Mentor and Cybernetics will be simultaneously merged with and into VST. In addition, at the Cybernetics Meeting, the Cybernetics shareholders may consider and vote upon such other business as may properly come before the Cybernetics Meeting or any adjournment or postponement thereof. See "The Cybernetics Meeting - Proxies" for information regarding the revocability of Cybernetics proxies.

     VOTE REQUIRED. The presence at the Cybernetics Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Cybernetics Common Stock constitutes a quorum for the transaction of business. Pursuant to the terms of the Merger Agreement, the Merger must be approved by the holders of at least ninety percent (90%) of the issued and outstanding shares of Cybernetics Common Stock. Because approval of the Merger requires a supermajority of all of the issued and outstanding shares of Cybernetics Common Stock, abstentions will have the effect of a vote "against" the Merger. The percentage of currently outstanding shares of Cybernetics Common Stock entitled to vote held by Cybernetics directors, executive officers and their affiliates is 16%, or 1,281 shares of Cybernetics Common Stock. As of the Cybernetics Record Date, the Consenting Shareholders collectively held record ownership of approximately 16% or 1,281 shares of Cybernetics Common Stock outstanding as of such date. Pursuant to the terms of the Shareholders' Agreement, the Consenting Shareholders have agreed to vote such shares in favor of approving and adopting the Merger Agreement.

                                   THE MERGER

     MERGER; EFFECTIVE TIME. Pursuant to the Merger Agreement, each of Mentor and Cybernetics will be simultaneously merged with and into VST, a wholly owned subsidiary of Vanstar, whereupon the separate corporate existence of Mentor and Cybernetics will cease and Mentor, Cybernetics and VST will continue as a single entity under the laws of the State of Delaware. If the Merger is approved by the requisite vote of the shareholders of each of Mentor and Cybernetics and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective immediately upon the filing of the Certificates of Merger with the Secretaries of State of the States of Delaware and Ohio in the manner required by state law to cause the Merger to become effective (the "Effective Time"). From and after the Effective Time, all issued and outstanding shares of Mentor Common Stock and Cybernetics Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, will no longer be outstanding, will be cancelled and retired and will cease to exist, and each holder of a certificate formerly representing any such shares will thereafter cease to have any rights with respect to such shares, except the right to receive shares of Vanstar Common Stock and cash, if any, for such shares, upon the surrender of such certificate in accordance with the terms of the Merger Agreement. See "Proposal I: The Merger - Terms of the Merger -- Effective Time."

     CONVERSION OF SHARES. Pursuant to the terms of the Merger Agreement, 95% of the total number of shares of Vanstar Common Stock issuable by Vanstar thereunder (the "Acquisition Shares") will be issued to, or for the benefit of, the shareholders of Mentor and Cybernetics. The remaining 5% of shares of Vanstar Common Stock issuable in connection with the Merger (the "Falls River Shares") will be issued to Mr. Kerry Dustin d/b/a Falls River Group ("Falls River") in cancellation of certain brokerage and/or finder's fees incurred by the Partnership.

          ACQUISITION SHARES. Upon consummation of the Merger, the outstanding shares of Mentor Common Stock and Cybernetics Common Stock will be converted into the right of their respective shareholders to receive an aggregate of not less than 285,000 shares of Vanstar Common Stock and not more than 332,500 shares of Vanstar Common Stock, depending upon the closing sales price of the Vanstar Common Stock over a specified period of time prior to the day specified by Vanstar as the closing date of the Merger Agreement (the "Closing Date"). Specifically, if the average closing sales price of the Vanstar Common Stock (rounded up or down to the nearest one-eighth of a dollar) as reported on the New York Stock Exchange, Inc. ("NYSE") for the five consecutive trading days immediately preceding two trading days before the Closing Date (the "Market Value"), equals or exceeds $10.00 per share of Vanstar Common Stock, but is less than $13.00 per share of Vanstar Common Stock, then, in such event, the number of Acquisition Shares issuable by Vanstar in the Merger will equal 332,500 shares, minus 1,979.16 shares of Vanstar Common Stock for each one-eighth of a dollar that the Market Value is above $10.00 per share. If the Market Value is less than $10.00 per share or equal to or greater than $13.00 per share, the aggregate number of Acquisition Shares issuable in the Merger will equal 332,500 shares of Vanstar Common Stock or 285,000 shares of Vanstar Common Stock, respectively. Pursuant to the terms of the Partnership Agreement dated November 30, 1984 governing the internal affairs of the Partnership (the "Partnership Agreement"), Mentor shareholders, as a group, are entitled to receive 64.0448% of any assets distributed by the Partnership upon dissolution or liquidation, after all claims of creditors have been satisfied, and the Cybernetics shareholders, as a group, are entitled to receive the remaining 35.9552%. The Merger Agreement provides for distribution of the Acquisition Shares in the same manner. As a result, each outstanding share of Mentor Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive (i) 59.3834 shares of Vanstar Common Stock if the Market Value is less than $10.00 per share; (ii) between
50.9001 and 59.3834 shares of Vanstar Common Stock if the Market Value is at least $10.00 per share but not in excess of $13.00 per share or (iii) 50.9001 shares of Vanstar Common Stock if the Market Value is $13.00 per share or more. Similarly, each outstanding share of Cybernetics Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive (i) 15.0492 shares of Vanstar Common Stock if the Market Value is less than $10.00 per share; (ii) between
12.8993 and 15.0492 shares of Vanstar Common Stock if the Market Value is at least $10.00 per share but not in excess of $13.00 per share of (iii) 12.8993 shares of Vanstar Common Stock if the Market Value is $13.00 per share or more.

          FALLS RIVER SHARES. Upon consummation of the Merger, Falls River will be entitled to receive not less than 15,000 shares of Vanstar Common Stock and not more than 17,500 shares of Vanstar Common Stock in complete satisfaction of any claim for fees owed to it by Mentor, Cybernetics or the Partnership. Specifically, if the Market Value equals or exceeds $10.00 per share of Vanstar Common Stock, but is less than $13.00 per share of Vanstar Common Stock, then, in such event, the number of Falls River Shares issuable by Vanstar in the Merger will equal 17,500 shares minus 104.17 shares of Vanstar Common Stock for each one-eighth of a dollar that the Market Value is above $10.00 per share. If the Market Value is less than $10.00 per share or equal to or greater than $13.00 per share, the aggregate number of Falls River Shares issuable in the Merger will equal 17,500 shares of Vanstar Common Stock or 15,000 shares of Vanstar Common Stock, respectively.

     THE EXACT NUMBER OF ACQUISITION SHARES AND FALLS RIVER SHARES TO BE ISSUED IN THE MERGER WILL NOT BE DETERMINED UNTIL IMMEDIATELY PRECEDING THE CONSUMMATION THEREOF. THE NUMBER OF SHARES OF VANSTAR COMMON STOCK TO BE ISSUED WILL BE DETERMINED BY REFERENCE TO THE AVERAGE CLOSING PRICE OF THE VANSTAR COMMON STOCK DURING THE DESIGNATED CALCULATION PERIOD ENDING PRIOR TO CONSUMMATION OF THE MERGER. SHAREHOLDERS ARE URGED TO CONSIDER THE CURRENT TRADING PRICES OF THE VANSTAR COMMON STOCK BEFORE DECIDING TO VOTE "FOR" OR "AGAINST" THE MERGER. NO ASSURANCES CAN BE GIVEN AS TO THE AVERAGE TRADING PRICE OF THE VANSTAR COMMON STOCK DURING THE CALCULATION PERIOD. SEE "Proposal
I:  The Merger - Terms of the Merger -- Conversion of Shares."

     FRACTIONAL SHARES. No fractional shares of Vanstar Common Stock will be issued in connection with the Merger, but in lieu thereof, a cash payment will be made therefor. See "Proposal I: The Merger - Terms of the Merger -- Fractional Shares."

     STOCK OPTIONS; WARRANTS. Pursuant to the terms of the Merger Agreement, all stock options, warrants, debentures and other contingent rights to acquire interests in the Partnership or shares of Mentor Common Stock or Cybernetics Common Stock, as the case may be, shall be exercised or terminated prior to the Effective Time. All per-share information contained in this Joint Proxy Statement/Prospectus is on a fully diluted basis which assumes that all still-outstanding convertible debentures previously issued by the Partnership have been converted into stock in Cybernetics and all warrants have been exercised. See "Proposal I: The Merger - Terms of the Merger -- Stock Options; Warrants."

     ESCROW; INDEMNIFICATION. At the closing of the Merger, shares of Vanstar Common Stock equal to nine percent (9%) of the total number of Acquisition Shares and Falls River Shares issuable pursuant to the Merger Agreement (collectively, the "Escrow Shares") will be held in escrow pursuant to the terms of an escrow agreement ("Escrow Agreement") by a bank or trust company (the "Escrow Agent") selected to administer the Escrow Agreement for a period not to exceed six months from the Closing Date. A form of the Escrow Agreement is attached as APPENDIX C to this Joint Proxy Statement/Prospectus. Pursuant to the terms of the Escrow Agreement, Vanstar will have the right to submit claims to the Escrow Agent and, following a specified claims procedure, seek to recover the Escrow Shares or proceeds thereof for any claims for which indemnity is proper pursuant to the terms of the Merger Agreement and the Escrow Agreement. The liability of the shareholders of Mentor and Cybernetics to Vanstar under the Merger Agreement and the Escrow Agreement is specifically limited to the Escrow Shares. Dr. Joseph H. Oshins, the current President of each of Mentor and Cybernetics, has agreed pursuant to the terms of the Merger Agreement, to act as the representative of the shareholders of Mentor and Cybernetics under the Escrow Agreement to, among other things, give any and all instructions deemed appropriate under the provisions of the Escrow Agreement, to make any demands, waivers, amendments or settlements thereunder and to do such other acts deemed necessary in the interest of the shareholders. See "Proposal I: The Merger - Terms of the Merger -- Escrow; Indemnification."

     EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, the Escrow Agent, serving in its capacity as the exchange agent pursuant to the terms of the Escrow Agreement, will mail to each holder of record (as of the Effective
Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Mentor Common Stock or Cybernetics Common Stock, as the case may be (collectively, the "Certificates"), a Letter of Transmittal and instructions for use in effecting the surrender of the Certificates for exchange and/or payment. Until surrendered and exchanged, each Certificate will evidence the ownership of that number of whole shares of Vanstar Common Stock into which the shares of Mentor Common Stock or Cybernetics Common Stock represented thereby shall have been converted and the right to receive cash in lieu of any fractional share. ELECTIONS BY SHAREHOLDERS MADE IN THE LETTER OF TRANSMITTAL ARE IRREVOCABLE. SHAREHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE ESCROW AGENT. See "Proposal I: The Merger - Terms of the Merger -- Exchange of Certificates."

     MENTOR'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF MENTOR. The Board of Directors of Mentor has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Mentor and its shareholders and has therefore unanimously approved the Merger and the Merger Agreement. The Board of Directors of Mentor believes that the Merger will (a) enable Mentor and the Partnership to offer improved service to existing clients after the Merger, as Vanstar offers a broad range of complementary services which Mentor and the Partnership can use to help retain and broaden existing client relationships; (b) enable Mentor and the Partnership to acquire exposure to a much larger group of potential clients, because of the size of Vanstar's customer base; (c) improve shareholder value, by bringing in a management team with a proven track record of increasing shareholder value; (d) protect the Partnership in a key area of perceived future competition, because the Board believes that the future of the computer-training business will be directly affected by Vanstar's Life-Cycle Management services and by similar offerings of Vanstar competitors; and (e) offer Partnership employees greater career and professional development opportunities, thereby improving the Partnership's ability to attract competitive personnel. Accordingly, the Board unanimously recommends that shareholders of Mentor vote "FOR" approval and adoption of the Merger Agreement. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics."

     CYBERNETICS' REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF CYBERNETICS. The Board of Directors of Cybernetics has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Cybernetics and its shareholders and has therefore unanimously approved the Merger and the Merger Agreement. The Board of Directors of Cybernetics believes that the Merger will (a) enable Cybernetics and the Partnership to offer improved service to existing clients after the Merger, as Vanstar offers a broad range of complementary services which Cybernetics and the Partnership can use to help retain and broaden existing client relationships;
(b) enable Cybernetics and the Partnership to acquire exposure to a much larger group of potential clients, because of the size of Vanstar's customer base; (c) improve shareholder value, by bringing in a management team with a proven track record of increasing shareholder value; (d) protect the Partnership in a key area of perceived future competition, because the Board believes that the future of the computer-training business will be directly affected by Vanstar's Life-Cycle Management services and by similar offerings of Vanstar competitors; and
(e) offer Partnership employees greater career and professional development opportunities, thereby improving the Partnership's ability to attract competitive personnel. Accordingly, the Board unanimously recommends that shareholders of Cybernetics vote "FOR" approval and adoption of the Merger Agreement. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics."

     VANSTAR'S REASONS FOR THE MERGER. The Board of Directors of Vanstar has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of Vanstar and its stockholders and has therefore approved the Merger and Merger Agreement. The Board of Directors of Vanstar believes that the Merger provides it with an attractive opportunity to further strengthen its position as a leading provider of training and education services.

     ABSENCE OF FAIRNESS OPINIONS. The Boards of Directors of each of Vanstar, Mentor and Cybernetics have elected not to retain a financial advisor in connection with the Merger and, therefore, no outside opinion regarding the "fairness" of the Merger has been or will be rendered.

     LIMITATIONS ON TRANSFERABILITY OF VANSTAR COMMON STOCK. Shares of Vanstar Common Stock received by certain persons deemed to be "affiliates" of Mentor or Cybernetics for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") will be subject to the restrictions imposed by such Rule. In accordance with Rule 145, an affiliate of Mentor or Cybernetics receiving Vanstar Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified in such Rule or pursuant to an effective registration statement under the Securities Act. In addition, the Consenting Shareholders are subject to certain restrictions on transfer of both the Mentor Common Stock and the Cybernetics Common Stock prior to and following the Effective Time to support pooling of interest accounting treatment of the transaction pursuant to that certain Pooling Lockup Agreement dated June 3, 1996 executed in connection with the transactions contemplated by the Merger Agreement. See "Proposal I: The Merger - Transferability of Vanstar Common Stock."

     LISTING OF VANSTAR COMMON STOCK ON NYSE. Vanstar has agreed to take such action as it deems necessary to cause the Vanstar Common Stock to be issued pursuant to the Merger Agreement to be listed for trading on the NYSE.

     FRANCHISE TERMINATION. Effective November 8, 1995, Mentor, the Partnership and Global Training Network, Inc. ("GTN") entered into a Franchise Termination Agreement (the "Franchise Termination Agreement") pursuant to which, among other things, GTN granted the Partnership the option to terminate the Franchise Agreement dated March 31, 1992 by and between the Partnership and GTN (the "Franchise Agreement") for an option exercise price equal to $190,000 in cash plus the surrender by certain executive officers of Mentor of their capital stock in GTN. Pursuant to the terms of the Merger Agreement, the Partnership terminated its franchise relationship with GTN effective June 14, 1996 in accordance with the Franchise Termination Agreement. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics."

     CONDITIONS; WAIVER. The obligations of Vanstar and VST on the one hand, and of Mentor and Cybernetics on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions including the approval of the Merger and the Merger Agreement by holders of the requisite number of shares of Mentor Common Stock and Cybernetics Common Stock. See "Proposal I: The Merger - Terms of the Merger -- Conditions; Waiver."

     REGULATORY APPROVALS. The Merger does not require any regulatory approvals other than federal and state approvals required in connection with the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. See "Proposal I: The Merger - Terms of the Merger -- Regulatory Approvals."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Board of Directors of Mentor anticipates that the Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by the shareholders of Mentor solely by reason of the exchange of their shares of Mentor Common Stock for shares of Vanstar Common Stock in the Merger. Gain will be recognized with respect to cash received in lieu of fractional shares or in connection with the exercise of Dissenters' Rights under applicable law. The Board of Directors of Cybernetics has not established a belief as to whether the Merger will be taxable or tax-free to the shareholders of Cybernetics. If the Merger were tax-free to the shareholders of Cybernetics, the tax consequences would be the same as those described above with respect to Mentor shareholders. If the Merger were determined to be taxable, the Cybernetics shareholders would recognize gain, most likely in an amount equal to the difference between the fair market value of the shares of Vanstar Common Stock received by such shareholder and the shareholder's tax basis in such shareholder's limited partnership interest in the Partnership or the shares of Cybernetics Common Stock exchanged therefor. Neither Mentor nor Cybernetics will receive an opinion of counsel or an IRS ruling as to the tax consequences of the Merger. See "Proposal I: The Merger - Certain Federal Income Tax Consequences Applicable to the Shareholders of Mentor" and "Proposal I: The Merger - Certain Federal Income Tax Consequences Applicable to the Shareholders of Cybernetics."

ALL SHAREHOLDERS OF MENTOR AND CYBERNETICS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER BASED ON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

     ACCOUNTING TREATMENT. Vanstar expects that the Merger will be accounted for as a "pooling of interests." It is a condition to the obligation of Vanstar to consummate the Merger that Vanstar receive the opinion of Ernst and Young that the Merger may be accounted for as a pooling of interests for financial statement purposes. See "Proposal I: The Merger - Accounting Treatment."

     DISSENTERS RIGHTS. Pursuant to the Ohio General Corporation Law (the "OGCL"), holders of Mentor Common Stock and Cybernetics Common Stock who vote against the Merger and comply with the detailed provisions contained in Section 1701.85 of the OGCL will be entitled to dissent from the Merger and to seek payment from Vanstar of the fair cash value of their Mentor Common Stock or Cybernetics Common Stock, as the case may be. A copy of Section 1701.85 of the OGCL is reproduced as APPENDIX B hereto. See "Proposal I: The Merger - Dissenters Rights."

     TERMINATION. The Merger may be terminated at any time prior to the Closing Date of the Merger by (i) written agreement between the parties thereto, (ii) any of Mentor, Cybernetics, the Partnership, Vanstar or VST if the transactions contemplated by the Merger Agreement have not been consummated prior to September 30, 1996, and (iii) under certain other circumstances.

     BREAK-UP FEE. If the Merger Agreement is terminated (i) as a result of the failure of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part to become effective by September 20, 1996;
(ii) by Vanstar as a result of any material breach of representation or warranty of Mentor, Cybernetics or the Partnership, if the damages resulting from such breach do not exceed $50,000, (iii) by Vanstar resulting from Mentor's, Cybernetics' and/or the Partnership's failure to fulfill certain conditions precedent to the consummation of the Merger Agreement by September 30, 1996; or
(iv) by Mentor, Cybernetics and the Partnership resulting from Vanstar's or VST's failure to fulfill certain other conditions precedent to the consummation of the Merger Agreement by September 30, 1996, then Vanstar is obligated to pay the Partnership $190,000 in cash, which such sum is to serve as the sole and exclusive remedy for any claims arising from the Merger Agreement or the termination thereof. See "Proposal I: The Merger - Terms of the Merger -- Break-Up Fee."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. In connection with the Merger Agreement, Vanstar has agreed to employ Joseph Oshins, the current President of each of Mentor and Cybernetics to act as Vice President - Business Development for Vanstar's Education Services Group. See "Proposal I: The Merger - Interested Parties."

                        SUMMARY HISTORICAL FINANCIAL DATA

VANSTAR

     The summary consolidated financial data presented below has been derived from the consolidated audited financial statements of Vanstar for the periods indicated. The data presented below should be read in conjunction with such financial statements and the Notes thereto. See "Index to Financial Statements."

                                                                              SEVEN
                                               FISCAL YEAR ENDED              MONTHS         FISCAL YEAR ENDED
                                                   APRIL 30,                  ENDED             SEPTEMBER 30,
                                            -------------------------       APRIL 30,    -------------------------
                                               1996           1995            1994          1993            1992
                                            ----------     ----------       --------     ----------       --------
STATEMENT OF OPERATIONS DATA:                                      (in thousands, except per share data)
Revenue. . . . . . . . . . . . . . . . .    $1,804,813     $1,385,392       $586,514     $1,099,813       $787,798
Cost of revenue. . . . . . . . . . . . .     1,559,886      1,174,854        489,512        921,789        696,518
Gross margin . . . . . . . . . . . . . .       244,927        210,538         97,002        178,024         91,280
Selling, general and
  administrative expenses. . . . . . . .       201,880        182,411         97,436        181,320        158,644
Operating income (loss). . . . . . . . .        43,047         28,127           (434)        (3,296)       (76,272)
Interest expense, net. . . . . . . . . .        30,265         25,978         11,181         22,196         20,242
Income (loss) from continuing
  operations . . . . . . . . . . . . . .         8,053          1,268         (6,969)       (18,751)       (54,228)
Income from discontinued
  operations . . . . . . . . . . . . . .         9,194              -         51,474         14,505          2,261
Net income (loss). . . . . . . . . . . .        17,247          1,268         44,505         (4,246)       (51,967)
Pro forma net income
  per share (1). . . . . . . . . . . . .    $     0.50     $     0.04


                                                             APRIL 30,                          SEPTEMBER 30,
                                              --------------------------------------      ------------------------
                                                1996           1995           1994           1993           1992
                                              --------       --------       --------      ---------      ---------
BALANCE SHEET DATA:                                                             (in thousands)
  Working capital (deficit)  . . . . . .      $315,742       $267,852       $(73,511)     $(114,902)     $(107,441)
  Total assets . . . . . . . . . . . . .       803,365        705,295        610,458        576,279        700,035
  Short-term borrowings  . . . . . . . .           -              -          262,783        194,660        227,692
  Current maturities of
    long-term debt . . . . . . . . . . .         1,759          7,685         12,788         23,190         14,848
  Long-term debt and redeemable
    preferred stock  . . . . . . . . . .       293,007        337,750         11,509         17,481         36,205
  Total stockholders' equity . . . . . .       127,053         22,589         24,797         13,584            684


_______________
(1) Pro forma amounts give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Common Stock and the exchange of all outstanding warrants for shares of Common Stock as if the conversion had occurred at the later of the beginning of fiscal year 1995 or the issuance date.

MENTOR, CYBERNETICS AND THE PARTNERSHIP

     The summary combined financial data presented below has been derived from the audited and unaudited financial statements of Mentor, Cybernetics and the Partnership for the periods indicated. The data presented below should be read in conjunction with such financial statements and the Notes thereto. See "Index to Financial Statements."

Caption
                                              SIX
                                           MONTHS ENDED          YEARS ENDED DECEMBER 31,
                                             JUNE 30,   ----------------------------------------
                                              1996       1995       1994       1993       1992
                                             ------     ------     ------     ------     ------
STATEMENT OF OPERATIONS DATA:              (unaudited)               (in thousands)
  Revenue  . . . . . . . . . . . . . . .     $3,076     $5,513     $4,539     $3,128     $2,461
  Cost of revenue  . . . . . . . . . . .      1,527      3,019      2,399      1,923      2,097
  Gross margin . . . . . . . . . . . . .      1,549      2,494      2,140      1,205        364
  Selling, general and
    administrative expenses  . . . . . .      1,106      2,183      1,766        791        459
  Operating income (loss)  . . . . . . .        443        311        374        414        (95)
  Interest expense, net  . . . . . . . .         72         81        103         59         56
  Income (loss) from
    continuing operations  . . . . . . .        371        230        271        355       (151)
  Nonrecurring expenses. . . . . . . . .        275        (58)         -          -          -
  Loss from discontinued
    operations . . . . . . . . . . . . .          -          -          -       (116)         -
  Net income (loss)  . . . . . . . . . .         96        172        271        239       (151)


                                                                 YEARS ENDED DECEMBER 31,
                                             JUNE 30,   ----------------------------------------
                                              1996       1995       1994       1993       1992
                                             ------     ------     ------     ------     ------
BALANCE SHEET DATA:                        (unaudited)                   (in thousands)
  Working capital (deficit)  . . . . . .     $ (532)    $ (446)    $ (288)    $ (273)    $(432)
  Total assets . . . . . . . . . . . . .      2,749      1,959      1,484      1,097       624
  Current portion of long-term debt. . .        757        696        395        160       206
  Long-term debt less current portion. .        181        181        304        413       314
  Total partners' equity . . . . . . . .        221        191         90       (181)     (358)

DISTRIBUTIONS TO PARTNERS:
  To Mentor Technologies, Inc.,
    per share. . . . . . . . . . . . . .      23.11      16.39          0          0         0
  To limited partners of Mentor
    Technologies, Ltd., per unit . . . .       4.89       3.35          0          0         0

                          COMPARATIVE MARKET PRICE DATA

     The Vanstar Common Stock is listed on the NYSE under the symbol "VST." Neither the Mentor Common Stock nor Cybernetics Common Stock is listed on any public exchange or automated quotation system, and, as a result, no market price for such shares is available. On June 4, 1996, the last full trading day preceding the public announcement of Vanstar's intent to pursue the Merger Agreement, the closing sale price per share of Vanstar Common Stock was $14.63. As of August 1, 1996, the closing sale price per share of Vanstar Common Stock was $16.75. Recipients of this Joint Proxy Statement/Prospectus are urged to obtain current market quotations for the Vanstar Common Stock. See "Information Concerning Vanstar - Dividends on and Market Prices of Vanstar Common Stock."

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for Vanstar, Mentor and Cybernetics certain unaudited historical per share data and certain unaudited pro forma and equivalent pro forma per share data after giving effect to the Merger on a pooling-of-interests basis. The following information should be read in conjunction with the historical financial statements and accompanying notes of Vanstar and the Partnership included elsewhere in this Joint Proxy Statement/Prospectus. The pro forma financial data are presented for informational purposes only, and are not necessarily indicative of the results or financial position that actually would have occurred had the Merger been consummated as of the beginning of the periods indicated nor are such data necessarily indicative of future results or financial position.

INCOME PER SHARE FROM CONTINUING OPERATIONS

                                                                      FISCAL YEARS ENDED APRIL 30,     SEVEN MONTHS
                                                                      ---------------------------     ENDED APRIL 30,
                                                                          1996          1995                1994
                                                                          ------        -----             --------
Vanstar:
  Historical(1) . . . . . . . . . . .                                    $ 0.57        $0.11             $ (0.62)
  Pro forma(2)  . . . . . . . . . . .                                      0.57         0.12               (0.59)
Mentor:
  Equivalent pro forma(3) . . . . . .                                     33.75         7.14              (35.12)
Cybernetics:
  Equivalent pro forma(3) . . . . . .                                      8.55         1.81               (8.90)


                                         SIX MONTHS ENDED JUNE 30,        TWELVE MONTHS ENDED DECEMBER 31,
                                         ------------------------        -----------------------------------
                                          1996              1995          1995          1994            1993
                                         ------            ------        ------        ------         ------
Mentor:
  Historical  . . . . . . . . . . . .    $16.97            $22.32        $41.08        $48.40         $ 63.58
Cybernetics:
  Historical  . . . . . . . . . . . .      4.30              5.66         10.41         12.27           16.12

BOOK VALUE PER SHARE
                                                                                                   APRIL 30, 1996
Vanstar:                                                                                           --------------
  Historical  . . . . . . . . . . . .                                                                 $  8.92
  Pro forma . . . . . . . . . . . . .                                                                    8.70
Mentor:
  Equivalent pro forma(3) . . . . . .                                                                  516.82
Cybernetics:
  Equivalent pro forma(3) . . . . . .                                                                  130.99


                                                                                      JUNE 30,     DECEMBER 31,
                                                                                        1996           1996
Mentor:                                                                               -------      ------------
  Historical  . . . . . . . . . . . .                                                  $39.47         $34.11
Cybernetics:
  Historical  . . . . . . . . . . . .                                                   10.00           8.65

- --------------------

(1) Historical amounts for Vanstar are calculated by dividing income from continuing operations by the weighted average number of shares of Vanstar Common Stock outstanding during the period.
(2) Pro forma amounts for Vanstar include the results of the Partnership for the respective twelve or seven month periods ending April 30th and assume the issuance of 350,000 shares by Vanstar Common Stock (maximum number pursuant to the Merger).
(3) Equivalent pro forma amounts are calculated by multiplying the exchange ratios times the pro forma income per share from continuing operations and pro forma book value per share for Vanstar. The exchange ratios represent the number of shares of Vanstar Common to be issued for each share of Mentor and Cybernetics Common Stock. The exchange ratios used are 59.38 and 15.05 for Mentor and Cybernetics, respectively assuming the issuance of the maximum number of shares of Vanstar Common Stock pursuant to the Merger.

                       CERTAIN SIGNIFICANT CONSIDERATIONS

     In considering the Merger, shareholders of Mentor and Cybernetics should take into account the following: (i) if the Market Price of one share of Vanstar Common Stock is less than $10.00 per share as of the Closing Date, shareholders of Mentor and Cybernetics will receive no more than an aggregate of 332,500 shares of Vanstar Common Stock and (ii) the actual price of the Vanstar Common Stock at the Effective Time as quoted on the NYSE can be expected to vary from the Market Price of such shares on (1) the Closing Date, (2) the date of this Joint Proxy Statement/Prospectus and (3) the date on which the shareholders of Mentor and Cybernetics vote on the Merger, due to, among other reasons, changes in the business, operations or prospects of Vanstar, market assessments of the likelihood that the Merger will be consummated and the time thereof, general market and economic conditions, and other factors. See "Summary - The Merger" and "Information Concerning Vanstar - Dividends on Market Prices of Vanstar Common Stock."

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS JOINT PROXY
STATEMENT/PROSPECTUS, ALL OF THE RISK FACTORS LISTED BELOW SHOULD BE CONSIDERED CAREFULLY BY BOTH MENTOR AND CYBERNETICS SHAREHOLDERS IN EVALUATING THE MERGER. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. IN THE EVENT THAT THE MERGER IS NOT CONSUMMATED, SHAREHOLDERS OF MENTOR WILL CONTINUE TO HOLD SHARES IN MENTOR AND SHAREHOLDERS OF CYBERNETICS WILL CONTINUE TO HOLD SHARES IN CYBERNETICS.

SIGNIFICANT FLUCTUATIONS IN REVENUES AND OPERATING RESULTS

     Vanstar's quarterly and annual revenues and operating results have varied significantly in the past and are likely to continue to do so in the future. Revenues and operating results may fluctuate as a result of the demand for Vanstar's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by Vanstar and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, Vanstar's operating results are highly sensitive to changes in the mix of Vanstar's product and service revenues, product margins and interest rates. Further, the purchase of Vanstar's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization. For these and other reasons, Vanstar's operating results are subject to a number of significant risks over which Vanstar has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews. In addition, Vanstar historically has experienced significant revenue fluctuations because of shortages of supply from certain vendors. Shortages of supplies from vendors have previously occurred due primarily to credit limitations placed on Vanstar. Future limitations of credit by vendors could have a material adverse effect on Vanstar. In addition, the general availability of certain products, particularly state of the art computing and data communications products, is occasionally restricted. While Vanstar has not historically experienced significant product supply shortages, other than due to credit restrictions as described above, any such shortages in the future could have a material adverse effect on Vanstar. Vanstar is increasing its fixed operating expenses, including a significant increase in personnel, based on anticipated revenue growth. Vanstar may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected revenue shortfall, which could adversely affect operating results. Accordingly, Vanstar believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not necessarily indicative of results to be expected for a full fiscal year. It is possible that in certain future periods, Vanstar's operating results may be below the expectations of public market analysts and investors. In such event, the price of Vanstar's Common Stock would likely be materially adversely affected. See "Summary - Summary Consolidated Financial Data," "- Dependence on Key Vendors and Product Supply," "Information Concerning Vanstar - Selected Consolidated Financial Data" and "Information Concerning Vanstar - Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIMITED HISTORY OF PROFITABILITY; UNCERTAINTY OF FUTURE RESULTS

     Vanstar has a limited history of profitability. Vanstar experienced operating losses in the fiscal years ended September 30, 1991, 1992 and 1993 and during the seven months ended April 30, 1994. Vanstar generated operating income in fiscal 1995 and 1996. Vanstar derives its revenues from four primary sources: products, networking, support services and other services. Vanstar has recently increased the focus of its business on the provision of network services and expects to derive an increasingly larger portion of its operating income from the provision of services. If Vanstar is not successful in implementing its strategy of focusing on sales of services, Vanstar's operating margins could decline and its ability to maintain profitability could be materially adversely affected. There can be no assurance that Vanstar will be able to sustain profitability on a quarterly or annual basis in the future. See "Summary - Summary Consolidated Financial Data," "Information Concerning Vanstar
- - Selected Consolidated Financial Data" and "Information Concerning Vanstar - Management's Discussion and Analysis of Financial Condition and Results of Operations."

REQUIREMENT FOR SUBSTANTIAL INDEBTEDNESS; DEPENDENCE ON IBMCC; INTEREST RATE SENSITIVITY

     Vanstar's business requires significant working capital to finance product inventory and accounts receivable. Vanstar has funded its significant working capital requirement through its Financing Program Agreement with IBM Credit Corporation ("IBMCC"), which began in 1986 and under which Vanstar currently has a $450 million line of credit. Borrowings under the line of credit are secured by certain assets of Vanstar, including accounts receivable, inventory and equipment. The line of credit is currently available through October 31, 1997 and is renewable thereafter for successive six-month periods. IBMCC may terminate the Financing Program Agreement at any time upon 90 days' notice to Vanstar. In the event of such termination, the outstanding borrowings under the Financing Program Agreement mature at the end of the term of the line of credit. The Financing Program Agreement contains various terms and covenants. There can be no assurance that IBMCC will continue to finance Vanstar's operations. Vanstar does not currently have any alternative committed lines of credit.
There can be no assurance that Vanstar will be able to secure additional debt financing.

     Borrowings under the IBMCC Financing Program Agreement currently bear interest at the average of the prime rate announced by Citibank, N.A., The Chase Manhattan Bank, N.A. and Bank of America National Trust and Savings Association (the "Prime Rate") minus 0.5% (7.75% at July 1, 1996). Vanstar's operating results are sensitive to changes in the Prime Rate. An increase in the Prime Rate could have a material adverse effect on Vanstar's financial condition and results of operations. In addition, there can be no assurance that Vanstar will be able to generate sufficient operating cash flow to cover required interest and principal payments when due. If Vanstar is unable to meet interest and principal payments in the future, it may, depending upon the circumstances, seek additional equity or debt financing or attempt to refinance its existing indebtedness, certain of which transactions could be dilutive to the holders of Vanstar's Common Stock. There can be no assurance that sufficient equity or debt financing will be available at all or on terms acceptable to Vanstar or that Vanstar will be able to refinance its existing indebtedness. If Vanstar were unable to obtain any required alternative or additional financing, it would have a material adverse effect on Vanstar's business, financial condition and results of operations. See "Information Concerning Vanstar - Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELATIONSHIP WITH MERISEL FAB, INC.

     Vanstar provides product distribution services to franchisees and affiliates of Merisel FAB, Inc. ("Merisel FAB") for a fee through its distribution centers pursuant to a distribution services agreement entered into in connection with the sale of Vanstar's United States franchise business to Merisel FAB in January 1994. Merisel FAB is a wholly-owned subsidiary of Merisel, Inc. ("Merisel") whose common stock is publicly traded (Nasdaq: MSEL) and whose 12.5% senior notes were downgraded from single B to triple C plus by Standard and Poors Corporation on April 1, 1996. Merisel reported losses of $2.59, $2.82, and $0.45 per share for the three months ended December 31, 1995, the twelve months ended December 31, 1995, and the three months ended March 31, 1996, respectively. On February 20, 1996, Merisel announced that it has engaged a financial advisor to assist in assessing its strategic options in order to maximize shareholder value and that it is negotiating with its lenders regarding potential non-compliance with certain financial covenants under certain of its loan agreements. On April 15, 1996, Merisel announced that it did not expect to return to profitability until the fourth quarter of 1996. Merisel has guaranteed Merisel FAB's obligations under the distribution services agreement. The distribution services agreement expires in April 1997. Approximately one-half of Vanstar's inventory is maintained to satisfy its obligations under the distribution services agreement. For the seven months ended April 30, 1994, the fiscal year ended April 30, 1995 and the fiscal year ended April 30, 1996, revenues derived from Merisel FAB were approximately $6.1 million, $25.0 million and $21.3 million, respectively, representing approximately 1.0%, 1.8% and 1.2%, respectively, of total revenue for such periods. A deterioration in the business of Merisel FAB's franchisees and affiliates or in Merisel FAB's or Merisel's financial condition, including operating losses of Merisel that may continue beyond its anticipated losses through the third quarter of 1996, could materially adversely affect Vanstar's ability to sell the inventory it holds to satisfy its obligations under the Merisel distribution and services agreement which would have a material adverse effect on Vanstar's financial condition and results of operations, and could adversely affect Vanstar's "other services" revenue. See "- Inventory Management."

DEPENDENCE ON AND NEED TO RECRUIT AND RETAIN KEY MANAGEMENT AND TECHNICAL PERSONNEL

     Vanstar's success depends to a significant extent on its ability to attract and retain key personnel. In particular, Vanstar is dependent on its senior management team and technical personnel. Vanstar has significantly expanded its technical staff. Vanstar employs over 3,100 technical professionals and has expanded its systems engineering force from approximately 200 in March 1994 to over 950 as of June 1996. Vanstar intends to further expand its technical staff. Competition for such technical personnel is intense and no assurance can be given that Vanstar will be able to recruit and to retain such personnel. The failure to recruit and to retain management and technical personnel could have a material adverse effect on Vanstar's anticipated growth, revenues and results of operations. See "Information Concerning Vanstar - Business -- Employees" and "Information Concerning Vanstar - Management."

MANAGEMENT OF EXPANDING OPERATIONS AND INCREASED SERVICE FOCUS

     Vanstar's growth resulting from expanding operations and acquisitions has placed significant demands on Vanstar's management, operational and technical resources. The Merger of Mentor and Cybernetics with and into VST will place additional significant demands on these resources. Furthermore, Vanstar has increased the focus of its business operations on the provision of network services. Such growth and increased service focus is expected to continue to challenge Vanstar's sales, marketing, technical and support personnel and senior management. Vanstar's future performance will depend in part on its ability to manage expanding domestic and international operations and to adapt its operational systems to respond to changes in its business. In particular, Vanstar's success will depend on the adequate and timely training of its technical field personnel. The failure of Vanstar to effectively manage its growth and increased service focus effectively or to train its technical field personnel could have a material adverse effect on Vanstar's business, financial condition and results of operations.

RISKS ASSOCIATED WITH RAPID TECHNOLOGICAL CHANGE

     The markets for Vanstar's product and service offerings are characterized by rapidly changing technology and frequent new product and service offerings. The introduction of new technologies can render existing products and services obsolete or unmarketable. Vanstar's continued success will depend on its ability to enhance existing products and services and to develop and introduce, on a timely and cost-effective basis, new products and services that keep pace with technological developments and address increasingly sophisticated customer requirements. There can be no assurance that Vanstar will be successful in identifying, sourcing, developing and marketing product and service enhancements or new products and services that respond to technological change, that Vanstar will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product and service enhancements or new products and services, or that its product and service enhancements and new products and services will adequately meet the requirements of the marketplace and achieve market acceptance. Vanstar's business, financial condition and results of operations could be materially adversely affected if Vanstar were to incur delays in sourcing and developing product and service enhancements or new products and services or if such product and service enhancements or new products and services did not gain market acceptance. In addition, Vanstar has developed proprietary automated systems to enhance the delivery of its services. No assurance can be given that Vanstar's automated systems will function as anticipated, will result in lower costs to Vanstar or its customers or will not be rendered obsolete as a result of technological change. See "Information Concerning Vanstar - Business -- Automated Systems, Process Methodologies and Technical Personnel."

DEPENDENCE ON KEY VENDORS AND PRODUCT SUPPLY

     A significant portion of Vanstar's revenue is derived from sales of PC network hardware, peripherals and software, including products of various major vendors. Vanstar's agreements with those vendors from which it purchases products directly generally contain provisions for periodic renewals and for termination by the vendor without cause, generally upon relatively short notice. Although Vanstar believes its vendor relationships are good, there can be no assurance that Vanstar's relationships will continue as presently in effect.
The loss of a major vendor, the deterioration of Vanstar's relationship with a major vendor or the failure of Vanstar to establish good relationships with major new vendors as they develop could have a material adverse effect on Vanstar's business.

As is typical in its industry, Vanstar receives credits from most of its vendors for market development, which are used to offset a portion of Vanstar's sales and marketing expense. Any change in the provision of these credits could materially adversely affect Vanstar's operating results at least until Vanstar adjusted its expense levels. Vanstar is also dependent, in part, upon vendor financing for working capital requirements. No assurance can be given that vendor financing will continue to be available to Vanstar on satisfactory terms and conditions, if at all. The failure of Vanstar to obtain vendor financing on satisfactory terms and conditions could have a material adverse effect on Vanstar's business, financial condition and results of operations.

     The personal computer industry experiences significant product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. In addition, certain vendors have initiated new channels of distribution that increase competition for the available product supply. There can be no assurance that vendors will be able to maintain an adequate supply of products to fulfill Vanstar's customer orders on a timely basis. Vanstar has experienced product supply shortages in the past and expects to experience such shortages from time to time in the future. Failure to obtain adequate product supplies or fulfill customer orders on a timely basis could have a material adverse effect on Vanstar's business, financial condition and results of operations.

INVENTORY MANAGEMENT

     The personal computer industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Although it is industry practice for Vanstar's suppliers to provide price protection to Vanstar intended to reduce the risk of inventory devaluation, such policies are subject to change. Vanstar also has the option of returning, subject to certain limitations, a percentage of its current product inventories each quarter to certain manufacturers as it assesses each product's current and forecasted demand. The amount of inventory that can be returned to suppliers varies under Vanstar's agreements and such return policies may provide only limited protection against excess inventory. There can be no assurance that suppliers will continue such policies, that unforeseen new product developments will not materially adversely affect Vanstar or that Vanstar can successfully manage its existing and future inventories. Approximately one-half of Vanstar's inventory is maintained to satisfy its obligations under the distribution services agreement with Merisel FAB. However, virtually all of the inventory maintained by Vanstar is not customer specific and Vanstar believes that such inventory can be sold through Merisel FAB franchisees or to other customers or other resellers or, in some cases, returned to the vendor. Any inventory adjustments could materially adversely affect Vanstar's financial condition and results of operations.

CONCENTRATION OF REVENUES

     During the fiscal year ended April 30, 1996, Vanstar derived approximately 27% of its revenues from its 50 largest customers. During the fiscal years ended April 30, 1995 and 1996, Microsoft Corporation accounted for 10.8% and 12.0%, respectively, of Vanstar's total revenues for such fiscal years. During such years, no other customer accounted for over 10% of Vanstar's total revenues. In August 1995, Vanstar entered into an agreement with Microsoft Corporation to manage Microsoft's PC procurements, including delivery, setup and installation of PCs and peripherals for approximately 12,500 desktops in the United States, over a three-year period for approximately $550.0 million. While Vanstar seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period to period due to such customer's purchasing patterns. Any termination or significant disruption of Vanstar's relationships with a number of its principal customers could have a material adverse effect on Vanstar's business, financial condition and results of operations. In addition, a deterioration in the financial condition of any of its principal customers could expose Vanstar to the possibility of large accounts receivable write-offs, which would materially adversely affect Vanstar's financial condition and results of operations. See "Information Concerning Vanstar - Business -- Customers."

INTENSE COMPETITION

     The markets in which Vanstar operates are characterized by intense competition from several types of technical service providers, including mainframe and mid-range computer manufacturers and outsourcers entering the personal computer services marketplace, including Digital Equipment Corporation MultiVendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services and Integrated Systems Solutions Corporation. Other competitors include VARs, systems integrators and third-party service companies, including AmeriData Technologies, Inc., CompuCom Systems, Inc., DecisionOne, Entex Information Services, InaCom Corp., MicroAge, Inc. and Technology Service Solutions ("TSS"). Vanstar expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of Vanstar's current and potential competitors have greater financial, technical, marketing and other resources than Vanstar. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than Vanstar. No assurance can be given that Vanstar will be able to compete successfully against current and future competitors. See "Information Concerning Vanstar - Business
- -- Competition."

ABSENCE OF DIVIDENDS

     Vanstar has never declared or paid any cash dividends on its Common Stock and does not presently intend to pay cash dividends on its Common Stock in the foreseeable future. Vanstar intends to retain future earnings for reinvestment in its business. Vanstar's Financing Program Agreement with IBMCC limits Vanstar's ability to pay cash dividends on its Common Stock. See "Information Concerning Vanstar - Dividends on and Market Prices of Vanstar Common Stock."

ACQUISITIONS

     As part of its growth strategy, Vanstar pursues the acquisition of companies like the Partnership that sell products and services that either complement or expand its existing business. As a result, Vanstar continually evaluates potential acquisition opportunities, which may be material in size and scope. Acquisitions involve a number of special risks and factors, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, the incorporation of acquired products and services into Vanstar's offerings, adverse short-term effects on Vanstar's operating results, the amortization of acquired intangible assets, the loss of key employees and the difficulty of presenting a unified corporate image.

     Except for the Merger Agreement, Vanstar does not currently have any commitments or agreements with respect to any acquisitions. Vanstar anticipates, however, that one or more potential acquisition opportunities, including those that could be material, may become available in the future. If and when appropriate acquisition opportunities become available, Vanstar intends to pursue them actively. Vanstar expects to issue equity securities to consummate acquisitions, which may cause dilution to investors acquiring Vanstar Common Stock in connection with the Merger. In addition, Vanstar may be required to utilize cash to consummate acquisitions. No assurance can be given that Vanstar will have adequate resources to consummate any acquisition, that any acquisition by Vanstar will or will not occur, that if any acquisition does occur it will not materially adversely affect Vanstar or that any such acquisition will be successful in enhancing Vanstar's business. See "Information Concerning Vanstar - Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROTECTION OF INTELLECTUAL PROPERTY

     Vanstar seeks to protect its proprietary software, systems and processes through copyright, trademark and trade secret laws and contractual restrictions on disclosure and copying. Despite such measures, it may be possible for unauthorized third parties to copy aspects of Vanstar's software, systems and processes or to obtain and use information that Vanstar regards as proprietary. In addition, no assurance can be given that the protective measures taken by Vanstar will be sufficient to preclude competitors from developing competing or similar proprietary software, systems and processes.

SHARES SUBJECT TO SALE; POSSIBLE VOLATILITY OF VANSTAR COMMON STOCK PRICE

     Vanstar will issue up to an additional 350,000 shares of Vanstar Common Stock in connection with the Merger. In addition, on or about September 5, 1996 agreements restricting the sale of Vanstar Common Stock held by certain officers, directors, and large shareholders of Vanstar will expire and certain options to purchase shares of the Vanstar Common Stock will become exercisable. As a result, during September of 1996, approximately 5,000,000 shares of Vanstar Common Stock, including shares to be issued in the Merger, could become available for sale for the first time, an amount equal to approximately eleven percent of the total of all issued and outstanding shares of Vanstar Common Stock. Certain of the recipients of Vanstar Common Stock in the Merger, holders of Vanstar Common Stock received upon exercise of stock options and holders of Vanstar Common Stock formerly subject to restrictive agreements can be expected to immediately dispose of such shares to meet tax or other obligations. There can be no assurance, given the moderately low volume of trading typically exhibited in the Vanstar Common Stock, that all of the holders seeking to dispose of Vanstar Common Stock will be able to do so or at what price such shares will be sold if dispositions are made. It is also possible that there will be much greater volatility in the price of the Vanstar Common Stock during the period immediately preceding September 5, 1996 and the consummation of the Merger and for some time thereafter. In addition, the market price of the Vanstar Common Stock could be subject to wide fluctuations in response to quarterly variations in Vanstar's results of operations, changes in earnings estimates by research analysts, conditions in the personal computer industry or general market or economic conditions. In recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many technology companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could materially adversely affect the market price for the Vanstar Common Stock. See "Information Concerning Vanstar - Dividends on and Market Prices of Vanstar Common Stock."

CONTROL BY PRINCIPAL STOCKHOLDERS

     As of July 1, 1996, the principal stockholders, directors and executive officers of Vanstar beneficially owned approximately 41.82% of the Vanstar Common Stock. As a result, such stockholders, if they act in concert, may be able effectively to control the election of members of Vanstar's Board of Directors and generally to exercise control over Vanstar's corporate actions. See "Security Ownership of Principal Stockholders and Management."

ANTI-TAKEOVER EFFECTS OF UNISSUED PREFERRED STOCK AND DELAWARE LAW

     Certain provisions of Vanstar's Certificate of Incorporation and Delaware law may be deemed to have an anti-takeover effect. Vanstar's Certificate of Incorporation provides that the Board of Directors may issue additional shares of Vanstar Common Stock or establish one or more classes or series of Preferred Stock with such designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors fixes without stockholder approval. In addition, Vanstar is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Each of the foregoing provisions gives the Board of Directors, acting without stockholder approval, the ability to prevent, or render more difficult or costly, the completion of a takeover transaction that stockholders might view as being in their best interests, including a takeover transaction that might result in a premium over the market price for the shares of Vanstar Common Stock. See "Description of Vanstar Capital Stock - Preferred Stock" and "Description of Vanstar Capital Stock - Section 203 of the Delaware General Corporation Law."

                               THE MENTOR MEETING

TIME, PLACE AND DATE

     This Joint Proxy Statement/Prospectus is being furnished to the holders of Mentor Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Mentor for use at the special meeting of shareholders of Mentor (together with any adjournments or postponements thereof, the "Mentor Meeting") to be held at ______ a.m. on _____________, 1996 at the offices of Porter, Wright, Morris & Arthur, 41 South High St., Columbus, Ohio 43215.

PURPOSE

     At the Mentor Meeting, holders of Mentor Common Stock are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement attached as APPENDIX A hereto, providing for, among other things, the merger of Mentor with and into VST, a wholly owned subsidiary of Vanstar, and such other matters as may properly be brought before the Mentor Meeting. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Background of the Merger" and "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Mentor's Reasons for the Merger; Recommendation of the Board of Directors of Mentor."

THE BOARD OF DIRECTORS OF MENTOR HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS

     Only the holders of shares of Mentor Common Stock of record at the close of business on ___________, 1996 (the "Mentor Record Date") are entitled to notice of, and to vote at, the Mentor Meeting regarding the approval and adoption of the Merger and upon each other matter properly submitted at the Mentor Meeting. On the Mentor Record Date there were outstanding and entitled to vote _____ shares of Mentor Common Stock, owned by __ holders of record. Each share of Mentor Common Stock is entitled to one vote upon the approval and adoption of the Merger and any other matter properly submitted at the Mentor Meeting.

VOTE REQUIRED

     The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Mentor Common Stock entitled to vote will constitute a quorum at the Mentor Meeting. Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of at least ninety percent (90%) of the outstanding shares of Mentor Common Stock entitled to vote is required for approval and adoption of the Merger. As of the Mentor Record Date, Joseph H. Oshins, Ph.D., Linda Oshins and Norman Traeger (the "Consenting Shareholders") collectively held record ownership of approximately 82% or 2,950 shares of the Mentor Common Stock. Pursuant to a Shareholders' Voting Agreement (the "Shareholders' Agreement"), dated June 3, 1996 by and among Vanstar, VST and the Consenting Shareholders executed in connection with the transactions contemplated by the Merger Agreement, the Consenting Shareholders have agreed to vote such shares in favor of the Merger. As a result, approval of the Merger by the shareholders of Mentor is practically assured.

     As of July 29, 1996 the directors and executive officers of Mentor and their affiliates owned an aggregate of 2,950 shares (82%) of the then-outstanding shares of Mentor Common Stock (all of which are subject to the Shareholders' Agreement). These persons have informed Mentor of their intention to vote their shares of Mentor Common Stock in favor of the Merger.

     Abstentions will be counted for the purposes of determining the presence or absence of a quorum at the Mentor Meeting. However, because the affirmative vote of the holders of a supermajority of the outstanding shares of Mentor Common Stock is required to approve the Merger and the Merger Agreement, abstentions will have the same effect as negative votes.

     See "Proposal I: The Merger - Dissenters Rights" for a discussion of the rights available to shareholders of Mentor who vote against or abstain from voting for the approval of the Merger Agreement and Merger.

SOLICITATION OF PROXIES AND EXPENSES

     This Joint Proxy Statement/Prospectus, the accompanying notice and proxy are being mailed on or about ______________, 1996 to holders of Mentor Common Stock entitled to notice of, and to vote at, the Mentor Meeting. The cost of preparing, assembling, printing, filing and mailing the Joint Proxy Statement/Prospectus will be borne jointly by Mentor and Vanstar. Nominees, fiduciaries and other custodians have been requested to forward soliciting materials to beneficial owners of shares of Mentor Common Stock held of record by them, and such custodians will be reimbursed for their expenses. Certain officers, directors and employees of Mentor may solicit proxies by telephone or personal contact. Such officers, directors and employees will not be additionally compensated for such solicitation (other than their regular salaries), but will be reimbursed by Mentor for out-of-pocket expenses incurred by them in the course of such solicitation.

PROXIES

     Holders of Mentor Common Stock are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Mentor Common Stock represented by properly executed proxies received by Mentor and not revoked will be voted at the Mentor Meeting in accordance with the instructions contained therein. If instructions are not contained therein, proxies will be voted (i) FOR approval and adoption of the Merger, and (ii) in the discretion of the holders of the proxy with respect to any other matter that may properly come before the Mentor Meeting.

     Any proxy signed and returned by a holder of Mentor Common Stock may be revoked by such holder at any time before it is voted either by giving written notice of such revocation to Mentor, or by signing and delivering a proxy bearing a later date, or by attending the Mentor Meeting and giving notice of revocation to Mentor at that time. Attendance at the Mentor Meeting will not in and of itself constitute a revocation of a proxy. Signed but unmarked proxies will be deemed to be a vote FOR approval and adoption of the Merger Agreement and the Merger.

                             THE CYBERNETICS MEETING

TIME, PLACE AND DATE

     This Joint Proxy Statement/Prospectus is being furnished to the holders of Cybernetics Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Cybernetics for use at the special meeting of shareholders of Cybernetics (together with any adjournments or postponements thereof, the "Cybernetics Meeting") to be held at ______ a.m. on _____________, 1996 at the offices of Porter, Wright, Morris & Arthur, 41 South High St., Columbus, Ohio 43215.

PURPOSE

     At the Cybernetics Meeting, holders of Cybernetics Common Stock are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement attached as APPENDIX A hereto, providing for, among other things, the merger of Cybernetics with and into VST, a wholly owned subsidiary of Vanstar, and such other matters as may properly be brought before the Cybernetics Meeting. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Background of the Merger" and "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Cybernetics' Reasons for the Merger; Recommendations of the Board of Directors of Cybernetics."

THE BOARD OF DIRECTORS OF CYBERNETICS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS

     Only the holders of shares of Cybernetics Common Stock of record at the close of business on ___________, 1996 (the "Cybernetics Record Date") are entitled to notice of, and to vote at, the Cybernetics Meeting regarding the approval and adoption of the Merger and upon each other matter properly submitted at the Cybernetics Meeting. On the Cybernetics Record Date there were outstanding and entitled to vote ____ shares of Cybernetics Common Stock, owned by __ holders of record. Each share of Cybernetics Common Stock is entitled to one vote upon the approval and adoption of the Merger and any other matter properly submitted at the Cybernetics Meeting.

VOTE REQUIRED

     The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Cybernetics Common Stock entitled to vote will constitute a quorum at the Cybernetics Meeting. Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of at least ninety percent (90%) of the outstanding shares of Cybernetics Common Stock entitled to vote is required for approval and adoption of the Merger. As of the Cybernetics Record Date, the Consenting Shareholders collectively held record ownership of approximately 16% or 1,284 shares of Cybernetics Common Stock. Pursuant to the Shareholders' Agreement, the Consenting Shareholders have agreed to vote such shares in favor of the Merger.

     As of July 29, 1996 the directors and executive officers of Cybernetics and their affiliates owned an aggregate of 1,127 shares (14.2%) of the then outstanding shares of Cybernetics Common Stock (all of which are subject to the Shareholders' Agreement). These persons have informed Cybernetics of their intention to vote their shares of Cybernetics Common Stock in favor of the Merger.

     Abstentions will be counted for the purposes of determining the presence or absence of a quorum at the Cybernetics Meeting. However, because the affirmative vote of the holders of a supermajority of the outstanding shares of Cybernetics Common Stock is required to approve the Merger and the Merger Agreement, abstentions will have the same effect as negative votes.

     See "Proposal I: The Merger - Dissenters Rights" for a discussion of the rights available to shareholders of Cybernetics who vote against or abstain from voting for the approval of the Merger Agreement and Merger.

SOLICITATION OF PROXIES AND EXPENSES

     This Joint Proxy Statement/Prospectus, the accompanying notice and proxy are being mailed on or about ______________, 1996 to holders of Cybernetics Common Stock entitled to notice of, and to vote at, the Cybernetics Meeting.
The cost of preparing, assembling, printing, filing and mailing the Joint Proxy Statement/Prospectus will be borne jointly by Cybernetics and Vanstar.
Nominees, fiduciaries and other custodians have been requested to forward soliciting materials to beneficial owners of shares of Cybernetics Common Stock held of record by them, and such custodians will be reimbursed for their expenses. Certain officers, directors and employees of Cybernetics may solicit proxies by telephone or personal contact. Such officers, directors and employees will not be additionally compensated for such solicitation (other than their regular salaries), but will be reimbursed by Cybernetics for out-of-pocket expenses incurred by them in the course of such solicitation.

PROXIES

     Holders of Cybernetics Common Stock are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Cybernetics Common Stock represented by properly executed proxies received by Cybernetics and not revoked will be voted at the Cybernetics Meeting in accordance with the instructions contained therein. If instructions are not contained therein, proxies will be voted (i) FOR approval and adoption of the Merger, and (ii) in the discretion of the holders of the proxy with respect to any other matters that may properly come before the Cybernetics Meeting.

     Any proxy signed and returned by a holder of Cybernetics Common Stock may be revoked by such holder at any time before it is voted either by giving written notice of such revocation to Cybernetics, or by signing and delivering a proxy bearing a later date, or by attending the Cybernetics Meeting and giving notice of revocation to Cybernetics at that time. Attendance at the Cybernetics Meeting will not in and of itself constitute a revocation of a proxy. Signed but unmarked proxies will be deemed to be a vote FOR approval and adoption of the Merger Agreement and the Merger.

                     BACKGROUND AND REASONS FOR THE MERGER;
      RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF MENTOR AND CYBERNETICS

BACKGROUND OF THE MERGER

     In October, 1994 Mentor, in its capacity as the general partner of the Partnership, engaged Mr. Kerry C. Dustin d/b/a Falls River Group ("Falls River") as its financial advisor to, among other things, analyze and explore various corporate strategic alternatives for the Partnership. As a result, Falls River commenced a review of the Partnership's historical financial performance, internal growth and prospects and potential options relating to the business of the Partnership. Additionally, Falls River began to contact third parties that might be interested in investing in, a joint venture with, merging with or acquiring all or part of the business of the Partnership (each, a "Transaction"). By January 1995, Falls River and Mentor had identified several specific companies (the "Strategic Buyers") that possessed, in the opinion of Falls River and Mentor, certain key attributes, including (i) the financial capacity to complete a Transaction; (ii) the ability to analyze and pursue a Transaction within a reasonable amount of time and with a minimum amount of disruption to the Partnership's operations; (iii) the proven ability to close a Transaction given appropriate information; and (iv) the greatest likelihood to pay the highest price in connection with a Transaction. Several Strategic Buyers were identified by Mentor and Falls River through this process, including Vanstar. Throughout 1995 and continuing into 1996, Mentor held preliminary discussions with several Strategic Buyers regarding a variety of proposed Transactions. In mid-August 1995, representatives of Falls River and Mentor met with Coleman D. Sisson, Vanstar's Senior Vice President and General Manager, Learning Network, to discuss the possibility of a Transaction between the Partnership and Vanstar. At this meeting, the parties concluded that there was sufficient mutual interest to discuss further the possibility of a Transaction. On October 1, 1995, representatives of Mentor and Falls River met again with Vanstar to begin specific discussions regarding a potential Transaction. In attendance for Vanstar were William Y. Tauscher, Chairman of the Board and Chief Executive Officer, Jeffrey S. Rubin, Vice Chairman of the Board and Chief Financial Officer and Coleman D. Sisson. Among other things, at this meeting the relationship of the Partnership with Global Training Network, Inc. ("GTN") and the status of the Franchise Agreement dated March 31, 1992 between GTN and the Partnership (the "Franchise Agreement") was discussed. At the close of this meeting, the parties mutually agreed that the business performed by the Partnership would not strategically fit with Vanstar while the Partnership remained a franchisee of GTN under the terms of the Franchise Agreement. Accordingly, no further discussions concerning a possible Transaction between the parties were planned or anticipated.

     Throughout 1995, including the period when the preliminary discussions with Vanstar were taking place, Mentor pursued various opportunities with certain other Strategic Buyers; however, no definitive agreements were executed or delivered. At various times during this period, Falls River advised Mentor that, in its opinion, the likelihood of a Transaction would be enhanced if the Partnership terminated its franchise relationship with GTN. Beginning in April 1995 and continuing over the course of the next several months, Mentor and its advisors negotiated an option to terminate the Franchise Agreement. On November 8, 1995 Mentor, the Partnership and GTN executed a Franchise Termination Agreement pursuant to which, among other things, GTN granted the Partnership the option to terminate the Franchise Agreement for an option exercise price of $190,000 in cash plus the surrender by certain executive officers of Mentor of their shares of capital stock in GTN (the "Franchise Termination Agreement").

     During early April 1996, Mentor advised representatives of Vanstar of the Franchise Termination Agreement. As a result, on April 15, 1996, representatives of Vanstar, Mentor and Falls River began again to discuss the possibility of a Transaction between the Partnership and Vanstar. Extensive negotiations continued over a period of several weeks and on May 21, 1996 a letter of intent was executed which set forth the basic terms of a Transaction between the participants.

     The Partnership had already reached the conclusion that the completion of any Transaction (whether or not with Vanstar) would be facilitated if the Limited Partners of the Partnership exchanged their limited partnership interests in the Partnership for shares of stock in a corporation. Such an exchange would simplify obtaining the requisite approval of the transaction, it would enable a merger to be structured with a proposed acquirer, and it would provide a clear and fair mechanism for assuring dissenters' rights for limited partners who did not wish to consent to any proposed Transaction. The Letter of Intent reflected the Partnership's intent to seek the approval of the Limited Partners to this reorganization, and the Merger Agreement likewise reflected the expectation of the parties that this reorganization would be accomplished. Beginning on May 14, 1996, the Partnership explored with its Limited Partners the need for reorganization of the limited partnership interests as a corporation to facilitate a Transaction. The reorganization of the limited partnership interests into Cybernetics was completed on June 14, 1996.

     On May 23, 1996, counsel to Vanstar presented a draft of the Merger Agreement to Mentor's counsel. From that date to June 3, 1996, Mentor and Cybernetics and their respective advisors and Vanstar and its advisors proceeded to negotiate the terms of a final Merger Agreement. The structure of the Merger and terms of the Merger Agreement were the subject of significant negotiation. Vanstar's conditions to closing the Merger were also heavily negotiated.

     On June 3, 1996, the parties agreed on the final terms of the Merger Agreement in the form attached as APPENDIX A hereto. In connection with the transactions contemplated by the Merger Agreement, Mentor terminated the Franchise Agreement on June 14, 1996 pursuant to the terms of the Franchise Termination Agreement.

MENTOR'S REASONS FOR THE MERGER; RECOMMENDATIONS OF DIRECTORS OF MENTOR

     The Board of Directors of Mentor met on May 14, 1996, and by unanimous vote of all directors, determined that the terms of the Merger, as set forth in the then current draft of the Letter of Intent, were fair to and in the best interests of Mentor and its shareholders and are fair to and in the best interests of the Partnership and its general partner and limited partners, and authorized and directed the President to execute the Letter of Intent and any resulting Merger Agreement on behalf of Mentor. The President of Mentor executed the Merger Agreement on June 3, 1996. On July 10, 1996, the Board of Directors of Mentor by unanimous written consent resolved that the Merger upon the terms set forth in the Merger Agreement is in the best interests of Mentor and ratified and approved the actions of the officers of Mentor in negotiating and executing the Merger Agreement.

     ACCORDINGLY, THE BOARD OF DIRECTORS OF MENTOR, HAVING UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MENTOR AND ITS SHAREHOLDERS, RECOMMENDS THAT THE SHAREHOLDERS OF MENTOR VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

     As described above under "Background of the Merger" the decision of the Mentor Board to approve the Merger Agreement on May 14, 1996 followed almost 20 months of exploring and analyzing strategic and financial alternatives available to Mentor for the Partnership. During this period, the Board of Directors of Mentor reviewed in detail the business of the Partnership, results of operations and prospects, including possible Transactions with Strategic Buyers. Also during this period, Falls River presented to the President of Mentor periodic updates on the status of its exploration and analysis of various strategic and financial alternatives available to the Partnership.

     In making its recommendation to the shareholders of Mentor with respect to the Merger, the Board of Directors of Mentor considered a number of factors. These factors, all of which supported its determination, include the following:

          (i) the information provided to the Mentor Board by the officers of Mentor with respect to the financial and other aspects of the Merger, including the relationship thereof to other possible Transactions and the prospects of the Partnership if the Merger were not to be effected;

          (ii) the review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including the amount and form of consideration, the proposed price protection range and the fact that each holder of Mentor Common Stock will receive for his or her shares the same consideration, which the Board of Mentor believed represented the most favorable transaction possible with Vanstar for the shareholders of Mentor;

          (iii) the historical and prospective business of the Partnership, including, among other things, the current financial condition, future prospects of the Partnership and the current financial condition and future prospects of Vanstar;

          (iv) the conditions precedent to the consummation of the Merger, including certain requirements that the Merger will be accounted for as a pooling of interests, and the estimated length of time to consummate the Merger;

          (v) the structure of the Merger, which the Board believes would permit holders of the Mentor Common Stock to exchange all of their shares on a tax-free basis;

          (vi) the strategic goals of Vanstar regarding the future of the computer training business and the Partnership's position therein;

          (vii) the base of Fortune 1000 companies which are current customers of Vanstar;

          (viii) the likelihood that the consummation of the Merger Agreement would provide the shareholders of Mentor with increased liquidity for their investment;

          (ix) information relating to the financial condition, results of operations and capital levels of Vanstar, the profitability and potential profitability of Vanstar and management's best estimates of the prospects of Vanstar; and

          (x) the strategic effect of a business combination with Vanstar, including (A) the access to additional capital, (B) the marketing and competitive advantages of the combination with Vanstar, (C) the compatibility of Vanstar's business with the Partnership's, and (D) the opportunities to enhance shareholder value by bringing in a management team with a proven record for increasing share value.

     The foregoing discussion of the information and factors discussed by the Board of Directors of Mentor is not meant to be exhaustive but is believed to include all material factors considered by the Mentor Board. The Mentor Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of its shareholders.

CYBERNETICS REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF CYBERNETICS

     As noted above, the Board of Directors of Mentor, at its meeting on May 14, 1996, determined by unanimous vote that the terms of the Merger, as set forth in the then-current draft of the Letter of Intent, are fair to and in the best interest of the Partnership and its general partner and limited partners. The Board of Directors of Cybernetics met on June 14, 1996, and by unanimous vote of all directors, determined that the terms of the Merger are fair to and in the best interests of Cybernetics and its shareholders (the former limited partners of the Partnership), approved the Merger Agreement and authorized and directed the President to execute the Merger Agreement on behalf of Cybernetics. The President of Cybernetics executed the Merger Agreement effective as of June 3, 1996.

     ACCORDINGLY, THE BOARD OF DIRECTORS OF CYBERNETICS, HAVING UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CYBERNETICS AND ITS SHAREHOLDERS, RECOMMENDS THAT THE SHAREHOLDERS OF CYBERNETICS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

     Because Cybernetics was not formed until June 2, 1996, it does not have Mentor's history of negotiations with Vanstar and other Strategic Buyers. However, because Mentor, as general partner of the Partnership, was acting on behalf of both the general partner and all of the limited partners, Mentor's history of negotiations applies equally to Cybernetics, and the factors which persuaded Mentor that the transaction is in the best interest of the general and limited partners of the Partnership apply as well now that the limited partners of the Partnership have reorganized as shareholders of Cybernetics. The following factors, all of which supported Mentor's original determination, are of particular importance to Cybernetics shareholders:

          (i) the review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including the amount and form of consideration, the proposed price protection range and the fact that each holder of Cybernetics Common Stock will receive for his or her shares the same consideration, which the Board of Mentor initially and the Board of Cybernetics subsequently believed represented the most favorable transaction possible with Vanstar for the limited partners of the Partnership and the shareholders of Cybernetics;

          (ii) the historical and prospective business of the Partnership, including, among other things, the current financial condition, future prospects of the Partnership and the current financial condition and future prospects of Vanstar;

          (iii) the broad range of complementary services offered by Vanstar, which the Partnership can use to help retain and broaden existing client relationships;

          (iv) the base of Fortune 1000 companies which are current customers of Vanstar, which enable Cybernetics and the Partnership to acquire exposure to a much larger group of potential clients;

          (v) the likelihood that the consummation of the Merger Agreement would provide the shareholders of Cybernetics with increased liquidity for their investment;

          (vi) information relating to the financial condition, results of operations and capital levels of Vanstar, the profitability and potential profitability of Vanstar and management's best estimates of the prospects of Vanstar; and

          (vii) the likelihood that a business combination with Vanstar will improve shareholder value by bringing in a management team with a proven track record of increasing shareholder value and by protecting the Partnership in a key area of perceived future competition, because the Board believes that the future of the computer-training business will be directly affected by Vanstar's Life-Cycle Management services and by similar offerings of Vanstar competitors.

     The foregoing discussion of the information and factors discussed by the Board of Directors of Mentor on behalf of the Partnership and by the Board of Directors of Cybernetics is not meant to be exhaustive but is believed to include all material factors considered by both Boards. The Cybernetics Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of its shareholders.

VANSTAR'S REASONS FOR THE MERGER

     A transaction with Mentor was discussed at meetings of the Board of Directors of Vanstar on several occasions, although no such meeting was called for the sole purpose of considering such a transaction. Approving the Merger, the Board considered numerous factors without assigning relative weights thereto, including (i) the financial performance and prospects of the Partnership, particularly upon termination of the Franchise Agreement and effectiveness of the Merger, (ii) the material terms of the Merger as reflected in the Merger Agreement, including the amount and form of consideration and the proposed price of protection range, (iii) the reputation enjoyed by the Partnership in the highly competitive computer education market, (iv) the market position held by the Partnership, including the level of customer overlap with certain current Fortune 1000 customers of Vanstar,

(v) the strong management team of the Partnership, (vi) the anticipated growth in the computer training and support industry, and (vii) the impact of the Merger on the long-term goals, interest, prospects and objectives of Vanstar.

     On June 3, 1996, the Board of Directors concluded that the terms of the Merger are fair to and in the best interests of Vanstar and its stockholders, approved the Merger Agreement and authorized the execution thereof. A Senior Vice President of Vanstar executed the Merger Agreement as of June 3, 1996.

     The Board of Directors of Vanstar believes that the Merger provides the company with an attractive opportunity to further strengthen its position as a leading provider of information technology training and education services in the midwestern United States. Such services are considered by Vanstar as an integral part of the life cycle solutions designed by Vanstar to support its customers' PC network infrastructure.

                             PROPOSAL I:  THE MERGER

                              MENTOR PROPOSAL NO. I

     AT THE MENTOR MEETING, THE SHAREHOLDERS OF MENTOR WILL CONSIDER AND VOTE UPON THE MERGER AND MERGER AGREEMENT.

                           CYBERNETICS PROPOSAL NO. I

     AT THE CYBERNETICS MEETING, THE SHAREHOLDERS OF CYBERNETICS WILL CONSIDER AND VOTE UPON THE MERGER AND MERGER AGREEMENT.

OVERVIEW

     Effective June 3, 1996, Vanstar, VST, Mentor, Cybernetics and the Partnership executed the Merger Agreement attached as APPENDIX A hereto. The Merger Agreement provides for, among other things, the simultaneous merger of Mentor and Cybernetics with and into VST upon satisfaction (or waiver where permissible) of the conditions precedent to the Merger, including the approval of the requisite vote of the shareholders of each of Mentor and Cybernetics, as more specifically set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, the Merger requires the approval of the holders of at least ninety percent (90%) of the voting power of each of Mentor and Cybernetics. Upon consummation of the Merger, the separate corporate existence of each of Mentor and Cybernetics will cease and such entities will combine with VST as a single corporation.

     The current organizational structure of Mentor, Cybernetics and the Partnership is shown in the following diagram:


MENTOR SHAREHOLDERS                      CYBERNETICS SHAREHOLDERS
        |                                          |
Mentor Technologies, Inc.                Cybernetics Tutor, Inc.
    |64.0448% General Partnership                  |35.9552% Limited Partnership
    |Interest                                      |Interest
                 Mentor Technologies, Ltd.

     Mentor is the corporate general partner of the Partnership which holds, as its only asset, the sole general partnership interest in the Partnership representing approximately 64.0448% of the partnership interests therein. Cybernetics was organized in June 1996 to succeed to the limited partnership interests of each of the limited partners of the Partnership (the "Limited Partner Conversion"). As a result of the Limited Partner Conversion effected June 14, 1996, each of the limited partners of the Partnership had his or her interest therein converted into a pro-rata stock position in Cybernetics and Cybernetics became the sole limited partner of the Partnership. The Limited Partner Conversion eliminated all of the rights of the limited partners as such in the Partnership, except to the extent that acting together the shareholders of Cybernetics could exercise such rights. Currently, the only business conducted by either Mentor or Cybernetics is the management of their respective partnership interests in the Partnership and the exercise of the various rights pertaining thereto. Mentor, as the general partner of the Partnership, manages its day-to-day affairs, including the conduct of its business. Because limited partners have very limited rights generally under Ohio law, and because limited partners of the Partnership are specifically and similarly limited, with regard to participating in the management of the Partnership's business, Cybernetics does not exercise meaningful control over nor does it participate in, the conduct of the Partnership's business.

     Immediately upon the filing of the Certificates of Merger with the Secretary of State of the States of Delaware and Ohio in the manner required by state law to cause the Merger to become effective (the "Effective Time"), the general partnership interests previously held by Mentor and the limited partnership interests previously held by Cybernetics will each be held by VST. Thereafter, Vanstar intends to effectively dissolve the Partnership and carry on the business previously conducted thereby in and through VST as a wholly owned corporate subsidiary of Vanstar.

TERMS OF THE MERGER

     THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, ATTACHED HERETO AS APPENDIX A, WHICH IS INCORPORATED HEREIN BY REFERENCE.

     THE MERGER. Subject to the terms of the Merger Agreement, (i) at the Effective Time, each of Mentor and Cybernetics will simultaneously merge with and into VST, (ii) the separate existence of Mentor and Cybernetics will cease,
(iii) VST will be the surviving corporation in the Merger (the "Surviving Corporation") and (iv) the internal corporate affairs of the Surviving Corporation will continue to be governed by the laws of the State of Delaware. Upon consummation of the Merger, the Surviving Corporation's principal office will be in Pleasanton, California. The Surviving Corporation currently intends to continue transacting business in Ohio as a foreign corporation.

     CERTIFICATE OF INCORPORATION; BYLAWS. The Merger Agreement provides that the Certificate of Incorporation of VST as in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation. The Bylaws of VST in effect at the Effective Time will become the Bylaws of the Surviving Corporation.

     DIRECTORS AND OFFICERS. The directors and officers of VST (certain of the directors and officers of Vanstar) at the Effective Time will become the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. In connection with the Merger Agreement, Dr. Joseph Oshins, the current President of Mentor and Cybernetics, expects to enter into an employment agreement with Vanstar pursuant to which Dr. Oshins will act as Vice President - Business Development for Vanstar's Education Services Group. See "Proposal I: The Merger - Interested Parties."

     EFFECTIVE TIME. Promptly following satisfaction (or waiver where permissible) of the conditions to the Merger, the Merger will be consummated and become effective at the time in which the Certificates of Merger to be filed pursuant to the Ohio General Corporation Law ("OGCL") and the DGCL are accepted for filing by the Secretaries of State of the States of Delaware and Ohio or such later date and time as may be specified in such Certificates of Merger.
The Certificates of Merger will be filed only upon satisfaction or waiver of the conditions contained in the Merger Agreement and only if no party has exercised any right of termination provided in the Merger Agreement. See "Proposal I:
The Merger - Terms of the Merger -- Conditions; Waiver." At the Effective Time, the stock transfer books of Mentor and Cybernetics will be closed whereupon transfers of Mentor Common Stock and Cybernetics Common Stock will not be permitted.

     CONVERSION OF SHARES. Pursuant to the terms of the Merger Agreement, 95% of the total shares issuable by Vanstar thereunder (the "Acquisition Shares") will be issued to, or for the benefit of, the shareholders of Mentor and Cybernetics. The remaining 5% of shares of Vanstar Common Stock (the "Falls River Shares") will be issued to Falls River in cancellation of certain brokerage and/or finder's fees incurred by the Partnership.

          ACQUISITION SHARES. Upon consummation of the Merger, the aggregate number of shares of Mentor Common Stock and Cybernetics Common Stock will be converted into the right of their respective shareholders to receive an aggregate of not less than 285,000 shares of Vanstar Common Stock and not more than 332,500 shares of Vanstar Common Stock, depending upon the closing sales price of the Vanstar Common Stock over a specified period of time prior to the day specified by Vanstar as the closing date of the Merger Agreement (the "Closing Date"). Specifically, if the average closing sales price of the Vanstar Common Stock (rounded up or down to the nearest one-eighth of a dollar) as reported on the NYSE for the five consecutive trading days immediately preceding two trading days before the Closing Date (the "Market Value"), equals or exceeds $10.00 per share of Vanstar Common Stock, but is less than $13.00 per share of Vanstar Common Stock, then, in such event, the number of Acquisition Shares issuable by Vanstar in the Merger will equal 332,500 shares minus 1,979.16 shares of Vanstar Common Stock for each one-eighth of a dollar that the Market Value is above $10.00 per share. If the Market Value is less than $10.00 per share or equal to or greater than $13.00 per share, the aggregate number of Acquisition Shares issuable in the Merger will equal 332,500 shares of Vanstar Common Stock or 285,000 shares of Vanstar Common Stock, respectively. Pursuant to the terms of the Partnership Agreement dated November 30, 1984 governing the internal affairs of the Partnership (the "Partnership Agreement"), Mentor shareholders, as a group, are entitled to receive 64.0448% of any assets distributed by the Partnership upon dissolution or liquidation, after all claims of creditors have been satisfied, and the Cybernetics shareholders, as a group, are entitled to receive the remaining 35.9552%. The Merger Agreement provides for distribution of the Acquisition Shares in the same manner. As a result, each outstanding share of Mentor Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive (i) 59.3834 shares of Vanstar Common Stock if the Market Value is less than $10.00 per share; (ii) between 50.9001 and 59.3834 shares of Vanstar Common stock if the Market Value is at least $10.00 per share but not in excess of $13.00 per share or (iii) 50.9001 shares of Vanstar Common Stock if the Market Value is $13.00 per share or more. Similarly, each outstanding share of Cybernetics Common Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be converted into the right to receive (i) 15.0492 shares of Vanstar Common Stock if the Market Value is less than $10.00 per share; (ii) between 12.8993 and 15.0492 shares of Vanstar Common Stock if the Market Value is at least $10.00 per share but not in excess of $13.00 per share of (iii) 12.8993 shares of Vanstar Common Stock if the Market Value is $13.00 per share or more.

          FALLS RIVER SHARES. Upon consummation of the Merger, Falls River will be entitled to receive no less than 15,000 shares of Vanstar Common Stock and no more than 17,500 shares of Vanstar Common Stock in complete satisfaction of any claims or fees owed to it by Mentor, Cybernetics or the Partnership. Specifically, if the Market Value equals or exceeds $10.00 per share of Vanstar Common Stock, but is less than $13.00 per share of Vanstar Common Stock, then, in such event, the number of Falls River Shares issuable by Vanstar in the Merger will equal 17,500 shares minus 104.17 shares of Vanstar Common Stock for each one-eighth of a dollar that the Market Value is above $10.00 per share. If the Market Value is less than $10.00 per share or equal to or greater than $13.00 per share, the aggregate number of Falls River Shares issuable in the Merger will equal 17,500 shares of Vanstar Common Stock or 15,000 shares of Vanstar Common Stock, respectively.

     THE EXACT NUMBER OF ACQUISITION SHARES AND FALLS RIVER SHARES TO BE ISSUED IN THE MERGER WILL NOT BE DETERMINED UNTIL IMMEDIATELY PRECEDING THE CONSUMMATION THEREOF. THE NUMBER OF SHARES OF VANSTAR COMMON STOCK TO BE ISSUED WILL BE DETERMINED BY REFERENCE TO THE AVERAGE CLOSING PRICE OF THE VANSTAR COMMON STOCK DURING THE DESIGNATED CALCULATION PERIOD ENDING PRIOR TO CONSUMMATION OF THE MERGER AGREEMENT. SHAREHOLDERS ARE URGED TO CONSIDER THE CURRENT TRADING PRICES OF THE VANSTAR COMMON STOCK BEFORE DECIDING TO VOTE "FOR" OR "AGAINST" THE MERGER. NO ASSURANCES CAN BE GIVEN AS TO THE AVERAGE TRADING PRICE OF THE VANSTAR COMMON STOCK DURING THE

CALCULATION PERIOD. See "Information concerning Vanstar - Dividends on and Market Prices of Vanstar Common Stock."

     FRACTIONAL SHARES. No fractional shares of Vanstar Common Stock will be issued in the Merger. In lieu of any such fractional shares (whether initially distributable or distributable upon expiration of any applicable escrow period), each investor who otherwise would be entitled to receive a fractional share of Vanstar Common Stock pursuant to the Merger will be paid an amount in cash, without interest, based upon the Market Value of the Vanstar Common Stock.

     STOCK OPTIONS; WARRANTS. Pursuant to the terms of the Merger Agreement, all stock options, warrants and other contingent rights to acquire interests in the Partnership or shares of Mentor Common Stock or Cybernetics Common Stock, as the case may be, shall be exercised or terminated prior to the Effective Time. There are no remaining stock options, warrants or other contingent rights to acquire shares of Mentor Common Stock. Holders of the Partnership's convertible debentures and warrants which remain outstanding will, pursuant to the terms of the applicable debentures and warrants, receive copies of this Joint Proxy Statement/Prospectus and will have the opportunity to convert their debentures into and use their warrants to purchase shares in Cybernetics prior to the Closing. ALL PER-SHARE INFORMATION FOR MENTOR AND CYBERNETICS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ON A FULLY DILUTED BASIS WHICH ASSUMES THAT ALL STILL-OUTSTANDING CONVERTIBLE DEBENTURES HAVE BEEN CONVERTED INTO STOCK IN CYBERNETICS AND ALL WARRANTS HAVE BEEN EXERCISED. The obligations of Vanstar and VST to consummate the Merger are subject to the receipt by Vanstar of satisfactory evidence of such exercise or termination.

     ESCROW; INDEMNIFICATION. At the closing of the Merger, nine percent (9%) of the aggregate number of Acquisition Shares and Falls River Shares (the "Escrow Shares") will be held in escrow pursuant to the terms of an escrow agreement ("Escrow Agreement") by a bank or trust company (the "Escrow Agent") selected to administer the Escrow Agreement for a period not to exceed six months from the Closing Date (the "Escrow Period"). A form of the Escrow Agreement is attached as APPENDIX C to this Joint Proxy Statement/Prospectus. Pursuant to the terms of the Escrow Agreement, Vanstar shall have the right to submit claims to the Escrow Agent and, following a specified claims procedure, seek to recover the Escrow Shares or proceeds thereof for any claims for which indemnity is proper pursuant to the terms of the Merger Agreement and the Escrow Agreement. Pursuant to the Merger Agreement, Vanstar is entitled to indemnification during the Escrow Period from the Escrow Shares (a) for any and all damages suffered as a result of the payment or discharge of any obligation or liability of Mentor, Cybernetics or the Partnership to the extent not reflected in or reserved against in the financial statements delivered to Vanstar in connection with the Merger Agreement, (b) any and all damages suffered because of any breach of representation or warranty of Mentor, Cybernetics or the Partnership contained in the Merger Agreement, (c) any and all damages resulting from the failure by Mentor, Cybernetics or the Partnership to perform any agreements contained in the Merger Agreement, (d) any and all damages resulting from or relating in any manner to the conversion of the limited partnership interests in the Partnership into shares of capital stock of Cybernetics, and (e) any and all damages suffered as a result of any shareholder of Mentor or Cybernetics becoming entitled to receive payment for such shareholder's common stock in excess of the amount such dissenting shareholder would otherwise have received pursuant to the terms of the Merger Agreement.
The indemnification obligations of Mentor, Cybernetics and the Partnership to Vanstar are limited to and will be satisfied solely from the Escrow Shares. Any Escrow Shares remaining for three months following the expiration of the Escrow Period will be delivered to Vanstar. Thereafter, any holder of Mentor Common Stock or Cybernetics Common Stock making any claim with respect to such Escrow Shares will be obligated to contact Vanstar.

     Dr. Joseph H. Oshins, the current President of each of Mentor and Cybernetics, has agreed pursuant to the terms of the Merger Agreement to act as the representative of the shareholders of Mentor and Cybernetics under the Escrow Agreement to, among other things, give any and all instructions deemed appropriate under the provisions of the Escrow Agreement, to make any demands, waivers, amendments or settlements thereunder, and to do such other acts deemed necessary in the interest of the shareholders. The duties of Dr. Oshins shall only be those which are specifically set forth in the Escrow Agreement, and he shall incur no liability whatsoever in his capacity as shareholder representative except for his wilful misconduct or gross negligence so long as he acts in good faith. Dr. Oshins will receive only a nominal fee for his services as shareholder representative under the Escrow Agreement.

     Additionally, pursuant to the terms of the Merger Agreement, Vanstar has agreed to indemnify Mentor, Cybernetics and the Partnership and each shareholder of Mentor and Cybernetics from any damages arising from any third party claim associated with a breach or alleged breach of an Underwriting Agreement between Vanstar and Robertson, Stephens & Company, L.L.C. ("Robertson, Stephens") in connection with Vanstar's initial public offering of Vanstar Common Stock on or about March 11, 1996 (the "IPO").

     EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, the Escrow Agent serving in its capacity as the exchange agent pursuant to the terms of the Escrow Agreement, will mail a Letter of Transmittal and instructions to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Mentor Common Stock or Cybernetics Common Stock (the "Certificates"), which letter and instructions are to be used in forwarding the Certificates for surrender in exchange for (i) certificates representing that number of whole Acquisition Shares that such holder has the right to receive pursuant to the Merger minus such shareholder's pro-rata portion of the Escrow Shares and (ii) cash for any fractional shares of Vanstar Common Stock as to which such holder otherwise would be entitled. SHAREHOLDERS OF MENTOR AND CYBERNETICS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. As and after the Effective Time and until surrendered as provided above, Certificates will be deemed to represent the right to receive certificates representing that number of whole Acquisition Shares of Vanstar Common Stock into which the shares of Mentor Common Stock or Cybernetics Common Stock formerly represented by such Certificates were converted in the Merger and a cash payment in lieu of any fractional shares. Upon the expiration of the Escrow Period, each holder of a Certificate shall also be entitled to receive that portion of the Escrow Shares remaining after adjustment for any claims made by Vanstar therefor which such holder has the right to receive pursuant to the Merger. If that portion of the Escrow Shares allocable to any shareholder of Mentor or Cybernetics shall result in a fractional share of Vanstar Common Stock, such shareholder will receive only the number of whole Escrow Shares allocated thereto and such fractional share shall be repurchased by Vanstar (based on the Market Value) out of funds deposited with the Escrow Agent for that purpose.

     The holders of the Certificates will not be entitled to receive dividends or any other distribution from Vanstar declared on or after the Effective Time until the Certificates are surrendered. Upon surrender of a Certificate, there shall be paid to the person in whose name such shares of Vanstar Common Stock are issued any dividends or other distributions which have a record date after the Effective Time and a payment date prior to surrender. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

     In addition, also promptly after the Effective Time, the Escrow Agent will mail a separate Letter of Transmittal and instructions to Falls River which letter and instructions are to be used in connection with the release of any brokerage and/or finder's fees owed by Mentor, Cybernetics or the Partnership to Falls River in exchange for (i) a certificate representing that number of whole Falls River Shares that Falls River has the right to receive pursuant to the Merger minus its portion of the Escrow Shares and (ii) cash for any fractional shares of Vanstar Common Stock as to which Falls River otherwise would be entitled. Upon expiration of the Escrow Period, Falls River will also be entitled to receive that portion of the Escrow Shares remaining after adjustment for any claims made by Vanstar therefor which Falls River has the right to receive pursuant to the Merger in addition to a cash payment for any fractional shares resulting therefrom.

     REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains numerous representations and warranties of Vanstar, VST, Mentor, Cybernetics and the Partnership. Specifically, Mentor, Cybernetics and the Partnership have jointly and severally represented and warranted certain matters regarding, among other things, their organization and qualification; authority to enter into the Merger Agreement; capitalization; compliance with applicable organizational documents and laws; options and other rights convertible into shares of capital stock of Mentor and Cybernetics; subsidiaries; absence of conflicts between the Merger Agreement and other agreements and documents; their respective financial statements; absence of undisclosed liabilities; payment of taxes and compliance with laws; absence of material adverse changes since April 30, 1996; certain litigation; compliance with laws; governmental approvals and consents; the operation of their respective businesses; title to and adequacy of the assets held by Mentor, Cybernetics and the Partnership; certain contracts between Mentor, Cybernetics, the Partnership and certain third parties; absence of territorial restrictions; quality and quantity of inventory and related inventory matters; certain matters relating to customers and suppliers; intellectual property; insurance policies and related matters; real property; environmental matters; employees and labor matters; employee benefit plans; confidentiality of certain matters; accuracy and completeness of the books and records of Mentor, Cybernetics and the Partnership; absence of brokers or finders other than Falls River; receivables; backlog; liabilities to affiliates, and bank accounts and deposit boxes of Mentor, Cybernetics and the Partnership.

     Each of Vanstar and VST have made certain representations and warranties regarding, among other things, their organization and qualification; authority to enter into the Merger Agreement; absence of conflicts between the Merger Agreement and other agreements and documents; certain litigation; absence of brokers or finders; accuracy and completeness of filings made with the Commission; validity of the shares to be issued in connection with the Merger; consents necessary to consummate the Merger and certain representations in connection with the attempted qualification of the Merger as a tax-free exchange.

     LISTING OF SHARES ON THE NYSE. In the Merger Agreement, Vanstar has agreed to take such action as it deems necessary to cause the Vanstar Common Stock to be issued pursuant to the Merger Agreement to be listed for trading on the NYSE.

     CONDITIONS AND OBLIGATIONS.

          COVENANTS PENDING THE EARLIER OF THE EFFECTIVE TIME OR THE TERMINATION OF THE MERGER. The Merger Agreement sets forth certain obligations of the parties pending the earlier of the Effective Time or the abandonment or termination of the Merger. See "The Merger - Terms of the Merger -- Termination." Accordingly, each of Mentor, Cybernetics and the Partnership have agreed, among other things, to (i) operate the business of the Partnership only in the ordinary course (except with respect to matters contemplated by the Franchise Termination Agreement), (ii) perform all of their respective obligations under specified contracts and to comply in all material respects with applicable laws, (iii) not enter into or assume any material contract other than sales and purchases of inventories and supplies in the ordinary course,
(iv) continue all policies of insurance relating to their respective businesses,
(v) other than in the ordinary course of business, not grant any increase in the compensation of any employee employed in the operation of their respective businesses or otherwise affect any employee benefit plan, (vi) not declare or pay any dividends or make distribution in respect of their respective equity interests, (vii) not take any action which would result in a breach of any representations or warranties contained in the Merger Agreement, (viii) provide reasonable access to Vanstar and VST and their respective advisors to all assets, reports, records and personnel, (ix) provide unaudited financial statements for each of Mentor, Cybernetics and the Partnership for each monthly period prior to closing the transactions contemplated by the Merger Agreement,
(x) not make any public announcement with respect to the Merger without the prior written consent of Vanstar, (xi) use all reasonable good faith efforts to consummate the transactions contemplated by the Merger Agreement, (xii) use all reasonable efforts to obtain all necessary consents or governmental approvals required in connection with the consummation of the Merger, (xiii) notify Vanstar in writing of any event that will or may result in a failure of any of the conditions to the obligations of Vanstar and VST in the Merger, and (xiv) provide, if reasonably obtainable, to Vanstar copies of certificates from the appropriate taxing authority stating that no sales or use taxes are due.

          OTHER AGREEMENTS. Pursuant to the Merger Agreement, each of Vanstar and VST is obligated to (i) except as required by applicable law, obtain the prior written consent of Mentor, Cybernetics and the Partnership prior to making any public announcement in respect of the Merger Agreement, (ii) use all reasonable efforts to consummate the transactions contemplated by the Merger Agreement, (iii) notify Mentor, Cybernetics and the Partnership in writing of any event that will or may result in the failure of any condition to the obligations of such parties to close the Merger Agreement, (iv) use reasonable efforts (without any obligation to pay any consideration not otherwise due) to obtain the release of Joseph H. Oshins, the current President of Mentor and Cybernetics, from his obligations as a guarantor under certain contracts to which Mentor, Cybernetics or the Partnership is a party, and (v) prepare and file with the Commission the Registration Statement on Form S-4 (of which this Joint Proxy Statement/Prospectus forms a part) with respect to the shares of Vanstar Common Stock issuable in the Merger and shall use all reasonable efforts to have the Registration Statement declared effective as soon as practicable.

     In addition, Mentor and Cybernetics have agreed that they shall (i) take all action necessary to convene meetings of their respective shareholders as promptly as practicable after the Registration Statement is declared effective, recommend to such shareholders the approval of the Merger Agreement and use all reasonable efforts to obtain such approval by such shareholders, (ii) prepare a list of individuals who may be deemed affiliates thereof, (iii) provide Vanstar with the right to designate specific arrangements with affiliates of the Partnership, Mentor or Cybernetics to be terminated or fully performed at closing (without liability or the payment of consideration not otherwise due under such contract or arrangement) and (iv) undertake certain specific activities to conclude operations as a GTN franchisee.

     CONDITIONS; WAIVER. The respective obligations of the parties to consummate the Merger are subject to the satisfaction or, where permissible, waiver of the following general conditions: (i) the transactions contemplated by the Merger Agreement shall not have been restrained, enjoined or otherwise prohibited by any applicable law, and (ii) the absence of any action or proceeding which has been in effect or is pending which could render the consummation of the transactions contemplated by the Merger Agreement illegal.

     The obligations of Vanstar and VST to consummate the Merger are also subject to the satisfaction (or, where permissible, waiver) of the following conditions: (i) the accuracy of the representations and warranties made by Mentor, Cybernetics and the Partnership in the Merger Agreement, (ii) the fulfillment by Mentor, Cybernetics and the Partnership of all covenants and conditions in the Merger Agreement in all material respects, (iii) the receipt by Vanstar of all requisite material governmental approvals and other consents,
(iv) the absence of any one or more material adverse changes with respect to the Partnership arising on or after April 30, 1996, (v) the delivery of an opinion from counsel to Mentor, Cybernetics and the Partnership in form and substance reasonably satisfactory to Vanstar, (vi) the affirmative vote of at least ninety percent (90%) of the outstanding shares of capital stock of each of Mentor and Cybernetics approving the Merger and the Merger Agreement, (vii) the receipt by Vanstar of all requested documentation in form and substance reasonably satisfactory to Vanstar, (viii) the Registration Statement to which this Joint Proxy Statement/Prospectus forms a part shall have become effective in accordance with applicable law, (ix) the receipt by Vanstar of the executed Pooling Lock-up Agreement executed in connection with the transactions contemplated by the Merger Agreement, (x) the delivery by Dr. Joseph Oshins and Linda Oshins of the Non-Competition Agreement executed in connection with the transactions contemplated by the Merger Agreement, (xi) the receipt by Vanstar of reasonable assurances from the employees of the Partnership which Vanstar wishes to continue to employ that following the Merger such employees will continue in such employment on terms and conditions satisfactory to Vanstar including, without limitation, the employment of Dr. Joseph H. Oshins, (xii) receipt by Vanstar of assurances from Vanstar's accountants to the effect that the Merger will be treated as a "pooling of interests" for financial statement purposes, (xiii) receipt by Vanstar of evidence reasonably satisfactory to Vanstar that the warrants, debentures and other rights to acquire interests in Mentor, Cybernetics and the Partnership have been exercised or terminated, and
(xiv) the receipt by Vanstar from Robertson, Stephens of a consent to the transactions contemplated by the Merger Agreement. Prior to June 14, 1996 Vanstar also had the contractual right to terminate the Merger Agreement on the basis of its due diligence inspection of the Schedules prepared by Mentor, Cybernetics and the Partnership attached to the Merger Agreement.

     The obligations of Mentor, Cybernetics and the Partnership to consummate the Merger Agreement are subject to the satisfaction (or, where permissible, waiver) of the following conditions: (i) the accuracy of the representations and warranties made by Vanstar and VST in the Merger Agreement, (ii) the fulfillment by Vanstar of all covenants and conditions in the Merger Agreement in all material respects, (iii) the Registration Statement to which this Joint Proxy Statement/Prospectus forms a part shall have become effective in accordance with applicable law, (iv) the affirmative vote of at least ninety percent (90%) of the outstanding shares of capital stock of each of Mentor and Cybernetics shall have approved the Merger and the Merger Agreement, (v) the delivery of an opinion of counsel to Vanstar in form and substance reasonably satisfactory to Mentor, Cybernetics and the Partnership, (vi) the receipt by Mentor, Cybernetics and the Partnership of all requested documentation in form and substance reasonably satisfactory to such parties, (vii) the receipt by Mentor, Cybernetics and the Partnership of all requisite material governmental approvals necessary to consummate the transactions contemplated by the Merger Agreement, and (viii) the execution by Vanstar of the employment agreement with Dr. Oshins.

     REGULATORY APPROVALS. The Merger does not require any regulatory approvals other than federal and state approval required in connection with the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

     NO SOLICITATION. Mentor, Cybernetics and the Partnership have agreed that, prior to the Effective Time, they will not permit any individual acting on their behalf to solicit or encourage any inquiries or proposals for or enter into any discussions with respect to the acquisition of the business of Mentor, Cybernetics or the Partnership. Furthermore, Mentor, Cybernetics and the Partnership have agreed that they will not permit any employee or other person acting on their behalf to furnish any non-public information concerning such entities to any person or entity other than in the ordinary course of business or pursuant to applicable law.

     TERMINATION. Pursuant to the terms reached between the parties, the Merger Agreement may be terminated at any time prior to the Closing Date by written agreement. In addition, the Merger Agreement may be terminated by any of Mentor, Cybernetics, the Partnership, Vanstar or VST by written notice to the other parties if the transactions contemplated by the Merger Agreement shall not have been consummated prior to September 30, 1996 unless such date is extended by mutual written consent between the parties. Furthermore, the Merger Agreement may be terminated by Vanstar in the event that any one or more of the conditions to its obligation to close have not been satisfied in full or where permissible waived on or before September 30, 1996, unless such failure shall have been due to the failure of Vanstar or VST to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by it prior to the Closing Date. Similarly, Mentor, Cybernetics or the Partnership may terminate the Merger Agreement in the event that any one or more of the conditions to such parties' obligations to close have not been satisfied, or, where permissible, waived on or before September 30, 1996, unless such failure shall have been due to the failure of such parties to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by them prior to the Closing Date.

     In addition to provisions regarding termination noted in the preceding paragraph, each of the parties retained the right, until July 3, 1996, to terminate the Merger Agreement if any such party was not satisfied, in its sole discretion, with all matters associated with the Franchise Termination Agreement. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Background of the Merger." None of the parties attempted to exercise this right of termination. If Vanstar would have timely exercised its right to terminate the Merger Agreement on this basis, it would have been obligated to pay the Partnership $190,000 in cash.

     BREAK-UP FEE. If the Merger Agreement is terminated (i) as a result of the failure of the Registration Statement to which this Joint Proxy Statement/Prospectus forms a part to become effective by September 20, 1996;
(ii) by Vanstar as a result of a material breach of certain representations or warranties of Mentor, Cybernetics or the Partnership, if the damages resulting from such breach do not exceed $50,000, or (iii) by Mentor, Cybernetics and the Partnership resulting from Vanstar's or VST's failure to fulfill certain other conditions precedent to the consummation of the Merger Agreement by September 30, 1996, then Vanstar is obligated to pay the Partnership $190,000 in cash, which sum is to serve as the sole and exclusive remedy for any claims arising from the Merger Agreement or the termination thereof.

VOTING AGREEMENT

     In connection with the execution of the Merger Agreement, the Consenting Shareholders, the holders of approximately 82% and 16% of the outstanding shares of Mentor Common Stock and Cybernetics Common Stock, respectively (or 2,950 and 1,281 shares of Mentor Common Stock and Cybernetics Common Stock, respectively), have agreed to vote all such shares held by them in favor of the Merger at the Mentor Meeting and the Cybernetics Meeting, as the case may be. The approval of at least ninety percent (90%) of the outstanding shares of each of the Mentor Common Stock and Cybernetics Common Stock is required for approval of the Merger Agreement.




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


NON-COMPETITION AGREEMENT

     Pursuant to the terms of the Merger Agreement and as a condition to the obligations of Vanstar and VST to close the transactions contemplated thereby, each of Dr. Oshins, the current President of Mentor and Cybernetics and Linda Oshins have agreed to execute a Non-Competition Agreement. In so doing, the Oshins will agree not to, directly or indirectly, carry on, engage in, own or otherwise participate in any business delivering computer education or training services for a period of two years after the closing of the transactions contemplated by the Merger Agreement. The foregoing restrictions, however, do not prohibit either of the Oshins from (i) owning capital stock in Vanstar; (ii) being employed by Vanstar or a subsidiary of Vanstar or (iii) owning less than five percent of any class of securities of a publicly held corporation. No additional consideration is being paid to the Oshins in connection with their agreement to execute the Non-Competition Agreements.

TRANSFERABILITY OF VANSTAR COMMON STOCK

     The shares of Vanstar Common Stock to be issued in connection with the Merger (whether initially distributable Acquisition Shares or Falls River Shares or subsequently issuable Escrow Shares) will be freely tradeable under the Securities Act, except for shares of Vanstar Common Stock issued to any person deemed to be an affiliate of Mentor or Cybernetics for purposes of Rule 145 under the Securities Act at the time of the Mentor Meeting or Cybernetics Meeting, as the case may be (the "Affiliates"). Affiliates may not sell the shares of Vanstar Common Stock received in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 144 or Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pursuant to the terms of the Merger Agreement, each of Mentor and Cybernetics will cause to be prepared and delivered to Vanstar prior to the Closing Date, a list identifying all persons who may be deemed to be Affiliates.

     In addition to the restrictions on transferability noted in the preceding paragraph, the Consenting Shareholders have agreed not to transfer, sell or otherwise dispose of any shares of Vanstar Common Stock received in connection with the Merger until the date of filing by Vanstar with the Commission of the financial results reflecting the post-Merger combined operations of Vanstar, Mentor, Cybernetics and the Partnership for a period of at least thirty days on either a Current Report on Form 8-K or Quarterly Report on Form 10-Q. The shares of Vanstar Common Stock to be issued to the Consenting Shareholders will bear a restrictive legend referencing such covenant in order to insure compliance therewith.

ACCOUNTING TREATMENT

     It is expected that the Merger will be accounted for as a "pooling of interests." It is a condition to the obligation of Vanstar to consummate the Merger that Vanstar receive the opinion of Ernst & Young that the Merger will be accounted for as a pooling of interests for financial statement purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SHAREHOLDERS OF MENTOR

     The following discussion is a general summary of the principal federal income tax consequences of the Merger to individual United States holders of Mentor Common Stock who hold their shares as capital assets. The discussion is based on laws, regulations, rulings and decisions currently in effect. It is for general information only, and is not intended to be tax advice to any particular shareholder of Mentor. Further, the discussion does not take into account rules that are applicable to shareholders subject to special treatment under the Code, or to shareholders who acquired their shares pursuant to the exercise of an employee stock option, employee stock purchase plan or otherwise as compensation. The discussion does not address state, local or foreign tax consequences of the Merger.

     Assuming the Merger is consummated in the manner set forth in the Merger Agreement, the shareholders maintain a sufficient continuity of shareholder stock interest in Vanstar, and the Merger otherwise qualifies as a reorganization under Section 368 of the Code, a holder of Mentor Common Stock who receives solely Vanstar Common Stock in the Merger in exchange for all the shares of Mentor Common Stock owned by such holder, will not recognize gain or loss solely upon such exchange for federal income tax purposes. Gain will be recognized to the extent cash is received in lieu of fractional shares or in payment of Dissenters' Rights. The tax basis of the Vanstar Common Stock received in such an exchange will be equal to the basis of the Mentor Common Stock exchanged therefor.

     Although the Board of Mentor, based on the above and certain additional assumptions, believes that the Merger should constitute a tax-free reorganization under Section 368 of the Code, it will not seek an IRS ruling or an opinion of counsel with respect to the tax effect of the Merger on the holders of Mentor Common Stock. Further, there can be no assurance that the IRS will not take a position contrary to the belief held by the Board or that such belief will be upheld by the Courts if challenged by the IRS.

     THE SPECIFIC TAX TREATMENT OF EACH SHAREHOLDER DEPENDS ON THEIR PARTICULAR FACTS AND CIRCUMSTANCES. EACH HOLDER OF MENTOR COMMON STOCK IS ADVISED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SHAREHOLDERS OF
CYBERNETICS

     The following discussion is a general summary of the principal federal income tax consequences of the Merger to individual United States holders of Cybernetics Common Stock who hold their shares as capital assets. The discussion is based on laws, regulations, rulings and decisions currently in effect. It is for general information only, and is not intended to be tax advice to any particular shareholder of Cybernetics. Further, the discussion does not take into account rules that are applicable to shareholders subject to special treatment under the Code, or to shareholders who acquired their shares pursuant to the exercise of an employee stock option, employee stock purchase plan or otherwise as compensation. The discussion does not address state, local or foreign tax consequences of the Merger.

     Subject to the discussion below concerning alternative tax treatment, and assuming the Merger is consummated in the manner set forth in the Merger Agreement, the Shareholders maintain a sufficient continuity of shareholder stock interest in Vanstar, and the Merger otherwise qualifies as a reorganization under Section 368 of the Code, a holder of Mentor Common stock who receives solely Vanstar Common Stock in the Merger in exchange for all the shares of Mentor Common Stock owned by such holder, will not recognize gain or loss solely upon such exchange for federal income tax purposes. Gain will be recognized to the extent cash is received in lieu of fractional shares or in payment of Dissenters' Rights. The tax basis of the Vanstar Common Stock received in such an exchange will be equal to the basis of the Cybernetics Common Stock exchanged therefor.

     The Board of Directors of Cybernetics has not established a belief with respect to whether the Merger will constitute a tax-free "reorganization" for federal income tax purposes for holders of the Cybernetics Common Stock as described above. The Board notes that the Limited Partners of the Partnership exchanged their limited partnership interests to Cybernetics solely for shares of stock in Cybernetics and that the need to facilitate negotiations over Transactions and the subsequent consummation of a completed Transaction would appear to be a valid business purpose for the incorporation of Cybernetics, so that the formation of Cybernetics may be deemed to be a tax-free incorporation pursuant to Section 351 of the Code. Nevertheless, the Board has been advised that the IRS may, among other things, (1) question the business or other purpose for the formation of Cybernetics and the Merger or (2) attempt to disregard the incorporation and/or combine it with the subsequent Merger. In that circumstance, the IRS may maintain that either the incorporation or Merger was a taxable transaction. If the Internal Revenue Service were to take and prevail in that position, the incorporation and/or the Merger would not constitute a tax-free exchange or reorganization for federal income tax purposes for holders of Cybernetics Common Stock. Therefore, each holder of Cybernetics Common Stock would recognize gain or loss, most likely, in an amount equal to the difference between the fair market value of the shares of Vanstar Common Stock received by that holder and that holder's tax basis in their limited partnership interest or the shares of Cybernetics Common Stock exchanged therefor (the gain or loss should be long-term or short-term depending on the holding period for those shares of Cybernetics Common Stock and whether the limited partnership interest or stock was held as a capital asset.)



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


     Although the Board of Cybernetics has not established a belief as to whether the incorporation of Cybernetics and/or Merger were taxable or tax-free events, it has determined that the Merger is in the best interests of the Cybernetics shareholders regardless of the tax consequences. The Board of Cybernetics will not seek an IRS ruling or an opinion of counsel with respect to the tax effect of the Merger on the holders of Cybernetics Common Stock and there can be no assurance as to how the IRS will characterize the incorporation or Merger if the transactions are audited.

     THE SPECIFIC TAX TREATMENT OF EACH SHAREHOLDER DEPENDS ON THEIR PARTICULAR FACTS AND CIRCUMSTANCES. EACH HOLDER OF CYBERNETICS COMMON STOCK IS ADVISED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES.

DISSENTERS' RIGHTS

     If the Merger is approved by the shareholders of Mentor and Cybernetics and not abandoned or terminated, holders of the Mentor Common Stock and the Cybernetics Common Stock who do not vote in favor of the Merger and otherwise comply with the provisions of Ohio Revised Code Section 1701.85
("Section 1701.85"), may, by strictly complying with the provisions of Section 1701.85, be entitled to exercise the dissenters' rights described therein. Vanstar's obligation to consummate the Merger is conditioned upon the receipt of the affirmative vote of not less than 90% of the outstanding common shares of each of Mentor and Cybernetics. Shares voted in favor of the Merger will not be eligible for dissenters' rights.

     The following discussion is not a complete statement of Ohio law relating to dissenters' rights and is qualified in its entirety by reference to Section 1701.85, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix B. Shareholders of Mentor or Cybernetics wishing to exercise dissenters' rights or preserve their right to do so should review Appendix B carefully, since failure to comply with the procedures required could result in the entire loss of such rights.

     In general, if a shareholder properly perfects these rights, in the manner set forth below, the shareholder has the right and obligation to sell his shares to the corporation for the fair cash value of the shares as of the day before adoption of the merger agreement by the directors of the corporation, and the corporation has the right and obligation to repurchase the shares at that price.
Section 1701.85 requires that a shareholder wishing to dissent from the proposed Merger take the following steps and fulfill the following prerequisites:

     1. The shareholder must be a record holder of shares of Mentor Common Stock as of the Mentor Record Date or, as applicable, the shareholder must be a record holder of shares of Cybernetics Common Stock as of the Cybernetics Record Date (references below to the "corporation" refer to either Mentor or Cybernetics, as applicable, depending on whether the shareholder is a Mentor shareholder or a Cybernetics shareholder).

     2.   The shareholder may not vote his shares in favor of the Merger.

     3. The shareholder must deliver to the corporation of which he is a record shareholder, or to VST, a written demand for payment to him of the fair cash value of the shares as to which he seeks relief not later than 10 days after the date on which the vote on the Merger was taken. This demand must state the name of the shareholder, such shareholder's address, the number and class of the shareholder's shares, as to which he seeks relief, and the amount which the shareholder claims is the fair cash value of such shares. A vote against the Merger will not satisfy the requirements of a written demand for payment described in this paragraph 3. Written demand should be delivered to Mentor Technologies, Inc. or Cybernetics Tutor, Inc., as the case may be, or to VST, at 500 W. Wilson Bridge Road, Suite 130, Worthington, Ohio 43085,
Attention: Joseph H. Oshins, President. As written demand must be actually delivered within such 10 day period, it is recommended, but not required, that a shareholder using the mails utilize certified or registered mail, return receipt requested, to verify timely delivery.

     4. If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which the shareholder seeks relief, the shareholder must deliver those certificates to the corporation within 15 days from the date the request is sent so that they may be suitably legended. Failure to meet this requirement may, at the option of the board of directors of Mentor or Cybernetics, as the case may be, terminate any dissenters' rights unless a court for good cause shown otherwise directs.

     Unless the dissenting shareholder and Mentor or Cybernetics, as the case may be, shall agree on the fair cash value per share of Mentor Common Stock or Cybernetics Common Stock as to which relief is sought, either may, within three months after the service of the written demand by the shareholder, file a complaint in the Court of Common Pleas of Franklin County, Ohio. No answer to such complaint is required. Either party may submit evidence as to whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value will be determined as of the day prior to the date on which the vote on the Merger was taken, will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, will not exceed the amount specified in the shareholder's written demand, and will exclude any appreciation or depreciation in market value resulting from the Merger. The court thereupon shall make a finding as to the fair cash value of a share and render judgment against Mentor or Cybernetics, as the case may be, for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting shareholder to receive such fair cash value will terminate if (a) he has not strictly complied with Section 1701.85, unless Mentor or Cybernetics, as the case may be, by action of its Board of Directors waives such failure, (b) Mentor and/or Cybernetics, as the case may be, abandons or is finally enjoined or prevented from carrying out, or the shareholders of Mentor and/or Cybernetics, as the case may be, rescind their adoption of, the Merger, (c) the dissenting shareholder withdraws his written demand, with the consent of Mentor or Cybernetics, as the case may be, by action of its Board of Directors, or (d) Mentor or Cybernetics, as the case may be, and the dissenting shareholder shall not have agreed upon the fair cash value per share and neither shall have timely filed or joined in a complaint in an appropriate court for a determination of the fair cash value of the shares. For a discussion of the tax consequences to a shareholder exercising dissenters' rights, see "- Dissenters' Rights."

     Because a proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the Merger, a Mentor or Cybernetics shareholder who wishes to exercise his dissenters' rights must either not sign and return his proxy or, if he signs and returns his proxy, vote against or abstain from voting on the adoption of the Merger Agreement.

     Holders of Vanstar Common Stock will not have dissenters' rights with respect to the Merger since Vanstar is not a constituent corporation to the Merger, i.e., it is not being merged into or with another corporation.

INTERESTED PARTIES

     Certain members of the management of Mentor, Cybernetics and/or the Partnership may receive economic benefits as a result of the Merger other than as a result of their respective ownership of Mentor or Cybernetics Common Stock and may have other interests in the Merger. The respective Boards of Directors of Mentor and Cybernetics were aware of these interests and considered them along with the other matters described under "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics."

     Joseph Oshins, Ph.D., the current President of each of Mentor and Cybernetics, has agreed to accept the position of Vice President - Business Development for Vanstar's Education Services Group immediately upon consummation of the Merger. Pursuant to the employment arrangement between Vanstar and Dr. Oshins, Dr. Oshins will receive an annual base salary equivalent to $135,000 and will be eligible to receive certain additional bonuses. Vanstar has agreed to recognize Dr. Oshins' service with Mentor for all service related benefits including severance. Additionally, Vanstar has agreed to use its reasonable efforts (without any obligation to pay any amounts not otherwise due) to obtain the release of Dr. Oshins from his obligations as a guarantor under certain agreements previously executed by Dr. Oshins in connection with the operations of Mentor, Cybernetics and the Partnership. Execution of Dr. Oshins' employment agreement by Vanstar is a condition precedent to the obligations of Mentor, Cybernetics and the Partnership under the terms of the Merger Agreement.

                         INFORMATION CONCERNING VANSTAR

                                   THE COMPANY

     Vanstar was incorporated in Delaware in September 1987 under the name ComputerLand Corporation following the acquisition by William Y. Tauscher, Warburg, Pincus Capital Company, L.P. and Richard H. Bard of the majority of the capital stock of Vanstar's predecessor, IMS Associates, Inc. ("IMS"), which was originally incorporated in 1976. IMS was merged with Vanstar after such acquisition. At the time of the acquisition, Vanstar operated and franchised computer retail stores in the United States.

     Vanstar's current business capabilities were developed internally and through acquisitions. These strategic acquisitions included: (i) the acquisition from 1990 through 1992, of 23 of Vanstar's franchisees, operating in 33 major United States metropolitan markets; (ii) the 1991 acquisition of NYNEX Business Centers; and (iii) the 1992 acquisition of the Customer Services Division of TRW, Inc. In fiscal 1994, Vanstar sold its remaining United States franchise business to Merisel FAB, Inc., a wholly-owned subsidiary of Merisel adopted the name Vanstar, and changed its fiscal year end from September 30 to April 30.

                                    BUSINESS

     Vanstar is a leading provider of services and products designed to build and manage PC network infrastructures primarily for Fortune 1000 companies and other large enterprises. Vanstar provides customized, integrated solutions for its customers' network infrastructure needs by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PCs, network products, computer peripherals and software from a variety of vendors. These integrated solutions are designed to support the customer's PC network infrastructure throughout its life cycle. Vanstar refers to these solutions as "Life Cycle Services." Life Cycle Services include design and consulting, acquisition and deployment, operation and support, and enhancement and migration.

     Vanstar believes that its customers require increasingly sophisticated PC network systems and support infrastructures. Vanstar seeks to satisfy these requirements while seeking to minimize its customers' internal staff requirements and systems development risk. Vanstar enhances the delivery of its services and products with automated systems, such as the Vanstar Navigator, and process methodologies, such as Horizon, to analyze, design and manage its customers' PC network infrastructures better. Vanstar's goal is to reduce the labor component of PC life cycle management and thereby increase efficiency, reduce costs and make systems more reliable and easier to use for every customer.

INDUSTRY

     Large organizations are becoming increasingly dependent on information technology to compete effectively in today's global markets. Organizations are re-engineering their businesses and are using microcomputer-based network technology to enhance productivity. Distributed network solutions provide dramatic computing performance relative to their price. PC networks increase speed and flexibility and provide improved functionality to end users. Achieving the optimal automation solution, however, is challenged by the complexity of the distributed network environment and the lack of trained resources to design, deploy and support networks.

     The decision-making process that organizations face when planning, selecting and implementing information technology solutions is growing more complex. Organizations must select from numerous product options with shortening life cycles. Networks are typically comprised of PCs, peripherals, communications devices and software. Large enterprises must continually integrate the diverse PC environments that have been developed internally. Enterprises must design new networks, and upgrade and migrate to new systems. Although PC networks enhance business productivity, they typically present complex management problems and increased administrative costs. According to The Gartner Group, a leading information technology research firm, the total cost of ownership of a PC over five years may be as much as five times the initial capital expense. In addition, the shortage of qualified information technology personnel limits many organizations' ability to capitalize on the latest technologies. These organizations find it increasingly difficult and costly to maintain the internal infrastructure needed to support their networks. Since many businesses do not consider the internal management of their technology infrastructure to be a core business activity, companies increasingly seek to outsource the management and support of their PC network infrastructure.

     Vanstar believes that no other company in the marketplace today offers customers a sufficient range of integrated PC network solutions. Many service providers, including systems integrators, consulting firms and those emerging from the traditional mainframe environment, offer limited services, lack the capacity to support large widespread enterprises, or focus primarily on non-infrastructure services. Value-added resellers typically have a regional focus or do not offer a broad line of products and services. They often are too small to service the complex network requirements of the large multi-site customer.

     Vanstar believes that the key criteria which businesses consider when evaluating PC network integration service providers include the provider's ability: (i) to deliver one integrated solution spanning the PC network's life cycle; (ii) to supply multi-vendor network products customized to specific end-user demands; and (iii) to provide services on a national and international basis.

THE VANSTAR SOLUTION

     Vanstar's product and service offerings span the life cycle of the PC network infrastructure. Vanstar provides customized, integrated solutions for the network infrastructure needs of its customers by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing products from a variety of vendors. Vanstar believes that a single source solution enables customers to use fewer vendors, and provides tighter integration, lower costs, fewer errors, and greater management control. Vanstar's Life Cycle Services include design and consulting, acquisition and deployment, operation and support, and enhancement and migration. Vanstar has built substantial resource depth in all service areas and offers its integrated services on a nationwide basis.

     Vanstar believes that its customers are demanding increasingly sophisticated PC network systems and support infrastructures. Vanstar seeks to satisfy these requirements while minimizing its customers' internal staff requirements and systems development risk. Vanstar enhances the delivery of its services and products with automated systems that utilize open architecture and are expandable. Vanstar believes that significant efficiency can be gained by capturing data at the point of origin and controlling that data throughout the life cycle. Vanstar also uses automation to give its customers greater control over order management and provision of services. Vanstar's automated systems permit direct links between the customer and Vanstar, which Vanstar believes results in more efficient and faster delivery of products and services at a lower overall cost. For example, the Vanstar Navigator provides an easy-to-use customer interface for self-service order management. The Vanstar Navigator connects to Vanstar's Cockpit, which provides Vanstar's customer service representatives with real-time product availability, pricing and customer-specific account information. Another example is Vanstar's NOVA system, a service delivery system developed by Vanstar for the management of many of Vanstar's services: systems engineering, help desk, dispatch, repair, installation, moves/adds/changes and asset management. NOVA is designed to reduce costs, to improve billing procedures to capture additional revenue, and to improve resource utilization in delivering Vanstar's support services. Vanstar expects NOVA to be implemented during the second quarter of fiscal 1997. Vanstar believes that its automated systems significantly enhance its ability to satisfy its customers' needs.

STRATEGY

     Vanstar's objective is to continue to be a leading provider of a complete range of PC network infrastructure products and services to large businesses throughout the world. Vanstar now offers a full array of services including design and consulting, acquisition and deployment, operation and support, and enhancement and migration. To achieve its objective, Vanstar believes it must:

LEVERAGE ITS BROAD CUSTOMER BASE

     Vanstar has approximately 300 current customers who purchased products and services totaling at least $1 million during fiscal year 1996. Preserving and enhancing its relationship with these customers is Vanstar's first priority. In support of this effort, Vanstar recently brought its Starbase Account Management system on-line. Starbase is an extensive database of customer information that can be integrated with external data to pinpoint opportunities for Vanstar's Life Cycle Services.

     During the fiscal years ended April 30, 1996 and 1995, Microsoft Corporation ("Microsoft") accounted for 12.0% and 10.8% of Vanstar's total revenues, respectively. In August 1995, Vanstar entered into an agreement with Microsoft to manage Microsoft's PC procurement, including delivery, setup and installation of PC's and peripherals for approximately 12,500 desktops in the United States, over a three-year period, for approximately $550.0 million.

 DEVELOP AND ENHANCE VALUE-ADDED SERVICES

     Vanstar believes that opportunities exist to increase its operating margins by increasing the range of value-added services that it currently offers its customers. The market for outsourced PC network services is expected to grow at a compound annual rate of approximately 14%. These services are typically sold at higher margins than more traditional services, such as product procurement or repair and maintenance. Vanstar has developed expertise and solutions in a number of value-added market segments, and will continue to develop new services using its Horizon development methodology. Vanstar also works with its suppliers, many of which provide leading technologies, to develop new services. For example, Vanstar provides services to integrate Microsoft Windows NT and Microsoft BackOffice into Vanstar's customers' environments. Vanstar believes its relationship with Microsoft enhances its knowledge base and expertise. Vanstar continually evaluates and pursues opportunities to acquire technology and other resources that will enhance and extend the reach of its value-added service offerings. Vanstar believes numerous opportunities will exist in the future to acquire service providers who complement its existing network services business.

 EXPAND ITS WORLDWIDE SERVICE CAPABILITIES

     Vanstar believes that in addition to being in all major United States markets, it must also expand its global offerings. To expand its global presence, Vanstar is implementing a program that overlays Vanstar's systems and processes onto the service delivery and product distribution capabilities of Groupe Bull, a European-based global computer and computer services company, and Ingram Micro, an international computer products distributor. This integrated program will provide to Vanstar's US-based multinational customers a common management interface covering Vanstar performed services in the United States or services from Vanstar or its alliance partners in other countries.

PRODUCTS AND SERVICES

     Vanstar combines a full suite of products and services to deliver custom, integrated solutions for the PC network infrastructure requirements of its customers. Vanstar combines value-added services with its expertise in sourcing and distributing products from a variety of vendors to provide network integration solutions. These integrated Life Cycle Service solutions are designed to support the PC network infrastructure throughout its life cycle. Life Cycle Services include network design and consulting, acquisition and deployment, operation and support, and enhancement and migration. Vanstar offers each service as a discrete service or as part of an integrated Life Cycle Services program. Vanstar believes that proper planning and management are essential to providing quality service and to attaining customer satisfaction. Through planning and management, Vanstar seeks to optimize solutions at any point in the PC network life cycle.

 DESIGN AND CONSULTING SERVICES

     Vanstar offers network design and consulting services that address the PC network life cycle. For network design, Vanstar uses a five-step methodology to assist customers in selecting, designing, planning and executing a network project: discovery, current state definition, requirements definition, solution design, and implementation planning. Vanstar employs national consulting teams, such as its Enterprise Communications Consulting Group, which provides expertise in cabling systems design, hubbing architecture, bridging/routing/switching systems, wide area transport and network management. Other teams have expertise in process-mapping and re-engineering for outsourcing PC life cycle management, asset management and disaster recovery planning.

ACQUISITION AND DEPLOYMENT SERVICES

     Vanstar's network deployment services include product procurement, configuration, distribution, installation, cabling and connectivity.

     Vanstar sources PC's, servers, network products, computer peripherals and software to equip the network environment. Vanstar provides products from over 700 vendors, including Compaq Computer Corporation, International Business Machines Corporation ("IBM"), Hewlett-Packard Company, Apple Computer, Inc., Sun Microsystems, Inc., Microsoft Corporation, Novell, Inc., Lotus Development, Cisco Systems, 3Com Corporation and Bay Networks, Inc. Vanstar is authorized to sell a wide variety of network products, including servers, desktop and mobile systems, bridges, routers, hubs and concentrators, operating systems, applications, groupware and electronic mail products. Vanstar provides a single point of contact for customers to place and track all product orders. Vanstar's customer support groups in Indianapolis, Indiana and Pleasanton, California provide complete order management services from quotation to order processing, order tracking and fulfillment.

     Vanstar has centralized its configuration and distribution facilities in two highly-automated distribution centers located in Indianapolis, Indiana and Livermore, California. The distribution facilities handle product receiving, warehousing, central configuration, testing, order handling and shipping. Vanstar ensures timely and reliable network equipment integration by providing and coordinating a number of deployment services such as set-up, installation, cabling, server connection and testing.

 OPERATION AND SUPPORT SERVICES

     Vanstar offers a variety of network operation and support services, including moves, adds and changes, repair and maintenance, help desk and network monitoring and asset management.

     Vanstar installs additional hardware and software to increase the capacity of, or otherwise upgrade, existing products and systems. Generally, moves, adds and changes assist customers in avoiding the costs associated with acquiring new systems.

     Vanstar offers repair and maintenance services, including extended warranty service, depot repair and preventive maintenance. These services are designed to minimize product failures and to extend the useful life of equipment. On all products for which Vanstar is authorized to provide warranty coverage, Vanstar offers its customers extended warranty service on standard manufacturer configurations and optional components, up to 24 hours per day, 365 days per year, anywhere in the United States within 100 miles of any of Vanstar's approximately 90 service locations.

     Vanstar offers help desk support through its Field Sales and Service Operations Center located in Roswell, Georgia. Help desk support is available for all major software applications and operating systems, including network software. Help desk support can also troubleshoot problems for all major hardware products. Customers access the help desk via a toll-free number. Support is available up to 24 hours per day, 7 days per week. Vanstar's help desk support group utilizes a call management system to track customer calls, to provide help desk with professionals on-line access to support standards, and to maintain a technical support database. Vanstar's help desk offerings can be delivered either from its Service Operations Center or from an on-site facility established at a customer's location. Vanstar also provides remote LAN monitoring and administration services.

     Vanstar provides asset management services. Vanstar's asset management system captures and maintains detailed information about a customer's installed base of PC hardware and software assets, and about all subsequent service events related to those assets. It generates reports and schedules through an end-user interface. Vanstar can provide a detailed analysis of the installed base for use in managing asset costs.

ENHANCEMENT AND MIGRATION SERVICES

     Vanstar offers enhancement and migration services to optimize the use of information technology by its customers and reduce the cost and disruption of changing technology platforms. Vanstar's tools and methods can migrate the customer to new hardware and software platforms. Developed under Horizon, Vanstar's development methodology, and managed using Lotus Notes, these comprehensive tool kits detail the full life cycle processes and procedures for planning and implementing a migration project. Two of Vanstar's programs help customers migrate to Windows 95 and Windows NT.

EDUCATION SERVICES

     Vanstar's training and education services include a nationwide offering of instructor-led and computer-based, self-paced training ("CBT") at both the introductory and more advanced levels, and covering operating systems, networking, electronic mail and personal productivity software. Through mobile classrooms and a combination of CBT training with phone-based instructor support, Vanstar can optimize delivery of education. Vanstar is a Microsoft Authorized Technical Education Center, providing training for Microsoft Windows 95, Windows NT, and BackOffice.

AUTOMATED SYSTEMS, PROCESS METHODOLOGIES AND TECHNICAL PERSONNEL

     Vanstar enhances its service delivery with customized automated systems which utilize open architecture and enable Vanstar's customers to change the processes they use to manage their PC network support infrastructures, thereby reducing cost and managing complexity. Vanstar believes efficiency can be gained by capturing data at its point of origin and managing that data throughout the life cycle. Vanstar believes that full life cycle automation increases efficiency and reduces such costs. Process methodologies allow Vanstar to analyze, design and manage the PC network environment better. In addition to Vanstar's systems and methodologies, Vanstar believes that expert technical and consulting personnel are fundamental to its ability to deliver complete network life cycle solutions.

AUTOMATED SYSTEMS

     Vanstar has invested significant resources automating its internal service delivery systems and developing electronic links between Vanstar's systems and its customers' systems. Vanstar believes that these systems reduce costs, enhance service quality and improve reporting. The automated systems include the Vanstar Navigator, Cockpit, DCMS, FLEX and Tracker, and NOVA. Vanstar uses electronic links, including Electronic Data Interchange, to connect to customers' systems.

   VANSTAR NAVIGATOR. The Vanstar Navigator is an order management system designed to give customers access to information about products available from Vanstar. The Vanstar Navigator can be installed on either a single PC or in a multi-user environment at the customer's site. The Vanstar Navigator provides customers with detailed information on product pricing and availability, and can generate quotes, purchase orders, order status, invoice history, on-line help and toll-free telephone support. With the Vanstar Navigator, customers can place and track orders themselves.

   COCKPIT. Vanstar's customer service representatives use Vanstar's order management system, called Cockpit, to generate quotes and to enter and track product orders. Cockpit provides real-time product availability and pricing information, and maintains detailed, customer-specific account information, including account history, standard product configurations, special pricing, locations, authorized purchasing personnel and credit limits.

   DCMS, FLEX AND TRACKER.  Vanstar's Distribution Center Management System
     ("DCMS") and its FLEX systems operate Vanstar's automated distribution and configuration centers located in Indianapolis, Indiana, and Livermore, California. DCMS and FLEX manage the flow of orders through the distribution process and provide the on-line information necessary to configure systems to customers' standards. Operating on a LAN, DCMS assigns a unique barcode fingerprint to each SKU as it arrives. Warehouse staff use radio frequency, hand-held devices to manage and track the movement of product orders through the centers. Vanstar's Tracker system tracks each package from the warehouse to the customer site. Vanstar's distribution centers are collocated with Federal Express depots. Vanstar's systems are integrated with Federal Express' systems, providing complete point-to-point delivery and tracking.

   NOVA. Vanstar has developed NOVA, a service delivery system for the management of its systems engineering, help desk, dispatch, repair, installation, moves/add/changes and asset management service offerings. Vanstar expects NOVA to be implemented during the second quarter of fiscal 1997. NOVA's resource allocation system is designed to insure that the appropriate technical personnel are available to respond to customer service calls. Service calls placed by customers are received through Vanstar's First Touch program. NOVA automatically determines which field engineer is available and sends all relevant customer information to the field engineer through a field computing device via radio. NOVA is backed by more than 50 strategic parts stocking locations in the United States; spare parts can be delivered the same day or shipped overnight to either the customer location or the field service engineer. Vanstar believes that NOVA will result in increased customer network uptime, more accurate matching of parts and field service engineer skills to service needs, more accurate and comprehensive information management, and lower costs.

   ELECTRONIC LINKS. In order to create a cooperative service environment, Vanstar uses electronic links to connect its systems to its customers' systems through Electronic Data Interchange, the Internet or through private Wide Area Networks.

PROCESS METHODOLOGIES

     Vanstar believes that the complex and sometimes unpredictable technical environment and the customization required by customers contribute to the variability of service delivery requirements. To manage this complexity, Vanstar uses several methods for capturing, codifying and disseminating organizational knowledge to individuals in the field. Using Horizon, its professional service development process, Vanstar has developed a series of tool kits to provide standards and solutions for common network problems plus tools for solving unique problems. Lotus Notes is the primary vehicle used by Vanstar for electronic delivery of systematized procedures and processes. Vanstar also employs flexible process-mapping, just-in-time training and knowledge-based management techniques.

TECHNICAL PERSONNEL

     Vanstar employs over 3,100 technical professionals in the United States. Vanstar expanded its systems engineering force from approximately 200 in March 1994 to over 950 as of June 1996. Vanstar intends to significantly expand its staff of technical professionals. The technical personnel are both client dedicated and centrally dispatched, and provide service either on a contract basis or a project basis. Vanstar is also developing groups of technical professionals who specialize in the areas of operations, methods and practices, process management and consulting. Vanstar's engineering staff is certified in the major network operating systems and has experience with LAN and WAN networking products and protocols. Vanstar supports major network operating systems, including Microsoft Windows NT and BackOffice, Novell NetWare, IBM LAN Server and AppleShare. In May 1995, Vanstar entered into an agreement with Microsoft Corporation pursuant to which Vanstar hired a substantial number of systems engineers to support Microsoft's BackOffice and Windows NT networking products.

CUSTOMERS

     Vanstar's broad customer base of primarily Fortune 1000 companies and other large enterprises includes, among others, the following, all of which purchased products and services in excess of $1.0 million during the 12 months ended April 30, 1996 from the Company:

     CUSTOMER NAME                                   INDUSTRY
     -------------                                   ---------
Aluminum Company of America                       Manufacturing
American Greetings Corporation                    Manufacturing
Autodesk Inc.                                     Software
 BellSouth Corporation                            Telecommunications
Charles Schwab and Company Inc.                   Financial Services
Cigna Corporation                                 Insurance
Duke Power Company                                Utility
Federal Express Corporation                       Transportation
Florida Power & Light Company                     Utility
Ford Motor Company                                Manufacturing
Hoechst Celanese Corporation                      Chemicals
Hoffmann-La Roche Inc.                            Pharmaceuticals
Integrated Systems Solutions Corporation          Computer Services
International Business Machines Corporation       Computers
International Paper Company                       Forest Products
Lehman Brothers Inc.                              Financial Services
Liberty Mutual Insurance Group                    Insurance
Lotus Development Corporation                     Software
MCI Communications Corporation                    Telecommunications
Microsoft Corporation                             Software
Mobil Oil Corporation                             Oil/Gas
Motorola Inc.                                     High Technology
Owens-Corning Fiberglass Corporation              Manufacturing
Phoenix Newspapers Inc.                           Publishing
Praxair Inc.                                      Manufacturing
Sedgwick James Inc.                               Insurance
Signet Banking Corp.                              Financial Services
Sony Music Entertainment Inc.                     Entertainment
State of New Jersey                               State Government
Sybase Inc.                                       Software
The Equitable Companies Inc.                      Insurance
United Technologies Corporation                   Aerospace and Manufacturing
UNUM Corporation                                  Insurance

MARKETING AND SALES

     Vanstar markets its PC network Life Cycle Services by targeting executives of large enterprises who have information technology decision-making authority. As of April 30, 1996, Vanstar's domestic sales network consisted of over 760 field sales and service representatives. Vanstar's direct sales force is comprised of account managers and technical sales personnel. Vanstar's account manager force is responsible for prospecting new business, maintaining and expanding relationships with current customers, and ensuring customer satisfaction. Technical sales personnel provide the technical expertise to support and supplement the sales effort. To improve sales productivity, Vanstar equips its sales organization with sales force automation tools that provide them with a complete suite of marketing and account management tools. These tools reduce the sales representatives' physical dependence on the branch offices, allowing Vanstar to operate a "virtual office" environment while sharing information across multiple departments.

COMPETITION

     The markets in which Vanstar operates are characterized by intense competition from several types of technical service providers, including mainframe and mid-range computer manufacturers and outsourcers entering the personal computer services marketplace. These include Digital Equipment Corporation Multi-Vendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services and Integrated Systems Solution Corporation. Other competitors include VARs, systems integrators and third-party service companies, such as AmeriData Technologies, Inc., CompuCom Systems, Inc., DecisionOne, Entex Information Services, InaCom Corp., MicroAge, Inc. and Technology Service Solutions. Vanstar expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of Vanstar's current and potential competitors have greater financial, technical, marketing and other resources than Vanstar. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sales of their services than Vanstar.

LEGAL PROCEEDINGS

     Various legal actions arising in the normal course of business have been brought against Vanstar and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on Vanstar's financial position or results of operations, taken as a whole.

EMPLOYEES

     As of June 1996, the Company had approximately 4,100 employees. Vanstar has never experienced a work stoppage and its employees are not covered by a collective bargaining agreement. Vanstar believes that its relations with its employees are good.

PROPERTIES

     Vanstar leases approximately 134,475 square feet of office space for its headquarters in Pleasanton, California, under a lease expiring in January 1998. Vanstar has signed an agreement to extend the lease for 92,000 of the 134,475 square feet until 2006. In June 1996, Vanstar sold its approximately 180,000 square foot distribution center in Indianapolis, Indiana. Following the sale of the facility, Vanstar leased back the premises through April 1997 during construction of a new, approximately 400,000 square foot build-to-specification distribution center in Indianapolis, Indiana with occupancy targeted for May 1997. The lease on the new facility will expire in April 2007. In June 1996, Vanstar reduced the amount of space leased in its additional and separate warehouse facility in Indianapolis, Indiana from 129,000 square feet to approximately 64,000 square feet and extended the lease on the property through February 2007. In addition, Vanstar leases an approximately 192,000 square foot distribution center and an approximately 29,000 square foot return center in Livermore, California, an approximately 52,000 square foot repair facility in Wharton, New Jersey, and approximately 87,000 square feet of office space in Roswell, Georgia. The lease for the Livermore, California, distribution center expires in September 1999; the lease for the Livermore, California, return center expires in June 1997; the lease of the Wharton, New Jersey, premises expires in March 2004, subject to one five-year option to renew held by Vanstar; and the lease for the Roswell, Georgia, premises expires in May 1998. Vanstar leases other properties that it does not consider material to its operations. Vanstar believes that its facilities are suitable and adequate for its present operations.

                               RECENT DEVELOPMENTS

ACQUISITION OF DATAFLEX CORPORATION

     Effective May 24, 1996, Vanstar, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation ("Dataflex") and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and liabilities previously associated with the business operations of Dataflex known as the Dataflex Western Region and Dataflex Southwest Region. The two Dataflex regions offer PC product distribution, service and support in the states of Arizona, California, Colorado, New Mexico, Nevada and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the assets and businesses acquired from Dataflex was approximately $42.0 million, subject to certain post-closing adjustments. Of this amount, Vanstar paid approximately $37.0 million in cash on May 29, 1996, with the remainder due following the completion of an audit of the assets acquired and the liabilities assumed as of May 31, 1996 and the completion of certain other post-closing matters.

     Vanstar filed a current report on Form 8-K with the Commission on June 7, 1996 relating to the Dataflex acquisition. See "Available Information."

AGREEMENT WITH DONALDSON, LUFKIN AND JENRETTE FOR PAYMENT AGAINST MERISEL RECEIVABLES

     On May 29, 1996, Vanstar and Donaldson, Lufkin and Jenrette Securities Corporation ("DLJ") entered into an agreement pursuant to which Vanstar received $15.6 million in exchange for providing DLJ the right to receive an aggregate of $20 million in payments during May, June and July of 1997 out of the amounts collected from receivables owed to Vanstar by Merisel FAB under the distribution and services agreements dated as of January 31, 1994, as amended, between Vanstar and Merisel. Vanstar will continue to receive the related interest income from the Merisel receivables. See "- Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Vanstar filed a Current Report on Form 8-K with the Commission on June 14, 1996 relating to the agreement with DLJ. See "Available Information."

             DIVIDENDS ON AND MARKET PRICES OF VANSTAR COMMON STOCK

     The Vanstar Common Stock has traded on the NYSE under the symbol "VST" since March 11, 1996. As of June 24, 1996, there were 336 holders of record of Vanstar Common Stock.

     The following table sets forth for the fiscal periods indicated the high and low sales price per share of Vanstar Common Stock in the NYSE Composite Transactions (as reported in published financial sources).

                                                               VANSTAR
                                                          COMMON STOCK PRICES
                                                          -------------------
                                                           HIGH         LOW
                                                           ----         ----
FISCAL 1996
     Fourth Quarter* . . . . . . . . . . . . . . . . .     15.63        9.00
FISCAL 1997
     First Quarter (through July 23, 1996) . . . . . .     17.25       12.25

- ---------------------
*    From March 11, 1996

     On June 4, 1996, the last full trading day prior to announcement that Vanstar, Mentor and Cybernetics were considering a possible transaction, the reported NYSE Composite Transactions closing price per share of Vanstar Common Stock was $14.63. On August 1, 1996, the most recent available date prior to printing this Joint Proxy Statement/Prospectus, the reported NYSE Composite Transactions closing price per share of Vanstar Common Stock was $16.75. RECIPIENTS OF THIS JOINT PROXY STATEMENT/PROSPECTUS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE VANSTAR COMMON STOCK.

     Vanstar has never declared or paid any cash dividends on the Vanstar Common Stock and does not presently intend to pay cash dividends on the Vanstar Common Stock in the foreseeable future. Vanstar intends to retain future earnings for reinvestment in its business. Vanstar's Financing Program Agreement with IBMCC limits its ability to pay cash dividends on the Vanstar Common Stock.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated financial information presented below for the years ended April 30, 1996 and 1995, and the seven months ended April 30, 1994, and the year ended September 30, 1993 were derived from the audited consolidated financial statements, which are included elsewhere in this Joint Proxy Statement/Prospectus. The selected consolidated financial data presented below for the years ended September 30, 1992 and 1991 were derived from audited consolidated financial statements of Vanstar, which are not included in this Joint Proxy Statement/Prospectus. This selected consolidated financial information should be read in conjunction with "- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Joint Proxy Statement/Prospectus.


                                                                        SEVEN
                                               FISCAL YEAR              MONTHS
                                             ENDED APRIL 30,            ENDED          FISCAL YEAR ENDED SEPTEMBER 30,
                                       --------------------------      APRIL 30,  -------------------------------------------
                                           1996          1995            1994           1993           1992           1991
                                       -----------    -----------     ----------    -----------     ----------     ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
   Revenue                             $ 1,804,813    $ 1,385,392     $  586,514    $ 1,099,813     $  787,798     $  213,738
   Cost of revenue                       1,559,886      1,174,854        489,512        921,789        696,518       180,141
   Gross margin                            244,927        210,538         97,002        178,024         91,280        33,597
   Selling, general and
     administrative expenses               201,880        182,411         97,436        181,320        158,644         48,485
   Operating income (loss)                  43,047         28,127           (434)        (3,296)       (76,272)       (14,888)
   Interest expense, net                    30,265         25,978         11,181         22,196         20,242         11,019
   Income (loss) from
     continuing operations                   8,053          1,268         (6,969)       (18,751)       (54,228)       (15,803)
   Income from discontinued
     operations                              9,194              -         51,474         14,505          2,261         25,320
   Net income (loss)                        17,247          1,268         44,505         (4,246)       (51,967)        9,517
   Pro forma net income
     per share(1)                        $    0.50       $   0.04
   Shares used in computing
     pro forma net income
     per share(1)                           34,250         32,486

                                               FISCAL YEAR ENDED APRIL 30,              FISCAL YEAR ENDED SEPTEMBER 30,
                                       -----------------------------------------   ------------------------------------------
                                           1996          1995            1994           1993           1992           1991
                                       -----------   ------------    -----------   ------------    -----------    -----------
                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
   Working capital (deficit)           $   315,742    $   267,852     $  (73,511)   $  (114,902)    $ (107,441)    $  (14,554)
   Total assets                            803,365        705,295        610,458        576,279        700,035       598,730
   Short-term borrowings                         -              -        262,783        194,660        227,692       158,124
   Current maturities of
     long-term debt                          1,759          7,685         12,788         23,190         14,898          6,836
   Long-term debt, less
     current maturities                    293,007        337,750          6,732         13,017         32,219         46,630
   Redeemable preferred stock
     and accrued dividends                       -              -          4,777          4,464          3,986          3,559
   Total stockholders' equity              127,053         22,589         24,797         13,584            684         56,049

- -------------
(1) Pro forma amounts give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Common Stock and the exchange of all outstanding warrants for shares of Common Stock as if the conversion had occurred at the later of the beginning of fiscal year 1995 or the issuance date.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     Vanstar's four primary sources of revenue are: products, networking, support services and other services. Through these products and service offerings, Vanstar combines its capabilities to deliver a custom, integrated solution for the PC network infrastructure requirements of its customers. Products revenue is primarily derived from the sale of computer hardware, software, peripherals and communications devices manufactured by third parties and sold by Vanstar, principally to implement integration projects. Networking revenue is primarily derived from high value-added services, including services focused on the server and communication segments of the PC network infrastructure. Networking revenue includes network installation, design and consulting, and enhancement and migration, as well as server deployment and support. Support services revenue is primarily derived from services performed for the desktop and focused on the client or user of the PC network. These support services include desktop installation, repair and maintenance, moves, adds and changes, extended warranty, asset management and help desk. Other services revenue is primarily derived from fees earned on the distribution services agreement with Merisel FAB and training and education services. Pursuant to the distribution services agreement, Vanstar provides product distribution to franchisees and affiliates of Merisel FAB (See Note 2 of Consolidated Financial Statements).

     The following tables set forth for the periods indicated, Vanstar's
(i) total revenue, gross margin and gross margin percentage by revenue source,
(ii) selling, general and administrative expenses in total and as a percentage of total revenue and (iii) operating income (loss) in total and as a percentage of total revenue.



                                                                                       SEVEN
                                                    FISCAL YEAR                        MONTHS           FISCAL YEAR
                                                   ENDED APRIL 30,                      ENDED              ENDED
                                       -------------------------------------           APRIL 30,       SEPTEMBER 30,
                                           1996                      1995                 1994               1993
                                       -----------              ------------          ----------        -----------
                                                                        (IN THOUSANDS)
 REVENUE:
   Products                            $ 1,578,298              $  1,187,392          $  490,576        $   935,165
   Services:
     Networking                             58,127                    31,842               9,829             15,652
     Support services                      138,418                   131,194              76,785            143,553
     Other services                         29,970                    34,964               9,324              5,443
                                       -----------              ------------          ----------        -----------
       Total revenue                   $ 1,804,813              $  1,385,392          $  586,514        $ 1,099,813
                                       -----------              ------------          ----------        -----------
                                       -----------              ------------          ----------        -----------
 GROSS MARGIN:
   Products                            $   147,894              $    113,513          $   53,261        $   110,651
   Services:
     Networking                             23,013                    13,111               3,291              7,525
     Support services                       49,131                    55,053              33,001             57,320
     Other services                         24,889                    28,861               7,449              2,528
                                       -----------              ------------          ----------        -----------
       Total gross margin              $   244,927              $    210,538          $   97,002        $   178,024
                                       -----------              ------------          ----------        -----------
                                       -----------              ------------          ----------        -----------

 GROSS MARGIN PERCENTAGE:
   Products                                    9.4%                      9.6%               10.9%              11.8%
   Services:
     Networking                               39.6%                     41.2%               33.5%              48.1%
     Support services                         35.5%                     42.0%               43.0%              39.9%
     Other services                           83.0%                     82.5%               79.9%              46.4%
                                       -----------              ------------          ----------        -----------
       Total gross margin
        percentage                            13.6%                     15.2%               16.5%              16.2%
                                       -----------              ------------          ----------        -----------
                                       -----------              ------------          ----------        -----------

   Selling, general and                $   201,880              $    182,411          $   97,436        $   181,320
     administrative expenses
     % of total revenue                       11.2%                     13.2%               16.6%              16.5%
   Operating income (loss)             $    43,047              $     28,127          $     (434)       $    (3,296)
     % of total revenue                        2.4%                      2.0%               (0.1)%             (0.3)%


YEAR ENDED APRIL 30, 1996 AS COMPARED TO THE YEAR ENDED APRIL 30, 1995

     PRODUCTS. Revenue increased 32.9% to $1.6 billion for the year ended April 30, 1996 from $1.2 billion for the year ended April 30, 1995 as a result of Vanstar's successful sales and marketing efforts and strengthened market position. Gross margin increased 30.3% to $147.9 million for the year ended April 30, 1996 from $113.5 million for the year ended April 30, 1995. Gross margin percentage decreased to 9.4% for the year ended April 30, 1996 from 9.6% for the year ended April 30, 1995 due to Vanstar's emphasis on larger customers which resulted in lower gross margin percentages but higher sales volumes that more than offset the associated increase in distribution costs.

     NETWORKING. Revenue increased 82.5% to $58.1 million for the year ended April 30, 1996 from $31.8 million for the year ended April 30, 1995. This increase reflects the increased customer demand for Vanstar's value-added PC network service offerings. Gross margin increased 75.5% to $23.0 million for the year ended April 30, 1996 from $13.1 million for the year ended April 30, 1995. Gross margin percentage decreased to 39.6% for the year ended April 30, 1996 from 41.2% for the year ended April 30, 1995 due to increased investments in systems engineers.

     SUPPORT SERVICES. Revenue increased 5.5% to $138.4 million for the year ended April 30, 1996 from $131.2 million for the year ended April 30, 1995. This increase reflects the growth in support services related to increased product sales which more than offset a decline in repair and maintenance services attributable to improved product reliability and a shift by vendors to extended warranty programs. Gross margin decreased 10.8% to $49.1 million for the year ended April 30, 1996 from $55.1 million for the year ended April 30, 1995. Gross margin percentage decreased to 35.5% for the year ended April 30, 1996 from 42.0% for the year ended April 30, 1995, as a result of startup costs associated with newly obtained contracts.

     OTHER SERVICES. Revenue decreased 14.3% to $30.0 million for the year ended April 30, 1996 from $35.0 million for the year ended April 30, 1995. The decrease was the result of a negotiated reduction in the distribution fee from Merisel FAB and reduced demand for Vanstar's training services. Gross margin decreased to $24.9 million for the year ended April 30, 1996 from $28.9 million for the year ended April 30, 1995 while the gross margin percentage remained relatively constant.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 10.7% to $201.9 million for the year ended April 30, 1996 from $182.4 million for the year ended April 30, 1995. Selling, general and administrative expenses as a percentage of total revenue decreased to 11.2% for the year ended April 30, 1996 from 13.2% for the year ended
April 30, 1995. This decrease is due to higher volumes of product and networking revenue that more than offset the increase in associated fixed costs as well as cost reduction efforts to consolidate administrative functions and centralize branches.

     OPERATING INCOME. Operating income increased 53.0% to $43.0 million for the year ended April 30, 1996 from $28.1 million for the year ended April 30, 1995. Operating income as a percentage of total revenue increased to 2.4% for the year ended April 30, 1996 from 2.0% for the year ended April 30, 1995 as the decrease in selling, general and administrative expenses as a percentage of total revenue more than offset the decrease in the total gross margin percentage.

     INTEREST. Interest expense is incurred primarily on borrowings to support the working capital requirements of the products line of business and the Merisel FAB distribution services agreement. Interest expense increased 10.0% to $35.8 million for the year ended April 30, 1996 from $32.6 million for the year ended April 30, 1995 due principally to higher average borrowings during fiscal year 1996 related to increased inventory levels and receivable balances as a result of the significant growth in products revenue. Interest income decreased 15.8% to $5.5 million from $6.6 million as Vanstar was paid in full on a significant note receivable during the first quarter of fiscal year 1996.

     TAXES. The effective tax rate for the year ended April 30, 1996 of 37.0% and 1995 of 41.0% was different than the U.S. statutory rate of 35.0% primarily due to state tax provisions.

ANNUAL AND ANNUALIZED SEVEN-MONTH PERIODS

     In April 1994, Vanstar changed its fiscal year from September 30 to April
30. Therefore, Vanstar is using annualized information for the seven months ended April 30, 1994 ("1994") for purposes of comparison to the year ended April 30, 1995 ("1995") and the year ended September 30, 1993 ("1993"). The annualized information for the period ended April 30, 1994 does not represent actual operating results that would have been achieved for a full fiscal year.

FISCAL YEAR ENDED APRIL 30, 1995 AS COMPARED TO THE ANNUALIZED SEVEN MONTHS ENDED APRIL 30, 1994

     PRODUCTS. Revenue increased 41.2% in 1995 from 1994, primarily because cash generated from the sale of Vanstar's U.S. franchise business enabled Vanstar to meet increased customer demand through improved product stocking levels. Gross margin increased 24.3% in 1995 from 1994 while the gross margin percentage decreased to 9.6% in 1995 from 10.9% in 1994. This decrease was the result of Vanstar's emphasis on larger customers which resulted in lower gross margin percentages but higher sales volumes that more than offset the associated increase in distributed costs.

     NETWORKING. Revenue increased 89.0% in 1995 from 1994 due to a significant increase in Vanstar's capacity to meet increased demand for value-added networking services. This increase in capacity was a result of Vanstar's investments in hiring and training systems engineers in prior periods. Gross margin increased 132.4% in 1995 from 1994. Gross margin percentage increased to 41.2% in 1995 from 33.5% in 1994 as a result of the increased utilization of Vanstar's systems engineers.

     SUPPORT SERVICES. Revenue decreased 0.3% in 1995 from 1994. Gross margin decreased 2.7% in 1995 from 1994. Gross margin percentage decreased to 42.0% in 1995 from 43.0% in 1994, as a result of annual wage rate increases which were not offset by increased revenue.

     OTHER SERVICES. Revenue increased 118.7% in 1995 from 1994. This increase is primarily attributable to the fees derived from the Merisel FAB distribution services agreement, which began in February 1994. Gross margin increased 126.0% in 1995 from 1994. Gross margin percentage increased to 82.5% in 1995 from 79.9% in 1994 resulting from an increase in revenue without a commensurate increase in cost of services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 9.2% in 1995 from 1994. Selling, general and administrative expenses as a percentage of total revenue decreased to 13.2% in 1995 from 16.6% in 1994, due to the cost reduction efforts to consolidate sales administration activities and to the effect of higher volumes of product and networking that more than offset the increase in associated fixed costs.

     OPERATING INCOME (LOSS). Operating income increased to $28.1 million in 1995 from an operating loss in 1994 as the decline in selling, general and administrative expenses as a percentage of total revenue and the increase in networking gross margin percentage more than offset the decline in the products gross margin percentage.

     INTEREST. Interest expense increased 48.5% in 1995 from 1994 due principally to higher borrowings related to increased inventory levels and receivable balances as a result of the significant growth in products revenue, combined with increases in the prime rate throughout calendar 1994. Interest income during 1994 consisted primarily of earnings on a long-term note receivable. Interest income during 1995 consisted primarily of early pay discounts.

     TAXES. The effective tax rate for 1995 of 41.0% and 1994 of 40.0% was different than the U.S. statutory rate of 35.0% primarily due to the state tax provision and benefit, respectively.

ANNUALIZED SEVEN MONTHS ENDED APRIL 30, 1994 AS COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 1993

     PRODUCTS. Revenue decreased 10.1% in 1994 from 1993 primarily due to limitations on product stocking levels resulting from working capital constraints. Gross margin decreased 17.5% in 1994 from 1993. Gross margin percentage also decreased to 10.9% in 1994 from 11.8% in 1993.

     NETWORKING. Revenue increased 7.7% in 1994 from 1993 due to the increased demand for Vanstar's high-end, value-added networking services. Gross margin decreased 25.0% in 1994 from 1993. Gross margin percentage declined to 33.5% in 1994 from 48.1% in 1993 as a result of costs associated with hiring and training new systems engineers in anticipation of the future growth in networking revenue.

     SUPPORT SERVICES. Revenue decreased 8.3% in 1994 from 1993 due to the elimination by Vanstar of several large contracts. Gross margin decreased 1.3% in 1994 from 1993. Gross margin percentage increased to 43.0% in 1994 from 39.9% in 1993, due to higher utilization of field engineers.

     OTHER SERVICES. Revenue increased 193.7% in 1994 from 1993 due to the inclusion of fees derived from the Merisel FAB distribution services agreement. Gross margin significantly increased in 1994 from 1993. Gross margin percentage increased to 79.9% in 1994 from 46.4% in 1993 due to the implementation of the Merisel FAB distribution services agreement.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 7.9% in 1994 from 1993. Selling, general and administrative expenses as a percentage of total revenue increased slightly to 16.6% in 1994 from 16.5% in 1993.

     OPERATING LOSS. The operating loss was significantly reduced in 1994 from 1993 as the increase in other services gross margin percentage due to the new Merisel FAB agreement more than offset the decrease in products and networking gross margin.

     INTEREST. Interest expense decreased 4.9% in 1994 from 1993. Interest income during 1994 and 1993 consisted primarily of earnings on a long-term note receivable.

     TAXES. The effective income tax rate for the seven months ended April 30, 1994 of 40.0% was different than the U.S. statutory rate of 35.0% due primarily to the state tax provision. The effective tax rate for 1993 of 26.4% was lower than the U.S. statutory rate of 34.0% primarily due to unbenefitted current year losses partially offset by state tax benefits.

DISCONTINUED OPERATIONS

     Vanstar disposed of most of its franchise business during 1994. The largest of these sales occurred on January 31, 1994, when Vanstar sold certain assets and liabilities of its United States franchise business, including all domestic franchise agreements, Datago distribution agreements and the right to the "ComputerLand" name and trademark within the United States to Merisel FAB (see Note 2 of Notes to Consolidated Financial Statements).

 DEFERRED TAX ASSETS

     At April 30, 1996 and 1995, Vanstar has recorded net deferred tax assets of $31.3 and $41.4 million respectively. The full realization of the deferred tax assets carried at April 30, 1996 is dependent upon Vanstar achieving future pretax earnings, prior to the expiration of the net operating loss carryforwards, of $84.7 million. The net operating loss carryforwards expire in the years 2000 through 2010. Management believes that sufficient taxable income will be generated from operations to realize the net deferred tax assets.

QUARTERLY OPERATING RESULTS

     The following table sets forth the unaudited operating results for each of the four quarters in fiscal 1996 and fiscal 1995.

                                                                    QUARTER ENDED

                                             APRIL 30,  JAN. 31,   OCT. 31,   JULY 31,  APRIL 30,  JAN. 31,    OCT. 31,   JULY 31,
                                               1996       1996       1995       1995      1995       1995        1994       1994
                                             --------   --------   --------   --------  ---------   --------   --------   --------
                                                                                 (IN THOUSANDS)
REVENUE:
  Products   . . . . . . . . . . . . . .     $424,055   $391,130   $389,030   $374,083   $342,784   $303,171   $289,819   $251,618
  Services:
            Networking . . . . . . . . .       17,197     16,514     13,561     10,855      9,535      8,508      7,552      6,247
            Support services . . . . . .       36,145     34,758     34,031     33,484     33,684     32,587     32,361     32,562
            Other services . . . . . . .        8,257      4,460      8,506      8,747      8,173      8,587      8,822      9,382
                                             --------   --------   --------   --------  ---------   --------   --------   --------
            Total revenue. . . . . . . .      485,654    446,862    445,128    427,169    394,176    352,853    338,554    299,809
                                             --------   --------   --------   --------  ---------   --------   --------   --------
GROSS MARGIN:
  Products . . . . . . . . . . . . . . .       40,843     36,254     36,597     34,200     32,701     28,160     27,074     25,578
  Services:
            Networking . . . . . . . . .        5,423      6,353      6,338      4,899      3,550      3,384      3,534      2,643
            Support services . . . . . .       11,542     13,075     12,091     12,423     13,655     14,162     13,428     13,808
            Other services . . . . . . .        6,982      3,208      7,326      7,373      6,836      7,038      7,230      7,757
                                             --------   --------   --------   --------  ---------   --------   --------   --------
            Total gross margin . . . . .       64,790     58,890     62,352     58,895     56,742     52,744     51,266     49,786
                                             --------   --------   --------   --------  ---------   --------   --------   --------
GROSS MARGIN PERCENTAGE: . . . . . . . .
  Products . . . . . . . . . . . . . . .          9.6%       9.3%       9.4%       9.1%       9.5%       9.3%       9.3%      10.2%
  Services:
            Networking . . . . . . . . .         31.5%      38.5%      46.7%      45.1%      37.2%      39.8%      46.8%      42.3%
            Support services . . . . . .         31.9%      37.6%      35.5%      37.1%      40.5%      43.5%      41.5%      42.4%
            Other services . . . . . . .         84.6%      71.9%      86.1%      84.3%      83.6%      82.0%      82.0%      82.7%
                                             --------   --------   --------   --------  ---------   --------   --------   --------
              Total gross margin percentage      13.3%      13.2%      14.0%      13.8%      14.4%      14.9%      15.1%      16.6%
                                             --------   --------   --------   --------  ---------   --------   --------   --------
Selling, general and administrative
  expenses . . . . . . . . . . . . . . .       31,855     76,891     46,772     46,362     47,834     45,610     44,778     44,189
            % of total revenue . . . . .          6.5%      17.2%      10.5%      10.9%      12.1%      12.9%      13.2%      14.7%
Operating income (loss). . . . . . . . .       32,935    (18,001)    15,580     12,533      8,908      7,134      6,488      5,597
            % of total revenue . . . . .          6.8%      (4.0%)      3.5%       2.9%       2.3%       2.0%       1.9%       1.9%
                                             --------   --------   --------   --------  ---------   --------   --------   --------
Income (loss) from continuing
  operations . . . . . . . . . . . . . .       16,519    (16,731)     4,951      3,314        890         76        285         17
Gain on disposal of discontinued
  businesses . . . . . . . . . . . . . .            -      9,194          -          -          -          -          -          -

NET INCOME (LOSS)  . . . . . . . . . . .     $ 16,519   $ (7,537)  $  4,951   $  3,314   $    890   $     76   $    285   $     17
                                             --------   --------   --------   --------  ---------   --------   --------   --------
                                             --------   --------   --------   --------  ---------   --------   --------   --------
Proforma net income (loss)
  per share (1):
     Continuing operations . . . . . . .     $   0.44    $ (0.53)  $   0.15  $    0.10   $   0.03  $    0.00   $   0.01   $   0.00
     Discontinued operations . . . . . .            -       0.29          -          -          -          -          -          -
                                             --------   --------   --------   --------  ---------   --------   --------   --------
TOTAL PROFORMA NET INCOME (LOSS)
     PER SHARE . . . . . . . . . . . . .     $   0.44    $ (0.24)  $   0.15  $    0.10   $   0.03  $    0.00   $   0.01   $   0.00
                                             --------   --------   --------   --------  ---------   --------   --------   --------
                                             --------   --------   --------   --------  ---------   --------   --------   --------

- ------------
(1) Pro forma amounts give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Common Stock and the exchange of all outstanding warrants for shares of Common Stock as if the conversion had occurred at the later of the beginning of fiscal year 1995 or the issuance date. Pro forma net income per share is calculated based upon the weighted average number of shares of common stock and dilutive common stock equivalents outstanding in each quarter. Consequently, the sum of the quarterly pro forma net income per share does not necessarily equal the year-to-date pro forma net income per share.

     During the third quarter of fiscal year 1996, Vanstar recorded a $31.1 million provision against its extended credit due from Merisel FAB. In the fourth quarter of fiscal year 1996, Vanstar reversed $15.6 million of this provision.

     Vanstar's quarterly revenues and operating results have varied significantly in the past and will likely continue to do so in the future. Quarterly revenues and operating results may fluctuate as a result of the demand for Vanstar's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by Vanstar and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, Vanstar's operating results are highly sensitive to changes in the mix of Vanstar's product and service revenues, product margins and interest rates. Further, the purchase of Vanstar's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization. For these and other reasons, Vanstar's operating results are subject to a number of significant risks over which Vanstar has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews. In addition, Vanstar historically has experienced significant revenue fluctuations because of shortages of supply from certain vendors. Shortages of supplies from vendors have previously occurred due primarily to credit limitations placed on Vanstar. Future limitations of credit by vendors could materially adversely affect Vanstar. In addition, the general availability of certain products, particularly state of the art computing and data communications products, is occasionally restricted. While Vanstar has not experienced significant product supply shortages, other than due to credit restrictions as described above, any such product supply shortages in the future could have a material adverse effect on Vanstar. Because revenues are recognized upon the shipment of products to the customer, revenues from product sales in any quarter are substantially dependent on orders shipped in any given quarter. Vanstar is increasing its fixed operating expenses, including a significant increase in personnel, based on anticipated revenue growth in its networking line of business. Vanstar may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected revenue shortfall, which could adversely affect operating results.
Accordingly, Vanstar believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. It is possible that in certain future quarters, Vanstar's operating results may be below the expectations of public market analysts and investors. In such event, the price of Vanstar's Common Stock would likely be materially adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

     Vanstar has utilized its line of credit with IBMCC and its operating profits as well as cash proceeds from the issuance of Common Stock and the sale of its franchise business to fund its significant revenue growth and working capital requirements, to make payments on its long-term debt and to purchase capital equipment.

     Vanstar currently has a $450 million line of credit under the Financing Program Agreement with IBMCC. At April 30, 1996, Vanstar had $386 million outstanding under this facility of which $97 million is included in accounts payable and $289 million is classified as long-term debt. Borrowings under the line of credit are subject to certain borrowing base limitations and are secured by portions of Vanstar's inventory, accounts receivable and certain other assets. The line of credit currently has a term expiring October 31, 1997 and is renewable thereafter for successive six-month periods. IBMCC may terminate the line of credit at any time upon 90 days' notice to Vanstar. In the event of such termination, the outstanding borrowings under the Financing Program Agreement mature at the end of the term of the line of credit. As of May 1, 1996 amounts borrowed under the line of credit bear interest at prime minus 0.50%.

     In March 1996, Vanstar completed an initial public offering selling 9,215,770 shares of Vanstar Common Stock and raising $83.4 million after selling expenses and underwriting discounts and commissions. Vanstar used the proceeds of the offering primarily to repay amounts borrowed under the line of credit with IBMCC.

     In January 1994, Vanstar sold certain assets and liabilities of its U.S. franchise business to Merisel FAB for $80.2 million in cash plus additional contingent consideration. In February 1996, Vanstar received an additional $14.6 million from the sale in settlement of the contingent consideration. Pursuant to its distribution and services agreement, Vanstar continues to supply product to Merisel FAB for which it earns a monthly distribution fee. Approximately one half of Vanstar's inventory balance is maintained to fulfill Vanstar's obligation under the distribution services agreement. Pursuant to such agreement, Merisel FAB is obligated to pay Vanstar for its daily purchases within two business days.

     Vanstar's working capital increased to $315.7 million at April 30, 1996 from $267.9 million at April 30, 1995. As a result of the initial public offering and improved profitability Vanstar's debt to equity ratio improved to
2.3 at April 30, 1996 from 15.3 at April 30, 1995. During fiscal year 1996, Vanstar's operating activities used cash of $21.5 million primarily due to significant increases in inventory and accounts receivable partially offset by an increase in accounts payable. The increases were in support of and as a result of higher levels of product sales. Vanstar increased its capital expenditures to $15.6 million during fiscal year 1996 primarily due to Vanstar's commitment to develop and expand its automated systems. Vanstar plans to continue to make significant investments in its automated systems and its capital equipment during fiscal year 1997.

     Effective May 24, 1996, Vanstar acquired substantially all of the assets and liabilities of the Western and Southwest Regions of Dataflex Corporation. Vanstar paid $37.0 million against an estimated purchase price of $42.0 million. In addition to the Dataflex acquisition and the transactions that are the subject of this Joint Proxy Statement/Prospectus, Vanstar continues to pursue the acquisition of other companies that sell products and services that either complement or expand its existing business.

     Vanstar believes that cash generated from operations and credit facilities will be sufficient to meet its cash requirements and fund its planned growth through at least the end of fiscal 1997.

     The foregoing Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements which involve risks and uncertainties. Vanstar's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain of the factors set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of the date of this Joint Proxy Statement/Prospectus with respect to each person who is an executive officer or director of Vanstar:

              NAME                          AGE                 POSITION
              ----                          ---                 --------
William Y. Tauscher (1). . . . . . . . .     46   Chairman of the Board and Chief Executive Officer
Jeffrey S. Rubin (1) . . . . . . . . . .     52   Vice Chairman of the Board and Chief Financial Officer
Jay S. Amato . . . . . . . . . . . . . .     37   President, Chief Operating Officer and Director
Richard N. Anderson. . . . . . . . . . .     39   Senior Vice President Sales
H. Christopher Covington . . . . . . . .     46   Senior Vice President, General Counsel and Secretary
Robert C. Kuntzendorf. . . . . . . . . .     51   Senior Vice President Operations
Chris M. Laney . . . . . . . . . . . . .     39   Senior Vice President Networking Services
Daniel S. Maher. . . . . . . . . . . . .     44   Senior Vice President and General Manager Professional Services
Ahmad Manshouri. . . . . . . . . . . . .     55   Senior Vice President and General Manager Product Operations
Michael J. Moore . . . . . . . . . . . .     45   Senior Vice President Management Information Services
Coleman D. Sisson. . . . . . . . . . . .     39   Senior Vice President and General Manager Learning Network
Thanos M. Triant . . . . . . . . . . . .     50   Senior Vice President and Chief Technology Officer
William R. Waas. . . . . . . . . . . . .     48   Senior Vice President Service
John W. Amerman  . . . . . . . . . . . .     64   Director
Richard H. Bard (1)(3) . . . . . . . . .     48   Director
Stephen W. Fillo (2) . . . . . . . . . .     59   Director
Stewart K. P. Gross (1)(2) . . . . . . .     37   Director
William H. Janeway (3) . . . . . . . . .     53   Director
John R. Oltman . . . . . . . . . . . . .     51   Director
John L. Vogelstein . . . . . . . . . . .     61   Director
Josh S. Weston . . . . . . . . . . . . .     67   Director

_______________
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation and Stock Option Committee.

     JAY S. AMATO became President and Chief Operating Officer in July 1995 and a director in December 1995. From January 1993 until July 1995, he was Senior Vice President and President, North America Operations of Vanstar. From
June 1991 until January 1993, he was Senior Vice President, Major Market Operations of Vanstar, and from April 1989 until June 1991, he was Vice President of Business Development of Vanstar. Mr. Amato was previously the New York regional manager and director of operations of The Computer Factory, Inc.

     JOHN W. AMERMAN became director in June 1996. He has served as Chairman and Chief Executive Officer of Mattel, Inc., a leading toy manufacturer, since 1987. Prior to his chairmanship with Mattel, Inc., Mr. Amerman served as President of Mattel International. Before joining Mattel in 1980, Mr. Amerman was president of the American Chicle division of Warner Lambert Corp., a consumer health-care products company. Mr. Amerman is also a member of the board of directors of Unocal Corporation, a worldwide energy resources company, a member of the Board of Governors of the Hugh O'Brian Youth Foundation and a member of the Board of Overseers of Dartmouth's Amos Tuck School.

     RICHARD N. ANDERSON became Senior Vice President Sales in December 1993. He was Vice President, Field Sales from October 1992 until December 1993. From
July 1991 to October 1992, he was an Area Director for Vanstar, responsible for sales in the New England area. From December 1983 until July 1991, he was a founder and Chief Operating Officer of New England Computer Corporation, one of the largest Vanstar franchisees. Prior thereto, he was a Financial Systems Consultant for Digital Equipment Corporation.

     RICHARD H. BARD became a director of Vanstar in September 1987. He has been a director and Chief Executive Officer of Optical Security Group, Inc., a materials technology company, since September 1993, and became President and Chairman of the Board of that company in April 1995. From July 1989 to 1991, he served as Vice Chairman of the Board of Directors and Chairman and Chief Executive Officer of ComputerLand International, Inc. Since 1991, he has also been Chief Executive Officer of Bard & Co., Inc., a diversified investment management company. From May 1986 until December 1988, he was Chairman and Chief Executive Officer of CoastAmerica Corporation, a franchisor of hardware product stores. Prior to that time, he was President and Chief Operating Officer of FoxMeyer Corporation, which he co-founded in 1978. Mr. Bard is also a director of Builder Marts of America Inc., a supplier of building materials, and Polymedica Industries, Inc., a manufacturer of healthcare products.

     H. CHRISTOPHER COVINGTON became Senior Vice President, General Counsel and Secretary in August 1994. From April 1993 until August 1994, he was Vice President. From November 1990 until April 1993, he was Assistant General Counsel and Assistant Secretary of Vanstar. From January 1988 until November 1990, he was a partner of the law firm of Hardin, Cook, Loper, Engel & Bergez.

     STEPHEN W. FILLO became a director in September 1987. He has been President of Fillo & Co., Inc., an independent investment firm, since December 1990. He was a Managing Director of E.M. Warburg, Pincus & Co., Inc., a venture banking and investment counselling firm, from 1981 to 1990. He is a director of LCI International Inc., a long distance telephone carrier.

     STEWART K.P. GROSS became a director in June 1994. Mr. Gross is a Managing Director of E.M. Warburg, Pincus & Co., Inc. Mr. Gross has been with that firm since July 1987 and has been a Managing Director since January 1993. He is a director of several privately-held companies.

     WILLIAM H. JANEWAY became a director in June 1994. He has been a Managing Director and the head of the Venture Capital High Technology Team since 1988 of E.M. Warburg, Pincus & Co., Inc. Mr. Janeway is a director of Maxis, Inc., an entertainment software company, Zilog, Inc., a semiconductor manufacturer, and several private companies.

     ROBERT C. KUNTZENDORF became Senior Vice President Operations in
April 1990. Before joining Vanstar, he served as Vice Chairman of FoxMeyer Corporation, a wholesale pharmaceutical distributor and franchisor, which he joined in 1983.

     CHRIS M. LANEY became Senior Vice President Networking Services in
July 1995. From July 1993 until July 1995, he was Vice President Networking Services. From April 1992 until July 1993, he was Western Regional Director of Networking Services. From October 1989 until April 1992, he was Director of Networking Services for Dataphaz, Inc., a Vanstar franchisee.

     DANIEL S. MAHER became Senior Vice President and General Manager of Professional Services for Vanstar in November 1995. From 1993 to October 1995, he was Vice President of Worldwide Professional Services for AT&T Global Information Solutions. Prior to 1993, Mr. Maher was a consulting partner with Coopers & Lybrand.

     AHMAD MANSHOURI became Senior Vice President and General Manager Product Operations in July 1995. He was Senior Vice President, Purchasing and Vendor Management from January 1993 until July 1995. From July 1992 until January 1993, he was a Vice President of Vanstar. Prior thereto, he was the founder and Vice President of Infomax, Inc., one of the largest Vanstar franchisees.

     MICHAEL J. MOORE became Senior Vice President Management Information Services in January 1993. From May 1987 until January 1993, he was Vice President Information Systems. Prior thereto, he was President and Chief Executive Officer of The Software Place, a retailer of computer software.

     JOHN R. OLTMAN became director of Vanstar in June 1996. Mr. Oltman is the former Chairman and Chief Executive Officer of SHL Systemhouse, Inc., a provider of client/server consulting, systems integration and technology outsourcing. Before joining SHL Systemhouse, Mr. Oltman was
Worldwide Managing Partner for Integration Services for Andersen Consulting and a member of Andersen's Worldwide Organization Board of Directors. Mr. Oltman joined the Arthur Andersen Worldwide Organization in 1970 and held a number of positions within that firm, including Managing Partner for Andersen's Chicago Consulting Group. Mr. Oltman is a director of TSW International and IA Corporation, application software companies.

     JEFFREY S. RUBIN became Vice Chairman in June 1995, Chief Financial Officer in November 1995 and a director in July 1991. From May 1994 to February 1995, Mr. Rubin was Senior Vice President, Business Development and Planning for GTE Corporation. He was Executive Vice President and Chief Financial Officer of NYNEX Corporation from 1993 until April 1994. From January 1991 to 1993, he was Senior Vice President and Chief Financial Officer of NYNEX Corporation. From March 1990 to January 1991, he was Vice President - Finance of NYNEX Corporation. Mr. Rubin is a director of Shared Medical Systems Corporation, a medical financial services company.

     COLEMAN D. SISSON became Senior Vice President and General Manager Learning Network in July 1995. From 1992 until July 1995, he was Vice President, Customer Services for Powersoft Corp., a software company, and from 1987 until 1992, he was the Training and Customer Service Manager of Compaq Computer Corporation.

     WILLIAM Y. TAUSCHER became Chairman of the Board of Vanstar in
September 1987 and Chief Executive Officer in September 1988. He was President from September 1988 to July 1995. Prior to September 1988, he was Chairman of the Board, President and Chief Executive Officer of FoxMeyer Corporation, a wholesale pharmaceutical distributor and franchisor that he co-founded in 1978 and a subsidiary of National Intergroup, Inc., a diversified holding corporation. He is a director of The Vons Companies, Inc., a grocery store chain.

     THANOS M. TRIANT became Senior Vice President and Chief Technology Officer for Vanstar in November 1995. Prior to joining Vanstar, Mr. Triant was Vice President of Information Systems for the Times Mirror Company from January 1994 to November 1995. From January 1990 to January 1994, he was the Director of Systems Architecture for Sun Microsystems Inc.

     JOHN L. VOGELSTEIN became a director in January 1991. He has been President of E.M. Warburg, Pincus & Co., Inc. since 1994, Vice Chairman of E.M. Warburg, Pincus & Co., Inc. since 1982, President of Warburg, Pincus Ventures, Inc. since 1980 and a Partner of Warburg, Pincus & Co. since 1971. Mr. Vogelstein is a director of ADVO, Inc., a direct mail marketing company, Aegis Group plc, a media buying company, LCI International, Inc., a long distance telephone carrier, Mattel, Inc., a toy manufacturer, Value Health, Inc., a managed care company, and several private companies.

     WILLIAM R. WAAS became Senior Vice President Service in July 1995. From January 1989 until July 1995, he was Vice President Service. Prior to joining Vanstar, he was Vice President of Systems Support of Grumman Data Systems Corporation, a computer services company. He is Chairman of CompTIA, an industry association.

     JOSH S. WESTON became director of Vanstar in June 1996. Mr. Weston has served as Chairman and Chief Executive Officer of Automatic Data Processing, Inc., a computer services company since 1982. Mr. Weston is also a member of the Board of Directors of Public Service Enterprise Group Inc., an electric and gas utility company, Olsten Corp., a provider of home health care and temporary staffing services and Shared Medical Systems, a provider of health information services.

     Executive officers serve at the discretion of the Board of Directors. All directors serve on the Board of Directors of Vanstar until the next annual meeting of stockholders of Vanstar and until their successors are elected and qualified. Non-employee directors receive reimbursement of out-of-pocket expenses for attendance at Board meetings. In addition, certain directors may receive stock options under Vanstar's stock option plans. See "- Management -- Stock Option Plans."

     The Board of Directors has established three committees. The Executive Committee is comprised of Messrs. Tauscher, Rubin, Bard and Gross and generally has all the powers of the Board of Directors, subject to limitations provided by the Delaware General Corporation Law. The Audit Committee is comprised of Messrs. Fillo and Gross and oversees the activities of Vanstar's independent auditors and reviews Vanstar's internal accounting procedures and controls. The Compensation and Stock Option Committee is comprised of Messrs. Janeway and Bard and makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for Vanstar's executive officers and administers Vanstar's stock option plans.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by the Chief Executive Officer of Vanstar and the four other most highly compensated executive officers of Vanstar (collectively, the "Named Executive Officers") for services rendered in all capacities to Vanstar during the fiscal years ended April 30, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                           ANNUAL COMPENSATION AWARDS               AWARDS
                                                --------------------------------------------     -------------
                                                                                                  SECURITIES
                                                                              OTHER ANNUAL         UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)     BONUS ($)    COMPENSATION ($)    OPTIONS/SARS (#)   COMPENSATION ($)
- -----------------------------------     ----    ----------     ---------    ----------------    ----------------   ----------------
WILLIAM Y. TAUSCHER . . . . . . . .     1995     550,008          30,000                             325,000(1)        87,634(2)
 CHAIRMAN OF THE BOARD AND              1996     550,008         550,008                           1,187,434(1)         1,566(2)
 CHIEF EXECUTIVE OFFICER


JAY S. AMATO. . . . . . . . . . . .     1995     256,245          25,000              -               47,726(1)         1,014(3)
 PRESIDENT AND CHIEF OPERATING          1996     312,498         312,293              -              300,000(1)         2,094(4)
 OFFICER

JEFFREY S. RUBIN. . . . . . . . . .     1995
 VICE CHAIRMAN OF THE                   1996     243,756            -             242,424            250,000(1)         1,944(3)
 BOARD AND CHIEF
 FINANCIAL OFFICER

AHMAD MANSHOURI . . . . . . . . . .     1995     204,006          20,000               -              15,000(1)           768(3)
 SENIOR VICE PRESIDENT AND              1996     242,834         194,142                              75,000(1)         3,921(3)
 GENERAL MANAGER
 OPERATIONS

RICHARD N. ANDERSON . . . . . . . .     1995     182,508          20,000            1,940(5)          15,000(1)         1,669(6)
 SENIOR VICE PRESIDENT                  1996     219,168         175,258                              85,100(1)         2,105(7)
 SALES

_______________
(1) These shares are subject to exercise under stock options granted under Vanstar's stock option plans.
(2) Comprised of $86,074 of forgiveness of interest on a promissory note payable to Vanstar and $1,560 of premiums for insurance policies for which such person is the beneficiary.
(3) Comprised of premiums for insurance policies where such persons are the beneficiaries.
(4) Comprised of $1,500 matching contributions made to Vanstar's 401(k) plan for the benefit of such person and $594 of premiums for insurance policies for which such person is the beneficiary.
(5)  Comprised of $1,940 for relocation expenses.
(6) Comprised of a $967 matching contribution made to Vanstar's 401(k) plan for the benefit of such person and $702 of premiums for insurance policies for which such person is the beneficiary.
(7) Comprised of a $1,500 matching contribution made to Vanstar's 401(k) plan for the benefit of such person and $605 of premiums for insurance policies for which such person is the beneficiary.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options pursuant to Vanstar's stock option plans granted to the Named Executive Officers during fiscal year 1996.

                                                 INDIVIDUAL GRANTS
                          -------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                                      AT ASSUMED ANNUAL RATES
                             NUMBER OF        TOTAL                                              OF STOCK PRICE
                            SECURITIES     OPTIONS/SARS                                           APPRECIATION
                            UNDERLYING     GRANTED TO      EXERCISE OR                        FOR OPTION TERM ($)
                           OPTIONS/SARS   EMPLOYEES IN     BASE PRICE        EXPIRATION    ----------------------------
       NAME                 GRANTED (#)    FISCAL YEAR       ($/SH)             DATE            5%             10%
- -------------------------  -------------  --------------   -----------       ----------    ------------   -------------
William Y. Tauscher . . .    687,434          23.17%          3.00              5/1/05       3,359,490      5,349,611
                             500,000          16.85%         10.00             3/11/06       8,145,000     12,970,000
Jay S. Amato. . . . . . .    300,000          10.11%          3.00              5/1/05       1,466,100      2,334,600
Jeffrey S. Rubin. . . . .    250,000           8.43%          3.00              5/1/05       1,221,750      1,945,500
Ahmad Manshouri . . . . .     75,000           2.53%          3.00              5/1/05         366,525        583,650
Richard N. Anderson . . .     85,100           2.87%          3.00              5/1/05         415,884        662,248


     The following table sets forth information with respect to each exercise of stock options during fiscal 1996, by each of the Named Executive Officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end. None of the Named Executive Officers exercised options in fiscal 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                        UNDERLYING OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                                  SHARES ACQUIRED         VALUE           AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)
             NAME                 ON EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (1)
- ------------------------------    ---------------     ------------     -------------------------      ----------------------------
William Y. Tauscher. . . . . .          -                  -                 237,487/949,947              $1,794,487/$7,297,937
Jay S. Amato . . . . . . . . .          -                  -                  60,000/240,000               $637,800/$2,551,200
Jeffrey S. Rubin . . . . . . .          -                  -                  50,000/200,000               $531,500/$2,126,000
Ahmad Manshouri. . . . . . . .          -                  -                  15,000/60,000                 $159,450/$637,800
Richard N. Anderson. . . . . .          -                  -                  31,920/68,080                 $345,619/$723,690

_______________
(1) Based on the fair market value of the Vanstar Common Stock at year end ($13.63 per share), as reported by the NYSE at the close of business on April 30, 1996.

     Directors who are full-time employees of Vanstar receive no additional compensation for services rendered as members of the Board or committees thereof. Directors who are not full-time employees of Vanstar receive reimbursement of out-of-pocket expenses for attendance at Board meetings. Messrs. Amerman, Oltman and Weston receive an annual fee of $20,000 and a meeting fee of $1,000 per meeting attended, plus reimbursement of out-of-pocket expenses. Furthermore, Messrs. Amerman, Oltman and Weston received options to purchase 20,000 shares of Vanstar Common Stock and a donation in the amount of $25,000 to each of the charities selected by the directors upon their appointment to the Board. In addition, certain directors may receive stock options under Vanstar's stock option plans.

STOCK OPTION PLANS

     1988 STOCK OPTION PLAN. In July 1988, Vanstar adopted a stock option plan (as amended, the "1988 Stock Option Plan") providing for the issuance to key employees and directors of "incentive stock options" within the meaning of
Section 422 of the Code, and stock options that are non-qualified for Federal income tax purposes. The total number of shares of Vanstar Common Stock for which options may be granted pursuant to the 1988 Stock Option Plan is 2,500,000. The 1988 Stock Option Plan is administered by the Compensation and Stock Option Committee, which is comprised of Messrs. Janeway and Bard. The Compensation and Stock Option Committee may, in its discretion, grant tandem stock appreciation rights that give the employee the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising the stock options. Members of the Compensation and Stock Option Committee are not eligible to receive options under the 1988 Stock Option Plan.

     The exercise price of incentive stock options granted under the 1988 Stock Option Plan may not be less than 100% of the fair market value of the Vanstar Common Stock at the time of grant and the term of any option may not exceed 10 years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of Vanstar, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Compensation and Stock Option Committee at the time such option is granted.

     Options granted under the 1988 Stock Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee during employment or within the one or three month period immediately following termination of employment. Options granted under the 1988 Stock Option Plan typically vest over a four- or five- year period, subject to acceleration in the event of termination within six months of a change of control (as defined in the plan), and expire after 10 years.

     1993 STOCK OPTION/STOCK ISSUANCE PLAN. In April 1993, Vanstar adopted a stock option/stock issuance plan (the "1993 Stock Plan"; and collectively with the 1988 Stock Option Plan and the 1993 Stock Plan, the "Stock Option Plans") providing for the issuance to highly compensated, managerial employees, officers and directors of "incentive stock options" within the meaning of Section 422 of the Code, stock options that are non-qualified for Federal income tax purposes and performance bonus shares of Vanstar Common Stock. The total number of shares of Vanstar Common Stock issuable pursuant to the 1993 Stock Plan, whether under options or directly, is 2,500,000. The 1993 Stock Plan is administered by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee may, in its discretion, grant tandem stock appreciation rights that give the employee the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising the stock options. Members of the Compensation and Stock Option Committee are not eligible to receive options under the 1993 Stock Plan.

     The exercise price and term of incentive stock options granted under the 1993 Stock Plan are subject to the same limitations described above with respect to the 1988 Stock Option Plan. The option price of a non-qualified stock option is determined by the Compensation and Stock Option Committee at the time such option is granted; provided that the exercise price of non-qualified stock options granted under the 1993 Stock Plan and the purchase price of shares of Vanstar Common Stock issued under such Plan may not be less than 85% of the fair market value of the Vanstar Common Stock at the time of grant or issuance. Shares of Vanstar Common Stock may be issued under the 1993 Stock Plan as a performance bonus without any cash payment required of the recipient.

     Options granted under the 1993 Stock Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee during employment or within the one or three month period immediately following termination of employment. Options granted under the 1993 Stock Plan typically vest over a four- or five-year period, subject to acceleration in the event of termination within six months of a change of control (as defined in the Plan), and expire after 10 years.

EMPLOYEE STOCK PURCHASE PLAN

     Vanstar adopted, on March 11, 1996, effective with its IPO, an employee stock purchase plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, eligible employees are granted options (exercisable by electing to participate in the Plan) to purchase shares of Vanstar Common Stock generally through regular payroll deductions. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The total number of shares of Vanstar Common Stock that are authorized for issuance under the Stock Purchase Plan is 1,000,000. All full-time employees of Vanstar are eligible to participate in the Stock Purchase Plan, subject to certain limited exceptions. Options are granted generally every six months to eligible employees and, if not exercised, expire on the last day of the sixth-month period in which granted. Employees electing to participate for any semi-annual period authorize payroll deductions at a stated whole percentage ranging from 2% to 10% of compensation, as determined by the participant. Options are nontransferable other than by will or by operation of the laws of descent and distribution. The purchase price for shares offered under the Stock Purchase Plan is equal to 85% of the lower of the closing price of the common stock on the first day of the six month option period or the last day of the six month option period. The initial offer period is from March 11, 1996 to August 31, 1996 in which case the purchase price shall equal 85% of the lower of the initial public offering price ($10.00 per share) or the closing price of the common stock on the last day of such initial option period. The Stock
Purchase Plan will expire on March 11, 2006, unless sooner terminated by the Board of Directors. The Board of Directors of Vanstar may amend or terminate the Stock Purchase Plan at any time and from time to time, subject to certain limitations. The Stock Purchase Plan is administered by the Compensation and Stock Option Committee.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Vanstar Common Stock as of July 1, 1996, by (i) each person known to Vanstar to own beneficially more than 5% of the outstanding Vanstar Common Stock, (ii) each of the directors of Vanstar, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of Vanstar as a group. The following table also sets forth the effect of the Merger (assuming the issuance of 350,000 shares of Vanstar Common Stock in connection therewith) on the amount and percentage of current holdings of shares of Vanstar Common Stock owned beneficially by each of such persons. Except as otherwise stated, Vanstar believes that each of the beneficial owners named in the table has sole voting and investment power with respect to all shares of Vanstar Common Stock beneficially owned by such stockholder as set forth opposite such stockholder's name, subject to applicable community property laws. Except as noted below, the address of each director and Named Executive Officer is c/o Vanstar Corporation, 5964 West Las Positas Blvd., Pleasanton, California 94588.

                                                      BENEFICIAL OWNERSHIP                     PRO FORMA BENEFICIAL
                                                       BEFORE THE MERGER                   OWNERSHIP AFTER THE MERGER
                                              ----------------------------------       -------------------------------------
NAME OF BENEFICIAL OWNER/DIRECTOR             NUMBER OF SHARES        PERCENT(1)       NUMBER OF SHARES           PERCENT(1)
- ----------------------------------------      ----------------        ----------       ----------------           ----------
Warburg, Pincus Capital Company,
  L.P.(2). . . . . . . . . . . . . . . .        13,878,400.21            34.3%           13,878,400.21              34.0%
     466 Lexington Avenue
     10th Floor
     New York, NY 10017

William Y. Tauscher(3) . . . . . . . . .         2,669,424.49             6.6             2,669,429.49                6.5
Jeffrey S. Rubin(4). . . . . . . . . . .           168,641.00              *                168,641.00                 *
Ahmad Manshouri(5) . . . . . . . . . . .            61,215.00              *                 61,215.00                 *
Richard N. Anderson(6) . . . . . . . . .            56,840.00              *                 56,840.00                 *
Richard H. Bard(7) . . . . . . . . . . .         1,156,345.26             2.9             1,156,341.76                2.8
Stephen W. Fillo(8). . . . . . . . . . .                   --              --                       --                 --
Stewart K. P. Gross(9) . . . . . . . . .        13,878,400.21            34.3            13,878,400.21               34.0
William H. Janeway(9). . . . . . . . . .        13,878,400.21            34.3            13,878,400.21               34.0
John L. Vogelstein(9). . . . . . . . . .        13,878,400.21            34.3            13,878,400.21               34.0
Jay S. Amato(10) . . . . . . . . . . . .           140,000.00              *                140,000.00                 *
John W. Amerman. . . . . . . . . . . . .             4,000.00              *                  4,000.00                 *
Josh S. Weston . . . . . . . . . . . . .             4,000.00              *                  4,000.00                 *
John R. Oltman . . . . . . . . . . . . .             4,000.00              *                  4,000.00                 *
All directors and executive officers as
 a group (21 persons)(11). . . . . . . .         4,535,647.75            11.2             4,535,647.75               11.2

_______________
*    Less than one percent.
(1) Applicable percentage of ownership is based on 40,475,144 shares of Vanstar Common Stock outstanding as of July 1, 1996, together with the applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Vanstar Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
(2) The sole general partner of CapCo is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg Pincus & Co., Inc. ("EMWP"), through a wholly-owned subsidiary, manages CapCo. WP owns all of the outstanding stock of EMWP and, as the general partner of CapCo, has a 20% interest in the profits of CapCo. EMWP owns 0.9% of the limited partnership interests in CapCo. Also includes 52,490.36 shares that are subject to options granted to Jeffrey S. Rubin as described under note (4) below.
(3) Includes 347,974 shares of Vanstar Common Stock reserved for issuance upon the exercise of presently-exercisable stock options granted under Vanstar's stock options plans.
(4) Includes 100,000 shares of Vanstar Common Stock reserved for issuance upon the exercise of presently-exercisable stock options granted under Vanstar's stock option plans, [29,254] shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $4.51 per share until 2005, 19,630 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $8.12 per share until 2005, 738 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $1.00 per share until 2000, and 9,014 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $1.00 per share until 2005.
(5) Includes 37,000 shares of Vanstar Common Stock reserved for issuance upon exercise of presently-exercisable stock options granted under Vanstar's stock option plans. Also includes 11,920 shares held of record by Mr. Manshouri's wife.
(6) Includes 55,940 shares of Vanstar Common Stock reserved for issuance upon exercise of presently-exercisable stock options granted under Vanstar's stock option plans and 14,900 shares reserved for issuance upon exercise of presently-exercisable stock options granted by Vanstar.
(7) Includes 362,434 shares of Vanstar Common Stock reserved for issuance upon the exercise of presently-exercisable stock options granted under Vanstar's stock option plans. Includes 45,596 shares of Vanstar Common Stock owned by the Bard Family Foundation, of which Mr. Bard is President, and as to which Mr. Bard disclaims beneficial ownership.
(8) Pursuant to an arrangement between WP and Mr. Fillo, Mr. Fillo has an indirect pecuniary interest in the capital stock of the Corporation owned by CapCo. Mr. Fillo disclaims beneficial ownership of all such capital stock within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(9) Mr. Gross, Mr. Janeway and Mr. Vogelstein, directors of Vanstar, are Managing Directors of EMWP and general partners of WP. As such, Mr. Gross, Mr. Janeway and Mr. Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act), in an indeterminate portion of the shares beneficially owned by CapCo. All of the shares indicated as owned by Mr. Gross, Mr. Janeway and Mr. Vogelstein are owned beneficially by CapCo and are included because of the affiliation of such persons with CapCo. Mr. Gross, Mr. Janeway and Mr. Vogelstein disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.
(10) Includes 140,000 shares of Vanstar Common Stock reserved for issuance upon exercise of presently-exercisable stock options granted under Vanstar's stock option plans.
(11) Includes 1,324,243 shares of Vanstar Common Stock reserved for issuance upon exercise of presently-exercisable stock options granted under Vanstar's stock option plans and 68,641 shares reserved for issuance upon the exercise of presently-exercisable options and options exercisable within 60 days granted by CapCo to Jeffrey S. Rubin.

                              CERTAIN TRANSACTIONS

     In March 1993, Vanstar sold and issued an aggregate of (i) 1,538,462 shares of Vanstar Common Stock to WP CapCo, Inc., then a wholly-owned subsidiary of Warburg, Pincus Capital Company, L.P., a principal stockholder of Vanstar ("CapCo"), (ii) warrants to purchase an aggregate of 3,846,155 shares of Vanstar Common Stock to CapCo, (iii) 307,692 shares of Vanstar Common Stock and warrants to purchase an aggregate of 769,230 shares of Vanstar Common Stock to William Y. Tauscher, Chairman of the Board and Chief Executive Officer, and (iv) 769,230 shares of Vanstar Common Stock and warrants to purchase an aggregate of 1,923,075 shares of Vanstar Common Stock to Nynex Worldwide Services Group, Inc. ("Nynex Worldwide Services"). The foregoing shares were sold at $6.00 per share and the foregoing warrants (the "1993 Warrants") were sold at a purchase price of $0.20 per warrant share, with an exercise price of $11.00 per share and a term of ten years. Mr. Tauscher paid for such shares and 1993 Warrants by delivering to Vanstar a $1,999,690 principal amount promissory note (the "Tauscher Note") and paid the balance in cash. The Tauscher Note was secured by the shares and 1993 Warrants purchased. On March 17, 1994, Mr. Tauscher repaid $1,000,000 of the aggregate principal amount of the Tauscher Note. In May 1994, Vanstar repurchased from Mr. Tauscher an aggregate of 153,846 shares of Vanstar Common Stock and 1993 Warrants to purchase an aggregate of 384,615 shares of Vanstar Common Stock at a price of $6.00 per share and $0.20 per Warrant share (or an aggregate purchase price of $999,690). Such purchase price was paid by cancellation of $999,690 of the principal amount of the Tauscher Note. Simultaneously, Vanstar forgave $86,074 of interest accrued on the Tauscher Note.

     Upon consummation of the IPO, all of the 1993 Warrants that were outstanding and additional warrants (the "1990 Warrants") originally issued by Vanstar with an exercise price of $8.32 per share and a term expiring in 2000 have been exchanged for shares of Vanstar Common Stock. The 1990 Warrants were issued to CapCo to purchase an aggregate of 339,282.32 shares of Vanstar Common Stock, to William Y. Tauscher to purchase an aggregate of 72,703.35 shares of Vanstar Common Stock and to Richard H. Bard, a director of Vanstar, to purchase an aggregate of 72,703.35 shares of Vanstar Common Stock. Effective upon consummation of the IPO the 1993 Warrants were exchanged for 2,545,151 and 254,515 shares of Vanstar Common Stock, respectively, in respect of the 1993 Warrants held by CapCo and Mr. Tauscher and for 295,858 shares of Vanstar Common Stock in respect of the 1993 Warrant held by Nynex Worldwide Services. The 1990 Warrants have been exchanged for an aggregate of 297,558 shares of Vanstar Common Stock. In addition, warrants to purchase an aggregate 54,261 shares of Vanstar Common Stock at an exercise price of $5.00 per share with a term expiring in May 2000 held by CapCo were exchanged for an aggregate of 39,966 shares of Vanstar Common Stock in connection with the IPO.

     In June 1993, Vanstar issued 577,083 shares of Vanstar Common Stock (at a rate of $6.00 per share) to Nynex Worldwide Services in satisfaction of certain accrued and unpaid dividends due June 1993 on the Senior Preferred Stock held by Nynex Worldwide Services; and on October 1, 1994, Vanstar issued a $2,462,500.25 promissory note to Nynex Worldwide Services and paid Nynex Worldwide Services $1,000,000, which note and cash payment were delivered in satisfaction of the accrued and unpaid dividends due June 1, 1994 on the Senior Preferred Stock held by Nynex Worldwide Services. Such note, which matured on June 1, 1995 and bore interest at a rate of 9.75%, was cancelled in exchange for a cash payment of $2,462,500.25 plus accrued and unpaid interest out of funds received in connection with the IPO, and such shares of Senior Preferred Stock were converted on a one-for-one basis into shares of Vanstar Common Stock that were sold by Nynex Worldwide Services in the IPO (and accrued and unpaid dividends thereon were forgiven). At an actual IPO price of $10.00 per share, Vanstar was obligated to repay the full principal amount of such note. If such price had been $12.00 or more per share, Vanstar would not have been obligated to repay any of such principal amount, all of which would have been forgiven. The actual amount of principal of such note that Vanstar would have been obligated to repay if the IPO price had been between $10.00 and $12.00 per share would have been the product of $2,462,500.25 (the full principal amount) multiplied by a fraction (not to exceed one), the numerator of which would have been $12.00 minus the actual IPO price per share and the denominator of which would have been two.

     In October 1993, Vanstar made a $150,000 interest-free loan to Robert C. Kuntzendorf, an executive officer, to finance the purchase of a home. Such loan was repaid in full in June 1994.

     In July 1992, in connection with the purchase of a former Vanstar franchisee, Vanstar received a three year non-recourse promissory note in the principal amount of $333,333.00 from Ahmad Manshouri, an executive officer, and his wife. Payment of such note was secured by the pledge of 27,778 shares of Vanstar Common Stock held by Mr. and Mrs. Manshouri. In October 1995, Mr. and Mrs. Manshouri transferred all of the pledged shares to Vanstar in lieu of making payment on such note.

     Vanstar has granted options to purchase Vanstar Common Stock to certain of its executive officers and directors. See "- Management -- Executive Compensation."

     Vanstar believes that all of the transactions set forth above were made on terms no less favorable to Vanstar than could have been obtained from unaffiliated third parties. All future transactions, including loans, between Vanstar and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors of the Board of Directors.

                      DESCRIPTION OF VANSTAR CAPITAL STOCK

     The authorized capital stock of Vanstar consists of (i) 100,000,000 shares of Vanstar Common Stock, par value $.001 per share, and (ii) 15,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which are subject to future issuance as determined by the Board of Directors of Vanstar.

COMMON STOCK

     Holders of Vanstar Common Stock are entitled to one vote per share on all matters on which the holders of Vanstar Common Stock are entitled to vote and do not have any cumulative voting rights. Holders of Vanstar Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of Vanstar out of funds legally available therefor. Holders of Vanstar Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of Vanstar, holders of Vanstar Common Stock are entitled to share ratably in the assets of Vanstar, if any, remaining after the payment of all debts and liabilities of Vanstar and the liquidation preference of any outstanding series of preferred stock. The outstanding shares of Vanstar Common Stock are, and the shares of Common Stock to be issued by Vanstar in connection with the Merger will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Vanstar Common Stock are subject to any series of Preferred Stock that Vanstar may issue in the future.

     The transfer agent and registrar for the Vanstar Common Stock is Chemical Mellon Shareholder Services, LLC.

PREFERRED STOCK

     The Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, redemption privileges, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of Vanstar. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Vanstar Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Vanstar Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to Vanstar Common Stock.

     The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of Vanstar through merger, tender offer, proxy, consent or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without stockholder approval and with voting and conversion rights that could adversely affect the voting power of holders of Vanstar Common Stock. There are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

REGISTRATION RIGHTS

     The beneficial owners of 19,014,399.96 shares of Vanstar Common Stock (including 599,921 shares subject to exercise under presently-exercisable options) have the right to request that Vanstar effect the registration of any or all of such shares or to include any or all of such shares in any registration statement to be filed by Vanstar relating to the registration of Common Stock under the Securities Act (other than registration statements on Form S-4 or Form S-8). Upon such request, Vanstar is required to file a registration statement covering such shares or to include such shares in such registration statement, as applicable, except that, in the case of a requested registration, Vanstar is not obligated to file any registration statement initiated pursuant to a request by any such holder within six months of a prior request for registration by any such holder and Vanstar's obligation to effect any such registration is subject to other limitations, including a minimum aggregate offering price of the shares being registered.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the DGCL ("Section 203") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

DIRECTORS' LIABILITY

     Vanstar's Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit. Vanstar's By-laws contain provisions requiring the indemnification of Vanstar's directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Vanstar has entered into indemnification agreements with each of its directors that provide for indemnification of such directors to the fullest extent permitted by the DGCL. Vanstar believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.


         INFORMATION CONCERNING MENTOR, CYBERNETICS AND THE PARTNERSHIP

                                    BUSINESS

     Mentor is the corporate general partner of the Partnership which holds, as its only asset, the sole general partnership interest in the Partnership, representing approximately 64.0448% of the partnership interests therein. Cybernetics was organized in June 1996 to succeed to the limited partnership interests of each of the limited partners of the Partnership. As a result, Cybernetics holds, as its only asset, the sole limited partnership interest in the Partnership, representing approximately 35.9552% of the partnership interests therein.

     The Partnership was formed in 1984 to design, develop and implement instructional programs to educate and familiarize individuals with computers and computer software. The promoters of the Partnership believed there was a need for training of managerial and professional personnel with respect to specific applications using developed software. In addition, the promoters perceived a need for technical and administrative training for information systems professionals.

     By 1991, the Partnership entered into a number of significant arrangements with various national corporations and other large enterprises pursuant to which the Partnership engaged in on-premises training at client facilities throughout the nation. In the spring of 1991, Mentor became a franchisee of GTN pursuant to the terms of the Franchise Agreement. GTN provided the Partnership with an affiliation with other similar computer-training businesses around the U.S. As part of this arrangement, the Partnership adopted the names "Productivity Point International"-Registered Trademark- and "PPI."-Registered Trademark- The Franchise Agreement was terminated by the Partnership effective June 14, 1996. See "Background and Reasons for the Merger; Recommendations of the Boards of Directors of Mentor and Cybernetics - Background of the Merger."

     The interactive learning system developed by the Partnership utilizes individual work stations, carefully programmed instructions and direct instructor supervision to enhance opportunities for individual advancement. The Partnership has historically focused its marketing efforts on three areas: training for widely used "off the shelf" programs such as Lotus-Registered Trademark-, Windows-Registered Trademark- and Word Perfect-Registered Trademark- ; specialized training for organizations; and technical training for information systems professionals. In some instances, software manufacturers have designated the Partnership as an approved training company for their particular software products. Currently, the Partnership's individual student instruction takes place at five locations throughout Ohio, including two leased facilities in Columbus, two leased facilities in Cleveland, and one leased facility in Akron.

     During the fiscal year ended December 31, 1995, the Partnership trained approximately 10,000 students in individual instruction programs and 12,000 students from a total of 200 companies with which it had signed instruction agreements.

  DIVIDENDS ON AND MARKET PRICES OF MENTOR COMMON STOCK AND CYBERNETICS COMMON STOCK

MENTOR

     There is no established public trading market or market price for the shares of Mentor Common Stock. As of the date of this Joint Proxy Statement/Prospectus, there were 11 shareholders of Mentor. During 1995 and 1996, Mentor paid aggregate cash distributions to its shareholders of $73,860 and $105,377.

CYBERNETICS

     There is no established public trading market or market price for the shares of Cybernetics Common Stock. As of the date of this Joint Proxy Statement/Prospectus, there were 40 shareholders of Cybernetics. As of the date hereof, Cybernetics has never paid or declared any dividends on the shares of Cybernetics Common Stock. However, the Partnership made cash distributions to its partners from time to time in the past. In 1995 and 1996, the Partnership made a cash distribution to its partners of approximately $26,600 and $38,800 in the aggregate, $3.75 and $4.89 per unit of Partnership Interest, respectively, and approximately $3.35 and $4.89 per share of Cybernetics Common Stock.

                         SELECTED FINANCIAL INFORMATION

                                           SIX
                                       MONTHS ENDED                        YEARS ENDED DECEMBER 31,
                                         JUNE 30,      -----------------------------------------------------------
                                           1996            1995            1994            1993             1992
                                        -----------    -----------       ---------      -----------     -----------
                                        (unaudited)                     (in thousands)
STATEMENT OF OPERATIONS DATA:
  Revenue . . . . . . . . . . . . . .    $   3,076     $    5,513       $    4,539      $    3,128      $    2,461
  Cost of revenue . . . . . . . . . .        1,527          3,019            2,399           1,658           2,097
  Gross margin. . . . . . . . . . . .        1,549          2,494            2,140           1,470             364
  Selling, general and
    administrative expenses . . . . .        1,106          2,183            1,766           1,055             459
  Operating income (loss) . . . . . .          443            311              374             415             (95)
  Interest expense, net . . . . . . .           72             81              103              59              56
  Income (loss) from
    continuing operations . . . . . .          371            230              271             356            (151)
  Nonrecurring expenses . . . . . . .         (275)           (58)               -               -               -
  Loss from discontinued
    operations. . . . . . . . . . . .            -              -                -            (116)              -
  Net income (loss) . . . . . . . . .           96            172              271             240            (151)


                                                                               DECEMBER 31,
                                          JUNE 30,     ------------------------------------------------------------
                                           1996            1995            1994            1993             1992
                                        -----------    -----------       ---------      -----------     -----------
                                        (unaudited)                     (in thousands)
BALANCE SHEET DATA:

  Working capital (deficit) . . . . .    $    (532)     $    (446)       $    (288)      $    (273)      $    (432)
  Total assets. . . . . . . . . . . .        2,749          1,959            1,484           1,097             624
  Current portion of long-term debt .          757            696              395             160             206
  Long-term debt less current
    portion . . . . . . . . . . . . .          181            181              304             413             314
  Total partners' equity. . . . . . .          221            191               90            (181)           (358)

DISTRIBUTIONS TO PARTNERS:
  To Mentor Technologies, Inc.,
    per share . . . . . . . . . . . .        23.11          16.39                0               0               0
  To limited partners of Mentor
    Technologies, Ltd., per unit. . .         4.89           3.35                0               0               0


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                     RESULTS OF OPERATIONS

OVERVIEW

     The Partnership's clients are principally large businesses, government offices, and professional organizations. The Partnership charges clients for attending classes which are held in open-enrollment, private and client-site venues. It also charges hourly fees for consulting, course development and customization, and post-class support. In addition to regular fees for individual or group classes, the Partnership also offers prepayment options for clients on both individual and group bases. All prepayments are accounted for as Deferred Revenues until the time that the individual or group uses the services.

     The Partnership's revenues and operations have grown every year it has been in business. This growth is driven by the increasing importance of desktop and networked computing to organizations of every kind, and by the Partnership's strong and growing reputation as a quality service provider. In 1993, the Partnership began offering technical training on Novell and Microsoft networks and for the unique product, Lotus Notes. Technical training has subsequently grown to 30% of total revenues.

     The Partnership operates two profit centers: Columbus and Cleveland/Akron. In addition, its Corporate Services group regularly bills clients for custom course development and consulting activities. From the period May 1, 1992 -June 14, 1996, the Partnership operated as a franchisee of Productivity Point International (PPI). As a PPI franchisee, the Partnership paid royalties to PPI's parent, Global Training Network. It received a variety of services from PPI, including low-cost courseware and collateral marketing materials, training, and information. In addition, the Partnership received revenues from national accounts it developed but which were delivered in other PPI territories, and from national accounts developed by other franchisees for delivery in the Partnership's territories.

RESULTS OF OPERATIONS

     The following table sets forth percentages of total revenue represented by certain statements of operations data:

                                         FOR THE YEARS ENDED DECEMBER 31,
                                        ---------------------------------
                                        1995          1994          1993
                                        ----          ----          ----
     Revenues:
       Columbus . . . . . . . . . . .     50%          52%           43%
       Cleveland. . . . . . . . . . .     46           45            52
       Corporate. . . . . . . . . . .      4            3             5
                                        ----          ----          ----
         Total revenues . . . . . . .    100          100           100
     Expenses:
       Training expense . . . . . . .     55           53            53
       Marketing expense. . . . . . .     15           14            14
       Administrative expense . . . .     25           25            20
                                        ----          ----          ----
         Total expense. . . . . . . .     95           92            87
                                        ----          ----          ----
     Income from operations . . . . .      5            8            13
       Nonrecurring expenses. . . . .      1            -             3
       Interest expense . . . . . . .      1            2             2
                                        ----          ----          ----
     Net income . . . . . . . . . . .      3%           6%            8%
                                        ----          ----          ----
                                        ----          ----          ----


YEAR ENDED DECEMBER 31, 1995 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1994 AND THE YEAR ENDED DECEMBER 31, 1994 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1993

     REVENUES. Revenues increased 21.5% to $5.51 million in 1995 from $4.54 million in 1994 and increased 45.1% in 1994 from $3.13 million in 1993. The ratio of revenues between Cleveland, Columbus and Corporate remained relatively constant in 1995 as compared to 1994 but shifted towards Columbus in 1994 as compared to 1993. Revenues from technical training represented 25% of the total revenues in 1995 up from 22% in 1994 and 16% in 1993. These substantial increases in revenues were due to several factors, including the major industry trend toward upgrading computer systems to run Windows and related software, expansion into new and added classroom space, the addition of technical training and increased sales and marketing activities. The relative slow down in revenue growth is attributable to client delays in migrating to Windows 95 and new hardware platforms. Revenue growth during the first half of 1996 has again accelerated, due to strong technical training sales and a new spurt of platform and software migrations within client organizations.

     TRAINING EXPENSE. Training Expenses consist of professional fees, the costs of training facilities, course materials and related travel and professional development expenses. Training costs were consistent in 1993 and 1994, and increased to 55% in 1995 due to the additional facilities expenses associated with expansion and growth.

     MARKETING EXPENSE. Marketing Expenses consist of salaries and wages for sales and marketing staff and all direct advertising and related expenses. The Partnership experienced consistent costs during the three year period. Management believes that these marketing expenses were a major contributor to continuing growth.

     ADMINISTRATIVE EXPENSE. Administrative Expenses consist of salaries and wages for corporate services staff as well as expenses common to both profit center operations. The company increased accounting personnel during 1994 and Administrative expense increased 5%, to 25%.

     NONRECURRING EXPENSE. Nonrecurring expenses consisted of $58,000 in legal and investment banking expenses in 1995 related to the Partnership's separation from PPI and negotiations with potential strategic partners, and $116,000 for write-offs of assets in 1993 related to a discontinued product line.

     INCOME TAXES. The Partnership has operated as a partnership since November 1984, including the three year period noted above. During this time, the Company paid no direct income taxes but rather distributed cash to its partners sufficient to cover their individual taxes related to the Company's profits. No distributions were released prior to 1995. Distributions of approximately $74,000 and $105,000 were made in 1995 and 1996, respectively.

QUARTERLY RESULTS OF OPERATIONS

     The following table presents certain unaudited quarterly financial information for the quarters ended March 31, 1996 and June 30, 1996. In the opinion of the Partnership's management, this information has been prepared on the same basis as the audited financial statements appearing elsewhere.

                                       QUARTER ENDED MARCH 31, 1996             QUARTER ENDED JUNE 30, 1996
                                      --------------------------------         ------------------------------
                                                            % OF TOTAL                            % OF TOTAL
                                      $ IN THOUSANDS         REVENUES           $ IN THOUSANDS     REVENUES
                                      ---------------       ----------         ---------------    -----------
     Revenues:
       Columbus . . . . . . . . .         $    690              48%                $    681           41%
       Cleveland. . . . . . . . .              704              49                      965           59
       Corporate. . . . . . . . .               33               3                        3            -
                                         ----------        --------               ----------      -------
         Total revenues . . . . .            1,427             100                    1,649          100
     Expenses:
       Training expense . . . . .              719              50                      808           49
       Marketing expense. . . . .              235              16                      242           15
       Administrative expense . .              309              22                      320           19
                                         ----------        --------               ----------      -------
         Total expense. . . . . .            1,263              89                    1,370           83
                                         ----------        --------               ----------      -------
     Income from operations . . .              164              11                      279           17
       Nonrecurring expenses. . .              275              19                        -            -
       Interest expense . . . . .               36               3                       36            2
                                         ----------        --------               ----------      -------
     Net income (loss). . . . . .        $    (147)            (10%)               $    243           15%
                                         ----------        --------               ----------      -------
                                         ----------        --------               ----------      -------


     Activity for these two quarters shows two changes from previous periods. First, the Cleveland School operation has brought in a greater percentage of revenue than it had in the past, due in large part to the national training contract with Ernst & Young. Management expects Cleveland performance to continue to run ahead of Columbus performance for the balance of the year. Second, the $275,000 nonrecurring expense in the first quarter of 1996 reflects the costs of terminating the Partnership's franchise agreement with Global Training Network (PPI), plus related legal and transitional costs. The franchise agreement was terminated on June 14, 1996. Management believes that it will make up the fees paid to terminate the agreement through the cessation of royalties paid to Global Training Network sometime within the next three quarters of operation.

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership has funded its operations primarily through cash flows generated from operations, the sale of equity and debt securities, capital lease and bank financing. The Company's operating activities provided cash of $204,229 in 1994 and $388,826 in 1995.

     The Partnership repaid or converted $135,000 in subordinated, convertible debt in 1994 and 1995. The Partnership also paid $256,000 in 1994 and $319,000 in 1995 of debt from a combination of notes payable and capital lease obligations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MENTOR

     The following table sets forth as of June 3, 1996 certain information regarding the outstanding shares of Mentor Common Stock beneficially owned by each person who is known by Mentor to own beneficially or exercise voting or dispositive control over more than 5% of the Mentor Common Stock, by certain of the executive officers and by all directors and officers as a group. Unless otherwise indicated below, to the knowledge of Mentor, all persons listed below have sole voting and investment power with respect to their shares of Mentor Common Stock except to the extent that authority is shared by spouses under applicable law.




                                                    NUMBER OF SHARES         PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED       COMMON STOCK
- ------------------------------------------         ------------------       -------------
Joseph H. Oshins . . . . . . . . . . . . .                 915                  25.5%
Linda Oshins . . . . . . . . . . . . . . .                 915                  25.5%
Norman L. Traeger  . . . . . . . . . . . .               1,120                  31.2%
All directors and executive officers as
  a group (above 3 persons)  . . . . . . .               2,950                  82.3%


CYBERNETICS

     The following table sets forth as of June 14, 1996 certain information regarding the outstanding shares of Cybernetics Common Stock beneficially owned by each person who is known by Cybernetics to own beneficially or exercise voting or dispositive control over more than 5% of the Cybernetics Common Stock, by certain of the executive officers and by all directors and officers as a group. Unless otherwise indicated below, to the knowledge of Cybernetics, all persons listed below have sole voting and investment power with respect to their shares of Cybernetics Common Stock except to the extent that authority is shared by spouses under applicable law.



                                                    NUMBER OF SHARES         PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED       COMMON STOCK
- ------------------------------------------         ------------------       -------------
Richard H. Keates, M.D.  . . . . . . . . .                 658                   8.3%
George W. McCloy . . . . . . . . . . . . .                 450                   5.7%
Schottenstein Ventures . . . . . . . . . .                 500                   6.3%
Norman L. Traeger. . . . . . . . . . . . .               1,127                  14.2%
Leslie Wexner  . . . . . . . . . . . . . .                 950                  12.0%
All directors and executive officers as
  a group (3 persons)  . . . . . . . . . .               1,127                  14.2%


                  COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF
             VANSTAR COMMON STOCK WITH RIGHTS OF HOLDERS OF EACH OF
                MENTOR COMMON STOCK AND CYBERNETICS COMMON STOCK

     The rights of the shareholders of both Mentor and Cybernetics are governed by the OGCL. Upon consummation of the Merger, the former shareholders of both Mentor and Cybernetics (other than Mentor or Cybernetics shareholders who receive cash in lieu offractional shares of Vanstar and Mentor or Cybernetics shareholders who perfect their dissenters' rights) will become minority shareholders ("Minority Holders") of Vanstar, a Delaware corporation. As stockholders of Vanstar, such Minority Holders' rights will differ in certain respects (in some cases materially) from those presently held since the rights of Vanstar stockholders will be established by the DGCL Certificate of Incorporation (the "Vanstar Certificate") and Vanstar's Bylaws (the "Vanstar Bylaws").


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     Certain differences and similarities between the rights of Shareholders of
Mentor and Cybernetics and those of stockholders of Vanstar are set forth below. This summary is not intended to be relied upon as an exhaustive list of differences or a detailed description and analysis of the provisions discussed and is qualified in its entirety by the DGCL, the Vanstar Certificate, the Vanstar Bylaws, the OGCL and the Articles of Incorporation and Code of Regulations of each of Mentor and Cybernetics.

GENERALLY

     The Vanstar Certificate authorizes an aggregate of 115,000,000 shares of capital stock, consisting of 100,000,000 shares of Vanstar Common Stock and 15,000,000 shares of Vanstar Preferred Stock.

     The Articles of Incorporation of Mentor, as amended (the "Mentor Articles"), authorize an aggregate of 5,000 shares of Mentor Common Stock.

     The Articles of Incorporation of Cybernetics (the "Cybernetics Articles") authorize 8,000 shares of Cybernetics Common Stock.

BUSINESS COMBINATIONS

     Generally, under the DGCL, the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange, of all or substantially all the corporation's assets to be consummated.

     Subject to the provisions discussed in "State Takeover Statutes" below, under the OGCL, approval by the affirmative vote of the holders of two-thirds of the outstanding stock of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange, of all or substantially all the corporation's assets to be consummated, or if the Articles of Incorporation of a corporation so provide or permit, by the affirmative vote of a greater or lesser proportion, but not less than a majority, of such voting power, and by such affirmative vote of the holders of shares of any particular class as is required by the Articles of Incorporation of that corporation. Where, as here, the proposed merger or consolidation is into a foreign corporation, the OGCL provides that the agreement shall be approved or otherwise authorized by or on behalf of the foreign constituent corporation in accordance with the laws of the state under which it exists, in this case, Delaware.

DISSENTERS' RIGHTS

     Under the DGCL, stockholders generally have the right to demand and receive payment of the fair value of their stock in the event of a merger or consolidation; provided, however, that no dissenters or appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) held of record by more than 2,000 stockholders or (ii) listed on a national securities exchange or, only under the DGCL, designated as a national market system security on an inter-dealer quotation system by the NASD. Even if the shares of any class or series of stock meet the requirements of clause (i) or (ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except: (a) shares of stock of the corporation surviving or resulting from such merger or consolidation; (b) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders or, only under the DGCL, designated as a national market system security on an inter-dealer quotation system by the NASD; (c) cash in lieu of fractional shares of the corporations described in clause (a) or (b) of this sentence; or (d) any combination of shares of stock and cash in lieu of fractional shares described in the foregoing clauses (a), (b) and (c). The stockholders of Vanstar will not receive dissenters or appraisal rights in connection with the Merger.

     Under the OGCL, shareholders generally have the right to demand and receive payment of the fair cash value of their stock in the event of a merger or consolidation or a sale, lease or exchange of all or substantially all of the assets of the corporation. The OGCL imposes significant duties on shareholders who wish to avail themselves of the right to demand and receive payment of the fair cash value of their stock, and further provides that the right

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and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which the shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and pay fair cash value of such shares terminates if (i) the dissenting shareholder has not strictly complied with the provisions of the OGCL, unless the corporation by its directors waives such failure; (ii) the corporation abandons the action involved or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved; (iii) the dissenting shareholder withdraws his demand, with the consent of the corporation by its directors; or (iv) the corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under the provisions of the OGCL within the period provided. The shareholders of both Mentor and Cybernetics will have the right, upon compliance with applicable provisions of the OGCL, to receive dissenters or appraisal rights in connection with the Merger. See "Proposal I: The Merger
- - Dissenters' Rights."

STATE TAKEOVER STATUTES

     BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     Section 203 of the DGCL generally prohibits any business combination (defined to include a variety of transactions, including (i) mergers and consolidations; (ii) sales or dispositions of assets having an aggregate market value equal to 10% or more of the aggregate market value of the corporation determined on a consolidated basis; (iii) issuances of stock (except for certain pro rata and other issuances); and (iv) disproportionate benefits from the corporation (including loans and guarantees)) between a Delaware corporation and any interested stockholder (defined generally as any person who, directly or indirectly, beneficially owns 15% or more of the outstanding voting stock of the corporation) for a period of three years after the date on which the interested stockholder became an interested stockholder. These restrictions do not apply, however, (a) if, prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder; (b) if, upon consummation of the transaction resulting in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation at the time the transaction was commenced (excluding, for the purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by certain employee plans of the corporation); (c) if, on or subsequent to such date, the business combination is approved by the board of directors and the holders of at least two-thirds (2/3) of the shares not involved in the transaction; or (d) under certain other circumstances.

     In addition, a Delaware corporation may adopt an amendment to its Certificate of Incorporation or Bylaws expressly electing not to be governed by
Section 203 of the DGCL if, in addition to any other vote required by law, such amendment is approved by the affirmative vote of a majority of the shares entitled to vote. Such amendment will not, however, be effective until 12 months after such stockholder vote and will not apply to any business combination with an interested stockholder who was such on or prior to the effective date of such amendment.

     Vanstar has not adopted an amendment to either the Vanstar Certificate or the Vanstar Bylaws electing not to be governed by Section 203 of the DGCL.

     Chapter 1704 of the OGCL generally prohibits any merger, consolidation, combination, or majority share acquisition (a "Chapter 1704 transaction") between an "issuing public corporation" (defined in the OGCL to be a domestic corporation with fifty or more shareholders whose principal place of business or executive offices or at least a substantial portion of whose assets are located in Ohio) or a subsidiary of an issuing public corporation and any interested shareholder (defined generally as a person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation) for a period of three years after the date on which the interested shareholder became an interested shareholder. These restrictions do not apply, however, if (i) prior to such date, the board of directors of the corporation approved the Chapter 1704 transaction or the purchase of shares by the interested shareholder; or (ii) the issuing public corporation did not have a class of voting shares registered or traded on a national securities exchange or was not registered under section 12(g) of or required to file periodic reports pursuant to section 15(d) of the Exchange Act; or (iii) under certain other circumstances that would make the provisions of Chapter 1704 inapplicable, provided, however, that the Chapter 1704 transaction shall also comply

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with provisions of the OGCL relating to such transaction.  Neither Mentor nor
Cybernetics has at any time during the period of its existence had fifty or more shareholders, nor has Mentor or Cybernetics at any time during the period of its existence ever had a class of voting shares registered or traded on a national securities exchange, or been registered under section 12(g) of the Exchange Act, or been required to file periodic reports pursuant to section 15(d) of the Exchange Act.

     Neither Mentor nor Cybernetics have adopted an amendment to their respective Articles of Incorporation electing not to be governed by Chapter 1704 of the OGCL.

     OHIO CONTROL SHARE ACQUISITION STATUTE

     Under the OGCL, the acquisition by any person (as used in this section, an "acquiring person") of shares of voting stock of either Mentor or Cybernetics giving the acquiring person direct or indirect voting power of either Mentor or Cybernetics, respectively, within any of the following ranges would constitute a "control share acquisition": (a) one-fifth or more but less than one-third of such voting power, (b) one-third or more but less than a majority of such voting power, or (c) a majority or more of such voting power. An acquiring person may make a controls hare acquisition only if: (1) such person has submitted an 'acquiring person statement" to Mentor or Cybernetics, respectively, (2) the shareholders of Mentor or Cybernetics, respectively, who hold shares entitling them to vote in the election of directors authorize such acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of the voting power of Mentor or Cybernetics, respectively, in the election of directors represented at such meeting in person or by proxy, and of a majority of the portion of such voting power excluding the voting power of "interested shares" (as hereinafter defined); and 93) such acquisition is consummated, in accordance with the terms so authorized, no later than 360 days following shareholder authorization of the control share acquisition. A quorum is deemed to be present at such special meeting if at least a majority of the voting power of the subject corporation in the election of directors, and a majority of the portion of such voting power excluding the voting power of interested shares, are represented at such meeting in person or by proxy. "Interested shares" means the shares of Mentor or Cybernetics in respect of which any of the following persons may exercise or direct the exercise of the voting power of Mentor or Cybernetics, respectively, int he election of directors: (a) the acquiring person; (b) any officer of Mentor or Cybernetics, respectively elected or appointed by the directors of Mentor or Cybernetics, respectively; or (c) any employee of Mentor or Cybernetics who is also a director of Mentor or Cybernetics, respectively. "Interested shares" also means any shares of Mentor or Cybernetics acquired, directly or indirectly, by any person from the holder or holders thereof for a valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of Mentor or Cybernetics, respectively, or any proposed merger, consolidation, or other transaction that would result in a change in control of Mentor or Cybernetics, respectively, or all or substantially all of its assets and ending on the date of any special meeting of Mentor's or Cybernetics', respectively, shareholders held thereafter for the purpose of voting on a control share acquisition proposed by any acquiring person if either of the following applies: (a) the aggregate consideration paid or given by the person who acquired the shares, and any other persons acting in concert with him, for all such shares exceeds two hundred fifty thousand dollars; or (b) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with him, exceeds one-half of one percent of the outstanding shares of Mentor or Cybernetics, respectively, entitled to vote in the election of directors. Neither Mentor nor Cybernetics has taken any corporate action to opt-out of the Ohio control share acquisition law.

     OHIO CONTROL BID STATUTE

     The OGCL also requires that any offeror making a "control bid" for any securities of a "subject company" pursuant to a tender offer must file information specified in the Ohio Securities Act with the Ohio Division of Securities when the bid commences. The Ohio Division of Securities must then decide whether it will suspend the bid under the statute within three calendar days. If it does so, it must initiate hearings on the suspension within 10 calendar days of the suspension date, and make a determination of whether to maintain the suspension, within 16 calendar days of the suspension date. For this purpose, a "control bid" is the purchase of or an offer to purchase any equity security of a subject company from a resident of Ohio that would, in general, result in the offeror acquiring 10% or more of the outstanding shares of such company. A "subject company" includes any company

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with both (a) its principal place of business or principal executive office in Ohio or assets located in Ohio with a fair market value of at least $1,000,000 and (b) more than 10% of its record or beneficial equity security holders in Ohio, more than 10% of its equity securities owned of record or beneficially by Ohio residents, or more than 1,000 of its record or beneficial equity security holders in Ohio.

     To avoid continued suspension of its bid in Ohio, an offeror must comply with three requirements: (a) the information required by the statute must be provided to the Ohio Division of Securities, (b) all material information regarding the control bid must be provided to the offerees, and (c) there may be no material violation of any provision of the Ohio Securities Act.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     Under the DGCL, unless otherwise provided in the Certificate of Incorporation, a proposed amendment to the Certificate of Incorporation requires the affirmative vote of a majority of all shares outstanding and entitled to be cast on the matter. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. The Vanstar Certificate does not provide additional requirements regarding amendments to its Certificate of Incorporation.

     Under the OGCL, a proposed amendment to the Articles of Incorporation requires the affirmative vote of the holders of two-thirds of the outstanding stock of a corporation entitled to vote on the matter, or if the Articles of Incorporation provide or permit, by the affirmative vote of a greater or lesser proportion, but not less than a majority, of such voting power, and by such affirmative vote of the holders of shares of any particular class as is required by the Articles of Incorporation. The Mentor Articles contain a provision that any action requiring the affirmative vote of 2/3 or some other specified proportion of the voting power of the corporation or any class or classes of shares thereof may be taken by the affirmative vote of a majority of the voting power of the corporation or such class or classes of shares. The Cybernetics Articles contain a provision that any action requiring the affirmative vote of 2/3 or some other proportion of the voting power of the corporation or any class or classes of shares thereof may be taken by the affirmative vote of a majority of the voting power of the corporation or such class or classes of shares.

AMENDMENTS TO BYLAWS/CODE OF REGULATIONS

     Under the DGCL, the power to adopt, alter, amend and repeal the Bylaws is vested exclusively in the stockholders, except to the extent that the Certificate of Incorporation vests such power in the board of directors. The Vanstar Certificate vests in its Board of Directors the power to adopt, alter, amend, or repeal Bylaws.

     Under the OGCL, the power to adopt, alter, amend and appeal the Code of Regulations is vested exclusively in the shareholders and requires the affirmative vote of a majority of all shares outstanding and entitled to vote on the matter, or may be adopted without a meeting by the written consent of the holders of two-thirds of all shares outstanding and entitled to vote on such matter. The Cybernetics Articles contain no restriction on the ability of the Cybernetics shareholders to amend the Code of Regulations of Cybernetics. However, the Cybernetics Regulations provide that any action which may be authorized or taken at a meeting of the Shareholders (which includes an amendment to the Code of Regulations) may be taken without a meeting with the affirmative vote or approval of all of the Shareholders who would be entitled to notice of a meeting.

PREEMPTIVE RIGHTS

     Under the DGCL, a stockholder does not possess preemptive rights unless such rights are specifically granted in the Certificate of Incorporation. The Vanstar Certificate does not provide for preemptive rights.

     Under the OGCL, a shareholder, unless otherwise provided in the Articles of Incorporation, does possess preemptive rights, except that a shareholder shall not have preemptive rights if the shares offered or sold are: (i) treasury shares; (ii) issued as a share dividend or distribution; (iii) issued or agreed to be issued for considerations

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other than money; (iv) issued or agreed to be issued upon exercise of options granted and authorized in accordance with the OGCL; (v) issued or agreed to be issued upon conversion of convertible shares authorized in the Articles of Incorporation, or upon exercise of conversion rights conferred and authorized in accordance with Section 1701.22 of the OGCL; (vi) offered to shareholders in satisfaction of their preemptive rights and not purchased by such shareholders, and thereupon issued or agreed to be issued for a consideration not less than that at which the shares were so offered to such shareholders, less reasonable expenses, unless by the affirmative vote or written order of the holders of two-thirds of the shares otherwise entitled to such preemptive rights, the preemptive rights are restored as to any of such shares not therefore issued or agreed to be issued; (vii) released from preemptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to such preemptive rights; or (viii) under certain other circumstances. Mentor has not adopted provisions in its Articles of Incorporation restricting or eliminating preemptive rights. Cybernetics Articles have eliminated preemptive rights for shareholders of Cybernetics.

DIVIDEND SOURCES

     Under the DGCL, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its Certificate of Incorporation, either (i) out of surplus or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the DGCL, no distribution out of net profits is permitted, however, if the corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired. The Vanstar Certificate does not provide additional requirements regarding the distribution of dividends.

     Under the OGCL, a board of directors may authorize a corporation to make distributions to its shareholders in the form of cash, property or shares of the corporation, provided, however, no dividend or distribution shall be paid (i) to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable grounds to believe that by such payment the corporation would be rendered insolvent or (ii) on shares of any one class in shares of another class if any of the authorized shares of such latter class are already outstanding, unless either the Articles of Incorporation so provide or such payment is authorized by the affirmative vote of the holders of at least two-thirds of the shares of the class in which payment is to be made. The OGCL also allows dividends to be paid out of surplus (however created), but the corporation must notify its shareholders if a dividend is paid out of capital surplus. If dividends are paid contrary to law or the corporation's articles, the directors can be held jointly and severally liable for the distributions. Neither the Mentor Articles nor the Cybernetics Articles provide additional requirements regarding the distribution of dividends.

DURATION OF PROXIES

     Generally, under the DGCL, no proxy is valid for more than three years after its date unless otherwise provided in the proxy. The Vanstar Bylaws do not alter the effective period of a proxy.

     Under the OGCL, no proxy is valid for more than eleven months, unless a longer period is expressly provided in the proxy, and proxies are irrevocable only if coupled with an interest.

STOCKHOLDER ACTION WITHOUT A MEETING

     Under the DGCL, action requiring the vote of stockholders may be taken without a meeting, without prior notice and without a vote, by the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and acted. The Vanstar Bylaws do not provide additional requirements regarding stockholder action by written consent.

     Under the OGCL, unless otherwise provided in the Articles of Incorporation or the Regulations, action requiring the vote of shareholders may be authorized or taken without a meeting with the affirmative vote or

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approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings must be filed with, or entered upon, the records of the corporation. Neither the Mentor Articles nor the Mentor Regulations, nor the Cybernetics Articles nor the Cybernetics Regulations contain any provision restricting the right of shareholders to take actions without a meeting.

SPECIAL STOCKHOLDER MEETINGS

     The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the Certificate of Incorporation or by the Bylaws. The Vanstar Bylaws permit the Board of Directors, the Chairman of the Board, the President or the record holders of at least a majority of the issued and outstanding shares of Vanstar Common Stock to call a special meeting of the stockholders for any purpose or purposes.

     Under the OGCL, special meetings of the shareholders may be called by any of the following: (i) the chairman of the board, the president, or, in the case of the president's absence, death or disability, the vice-president authorized to exercise the authority of the president; (ii) by directors, by action at a meeting, or a majority of the directors acting without a meeting; (iii) persons who hold 25% of all shares outstanding and entitled to vote at such meeting, unless the Articles of Incorporation or the Regulations specify for such purpose a smaller or larger proportion but not in excess of 50%; or (iv) such other officers or persons as the Articles of Incorporation or the Regulations authorize to call such meetings. Mentor's Code of Regulations provides that special meetings may be called by the Secretary pursuant to a resolution of the Board of Directors or upon the written request of two directors, or by shareholders representing 25% of the shares issued and entitled to vote. Cybernetics Code of Regulations provides that special meetings may be called by the Chairman of the Board, the President, or in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, or the Secretary, or by the directors by action at a meeting, or a majority of the directors acting without a meeting, or by shareholders representing 50% of the shares issued and entitled to vote.

CUMULATIVE VOTING

     The DGCL permits cumulative voting for the election of directors if provided for in a corporation's Certificate of Incorporation. The Vanstar Certificate does not provide for cumulative voting for the election of directors.

     Unless eliminated by a provision in the Articles of Incorporation, the OGCL requires cumulative voting for the election of directors if notice in writing is given by any shareholder to the president, a vice president or the secretary of a corporation, not less than 48 hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of the meeting has been given to the shareholders at least ten days before such meeting, or if the ten days notice has not been given, not less than 24 hours before such meeting time, that the shareholder desires that the voting at such election shall be cumulative and a corresponding announcement is made at the beginning of the meeting. Neither the Mentor Articles nor the Cybernetics Articles restrict the exercise of cumulative voting.

NUMBER AND ELECTION OF DIRECTORS

     The DGCL permits the Certificate of Incorporation or the Bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the Certificate of Incorporation contains provisions fixing the number of directors, such number may not be changed without amending the Certificate of Incorporation. The Vanstar Certificate does not fix the number of directors.

     The DGCL permits the Certificate of Incorporation of a corporation, the initial Bylaws or a Bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes. The term of office of one class of directors shall expire each year with the terms of office of no two classes expiring the same year. Vanstar has not established a classified board of directors.

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     The OGCL permits the Articles of Incorporation or the Code of Regulations
of a corporation to contain provisions governing the number and the terms of directors, provided, that the number of directors shall not be less than three or, if not so fixed shall be three, provided, further, that where all shares of the corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Unless the Articles of Incorporation or the Regulations fix the number of directors or provide the manner in which such number may be fixed or changed by the shareholders, the number may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on the proposal, provided, that the Articles of Incorporation or Regulations may authorize the directors to change the number of directors, may specify the manner in which the directors are to change the number of directors and limitations upon the directors' use of this authority and may authorize the directors who are in office to fill any director's office that is created by an increase in the number of directors. Mentor's Code of Regulations provides that the number of directors shall be determined pursuant to law or resolution of the shareholders, and the shareholders have fixed the number of directors at three. Mentor's Code of Regulations further contains provisions allocating the right to select certain directors to Joseph H. Oshins and to Norman L. Traeger until the earliest to occur of three dates, one of which is April 30, 1991. Cybernetics Code of Regulations provides that the number of directors may be determined by
(a) the shareholders, at a meeting called for the purpose of electing directors, or (b) by the directors, except that the directors may not reduce the number so as to abolish the office of a director during his term. If the number is not so fixed, there shall be three directors.

     The OGCL permits the Articles of Incorporation or the Regulations to provide for the classification of directors into either two or three classes consisting of not less than three directors each, provided that where all shares of the corporation entitled to elect a class of directors are owned of record by one or two shareholders, the numbers of directors of each class may be less than three but not less than the number of shareholders entitled to elect directors of such class. Unless the Articles of Incorporation or the Regulations provide for a different term (which may not exceed three years from the date of his election or until his successor is elected), each director shall hold office until the next annual meeting of the shareholders and until his successor is elected, or until his earlier resignation, removal from office or death.
Neither Mentor nor Cybernetics has established a classified board of directors.

REMOVAL OF DIRECTORS


     The DGCL provides that a director or directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that (i) members of a classified board may be removed only for cause, unless the Certificate of Incorporation provides otherwise and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part. The Vanstar Certificate and the Vanstar Bylaws provide that any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares entitled to vote or by written consent of the stockholders.

     The OGCL provides, if the shareholders have the right to vote cumulatively in the election of directors, then, unless otherwise expressly provided for in the Articles of Incorporation or the Regulations, all the directors of a particular class or any individual director may be removed from office, with or without cause, by the vote of the holders of the majority of the outstanding stock entitled to elect directors, in place of the directors to be removed except that, unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or all the directors of a particular class, as the case may be. If the shareholders do not have the right to vote cumulatively as a result of an amendment to the Articles of Incorporation, then, unless otherwise expressly provided for in the Articles of Incorporation or Regulations, all the directors, all the directors of a particular class or any individual director may be removed from office, with or without cause, by the vote of the holders of a majority of the outstanding stock entitling them to elect

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directors.  Neither Mentor's Articles nor its Code of Regulations contains any provision relating to the removal of directors. Cybernetics' Code of Regulations provides that all directors or any individual director may be removed from office with or without cause by the vote of the holders of 3/4 of the voting power entitling them to elect directors in place of those removed, except that no individual director may be removed if a sufficient number of votes is cast against his removal which, if cumulatively voted at an election of all directors, would be sufficient to elect at least one director.

VACANCIES

     Under the DGCL, unless otherwise provided in the Certificate of Incorporation or the Bylaws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, provided that, in the case of a classified board, such vacancies and newly created directorships may be filled by a majority of the directors elected by such class, or by the sole remaining director so elected. In the case of a classified board, directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time of the filing of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office. Neither the Vanstar Certificate nor the Vanstar Bylaws provide additional requirements regarding vacancies of directors.

     Under the OGCL, unless otherwise provided in the Articles of Incorporation or the Regulations, any vacancy, however caused, occurring in the board or any newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, and each director so chosen shall hold office for the unexpired term. Neither Mentor's nor Cybernetics' Code of Regulations contains any provision inconsistent with the statutory mechanism for filling vacancies on the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the DGCL, a corporation may indemnify a director, officer, employee or agent of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless the court in which such action or suit was brought or, the Delaware Court of Chancery determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The Vanstar Bylaws provide that such persons shall be indemnified to the fullest extent authorized by the DGCL.

     A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's (as the case may be) indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees. The DGCL states that any indemnification, unless ordered by a court, shall be made only upon a determination that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made (i) by a majority vote of a quorum of disinterested directors; (ii) if a quorum of disinterested directors is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel; or (iii) by the stockholders.

     The DGCL requires Vanstar to advance reasonable expenses to a director or officer after such person provides an undertaking to repay the corporation if it is determined that the required standard of conduct has not been met. This indemnification and advancement of expenses is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or persons controlling Vanstar pursuant to the foregoing provisions, Vanstar has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Under the OGCL, a corporation may indemnify or agree to indemnify a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, that in the view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

     A director, officer, employee or agent of the corporation who has been successful on the merits or otherwise in defense of any action, suit or proceeding shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding. The OGCL states that any other indemnification, unless ordered by a court, shall be made only upon a determination that the director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made (i) by a majority vote of a quorum of disinterested directors; (ii) if a quorum of disinterested directors is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel; (iii) by the shareholders; or (iv) by the court of common pleas or the court in which the action, suit or proceeding was brought.

     The OGCL requires a corporation, unless otherwise provided in the Articles of Incorporation or Regulations of a corporation, to advance reasonable expenses, including attorneys' fees, incurred by a director in defending the action, suit or proceeding, as they are incurred, in advance of the final disposition of the action, suit or proceeding, if the director provides an undertaking to repay the corporation and to reasonably cooperate with the corporation regarding the action, suit or proceeding. This indemnification and advancement of expenses is not exclusive of, and is in addition to, any rights granted to those seeking indemnification or advancement of expenses under the Articles of Incorporation, the Regulations, any agreement, a vote of shareholders or disinterested directors or otherwise. Ohio corporations may procure insurance for such purposes.

     Mentor's Articles provide that the corporation will indemnify officers and directors consistent with the standards set forth in the OGCL, and that the corporation will indemnify employees and agents of the corporation who are successful on the merits or otherwise in defense of any action to which he is named by reason of being an employee or agent of the corporation. Cybernetics' Code of Regulations provide that the corporation shall indemnify any director and may indemnify any other person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The indemnification applies to all actual and reasonable expenses incurred by the indemnitee in connection with the action, suit or proceeding. The corporation shall advance expenses to directors and may advance expenses to others as they are incurred, provided the director or other person agrees to repay advanced amounts under certain specified conditions.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     The DGCL provides that a corporation's Certificate of Incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) violation of certain provisions of the DGCL; (iv) any transaction from which the director derived an improper personal benefit; or (v) any act or omission prior to the adoption of such a provision in the Certificate of Incorporation. The Vanstar Certificate provides a provision eliminating the personal liability for monetary damages of its directors to the fullest extent permitted under the DGCL.

     The OGCL provides that a director of a corporation who votes for or assents to any of the following corporate actions shall be jointly and severally liable to the corporation: (i) the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares, contrary in any case to law or the Articles of Incorporation; (ii) a distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provisions for their payment; or (iii) the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation unless at the time of the making of the loan, a majority of disinterested directors or shareholders voted for the loan and, taking into account the terms and provisions of the loan and all other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation. Any director against whom a claim is asserted under or pursuant to this section and who is held liable on the claim shall be entitled to contribution, on equitable principles, from other directors who are also liable, and any director against whom a claim is asserted or who is held liable shall have a right of contribution from the shareholders who knowingly received any dividend, distribution or payment made contrary to law or the Articles of Incorporation, and such shareholders as among themselves shall also be entitled to contribution in proportion to the amounts received by them respectively. The provisions governing indemnification of directors specifically except claims for liability which are based on any of the preceding actions.

                           PROPOSAL II:  OTHER MATTERS

MENTOR

     The Mentor Board does not know of any other matters which may be brought before the Mentor Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

CYBERNETICS

     The Cybernetics Board does not know of any other matters which may be brought before the Cybernetics Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              CERTAIN LEGAL MATTERS

     The validity of the shares of Vanstar Common Stock being offered hereby is being passed upon for Vanstar by Arter & Hadden, 1717 Main Street, Suite 4100, Dallas, Texas 75201.

                                     EXPERTS

     The consolidated financial statements of Vanstar Corporation at April 30, 1996 and 1995 and for the seven month period ended April 30, 1994 and the year ended September 30, 1993 appearing in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young, L.L.P., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Mentor Technologies, Ltd. at December 31, 1995 appearing in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Hausser & Taylor, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The statements of income and cash flows of Mentor Technologies, Ltd. for the year ended December 31, 1994 appearing in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Arthur Andersen, LLP independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
Vanstar Corporation
     Independent Auditors' Report (Ernst & Young LLP). . . . . . . . . . .   F-2
     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . .   F-3
     Consolidated Statements of Income . . . . . . . . . . . . . . . . . .   F-4
     Consolidated Statements of Stockholders' Equity . . . . . . . . . . .   F-5
     Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . .   F-6
     Notes to Consolidated Financial Statements. . . . . . . . . . . . . .   F-7
Mentor Technologies, Ltd.
     Balance Sheet as of June 30, 1996 and 1995. . . . . . . . . . . . . .  F-18
     Statements of Income for the Six Months Ended June 30, 1996 and 1995. F-20 Statements of Partners' Capital for the Six Months Ended June 30,
       1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-21
     Statements of Cash Flows for the Six Months Ended June 30, 1996
       and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-22
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  F-23
     Independent Auditors' Report (Hausser & Taylor) . . . . . . . . . . .  F-24
     Independent Auditors' Report (Arthur Andersen LLP). . . . . . . . . .  F-25
     Balance Sheet as of December 31, 1995 . . . . . . . . . . . . . . . .  F-26
     Statements of Income for the Years Ended December 31, 1995 and 1994 . F-28 Statement of Partners' Capital for the Year Ended December 31, 1995 . F-29 Statements of Cash Flows for the Years Ended December 31, 1995
       and 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-30
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  F-32

                             VANSTAR CORPORATION

             REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



Board of Directors
Vanstar Corporation

     We have audited the accompanying consolidated balance sheets of Vanstar Corporation as of April 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the year ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vanstar Corporation at April 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the year ended September 30, 1993, in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP

San Jose, California
June 10, 1996

                               VANSTAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                          ASSETS

                                                                                  April 30,
                                                                          1996               1995
                                                                        --------           --------
Current assets:
   Cash                                                                 $ 14,498           $  7,761
   Receivables, net of allowance for doubtful accounts of
      $14,812 and $12,326 at April 30, 1996 and 1995, respectively       298,484            261,308
   Inventories                                                           350,406            298,686
   Deferred income taxes                                                  25,750             35,779
   Prepaid expenses and other current assets                               2,432              1,193
                                                                        --------           ---------
         Total current assets                                            691,570            604,727
Property and equipment, net                                               23,183             19,832
Other assets, net                                                         48,899             39,296
Goodwill,  net of accumulated amortization of $3,453
   and $1,726 at April 30, 1996 and 1995, respectively                    39,713             41,440
                                                                        --------           ---------
                                                                        $803,365           $705,295
                                                                        --------           ---------
                                                                        --------           ---------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                     $305,374           $263,197
   Accrued liabilities                                                    41,586             39,110
   Deferred revenue                                                       27,109             26,883
   Current maturities of long-term debt                                    1,759              7,685
                                                                        --------           ---------
         Total current liabilities                                       375,828            336,875
Long-term debt, less current maturities                                  293,007            337,750
Other long-term liabilities                                                7,477              8,081
Commitments and contingencies                                                  -                  -

Stockholders' equity:
   Preferred stock                                                             -                153
   Common stock:
      Class A; $.001 par value: 100,000,000 shares authorized,
        40,475,144 shares issued and outstanding at April 30, 1996;
        50,000,000 shares authorized, 7,323,508 issued and
        outstanding at April 30, 1995                                         40                  7
      Class B; $.001 par value; no shares authorized, issued or
        outstanding at April 30, 1996; 18,800,000 shares authorized,
        3,708,205 issued and outstanding at April 30, 1995                     -                  4
   Additional paid-in capital                                            115,097             24,768
   Retained earnings (accumulated deficit)  (since a deficit
   elimination of $78,448 at April 30, 1994)                              11,916             (2,343)
                                                                        --------           ---------
      Total stockholders' equity                                         127,053             22,589
                                                                        --------           ---------
                                                                        $803,365           $705,295
                                                                        --------           ---------
                                                                        --------           ---------


          See accompanying notes to consolidated financial statements.

                               VANSTAR CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                                                  Seven
                                                                                  Months        Year
                                                                                   Ended        Ended
                                                    Year Ended April 30,         April 30,   September 30,
                                                    1996           1995            1994          1993
                                                 ----------     ----------       --------     ----------
Revenue:
   Products                                      $1,578,298     $1,187,392       $490,576     $  935,165
   Services                                         226,515        198,000         95,938        164,648
                                                 ----------     ----------       --------     ----------
      Total revenue                               1,804,813      1,385,392        586,514      1,099,813
                                                 ----------     ----------       --------     ----------

Cost of revenue:
   Products                                       1,430,404      1,073,879        437,316        824,514
   Services                                         129,482        100,975         52,196         97,275
                                                 ----------     ----------       --------     ----------
      Total cost of revenue                       1,559,886      1,174,854        489,512        921,789
                                                 ----------     ----------       --------     ----------

Gross margin                                        244,927        210,538         97,002        178,024

Selling, general and administrative expenses        201,880        182,411         97,436        181,320
                                                 ----------     ----------       --------     ----------
Operating income (loss)                              43,047         28,127           (434)        (3,296)

   Interest income                                    5,539          6,577          1,608            849
 Interest expense                                   (35,804)       (32,555)       (12,789)       (23,045)
                                                 ----------     ----------       --------     ----------

Income (loss) from continuing operations
   before income taxes                               12,782          2,149        (11,615)       (25,492)
         Income tax benefit (provision)              (4,729)          (881)         4,646          6,741
                                                 ----------     ----------       --------     ----------
Income (loss) from continuing operations              8,053          1,268         (6,969)       (18,751)
   Income from operations of discontinued
      businesses (less income taxes of $3,693
      in 1994 and $6,811 in 1993)                         -              -          6,426         14,258
   Gain on disposal of discontinued businesses
      (less income taxes of $5,400 in 1996 and
      $10,706 in 1994 and $0 in 1993)                 9,194              -         45,048            247
                                                 ----------     ----------       --------     ----------

Net income (loss)                                $   17,247     $    1,268       $ 44,505     $   (4,246)
                                                 ----------     ----------       --------     ----------
                                                 ----------     ----------       --------     ----------

Pro forma net income per share:
   Continuing operations                         $     0.23     $     0.04
   Discontinued operations                             0.27              -
                                                 ----------     ----------
Total pro forma net income per share             $     0.50     $     0.04
                                                 ----------     ----------
                                                 ----------     ----------
Shares used in pro forma per share calculation       34,250         32,486
                                                 ----------     ----------
                                                 ----------     ----------


          See accompanying notes to consolidated financial statements.

                               VANSTAR CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)


                                                 PREFERRED STOCK               COMMON STOCK A                COMMON STOCK B
                                           ---------------------------  ----------------------------  ----------------------------
                                              SHARES        AMOUNT          SHARES        AMOUNT         SHARES          AMOUNT
                                           ------------  -------------  -------------  -------------  -------------  -------------
BALANCE AT SEPTEMBER 30, 1992                     9,766    $    28,495          4,118    $         4          3,708    $         4

Issuance of Class A Common Stock                      -              -          3,267              3              -              -
Amortization of deferred compensation                 -              -              -              -              -              -
Issuance of warrants                                  -              -              -              -              -              -
Translation adjustments                               -              -              -              -              -              -
Net loss                                              -              -              -              -              -              -
Dividends                                             -              -              -              -              -              -
                                           ------------  -------------  -------------  -------------  -------------  -------------
BALANCE AT SEPTEMBER 30, 1993                     9,766         28,495          7,385              7          3,708              4

Conversion of Class A, C, and D
   Preferred Stock and accrued dividends
   to Class F Preferred Stock                     5,543        (28,342)             -              -              -              -
Payment on shareholder note receivable                -              -              -              -              -              -
Issuance of Class A Common Stock                      -              -             75              -              -              -
Translation adjustments                               -              -              -              -              -              -
Sale of international businesses                      -              -              -              -              -              -
Net income                                            -              -              -              -              -              -
Dividends                                             -              -              -              -              -              -
Quasi-reorganization:
   Revaluation adjustments, net                       -              -              -              -              -              -
   Transfer from accumulated deficit                  -              -              -              -              -              -
                                           ------------  -------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1994                        15,309            153          7,460              7          3,708              4

Redemption of Class A Common Stock                    -              -           (154)             -              -              -
Issuance of Class A Common Stock                      -              -             17              -              -              -
Redemption  of Class E Preferred Stock                -              -              -              -              -              -
Net income                                            -              -              -              -              -              -
Dividends                                             -              -              -              -              -              -
                                           ------------  -------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1995                        15,309            153          7,323              7          3,708              4

Redemption of Class A Common Stock                    -              -           (103)             -              -              -
Issuance of warrants                                  -              -              -              -              -              -
Conversion of Class F Preferred Stock
   and Senior Preferred Stock to
   Class A Common Stock                         (15,309)          (153)        15,309             15              -              -
Conversion of Class B Common Stock to
   Class A Common Stock                               -              -          3,708              4         (3,708)            (4)
Conversion of Warrants to Class A
   Common Stock                                       -              -          4,996              5              -              -
Issuance of Class A Common Stock                      -              -          9,216              9              -              -
Accrued Dividends Forgiven -
     Senior Preferred Stock                           -              -              -              -              -              -
Exercise of Options                                   -              -             26              -              -              -
Net income                                            -              -              -              -              -              -
Dividends                                             -              -              -              -              -              -
                                           ------------  -------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1996                             -    $         -         40,475    $        40              -    $         -
                                           ------------  -------------  -------------  -------------  -------------  -------------
                                           ------------  -------------  -------------  -------------  -------------  -------------

                                                                          RETAINED
                                           STOCKHOLDER                    EARNINGS
                                               NOTE         ADDTL.         (ACCUM.        TRANS.
                                            RECEIVABLE   PAID-IN CAPTL.    DEFICIT)       ADJUST.         TOTAL
                                           ------------  -------------  -------------  -------------  -------------
BALANCE AT SEPTEMBER 30, 1992                      $  -      $  84,758     $ (112,434)       $  (143)       $  684


Issuance of Class A Common Stock                 (1,846)        17,395              -              -        15,552
Amortization of deferred compensation                 -              9              -              -             9
Issuance of warrants                               (154)         3,269              -              -         3,115
Translation adjustments                               -              -              -          1,411         1,411
Net loss                                              -              -         (4,246)             -        (4,246)
Dividends                                             -              -         (3,941)             -        (3,941)
                                           ------------  -------------  -------------  -------------  -------------
BALANCE AT SEPTEMBER 30, 1993                    (2,000)       105,431       (120,621)         1,268        12,584

Conversion of Class A, C, and D
   Preferred Stock and accrued dividends
   to Class F Preferred Stock                         -         28,342              -              -             -
Payment on shareholder note receivable            1,000              -              -              -         1,000
Issuance of Class A Common Stock                      -              -              -              -             -
Translation adjustments                               -              -              -            (86)          (86)
Sale of international businesses                      -              -              -         (1,182)       (1,182)
Net income                                            -              -         44,505              -        44,505
Dividends                                             -              -         (2,332)             -        (2,332)
Quasi-reorganization:
   Revaluation adjustments, net                       -        (29,692)             -              -       (29,692)
   Transfer from accumulated deficit                  -        (78,448)        78,448              -             -
                                           ------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1994                        (1,000)        25,633              -              -        24,797

Redemption of Class A Common Stock                1,000         (1,000)             -              -             -
Issuance of Class A Common Stock                      -              -              -              -             -
Redemption  of Class E Preferred Stock                -            135              -              -           135
Net income                                            -              -          1,268              -         1,268
Dividends                                             -              -         (3,611)             -        (3,611)
                                           ------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1995                             -         24,768         (2,343)             -        22,589

Redemption of Class A Common Stock                    -              -              -              -             -
Issuance of warrants                                  -            500              -              -           500
Conversion of Class F Preferred Stock
   and Senior Preferred Stock to
   Class A Common Stock                               -            138              -              -             -
Conversion of Class B Common Stock to
   Class A Common Stock)                              -              -              -              -             -
Conversion of Warrants to Class A
   Common Stock                                       -             (5)             -              -             -
Issuance of Class A Common Stock                      -         83,382              -              -        83,391
Accrued Dividends Forgiven -
     Senior Preferred Stock                           -          6,162              -              -         6,162
Exercise of Options                                   -            152              -              -           152
Net income                                            -              -         17,247              -        17,247
Dividends                                             -              -         (2,988)             -        (2,988)
                                           ------------  -------------  -------------  -------------  -------------
BALANCE AT APRIL 30, 1996                    $        -     $  115,097      $  11,916           $  -     $ 127,053
                                           ------------  -------------  -------------  -------------  -------------
                                           ------------  -------------  -------------  -------------  -------------


           See accompanying notes to consolidated financial statements

                                 VANSTAR CORPORATION
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (IN THOUSANDS)




                                                                                         SEVEN
                                                                                         MONTHS         YEAR
                                                                                         ENDED          ENDED
                                                           YEAR ENDED APRIL 30,         APRIL 30,    SEPTEMBER 30,
                                                        --------------------------    -----------    ------------
                                                            1996          1995           1994           1993
                                                           ----          ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                       $   17,247         $1,268      $  44,505      $ (4,246)
Adjustments:
 Depreciation and amortization                               9,775          9,997          9,248        17,883
 Provision for receivables and investments                  14,393             95            356         5,287
 Gain on sale of building                                        -              -              -        (1,398)
 Gain on disposal of discontinued businesses               (14,594)             -        (55,754)         (247)
 Changes in operating assets and liabilities:
  Receivables                                              (51,193)       (58,354)       (19,092)       53,253
  Inventories                                              (51,720)       (38,900)       (86,044)        2,504
  Prepaid expenses and other assets                         (2,462)        (1,257)         1,505        (4,409)
  Deferred income taxes                                     10,029         (1,097)         9,710        (1,730)
  Accounts payable                                          42,177         37,556        (19,679)       (9,871)
  Accrued and other liabilities                              4,865          1,070        (21,713)      (34,890)
                                                         ---------       --------       ---------      ---------
     Total adjustments                                     (38,730)       (50,890)      (181,463)       26,382
                                                         ---------       --------      ---------       ---------
Net cash provided by (used in) operating activities        (21,483)       (49,622)      (136,958)       22,136

CASH FLOWS FROM INVESTING ACTIVITIES:
 Sales of businesses                                        14,594              -         78,401         3,097
 Capital expenditures                                      (15,583)       (12,835)        (3,099)       (6,383)
 Proceeds from sale of building                                  -              -              -         2,939
 Repayment of notes receivable                                   -          9,722          6,213         6,327
                                                         ---------       --------      ---------      ---------
Net cash provided by (used in) investing activities           (989)        (3,113)        81,515         5,980

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term debt                                 (7,836)       (12,342)       (16,322)      (10,120)
 Borrowings under line of credit, net of payments          (46,999)        73,287         68,123       (33,032)
 Issuance of common stock and warrants                      84,044              -              -        14,740
 Redemption of preferred stock and accrued dividends             -         (4,654)             -             -
 Dividends paid                                                  -         (1,000)             -             -
                                                         ---------       --------      ---------      ---------
Net cash provided by (used in) financing activities         29,209         55,291         51,801       (28,412)

NET INCREASE (DECREASE) IN CASH                              6,737          2,556         (3,642)         (296)
Cash at beginning of the period                              7,761          5,205          8,847         9,143
                                                         ---------       --------      ---------      ---------
Cash at end of the period                                 $ 14,498         $7,761         $5,205      $  8,847
                                                         ---------       --------      ---------      ---------
                                                         ---------       --------      ---------      ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid (received) during the period for:
  Interest                                                 $38,761        $31,352        $13,094      $ 24,873
  Income taxes, net of refunds                                 625          1,424              5          (349)
NON-CASH INVESTING ACTIVITIES:
  Equipment acquired under capital leases                    4,293              -              -           699
NON-CASH FINANCING ACTIVITIES:
  Payment of accrued dividends with common stock                 -              -              -         3,462
  Conversion of accrued dividends into a note payable            -          2,462              -            -


            SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION  AND BASIS OF PRESENTATION

     Vanstar Corporation (the "Company") is a leading provider of services and products designed to build and manage personal computer network infrastructures primarily for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' network infrastructure needs by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PC's, network products, computer peripherals and software from a variety of vendors. The consolidated financial statements include the accounts of Vanstar Corporation and all subsidiaries. All significant intercompany balances have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Products revenue is primarily derived from the sale of computer hardware, software, peripherals and communications devices manufactured by third parties and sold by the Company, principally to implement integration projects. Services revenue is derived from value-added services, including services focused on the server and communication segments of the PC network infrastructure, services performed for the desktop and fees earned on a distribution services agreement. Product sales are recognized at the time of shipment. Revenue from services is recognized as services are performed or ratably if performed over a service contract period. Deferred revenue primarily represents unrecognized service revenue.

CHANGE OF COMPANY NAME AND FISCAL YEAR END

     The Company changed its name from "ComputerLand Corporation" to "Vanstar Corporation," effective March 21, 1994, in conjunction with the sale of its U.S. franchise business, including the right to the "ComputerLand" name and trademark within the United States.

     The Company also changed its fiscal year end during fiscal 1994 from September 30 to April 30. Accordingly, the Company's transition period ending April 30, 1994 includes only seven months from October 1, 1993 to April 30, 1994.

FINANCIAL INSTRUMENTS

     The carrying amounts reflected in the consolidated balance sheets for cash, receivables, and accounts payable approximate the respective fair values due to the short maturities of these instruments. The long-term debt consists of variable rate instruments at terms the Company believes would be available if similar financing were obtained from another party. As such, carrying amounts also approximate their fair value.

INVENTORIES

     Inventory for resale and spare parts inventory are stated at the lower of cost (first-in, first-out method) or market. Periodically, the Company assesses the appropriateness of the inventory valuations giving consideration to obsolete, slow-moving and nonsalable inventory.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

       Furniture and equipment     3 to 5 years
       Leasehold improvements      Lesser of term of lease or useful life
       Building                    25 years

ACQUISITION ACCOUNTING

     All acquisitions have been accounted for using the purchase method whereby the purchase price, including liabilities assumed, is allocated based upon the fair value of the tangible and intangible assets of the acquired entity. The Company's consolidated statements of operations include the results of operations of the acquired businesses subsequent to the purchase dates. Goodwill represents the excess of cost over the net assets of acquired businesses and is amortized using the straight-line method over twenty-five years.

     The carrying amount of goodwill was adjusted to fair value at April 30, 1994 in connection with the Company's quasi-reorganization. Periodically, the Company assesses the appropriateness of the carrying amount of goodwill and the amortization periods based on the undiscounted value of the current and anticipated future cash flows and projected profitability of the acquired business. If there are indicated impairments, a write down is recorded to the extent the carrying amount exceeds the fair value.

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board recently issued two standards which will be applicable to the Company but which the Company has not yet adopted: Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF and Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The impairment standard is not expected to have a significant impact on the Company. The Company has not yet determined which of the acceptable approaches it will use under the stock compensation standard. Adoption of certain approaches under the stock compensation standard could result in noncash charges, which if made are not expected to be material. At a minimum, the standard will require disclosures about the fair value of the employee stock options.

2.   DISCONTINUED OPERATIONS

     The Company disposed of primarily all of its worldwide franchise business during the seven months ended April 30, 1994 and the fiscal year ended September 30, 1993. Combined revenues of the franchise segment were $0.4 billion and $1.1 billion during the seven months ended April 30, 1994 and the fiscal year ended September 30, 1993, respectively.

 U.S. FRANCHISE DIVISION

     On January 31, 1994, pursuant to an asset purchase agreement, the Company sold certain assets and liabilities of its U.S. franchise business, including all domestic franchise agreements, Datago distribution agreements and the right to the "ComputerLand" name and trademark within the United States to Merisel FAB, a wholly-owned subsidiary of Merisel, Inc. ("Merisel"). The purchase price was $80.2 million in cash plus additional consideration based upon the cumulative volume of product sold during the two-year period commencing
February 1, 1994. The Company recorded a gain on the sale of $32.5 million, net of related disposition costs and taxes during the seven-month period ended April 30, 1994. At April 30, 1995, no additional consideration was recorded based on the inability to determine the amount of additional consideration earned, if any.

     Concurrent with the sale, the Company entered into a distribution services agreement with Merisel FAB. Pursuant to this agreement, the Company continues to supply product and provide certain logistics and other support services to Merisel FAB. The Company receives a monthly distribution fee for such services. The Company also granted Merisel FAB $20.0 million in extended, interest-bearing credit on its product purchases.

     Effective January 31, 1996, the Company and Merisel FAB signed amendments to the asset purchase agreement and distribution services agreement. The amendments provide that: the term of the distribution services agreement be extended through April 30, 1997; the distribution fee be reduced retroactive to April 1, 1995; the additional consideration be fixed at $14.6 million; the maximum amount of the extended credit be increased by $11.1 million, which will be reduced in monthly installments from February 1996 through July 1997; and the original amount of interest-bearing credit of $20.0 million be extended and reduced in three equal monthly installments from May 15, 1997 through July 15, 1997.

     As a result of announcements made by Merisel on February 20, 1996, the Company decided to record a $31.1 million provision as of January 31, 1996 against its extended credit due from Merisel FAB. As of April 30, 1996 the Company reversed a portion of such provision (see Note 15-Subsequent Events).

INTERNATIONAL SUBSIDIARIES

     On April 29, 1994, the Company sold several of its international subsidiaries which operated franchise businesses primarily in Europe, resulting in a net gain of approximately $12.6 million. On June 28, 1993, the Company sold the assets of a subsidiary in New Zealand for approximately $2.2 million and recognized a gain of $0.3 million.

3.    QUASI-REORGANIZATION

     Effective April 30, 1994, and in connection with the Company's decision to dispose of its franchise business, the Company elected to adjust its balance sheet in accordance with quasi-reorganization accounting principles. A quasi-reorganization is an elective accounting procedure intended to restate assets and liabilities to fair values and eliminate any deficit in retained earnings. The accumulated deficit at April 30, 1994 of $78.4 million was eliminated against additional paid-in capital. The adjustments to fair value included $22.7 million of non-cash write-downs of goodwill and other intangible assets and the write-down of $7.0 million of property, plant and equipment. Management utilized the services of outside experts in determining the fair values. The carrying values of all other assets and liabilities at April 30, 1994 were determined to approximate their fair values and no further adjustment to the historical basis was required. Management believes that those adjustments reflected the significant changes in the evolution of the Company and provided a more appropriate basis to report future operating results.

4.   INVENTORIES

     Inventories consist of the following:


                                                            APRIL 30,
                                                  --------------------------
  (IN THOUSANDS)                                     1996           1995
                                                  ---------      -----------
Inventory for resale                              $ 348,419      $ 296,458
Less reserve for obsolete inventory                 (12,640)       (11,435)
                                                  ---------      ---------
                                                    335,779        285,023
Spare parts (current)                                14,627         13,663
                                                  ---------      ---------
                                                  $ 350,406      $ 298,686
                                                  ---------      ---------
                                                  ---------      ---------

5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                            APRIL 30,
                                                  --------------------------
  (IN THOUSANDS)                                     1996           1995
                                                  ---------      -----------
Furniture and equipment                           $  57,093        $ 46,609
Building and improvements                            14,377          13,707
                                                  ---------       ---------
                                                     71,470          60,316
Less accumulated depreciation and amortization      (48,287)        (40,484)
                                                  ---------       ---------
                                                  $  23,183        $ 19,832
                                                  ---------       ---------
                                                  ---------       ---------

     Depreciation and amortization associated with property and equipment was $7.7 million, $8.3 million, $7.3 million, and $13.9 million for the fiscal years ended April 30, 1996 and 1995, the seven months ended April 30, 1994 and the year ended September 30, 1993.

6.   OTHER ASSETS

     Other assets consist of the following:


                                                            APRIL 30,
                                                  --------------------------
  (IN THOUSANDS)                                     1996           1995
                                                  ---------      -----------
Spare parts (non-current)                         $  28,883       $ 27,324
Capitalized software, net                            13,353          4,974
Deferred income taxes                                 5,593          5,593
Other                                                 1,070          1,405
                                                  ---------       --------
                                                  $  48,899       $ 39,296
                                                  ---------       --------
                                                  ---------       --------

     Capitalized software represents the costs associated with development of software for the Company's internal use. Such costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, and are amortized over the remaining useful economic life of the software of up to five years. Accumulated amortization at April 30, 1996 and 1995 was $0.3 and $0.0 million, respectively.

7.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              APRIL 30,
                                                     --------------------------
                                                          (IN THOUSANDS)
                                                        1996           1995
                                                     ---------      -----------
Line of Credit                                       $ 289,072      $  336,071

     Note to stockholder, due January 1996               -              4,578

9.75% note to stockholder                                 -              2,463

9.25% note secured by real property, payable
  in monthly installments of $26 through
  April 2003                                             1,356           1,721

Other (including obligations under capital leases)       4,338             602
                                                     ---------      -----------
Total Outstanding Debt                               $ 294,766      $  345,435

Less current maturities                                 (1,759)         (7,685)
                                                     ---------      -----------
                                                     $ 293,007      $  337,750
                                                     ---------      -----------
                                                     ---------      -----------

     The line of credit consists of amounts borrowed under a financing agreement with IBM Credit Corporation ("IBMCC"), an affiliate of one of the Company's principal vendors. The line of credit is established for $450 million, is renewable every six months, is secured by portions of the Company's inventory, accounts receivable and certain other assets and is terminable by the Company or IBMCC at anytime upon 90 days' written notice. In the event of such termination, the outstanding borrowings are not due until the end of the term, currently expiring on October 31, 1997. The financing agreement contains various terms and covenants which require the Company to maintain certain levels of tangible net worth and certain other financial restrictions. The financing agreement also limits the Company's ability to pay cash dividends on its Common Stock. At April 30, 1996, the Company had $386 million outstanding under this facility of which $97 million is included in accounts payable and $289 million is classified as long-term debt. The interest rate was prime plus 2.0% through March 31, 1995, and prime plus 1.06% from April 1, 1995 to March 31, 1996, prime plus 0.45% from April 1, 1996 to April 30, 1996 and prime minus 0.50% thereafter.

     Aggregate maturities of long-term debt, excluding the line of credit, are approximately $1.7 million, $1.7 million, $1.2 million, and $0.3 million, respectively each of the succeeding four years, and $0.8 million thereafter.

8.    CONCENTRATION OF CREDIT RISK

     The Company purchases multi-vendor PC products for sale primarily to end-users and to customers of Merisel FAB, and provides various PC-related services. Although receivables from end-users are uncollateralized, the credit risk is limited due to the large number and diversity of customers comprising the Company's customer base. During fiscal 1993 and the seven months ended April 30, 1994, no individual customer accounted for more than 10% of the Company's total revenue. During fiscal year 1996 and 1995, Microsoft Corporation accounted for 12.0%, and 10.8%, respectively, of the Company's total revenue.

9.    LEASE COMMITMENTS

     The Company leases certain administrative, warehousing and other facilities under operating leases and equipment under a combination of operating and capital leases. Most of the Company's operating leases are subject to annual escalation clauses ranging from two to five percent. Several facilities under operating leases have been sublet. The future minimum lease payments on noncancelable operating leases with an initial term in excess of one year and future sublease income under noncancelable subleases as of April 30, 1996 are as follows:

                                     MINIMUM
                                  LEASE PAYMENT    SUBLEASE INCOME
                                  -------------    ---------------
                                            (IN THOUSANDS)

          1997                       $  12,251      $     820
          1998                           7,714            348
          1999                           4,234             43
          2000                           1,158              -
          2001                             540              -
          Thereafter                       939              -
                                     ---------      ---------
                                     $  26,836      $   1,211
                                     ---------      ---------
                                     ---------      ---------

     In connection with leases on facilities associated with acquisitions, the Company established reserves for future lease payments on certain duplicate or excess facilities. The balance of these reserves at April 30, 1996 was approximately $2.8 million, which has not reduced the amounts shown above.

     Rental expense, under operating leases, charged to operations was $13.8 million, $14.2 million, $8.7 million and $15.2 million during fiscal year ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the fiscal year ended 1993, respectively.

     The cost of assets recorded under capital leases was $4.5 million and $3.3 million at April 30, 1996 and 1995, respectively. Accumulated amortization on such assets was $0.5 million and $2.8 million at April 30, 1996 and 1995, respectively. The present value of minimum lease payments under capital leases as of April 30, 1996 was $4.1 million.

10.  STOCKHOLDERS' EQUITY

INITIAL PUBLIC OFFERING

     On March 11, 1996, the Company completed an initial public offering selling 8,000,000 shares of its Common Stock. In connection with the initial public offering, the Company granted to the Underwriters a 30-day option to purchase up to an additional 2,215,770 shares of Common Stock solely to cover over-allotments, if any. The Underwriters exercised their option to purchase 1,215,770 of such shares in April 1996.

PREFERRED STOCK, COMMON STOCK AND WARRANTS

     Concurrent with the consummation of the initial public offering, all outstanding shares of Senior Preferred Stock, Class F Preferred Stock and Class B Common Stock were converted into 19,018,088 shares of Common Stock. Additionally, all outstanding warrants were exchanged for 4,995,691 shares of Common Stock, all accrued dividends payable to the holder of the Senior Preferred Stock totaling $6.2 million were forgiven and all such stock and warrants converted to Common Stock were canceled.

     As of April 30, 1996, 15,000,000 shares of undesignated Preferred Stock, $0.01 par value are authorized; no shares of this newly authorized class have been issued.

     At April 30, 1996, the Company had 6,000,000 shares of Common Stock reserved for future issuance for the Company's stock option and stock purchase plans and 29,800 shares of Common Stock reserved for future issuance upon the exercise of options granted to certain of the Company's former franchisees.

STOCK OPTION PLANS

     The Company has two stock option plans which provide for the issuance of incentive stock options ("ISOs"), stock options that are non-qualified for Federal income tax purposes ("NQSOs") and stock appreciation rights ("SARs"). The 1988 Stock Option Plan was adopted in July 1988 and provides for the issuance of ISOs, NQSOs and SARs to key employees and directors. The 1993 Stock Option Plan was adopted in April 1993 and provides for the issuance of shares of common stock, ISOs, NQSOs or SARs to highly compensated, managerial employees, officers and directors. The exercise price of the ISOs under both plans may not be less than 100% of the fair market value of the Common Stock at the time of grant. Under the 1993 plan, the exercise price of the NQSOs
may not be less than 85% of the fair market value at the time of grant.   At
April 30, 1996, the total number of shares of Common Stock for which options may be granted pursuant to the 1988 and 1993 plans were 2,500,000 and 2,500,000, respectively. Under both plans, options generally become exercisable ratably over a four or five year period and expire in ten years. At April 30, 1996, options to purchase 1,403,034 shares were exercisable. At April 30, 1996, no SARs had been issued.

     Effective as of May 1, 1995, the Company offered to all current employees who held options, the right to exchange their options for new options that are exercisable at a price of $3.00 per share. The new options are subject to a new four-year vesting schedule commencing May 1, 1995. In connection with this transaction, 1,164,505 options were exchanged.

     The following table summarizes option activity through April 30, 1996 under both plans:


                                                                       OPTIONS OUTSTANDING
                                                       --------------------------------------------------
                                       OPTIONS                             EXERCISE            AGGREGATE
                                    AVAILABLE FOR                          PRICE PER            EXERCISE
                                        GRANT           SHARES              SHARE                 PRICE
                                    -------------    -----------       --------------      ---------------
Balance at September 30, 1992          119,421        1,803,421        $    0.18-6.00      $   9,627,876
   Granted                             (61,800)          61,800                  6.00            370,800
   Canceled                            128,390         (128,390)            5.55-6.00           (746,118)
   Expired                             101,876         (101,876)            5.55-6.00           (572,499)
                                    ----------       ----------        --------------      --------------
Balance at September 30, 1993          187,887        1,634,955             0.18-6.00           8,680,059
  Increase in authorized shares        429,800                -                     -                   -
  Granted                              (12,500)          12,500                  6.00              75,000
  Exercised                                  -          (74,380)                 0.18             (13,388)
  Canceled                              22,324          (22,324)            5.55-6.00            (130,536)
  Expired                              132,822         (132,822)            5.55-6.00            (745,459)
                                    ----------       ----------        --------------      --------------
Balance at April 30, 1994              860,333        1,417,929             0.18-6.00           7,865,676
  Granted                             (883,726)         883,726                  6.00           5,302,356
  Canceled                              69,964          (69,964)            5.55-6.00            (417,775)
  Expired                               70,147          (70,147)            5.55-6.00            (413,278)
                                    ----------       ----------        --------------      --------------
Balance at April 30, 1995              116,718        2,161,544             0.18-6.00          12,336,979
  Increase in authorized shares      2,677,158                -                     -                   -
  Exercised                                  -          (26,125)            3.00-6.00            (152,250)
  Granted                           (2,966,943)       2,966,943            3.00-10.00          12,896,829
  Canceled                           1,229,630       (1,229,630)            3.00-6.00          (7,139,304)
  Expired                               55,247          (55,247)            5.55-6.00            (315,565)
                                    ----------       ----------        --------------      --------------
Balance at April 30, 1996            1,111,810        3,817,485        $   0.18-10.00      $   17,626,689
                                    ----------       ----------        --------------      --------------
                                    ----------       ----------        --------------      --------------


STOCK PURCHASE PLAN

     On March 11, 1996, the Company adopted an employee purchase plan (the "Stock Purchase Plan") allowing eligible employees to purchase shares of the Company's Common Stock. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The total number of shares of Common Stock authorized for issuance under the plan is 1,000,000. All full-time employees of the Company are eligible to participate, subject to certain limited exceptions. The Stock Purchase Plan provides a means for the Company's employees to purchase stock through payroll deductions of up to 10% of their gross compensation. The purchase price for shares offered under the Stock Purchase Plan is equal to 85% of the lower of the closing price of the Common Stock on the first day of the six month offer period or the last day of the six month offer period.
The initial offer period is from March 11, 1996 to August 31, 1996. At April 30, 1996, no shares were issued to employees participating in the plan.

11.  EMPLOYEE BENEFITS

     The Company provides a savings plan under Section 401(k) of the Internal Revenue Code to substantially all domestic employees who are over the age of 21. Employees can contribute up to 12% of their annual salary to the plan up to a maximum allowed by the Internal Revenue Code. The Company will match 100% of the employee's contributions up to $200 not to exceed the maximum of 1% of the employee's eligible compensation. If the employee contributes more than $200 to the plan, the Company will contribute an amount equal to the greater of $200 or 25% of the employee's contribution up to a maximum of 1% of the employee's eligible compensation. The amount charged to expense for the matching contribution was $0.7 million, $0.7 million, $0.5 million, and $0.7 million for the fiscal years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994, and the year ended September 30, 1993, respectively.

12.  INCOME TAXES

     The income tax benefit (provision) computed under Statement of Financial Accounting Standards No. 109, consists of the following:


                                                           SEVEN
                                  FISCAL YEAR              MONTHS          FISCAL YEAR
                                 ENDED APRIL 30             ENDED             ENDED
                           ---------------------------    APRIL 30,       SEPTEMBER 30,
                               1996           1995          1994              1993
                           ---------       ----------     ---------       --------------
                                                  (IN THOUSANDS)
CURRENT:
  Federal                  $      -        $     -        $  (500)         $     -
  State                        (100)          (200)          (500)               -
  Foreign                         -              -              -             (260)
                           ---------       --------       --------         --------
                               (100)          (200)        (1,000)            (260)
                           ---------       --------       --------         --------
DEFERRED:
  Federal                    (8,561)          (562)        (7,631)             190
  State                      (1,468)          (119)        (1,122)               -
                           ---------       --------       --------         --------
                            (10,029)          (681)        (8,753)             190
                           ---------       --------       --------         --------
    Total gross margin     $(10,129)       $  (881)       $(9,753)         $   (70)
                           ---------       --------       --------         --------
                           ---------       --------       --------         --------

     The income tax benefit (provision) is allocated between discontinued and continuing operations as follows:


                                                                              SEVEN
                                                    FISCAL YEAR               MONTHS          FISCAL YEAR
                                                   ENDED APRIL 30              ENDED             ENDED
                                            ---------------------------      APRIL 30,       SEPTEMBER 30,
                                               1996           1995             1994              1993
                                            ---------       ----------       ---------       --------------
                                                  (IN THOUSANDS)
Provision allocated to operations of
  discontinued businesses and income on
  disposal of discontinued business         $ (5,400)         $    -          $(14,399)        $ (6,811)
                                            ---------         --------        ---------        ---------
                                            ---------         --------        ---------        ---------
Income tax benefit (provision) allocated
  to continuing operations                  $ (4,729)         $  (881)        $  4,646         $  6,741
                                            ---------         --------        ---------        ---------
                                            ---------         --------        ---------        ---------

     Significant components of deferred tax liabilities and assets consist of the following:
                                                           APRIL 30
                                                ----------------------------
                                                   1996              1995
                                                -----------      -----------
                                                      (IN THOUSANDS)
Deferred tax liabilities:
     Capital leases                             $      -         $       91
     Other                                             -                106
                                                --------         ----------
          Total deferred tax liabilities               -                197
                                                --------         ----------
Deferred tax assets:
     Reserves                                      8,220              9,504
     Inventory reserves                            6,446              9,441
     Other expenses, not currently deductible      2,751              6,454
     Net operating loss carryforward              13,926             10,381
     Other                                             -              5,789
                                                --------         ----------
          Total deferred tax assets               31,343             41,569
                                                --------         ----------
     Total net deferred tax assets              $ 31,343         $   41,372
                                                --------         ----------
                                                --------         ----------

     The net operating loss carryforwards listed above expire in the years 2000 through 2010.

     Realization of the total net deferred tax assets is dependent on generating future taxable income. The full realization of the $31.3 million of deferred tax assets carried at April 30, 1996 is dependent upon the Company achieving future pretax earnings, prior to the expiration of the net operating loss carryforwards, of $84.7 million. Although realization is not assured, Management believes that sufficient taxable income will be generated through operations to realize the net deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     Income before income taxes from foreign operations was $0.0 million, $0.0 million, $0.9 million and, $3.4 million for fiscal years ended April 30, 1996 and 1995, the seven months ended April 30, 1994, and the fiscal year ended September 30, 1993, respectively.

     A reconciliation of the U.S. statutory income tax rate and the effective rate of the income tax benefit (provision) allocated to continuing operations is as follows:

                                                                              SEVEN
                                                    FISCAL YEAR               MONTHS          FISCAL YEAR
                                                   ENDED APRIL 30              ENDED             ENDED
                                            ---------------------------      APRIL 30,       SEPTEMBER 30,
                                               1996           1995             1994              1993
                                            ---------       ----------       ---------       --------------
                                                                   (IN THOUSANDS)
Statutory tax rate at 35% (34% for 1993)     $ (4,473)      $   (752)         $ 4,065           $   8,667
State income taxes, net of federal benefit       (536)          (108)             210                 725
Losses not benefited                                -              -                -              (2,736)
Other                                             280            (21)             371                  85
                                             ---------      ---------         -------           ---------
                                             $ (4,729)      $   (881)         $ 4,646           $   6,741
                                             ---------      ---------         -------           ---------
                                             ---------      ---------         -------           ---------

13.  INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

     Pro forma net income per share and shares used in per share calculation for fiscal year 1996 and 1995 have been presented on the consolidated statements of income as if the conversion of the Company's preferred stock and warrants had occurred at the later of the beginning of fiscal year 1995 or the issuance date.

     Both pro forma and historical income (loss) per share is computed using the weighted average number of shares of Common Stock and dilutive common stock equivalents outstanding during the period. Common stock equivalents are computed on the preferred stock using the if-converted method and on the outstanding options using the treasury stock method. During the fiscal years ended 1995 and 1993 the effect upon the historical income (loss) per share of common stock equivalents was antidilutive and is therefore excluded from the calculations. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common stock equivalents also include amounts computed on options and warrants issued within twelve months of the filing date as if they were outstanding for all periods presented using the treasury stock method and the initial public offering price.

     The following is a summary of the historical income (loss) per common and common equivalent share and historical shares used in per share calculation:

                                                                              SEVEN
                                                    YEAR ENDED                MONTHS            YEAR
                                                     APRIL 30,                ENDED             ENDED
                                            ---------------------------      APRIL 30,       SEPTEMBER 30,
                                               1996           1995             1994              1993
                                            ---------       ----------       ---------       --------------
Historical income (loss) per share:
  Continuing operations. . . . . . . . . .   $  0.27         $ (0.17)         $ (0.24)         $  (1.89)
  Discontinued operations. . . . . . . . .      0.30               -             1.76              1.21
                                             -------         --------         -------          --------
Total historical income (loss) per share .   $  0.57         $ (0.17)         $  1.52          $  (0.68)
                                             -------         --------         -------          --------
                                             -------         --------         -------          --------
Weighted average number of shares
 (in thousands):
  Common stock . . . . . . . . . . . . . .    14,247          11,040           11,168             9,282
  Common stock equivalents . . . . . . . .    15,974           2,671           18,053             2,671
                                             -------         --------         -------          --------
Historical shares used in per share
 calculation . . . . . . . . . . . . . . .    30,221          13,711           29,221            11,953
                                             -------         --------         -------          --------
                                             -------         --------         -------          --------

14.  LITIGATION AND CONTINGENCIES

     Various legal actions arising in the normal course of business have been brought against the Company and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

15.  SUBSEQUENT EVENTS

     Effective May 24, 1996, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and liabilities previously associated with the business operations of Dataflex known as the Dataflex Western Region and Dataflex Southwest Region. The two Dataflex regions offer PC product distribution, service and support in the states of Arizona, California, Colorado, New Mexico, Nevada and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the assets and businesses acquired from Dataflex was approximately $42.0 million, subject to certain post-closing adjustments. Of this amount, the Company paid approximately $37.0 million in cash on May 29, 1996, with the remainder due following the completion of an audit of the assets acquired and the liabilities assumed as of May 31, 1996 and the completion of certain other post closing matters.

     On May 29, 1996, the Company entered into an agreement with a third party under which the Company received $15.6 million in cash in exchange for providing the third party the right to receive payments in May, June and July 1997 totaling $20.0 million out of amounts collected from the extended credit owed to the Company by Merisel FAB. As a result of the agreement, the Company adjusted a portion of the reserve on its extended credit from Merisel FAB resulting in additional pre-tax income of $15.6 million during the quarter ended April 30, 1996.

     On June 5, 1996, the Company entered into an agreement to acquire Mentor Technologies LTD, ("Mentor"), an Ohio limited partnership providing information
technology training and education.   Mentor reported revenues of approximately
$5.5 million for the year ended December 31, 1995. The Company anticipates accounting for the acquisition as a "pooling of interests" as defined by Accounting Principals Board Opinion No. 16., BUSINESS COMBINATIONS. Consummation of the transaction is subject to certain closing conditions and compliance with applicable law.

                            MENTOR TECHNOLOGIES, LTD.

                                  BALANCE SHEET
                                   (UNAUDITED)

                             JUNE 30, 1996 AND 1995


        ASSETS                                 1996                 1995
        ------                             ------------         ------------

CURRENT ASSETS
  Cash                                     $   (119,673)        $    (63,535)
  Accounts receivable (net)                   1,712,353              805,668
  Inventories                                    45,732               68,516
  Prepaid expenses                              177,443               77,241
                                           ------------         ------------
    Total current assets                      1,815,855              887,890
                                           ------------         ------------


PROPERTY AND EQUIPMENT, AT COST               1,961,274            1,612,724

  Less accumulated depreciation and
    amortization                             (1,062,847)            (817,984)
                                           ------------         ------------
                                                898,427              794,740

OTHER ASSETS                                     35,051               38,805
                                           ------------         ------------
                                           $  2,749,333         $  1,721,435
                                           ------------         ------------
                                           ------------         ------------

                            MENTOR TECHNOLOGIES, LTD.

                                  BALANCE SHEET
                                   (UNAUDITED)

                             JUNE 30, 1996 AND 1995


 LIABILITIES AND PARTNERS' CAPITAL             1996                 1995
 ---------------------------------         ------------         ------------

CURRENT LIABILITIES
  Current portion of notes payable         $   706,921          $   454,936
  Current portion of capital lease
    obligations                                 50,148               78,055
  Accounts payable                           1,182,500              355,817
  Accrued compensation and benefits             72,649               63,387
  Accrued expenses, other                       80,147              116,657
  Deferred revenues                            255,379              205,304
                                           -----------          -----------
    Total current liabilities                2,347,744            1,274,136
                                           -----------          -----------


LONG-TERM LIABILITIES
  Notes payable                                840,664              614,980
  Capital lease obligations                     97,268              196,566
  Less current portion                        (757,069)            (532,991)
                                           -----------          -----------
                                               180,863              305,555
                                           -----------          -----------


PARTNERS' CAPITAL
  General partner                               40,797               13,892
  Limited partners                             179,929              127,852
                                           -----------          -----------
    Total partners' capital                    220,726              141,744
                                           -----------          -----------

                                           $ 2,749,333          $ 1,721,435
                                           -----------          -----------
                                           -----------          -----------

                            MENTOR TECHNOLOGIES, LTD.

                              STATEMENTS OF INCOME
                                   (UNAUDITED)

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                               1996                 1995
                                           ------------         ------------
REVENUES                                   $  3,075,920         $ 2,643,355
                                           ------------         -----------
TRAINING EXPENSE
  Compensation                                  662,049             814,772
  Facilities expense                            146,268              80,794
  Materials and supplies                        328,719             230,125
  Equipment                                      30,721              26,843
  Travel - out of town                          100,890              81,520
  Royalties                                     100,744             126,272
  Depreciation and amortization                 128,082              93,204
                                           ------------         ------------
    Total training expense                    1,497,473           1,453,530
                                           ------------         ------------

GROSS PROFIT                                  1,578,447           1,189,825
                                           ------------         ------------

MARKETING EXPENSE
  Compensation                                  356,839             238,079
  Promotion and travel                          120,933             123,468
                                           ------------         ------------
    Total marketing expense                     477,772             361,547
                                           ------------         ------------

ADMINISTRATIVE EXPENSE
  Compensation                                  573,757             505,739
  Facilities expense                             14,368              34,626
  Materials and supplies                         31,651              43,498
  Professional fees                              12,000              23,340
  Other expense                                  26,546              35,862
                                           ------------         ------------
    Total administrative expense                658,322             643,065
                                           ------------         ------------

INCOME FROM OPERATIONS                          442,353             185,213

NONRECURRING EXPENSES (Note 3)                  275,000

INTEREST EXPENSE                                 72,000              60,001
                                           ------------         ------------

NET INCOME                                 $     95,353         $   125,212
                                           ------------         ------------
                                           ------------         ------------

                            MENTOR TECHNOLOGIES, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL
                                   (UNAUDITED)

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                  GENERAL         LIMITED
                                  PARTNER        PARTNERS           TOTAL
                                 ----------     ----------       ---------
BALANCE - DECEMBER 31, 1994      $ (22,658)     $  113,050       $  90,392

  Net income                        89,459          35,753         125,212
  Distributions                    (52,909)        (20,951)        (73,860)
                                 ----------     ----------       ---------

BALANCE - JUNE 30, 1995             13,892         127,852         141,744



BALANCE - DECEMBER 31, 1995         47,959         142,791         190,750

  Net income                        68,125          27,228          95,353
  Distributions                    (75,287)        (30,090)       (105,377)
  Conversion of warrants                            40,000          40,000
                                 ----------     ----------       ---------

BALANCE - JUNE 30, 1996          $  40,797      $  179,929       $ 220,726
                                 ----------     ----------       ---------
                                 ----------     ----------       ---------

                            MENTOR TECHNOLOGIES, LTD.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                1996                 1995
                                                            ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                 $   95,352          $   125,212
                                                             ----------          -----------
 Adjustments to reconcile net income to
    net cash used in operating activities:
      Depreciation and amortization                             128,082               93,204
      Changes in assets and liabilities:
        (Increase) decrease in assets:
          Accounts receivable                                  (812,295)             (71,327)
          Inventories                                           (70,987)             (43,295)
          Prepaid expenses                                     (114,839)             (37,146)
          Deposits                                               (4,726)                (929)
        Increase (decrease) in liabilities:
          Accounts payable and accrued expenses                 742,328               85,038
          Deferred revenues                                     (43,671)             (39,099)
                                                             ----------          -----------
              Total adjustments                                 112,219              (13,554)
                                                             ----------          -----------
              Net cash provided by (used in) operating
                activities                                      (16,867)             111,658

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                          (239,266)            (243,385)
                                                             ----------          -----------
              Net cash used in investing activities            (239,266)            (243,385)
                                                             ----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of line of credit                      116,000              100,000
  Proceeds from issuance of notes payable                       184,286              150,000
  Payments on notes payable                                    (134,193)             (51,509)
  Payments on debentures                                        (10,000)                   -
  Principal payments on capital lease obligations               (54,511)             (58,801)
  Distributions to partners                                    (105,377)             (73,860)
                                                             ----------          -----------
              Net cash provided by (used in) financing
                activities                                       (3,795)              65,830

NET DECREASE IN CASH                                           (259,928)             (65,897)

  Cash - Beginning of period                                    140,255                2,362
                                                             ----------          -----------

  Cash - End of period                                      $  (119,673)         $   (63,535)
                                                             ----------          -----------
                                                             ----------          -----------


                            MENTOR TECHNOLOGIES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1.   BASIS OF PRESENTATION

          The financial statements included herein have not been examined by independent public accountants, but include all adjustments (consisting of normal recurring entries) which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

          Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the requirements of the Securities and Exchange Commission, although the Company believes that the disclosures included in these financial statements are adequate to make the information not misleading.

          It is suggested that these financial statements be read in conjunction with the Mentor Technologies, Ltd. financial statements and notes thereto included in this registration statement or related prospectus.

          The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year.

NOTE 2.   INCOME TAXES

          The Partnership is a limited partnership and, therefore, the partners are individually responsible for income taxes that result from the operations of the Partnership. As such, no federal or state income taxes are provided for in the accompanying financial statements.

NOTE 3.   NON-RECURRING EXPENSE

          During June 1996, the Partnership terminated its franchise agreement with Global Training Network (PPI). The cost associated with the termination including the fee paid to PPI ($190,000) and related legal and transitional expenses approximated $275,000.

To the Partners
Mentor Technologies, Ltd.

                             INDEPENDENT AUDITORS' REPORT

       We have audited the accompanying balance sheet of Mentor Technologies, Ltd. (an Ohio limited partnership) as of December 31, 1995 and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Mentor Technologies, Ltd. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                             HAUSSER & TAYLOR






Columbus, Ohio
March 29, 1996

                                 ARTHUR ANDERSEN LLP


                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and the
Shareholders of
Mentor Technologies, Ltd.:

We have audited the accompanying statements of income and cash flows of MENTOR TECHNOLOGIES, LTD. (an Ohio limited partnership) for the year ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Mentor Technologies, Ltd. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 15, 1995

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                                    BALANCE SHEET

                                  DECEMBER 31, 1995


           ASSETS                                                  1995
           ------                                              -----------

CURRENT ASSETS
 Cash                                                          $   140,255
 Accounts receivable (net of allowance for
  doubtful accounts of $27,000)                                    900,058
 Inventories                                                        38,634
 Prepaid expenses                                                   62,604
                                                               -----------

    Total current assets                                         1,141,551
                                                               -----------
PROPERTY AND EQUIPMENT, AT COST
 Software                                                           97,057
 Computer equipment                                                926,601
 Furniture and equipment                                           301,238
 Equipment held under capital leases                               331,812
 Leasehold improvements                                             65,300
                                                               -----------
                                                                 1,722,008
 Less accumulated depreciation and amortization                   (935,080)
                                                               -----------
                                                                   786,928
                                                               -----------
OTHER ASSETS
 Deposits                                                           26,743
 Franchise fee (net of accumulated amortization of $2,404)           3,896
                                                               -----------
                                                                    30,639
                                                               -----------
                                                               $ 1,959,118
                                                               -----------
                                                               -----------









      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                                    BALANCE SHEET

                                  DECEMBER 31, 1995



           LIABILITIES AND PARTNERS' CAPITAL                       1995
           ---------------------------------                   -----------

CURRENT LIABILITIES
 Current portion of notes payable (Note 5)                     $   590,828
 Current portion of capital lease obligations (Note 4)             104,658
 Accounts payable                                                  396,144
 Accrued compensation and benefits                                  99,768
 Accrued expenses, other                                            97,056
 Deferred revenues                                                 299,050
                                                               -----------

    Total current liabilities                                    1,587,504
                                                               -----------

LONG-TERM LIABILITIES
 Notes payable (Note 5)                                            724,571
 Capital lease obligations (Note 4)                                151,779
 Less current portion                                             (695,486)
                                                               -----------
                                                                   180,864
                                                               -----------

PARTNERS' CAPITAL
 General partner                                                    47,959
 Limited partners                                                  142,791
                                                               -----------
    Total partners' capital                                        190,750
                                                               -----------
                                                               $ 1,959,118
                                                               -----------
                                                               -----------












      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                                 STATEMENTS OF INCOME

                        YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                     1995          1994
                                                -----------    -----------

REVENUES . . . . . . . . . . . . . . . . . .    $ 5,513,132    $ 4,538,750
                                                -----------    -----------
TRAINING EXPENSE
 Compensation. . . . . . . . . . . . . . . .      1,398,778      1,157,612
 Facilities expense. . . . . . . . . . . . .        257,238        214,818
 Materials and supplies. . . . . . . . . . .        614,300        475,138
 Equipment . . . . . . . . . . . . . . . . .         69,033         60,132
 Travel - out of town. . . . . . . . . . . .        180,959        109,277
 Royalties . . . . . . . . . . . . . . . . .        284,759        220,104
 Depreciation and amortization . . . . . . .        213,892        161,895
                                                -----------    -----------
     Total training expense. . . . . . . . .      3,018,959      2,398,976
                                                -----------    -----------

GROSS PROFIT . . . . . . . . . . . . . . . .      2,494,173      2,139,774
                                                -----------    -----------
MARKETING EXPENSE
 Compensation. . . . . . . . . . . . . . . .        580,179        480,011
 Promotion and travel. . . . . . . . . . . .        216,460        151,088
                                                -----------    -----------
     Total marketing expense . . . . . . . .        796,639        631,099
                                                -----------    -----------

ADMINISTRATIVE EXPENSE
 Compensation. . . . . . . . . . . . . . . .      1,204,764        996,907
 Facilities expense. . . . . . . . . . . . .         25,752         24,354
 Materials and supplies. . . . . . . . . . .         56,729         28,881
 Professional fees . . . . . . . . . . . . .         40,016         42,367
 Other expense . . . . . . . . . . . . . . .         59,050         41,964
                                                -----------    -----------
    Total administrative expense . . . . . .      1,386,311      1,134,473
                                                -----------    -----------

INCOME FROM OPERATIONS . . . . . . . . . . .        311,223        374,202

NONRECURRING EXPENSES (Note 6) . . . . . . .         57,665              -

INTEREST EXPENSE . . . . . . . . . . . . . .         81,007        103,121
                                                -----------    -----------

NET INCOME . . . . . . . . . . . . . . . . .    $   172,551    $   271,081
                                                -----------    -----------
                                                -----------    -----------







      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            STATEMENT OF PARTNERS' CAPITAL

                             YEAR ENDED DECEMBER 31, 1995

                                   GENERAL        LIMITED
                                   PARTNER        PARTNERS         TOTAL
                                 -----------    -----------    -----------

BALANCE - DECEMBER 31, 1994      $   (22,658)   $   113,050    $    90,392

 Net income                          123,526         49,025        172,551
 Distributions                       (52,909)       (20,951)       (73,860)
 Capital contributed                      -           1,667          1,667
                                 -----------    -----------    -----------
BALANCE - DECEMBER 31, 1995      $    47,959    $   142,791    $   190,750
                                 -----------    -----------    -----------
                                 -----------    -----------    -----------














      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                               STATEMENTS OF CASH FLOWS

                        YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                    1995          1994
                                                -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income. . . . . . . . . . . . . . . . .    $   172,551    $   271,081
                                                -----------    -----------
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization . . . . . .        213,892        161,895
   Loss on disposal of property
    and equipment. . . . . . . . . . . . . .            602              -
   Changes in assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable. . . . . . . . . .       (165,717)      (165,746)
      Inventories. . . . . . . . . . . . . .        (13,413)       (19,726)
      Prepaid expenses . . . . . . . . . . .        (22,509)       (22,602)
      Deposits . . . . . . . . . . . . . . .          6,606        (10,881)
    Increase (decrease) in liabilities:
      Accounts payable and accrued expenses.        142,167        (55,063)
      Deferred revenues. . . . . . . . . . .         54,647         45,271
                                                -----------    -----------
        Total adjustments. . . . . . . . . .        216,275        (66,852)
                                                -----------    -----------
        Net cash provided by operating
         activities. . . . . . . . . . . . .        388,826        204,229
                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment . . . .       (308,065)      (220,780)
                                                -----------    -----------
       Net cash used in investing activities       (308,065)      (220,780)
                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable. .        450,000        275,000
  Payments on notes payable. . . . . . . . .       (167,251)      (121,623)
  Principal payments on capital
   lease obligations . . . . . . . . . . . .       (151,756)      (134,465)
  Distributions to partners. . . . . . . . .        (73,860)             -
                                                -----------    -----------
        Net cash provided by financing
         activities. . . . . . . . . . . . .         57,133         18,912
                                                -----------    -----------








      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                         STATEMENT OF CASH FLOWS (CONTINUED)

                        YEAR ENDED DECEMBER 31, 1995 AND 1994

                                                    1995          1994
                                               ------------    -----------
NET INCREASE IN CASH . . . . . . . . . . . .   $    137,894    $     2,361

CASH - Beginning of year . . . . . . . . . .          2,361              -
                                               ------------    -----------

CASH - End of year . . . . . . . . . . . . .   $    140,255    $     2,361
                                               ------------    -----------
                                               ------------    -----------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
  Cash payments for interest . . . . . . . .   $    103,980    $   108,637
                                               ------------    -----------
                                               ------------    -----------
SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTMENTS AND FINANCING ACTIVITIES
 Capital lease obligations incurred
   for use of equipment. . . . . . . . . . .   $     48,168    $   106,980
                                               ------------    -----------
                                               ------------    -----------














      The accompanying notes are an integral part of these financial statements.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS



NOTE 1.     ORGANIZATION AND PURPOSE

            Mentor Technologies, Ltd. (the Partnership) is an Ohio limited partnership organized to provide computer application training and consulting to companies through its five training centers in Ohio, which operate under the franchised name Productivity Point International. The majority of the courseware used in the training centers is provided by Global Training Network, Inc., dba Productivity Point International (the Franchiser). As a result, the Partnership is required to pay for a percentage of its revenues to the Franchiser for this service and for other services such as national sales support and marketing collateral materials. The royalties paid are determined by a franchise agreement and vary with revenues and the length the franchise has been in operation.

            Mentor Technologies, Inc. (an Ohio S Corporation) is the general partner in accordance with the limited partnership agreement. Allocation of all income, gains, losses, deductions, credits or distributions from cash flow are made to the general and limited partners as a group as follows as of December 31, 1995:

            General partner                            71.44555%
            Limited partners                           28.55445%


NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES

       A. Cash and Cash Equivalents - For purposes of the statement of cash flows, the Partnership considers all highly liquid debt investments with an original maturity of three months or less to be cash. At December 31, 1995, the Partnership had cash totaling $104,525 on deposit with a single financial institution. These amounts are insured by the Federal Deposit Insurance Corporation up to $100,000.

       B. Inventories - Inventories, consisting of course materials, are stated at the lower of cost or market determined on the first-in, first-out (FIFO) basis.

       C. Property and Equipment - Property and equipment are stated at cost. Depreciation on owned assets and amortization on capitalized lease assets are computed using the straight-line method over the estimated useful lives as follows:

                                                           Years
                                                           -----
            Software                                          3
            Computer equipment                                5
            Furniture and equipment                          10
            Leasehold improvements                           10

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS


NOTE 2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Major additions are capitalized while maintenance and repairs which do not improve or extend the useful lives of the respective assets are expensed currently.

       D. Other Assets - The Partnership paid an initial franchise fee of $6,300 in 1992 to the Franchiser. This amount was capitalized and is being amortized using the straight-line method over 10 years.

       E. Revenue Recognition - Certain training courses are billed in advance and revenue is recognized upon performance of the class. Any amounts invoiced or received in advance are recorded as deferred revenue in the accompanying balance sheets.

       F. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       G. Advertising - The Partnership expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

            Direct advertising consists primarily of course schedules. The capitalized costs of the advertising are amortized over the three-month period. At December 31, 1995, $14,241 of advertising was reported as prepaid expenses.

       H. Concentration of Credit Risk - Credit risk for accounts receivable is concentrated because substantially all of the balances are receivable from individuals and entities located within Ohio.

       I. Fair Value of Financial Instruments - Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure about Fair Value of Financial Instruments", is effective for the Partnership's year ended December 31, 1995. The statement requires disclosure of fair value information about financial instruments. For certain of the Partnership's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities the carrying amounts approximate fair value due to their short maturities. For long-term notes payable, the Partnership believes the carrying value will approximate their fair value.

       J. Reclassifications - Certain amounts in the 1994 financial statements have been reclassified from previously issued statements to conform to the 1995 presentation.

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS



NOTE 3.     RELATED-PARTY TRANSACTIONS

            Certain partners of the Partnership are shareholders of the Franchiser. In addition to the royalties to the Franchiser which were expensed during 1995 and 1994 (approximately $243,000 and $197,000, respectively), the Partnership purchased supplies and promotional items from the Franchiser and paid an allocated portion of fees into a national advertising fund administered by the Franchiser, the combined total of which approximated $34,400 and $6,300, respectively. Total amounts payable to the Franchiser were approximately $4,900 as of December 31, 1995.

            The Partnership has notes and debenture bonds payable to certain limited partners and shareholders of the general partner which total $105,000 at December 31, 1995.

            The Partnership earned revenues in 1995 and 1994 of approximately $202,000 and $252,000, respectively, from a customer affiliated with a limited partner.

NOTE 4.       LEASE COMMITMENTS

            The Partnership leases facilities, furniture and equipment under various capital and operating leases which expire at various dates through 2000. Rent expense under these operating leases for 1995 and 1994 was approximately $189,000 and $147,000, respectively. Future minimum lease payments under capital and operating leases are as follows:

            Year Ending                                  Capital    Operating
            December 31                                  Leases       Leases
            -----------                               -----------  -----------
               1996                                   $   119,495  $   257,207
               1997                                        23,603      248,099
               1998                                        12,878      189,473
               1999                                        11,658       42,592
               2000                                        11,788           -
                                                      -----------  -----------
            Total minimum lease payments                  179,422  $   737,371
                                                                   -----------
                                                                   -----------
            Less amount representing interest              27,643
                                                      -----------
            Present value of minimum lease payments       151,779
            Less current portion                          104,658
                                                      -----------
            Long-term portion                         $    47,121
                                                      -----------
                                                      -----------

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS



NOTE 4.     LEASE COMMITMENTS (CONTINUED)

            At December 31, 1995, the leased equipment is included in property and equipment as follows:

                                                                   1995
                                                               ------------

             Equipment held under capital leases               $    331,812
             Accumulated amortization                               122,597
                                                               ------------
                                                               $    209,215
                                                               ------------
                                                               ------------

NOTE 5.     NOTES PAYABLE

            Notes payable as of December 31, 1995, consists of the following:

                                                                   1995
                                                               ------------

            Various debentures sold in private offerings,
            interest at 12%, principal due on September
            30, 1996                                           $    205,000

            Note payable to a law firm, non-interest
            bearing, payable through training services
            on demand                                                17,764

            Revolving note payable to a bank, interest
            payable monthly at prime (8.75% at
            December 31, 1995) plus 1.5%, maturing April,
            1996, maximum principal amount of $200,000              175,000

            Note payable to a bank with interest at 8%,
            payable in 9 remaining monthly principal
            payments of $6,667                                       60,000

            Note payable to a bank with interest at 9.375%,
            payable in 19 remaining monthly payments of
            $2,400                                                   42,164

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS



NOTE 5.     NOTES PAYABLE (CONTINUED)
                                                                   1995
                                                               ------------

            Note payable to a bank with interest at 11%,
            payable in 23 remaining monthly payments of
            $5,755                                                  118,218

            Note payable to a bank with interest at 10.5%
            payable in 25 remaining monthly payments of
            $4,766                                                  106,425
                                                               ------------
                                                                    724,571
            Less current portion                                    590,828
                                                               ------------

            Long-term portion                                  $    133,743
                                                               ------------
                                                               ------------

            Certain of the debentures have detachable warrants which, if exercised, allow the holder to purchase for $6,667 an additional 200 units of limited partnership interests per each $20,000 debenture held. The warrants were exercisable from August 1, 1995, to September 30, 1995. The Partnership has assigned no value to the warrants. The other debentures are convertible at any time into 200 units of limited partnership interests for each $20,000 debenture held. For each additional 200 limited partnership units issued, whether as a result of the exercise of a warrant or conversion of a debenture, the general partner has agreed to contribute a .75905% interest in the Partnership to the limited partners as a group. The debentures are unsecured and subordinated in right of payment to any indebtedness of the Partnership.

            The notes payable to a bank are all secured by substantially all assets of the Partnership.

            Future maturities of long-term debt are as follows:

              1996                                             $    590,828
              1997                                                  129,020
              1998                                                    4,723
                                                               ------------
                                                               $    724,571
                                                               ------------
                                                               ------------

                              MENTOR TECHNOLOGIES, LTD.
                         DBA PRODUCTIVITY POINT INTERNATIONAL

                            NOTES TO FINANCIAL STATEMENTS



NOTE 6.     NONRECURRING EXPENSES

            During 1995, the Partnership incurred professional fees of $57,665 with attorneys and investment bankers exploring options related to a financial restructuring, merger or sale of the Partnership. The outcome of these activities has not been determined as of December 31, 1995.


NOTE 7.     INCOME TAXES

            The Partnership is a limited partnership and, therefore, the partners are individually responsible for income taxes that result from the operations of the Partnership. As such, no federal or state income taxes are provided for in the accompanying financial statements.


NOTE 8.     RETIREMENT PLAN

            In 1995, the Partnership established a defined contribution retirement plan pursuant to Section 401(k) of the Internal Revenue Code, covering all eligible employees. Employees become eligible upon reaching age 21 and completing one year of service. The Partnership may contribute a certain percentage of employee's elective contributions. In 1995, the Partnership matched 10% of employees' contributions to the plan, up to 8%, totaling $4,888.

                                 AMENDED AND RESTATED
                             AGREEMENT AND PLAN OF MERGER


    THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), is executed to be effective as of June 3, 1996, by and among VANSTAR CORPORATION, a Delaware corporation ("Vanstar"), VST MIDWEST, INC., a Delaware corporation ("Buyer", or the "Surviving Corporation"), MENTOR TECHNOLOGIES, LTD., an Ohio limited partnership (the "Partnership"), MENTOR TECHNOLOGIES, INC. an Ohio corporation ("Mentor"), and CYBERNETICS TUTOR, INC,, an Ohio corporation ("CTI").

                                 W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of Vanstar and Buyer, the Boards of Directors of Mentor (both for Mentor individually as the General Partner of the Partnership and on behalf of the Partnership, pursuant to authority contained in Section 8(f) of the Partnership Agreement) and CTI (both for CTI individually and as the sole Limited Partner of the Partnership for purposes of Section 8(f) of the Partnership Agreement) have approved a plan of reorganization which contemplates the simultaneous merger of each of Mentor and CTI with and into Buyer (the "Merger") pursuant to which the outstanding shares of capital stock of each of Mentor and CTI will be converted into shares of the $.001 par value common stock of Vanstar ("Vanstar Common"); and

    WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, covenants and agreements by each to the others and to set forth the terms and conditions of the Merger;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:


ARTICLE I.    CLOSING; DEFINITIONS

    1.1. CLOSING. The closing for the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215-3406 on a date (the "Closing Date") selected by Vanstar within 10 Business Days of the satisfaction or waiver of all conditions precedent set forth in Article VI hereof and communicated to Mentor and CTI not later than three Business Days immediately prior thereto. The Certificates of Merger shall be filed with the appropriate authorities in the States of Delaware and Ohio on or as soon as practicable after the Closing Date.

    1.2. DEFINITIONS. The terms defined in this Section 1.2, whenever used in this Agreement (including the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to an Article, Section or Schedule of or to this Agreement, unless otherwise indicated.

         AFFILIATE: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         AGREEMENT: this Amended and Restated Agreement and Plan of Merger including the Exhibits and Schedules hereto.

         ANNUAL FINANCIAL STATEMENTS:  as defined in Section 3.1.4.

         APPLICABLE LAW: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental

Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         BUSINESS DAY: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

         BUYER:  as defined in the preamble of this Agreement.

         CERTIFICATE:  as defined in Section 2.9.

         CERTIFICATES OF MERGER: shall mean the certificates of merger to be filed with the appropriate authorities in the States of Delaware and Ohio which are required to effect the Merger in accordance with the Delaware General Corporation Laws and the Ohio Revised Code, respectively.

         CLAIM:  as defined in Section 8.1.

         CLOSING:  the Closing as defined in Section 1.1.

         CLOSING DATE:  as defined in Section 1.1.

         CODE:  the Internal Revenue Code of 1986, as amended.

         COMPOSITE TAPE: shall mean the report of securities trades on the Midwest, Pacific, Philadelphia, Boston and Cincinnati exchanges and by the National Association of Securities Dealers.

         CONSENT: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

         CONSIDERATION TABLE:  as defined in Section 2.4.

         CONTINGENT AMOUNT:  as defined in Section 2.3.

         CONTRACT:  as defined in Section 3.1.12(a).

         CONVERSION AMOUNT:  as defined in Section 2.3.

         COVERED RETURNS:  as defined in Section 3.1.6.

         COVERED TAXES:  as defined in Section 3.1.6.

         CTI COMMON:  as defined in Section 3.1.2(d).

         CUT-OFF DATE:  April 30, 1996.

         CUT-OFF DATE BALANCE SHEET:  as defined in Section 3.1.5.

         DAMAGES: any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, expenses (including attorneys' fees), suffered or incurred by a Person and which results from, arises out of or in any way relates to the matters or circumstances with respect to which a determination is being made, including, without limitation, any of the foregoing which results from, arises out of or in any way relates to a Claim.

         DUSTIN:  Kerry Dustin, d/b/a Falls River Group.

         DUSTIN CONSENT:  as defined in Section 5.9.

         DUSTIN ESCROW SHARES: a number of shares of Vanstar Common equal to nine percent (9%) of the Dustin Shares.

         DUSTIN INITIAL SHARES: a number of shares of Vanstar Common equal to ninety-one percent (91%) of the Dustin Shares.


         DUSTIN OBLIGATION:  as defined in Section 3.1.25.

         DUSTIN SHARES: a number of shares of Vanstar Common equal to one nineteenth (1/19) of the Merger Shares.

         EFFECTIVE TIME: the date and time at which the filing of the Certificates of Merger in the States of Ohio and Delaware has occurred in the manner required to cause the Merger to become effective under the Applicable Law in Delaware and Ohio.

         EMPLOYEE:  as defined in Section 3.1.22.

         EMPLOYEE BENEFIT PLAN:  as defined in Section 3.1.22.

         EMPLOYMENT AGREEMENT:  as defined in Section 6.2.11.

         ENVIRONMENTAL LAWS: all Applicable Law relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release or transportation of any hazardous substances, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of hazardous materials into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of hazardous substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended.

         ESCROW ACCOUNT: the separate account or fund maintained by the Escrow Agent pursuant to the Escrow Agreement for purposes of holding and administering the Vanstar Common comprising the Contingent Amount and cash for purposes of purchasing fractional shares of Vanstar Common and any other amounts that may be contained therein from time to time, as required by Section 2.9.

         ESCROW AGENT: the bank or trust company selected to administer the Escrow Agreement, as contemplated by Section 8.1.

         ESCROW AGREEMENT: the Escrow Agreement among the Escrow Agent, the Shareholders Representative, Vanstar and Buyer, in the form of Exhibit B hereto.

         EXCHANGE PRICE:  as defined in Section 2.2.4.

         FINANCIAL STATEMENTS: each of the financial statements required to be provided by Section 3.1.4.

         FRANCHISE TERMINATION AGREEMENT: shall mean that certain Franchise Termination Agreement dated as of November 8, 1995, among Mentor, the Partnership, GTN, and others relating to various rights and obligations in connection with an option granted to the Partnership to terminate its franchise relationship with GTN. A conformed copy of the Franchise Termination Agreement has been furnished to Vanstar and Buyer prior to the execution of this Agreement.

         GAAP: generally accepted accounting principles as in effect in the United States as of the date of any application thereof, consistently applied.

         GOVERNMENTAL APPROVAL: any Consent of, with or from any Governmental Authority.

         GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

         GTN:  Global Training Network, Inc.

         GTN CONFIDENTIAL INFORMATION: shall mean the proprietary information of GTN, referred to in Article II, Section 13 of the Franchise Termination Agreement.

         INITIAL AMOUNT:  as defined in Section 2.3.

         INTELLECTUAL PROPERTY: any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including reexaminations, docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing, provisional applications, reissues, divisions, contributions, continuations - in-part and extensions, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including all software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

         IRS:  the Internal Revenue Service.

         LEASED REAL PROPERTY: means all interests leased pursuant to the Leases.

         LEASES: means the real property leases, subleases, licenses and occupancy agreements pursuant to which any of Mentor, CTI or the Partnership is the lessee, sublessee, licensee or occupant.

         LIEN: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

         MATERIAL ADVERSE EFFECT: with regard to any Person, any event, occurrence, fact, condition, change or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes or effects will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue or diminution in value equal to or greater than $50,000.

         MENTOR COMMON:  as defined in Section 3.1.2(d).

         MENTOR'S ACCOUNTANTS: Arthur Andersen, LLP, as to any period ending on or before December 31, 1994, and Hausser+Taylor, as to any period ending on or after January 1, 1995.

         MERGER:  as defined in the Preamble of this Agreement.

         MERGER SHARES:  as defined in Section 2.2.

         PARTNERSHIP:  as defined in the Preamble of this Agreement.

         PARTNERSHIP AGREEMENT:  as defined in Section 3.1.2(e).

         PARTNERSHIP INTEREST: the interest in the Partnership owned by Mentor and CTI, as the case may be.

         PERMITTED LIENS: deposits under workmen's compensation, unemployment insurance or social security laws, or to secure statutory obligations or surety or other similar bonds; mechanic's, suppliers', carriers', warehousemen's or similar liens; liens securing Taxes, government charges or other governmental levies which are not yet due and payable, or being contested in good faith by appropriate proceedings with adequate reserves in conformity with generally accepted accounting principles; and the interest or title of any lessor in property subject to a lease of property.

         PERSON: any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority or other entity.

         PRICE: the closing sales price of the Vanstar Common on the Composite Tape, at the time of any application thereof.

         REQUIRED MENTOR VOTE:  as defined in Section 6.2.6.

         ROLL-UP RULES:  as defined in Section 3.1.2(e).

         SEC:  the Securities and Exchange Commission.

         SECURITIES ACT:  The Securities Act of 1933, as amended.

         SHAREHOLDER: shall refer to a shareholder of Mentor or CTI, as the context requires.

         SHAREHOLDERS REPRESENTATIVE:  as defined in Section 8.2.

         SUBSEQUENT MONTHLY FINANCIAL STATEMENTS:  as defined in Section 4.1.4.

         SUBSIDIARIES: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests or conferring the power to name a majority of the members of the Board of Directors or other governing body or otherwise direct the management or policies thereof.

         SURVIVING CORPORATION:  as defined in Section 2.1.

         TAX: any federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

         TAX RETURN: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         TRANSACTION EXPENSES:  as defined in Section 10.1.

         UNAUDITED FINANCIAL STATEMENTS:  as defined in Section 3.1.4.

         VANSTAR:  as defined in the Preamble of this Agreement.

         VANSTAR'S ACCOUNTANTS:  Ernst & Young.

         VANSTAR COMMON:  as defined in the Preamble of this Agreement.

         VANSTAR UNDERWRITING AGREEMENT: the Underwriting Agreement between Vanstar and Robertson, Stephens & Company, LLC in connection with Vanstar's initial public offering of Vanstar common stock commencing on or about March 11, 1996.

         VOTING AGREEMENT: The Voting Agreement in the form of Exhibit E hereto, pursuant to which certain Shareholders of Mentor and CTI shall agree to vote for the Merger.

         WITHHOLDING TAXES:  as defined in Section 3.1.6(a).


ARTICLE II. EFFECT OF MERGER AND CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS AT CLOSING

    2.1. EFFECT OF MERGER. At the Effective Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement (i) each of Mentor and CTI will be simultaneously merged with and into Buyer by filing the Certificates of Merger with the Secretary of State of the States of Delaware and Ohio, (ii) each share of Mentor Common and each share of CTI Common outstanding at the Effective Time, shall be automatically converted into the number of shares of Vanstar Common described in Section 2.2 below, and
(iii) each outstanding share of capital stock of Buyer shall remain outstanding and unchanged with Vanstar continuing to own all of such shares of capital stock of Buyer, as the Surviving Corporation.

    At the Effective Time, upon the merger of Mentor and CTI with and into Buyer, the corporate existence of each of Mentor and CTI shall cease and thereupon Mentor, CTI and Buyer shall be a single corporation, to wit, the Surviving Corporation. The corporate existence of Buyer, with all its rights, privileges, immunities, powers and franchises, subject to all of its liabilities and obligations, shall continue unaffected and unimpaired by the Merger. As the Surviving Corporation, Buyer shall, from and after the Effective Time, possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, of each of Mentor, CTI and Buyer, and all property, real, personal and mixed, and all debts, liabilities and obligations due by any of Mentor, CTI or Buyer on whatever account, and each and every other interest of, or obligation belonging to, or due from, any of Mentor, CTI or Buyer, shall be deemed to automatically be vested in Buyer, as the Surviving Corporation, without further act or deed. The Surviving Corporation hereby consents to be sued and served with process in Ohio and irrevocably appoints the Secretary of State of Ohio as its agent to accept service of process in any proceeding in Ohio to enforce against the Surviving Corporation any obligation of Mentor or CTI or to enforce the rights of a dissenting shareholder of Mentor or CTI.

    2.2. DESCRIPTION OF CONSIDERATION. At the Effective Time, pursuant to and in the manner herein provided, all of the Mentor Common and CTI Common owned by their respective shareholders (collectively, "Shareholders") will be converted into and exchanged for shares of Vanstar Common (such aggregate amount being referred to as the "Merger Shares"), determined as follows:

         2.2.1 If the Price of the Vanstar Common on the Valuation Date equals or exceeds $10.00 per share, but is less than $13.00 per share, then, in such event, the aggregate number of shares of Mentor Common and CTI Common, as owned by their respective Shareholders, will be converted into and exchanged for an aggregate number of shares of Vanstar Common equal to 332,500 minus the product obtained by multiplying 47,500 by a fraction, the numerator of which shall be the amount by which the Price of the Vanstar Common on the Valuation Date exceeds $10.00 (but not more than $3.00) and the denominator of which shall be $3.00; provided, however, that the application of the foregoing shall in no event result in the number of shares of Vanstar Common to be issued pursuant hereto being greater than 332,500 shares nor less than 285,000 shares.

         2.2.2 If the Price of the Vanstar Common on the Valuation Date is less than $10.00 per share, then, in such event, the aggregate number of shares of Mentor Common and CTI Common as owned by their respective Shareholders, will be converted into and exchanged for an aggregate of 332,500 shares of Vanstar Common.

         2.2.3 If the Price of the Vanstar Common on the Valuation Date is $13.00 per share or more, then, in such event, the aggregate number of shares of Mentor Common and CTI Common, as owned by their respective Shareholders, will be converted into and exchanged for an aggregate of 285,000 shares of Vanstar Common.

         2.2.4 The Price of the shares of Vanstar Common to be delivered to the Shareholders pursuant to the Merger (the "Exchange Price") shall be equal to the average (rounded to the nearest one-eighth of the closing prices of the Vanstar Common) as reported on the Composite Tape, for the five (5) consecutive trading days preceding two (2) trading days immediately preceding the Closing Date (the "Valuation Date").

         2.2.5 If, prior to the Effective Time, Vanstar should split or combine the outstanding shares of Vanstar Common, or pay a stock dividend or other stock distribution in Vanstar Common, then the aggregate consideration to be paid for the Mentor Common and the CTI Common pursuant to Sections 2.2.1 through 2.2.4 above, shall be appropriately adjusted to reflect such split, combination, dividend, or other distribution.

    2.3. CATEGORIES OF STOCK. The Merger Shares to be delivered to the Shareholders upon the conversion of their outstanding shares of Mentor Common and CTI Common, as the case may be, as described in Section 2.2 above, shall be divided into two categories, the "Initial Amount," which shall be an amount of Vanstar Common equal to 91% of the Merger Shares, as determined in accordance with Section 2.2 above, and the "Contingent Amount," which shall be an amount of Vanstar Common equal to 9% of the Merger Shares, as determined in accordance with Section 2.2 above. The Initial Amount shall be delivered to the Shareholders at or as soon as practicable following the Effective Time, subject to the compliance by the Shareholders with the exchange requirements relating thereto set forth in Section 2.9 below. The Contingent Amount shall be deposited with the Escrow Agent and either delivered in whole or part to the Shareholders or returned in whole or in part to Vanstar as provided hereafter and in the Escrow Agreement. At the Effective Time, the outstanding shares of Mentor Common and outstanding shares of CTI Common of each Shareholder shall be converted into the right to receive the number of shares of Vanstar Common (the "Conversion Amount") equal to the sum of (i) the Initial Amount and (ii) upon the expiration of the Escrow Period and after any adjustments for the payment of any Claims, as described in Article VIII herein, the Contingent Amount, multiplied by the percentage applicable to such Shareholder as set forth in the Consideration Table referred to in Section 2.4 below, together, in each case, with any cash resulting from the repurchase by Vanstar of any fractional shares, as contemplated by Section 2.9 hereof.

    2.4. ALLOCATION OF VANSTAR COMMON. Attached hereto as Exhibit A is a Consideration Table (the "Consideration Table") which sets forth the respective percentages of Vanstar Common to be allocated to each of the respective Shareholders of Mentor and CTI and, assuming the Dustin Consent is obtained, to Dustin, for purposes of determining the number of shares of Vanstar Common to be delivered to such Shareholders and Dustin, which percentage shall be applied to both the Initial Amount and the Contingent Amount. In the event that the percentage set forth in the Consideration Table as allocated to a particular Shareholder or Dustin results in a fractional share of Vanstar Common being deliverable to such Shareholder, such Shareholder or Dustin shall receive, in lieu of such fractional share, a cash payment based upon the Exchange Price, as described in Section 2.9 below.

    2.5. ESCROW ACCOUNT. At the Closing, Buyer shall deposit with the Escrow Agent shares of Vanstar Common representing the Contingent Amount of the Vanstar Common and, if the Dustin Consent is obtained, the Dustin Escrow Shares to be held in the Escrow Account and administered in accordance with the Escrow Agreement, together with sufficient cash to repurchase any fractional shares, as contemplated by
Section 2.9 hereof. The Escrow Agent shall administer the Escrow Account, as it may exist from time to time, on behalf of Vanstar, Buyer and the Shareholders and Dustin and, subject to the Escrow Agreement, for the purposes of securing the Shareholders' indemnity obligations under Article VIII hereof.

    2.6. CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION, LOCATION OF PRINCIPAL OFFICE, APPOINTMENT OF STATUTORY AGENT, ETC. The certificate of incorporation of Buyer immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation at and after the Effective Time. The location of the principal office of the Surviving Corporation shall be in Pleasanton, California. The Surviving Corporation intends to continue transacting business in Ohio as a foreign corporation. The Surviving Corporation hereby appoints CT Corporation System, Inc. as its statutory agent for purpose of accepting service of any process, notice, or demand upon the Surviving Corporation and hereby irrevocably consents to service of process upon that agent for so long as the authority of that agent continues and upon the Secretary of State in any of the events provided for in Section 1703.19 of the Ohio Revised Code.

    2.7. BYLAWS OF THE SURVIVING CORPORATION. The bylaws of Buyer immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time.

    2.8. BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The board of directors and officers of Buyer immediately prior to the Effective Time shall be the board of directors and the officers of the Surviving Corporation at and after the Effective Time, and such persons shall serve in such positions for the respective terms provided by law or in the bylaws of Buyer and until their respective successors are elected and qualified.

    2.9. EXCHANGE REQUIREMENTS. Immediately prior to the Effective Time, Vanstar shall deposit with the Escrow Agent shares of Vanstar Common representing the Initial Amount and, assuming the Dustin Consent is obtained, the Dustin Initial Shares and sufficient cash to repurchase any fractional shares, as hereinafter described, to be held by the Escrow Agent and distributed to the Shareholders in accordance with this Agreement and the Escrow Agreement. As soon as practicable after the Effective Time, the Escrow Agent shall mail to each holder of record of Mentor Common and CTI Common a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of Mentor Common and CTI Common (the "Certificates") shall pass, only upon actual delivery of the Certificates to the Escrow Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Conversion Amount. Upon surrender of a Certificate for cancellation to the Escrow Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall receive in exchange therefor that portion of the Initial Amount and shall be entitled to receive, upon the expiration of the Escrow Period, that portion of the Contingent Amount (as adjusted for the payment of any Claims in accordance with Article VIII) for the shares of Mentor Common or CTI Common represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Assuming the Dustin Consent is obtained, the Escrow Agent shall provide to Dustin a separate letter of transmittal containing provisions for Dustin's release of the Dustin Obligation, the delivery of the Dustin Initial Shares and, upon the expiration of the Escrow Period, the delivery of the Dustin Escrow Shares (adjusted for the payment of any Claims in accordance with Article VIII). Until surrendered as contemplated by this Section 2.9, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, that portion of the Initial Amount and the Conversion Amount with respect to each share of Mentor Common or CTI Common represented thereby in accordance with the terms of this Agreement, as follows:

         a. At the Effective Time, each holder of a Certificate shall receive that portion of the Initial Amount for the Mentor Common or CTI Common represented by a Certificate. If that portion of the Initial Amount allocable to any Shareholder shall result in a fractional share of Vanstar Common being allocated to such Shareholder, such Shareholder shall receive only the number of whole shares so allocable and any such fractional share shall be repurchased by Vanstar (based upon the Exchange Price) and the amount payable with respect thereto shall be paid to such Shareholder out of the cash funds in the Escrow Account to be used for such purpose;

         b. Upon the expiration of the Escrow Period and upon the satisfaction of the conditions set forth in Article VIII with respect to the adjustments for the payment of Claims provided for therein, each holder of a Certificate shall be entitled to receive that portion of the Contingent Amount for the Mentor Common or CTI Common represented by a Certificate. If the portion of the Contingent Amount allocable to any Shareholder shall result in a fractional share of Vanstar Common being allocated to such Shareholder, such Shareholder shall receive only the number of whole shares so allocated and any such fractional shares shall be repurchased by Vanstar (based upon the Exchange Price) and the amount payable with respect thereto shall be paid to such Shareholder out of the cash funds in the Escrow Account to be used for such purpose; and

         c. Any payment to be made to a Shareholder or Dustin for fractional shares shall be made at the time of the distribution of the Initial Amount (or Dustin Initial Shares) or the Contingent Amount (or Dustin Escrow Shares), as the case may be.

    2.10. DIVIDENDS. No dividends or other distributions that are declared on or after the Effective Time on Vanstar Common or which are otherwise payable to the holders of record of Vanstar Common on or after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Vanstar Common until such Persons surrender their Certificates, as provided in this Article II. Subject to the effect of Applicable Law, there shall be paid to the record holder of Vanstar Common (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of Vanstar Common and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to Vanstar Common and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

    2.11. RETURN OF VANSTAR COMMON. Any portion of the Vanstar Common and any dividends or distributions with respect thereto which remain undistributed to the former holders of Mentor Common and CTI Common for three (3) months after the expiration of the Escrow Period shall be delivered to Vanstar, upon demand of Vanstar, and any former holders of Mentor Common and CTI Common who have not theretofore complied with this Article II shall thereafter look only to Vanstar for payment of their Conversion Amount into which such Mentor Common and CTI Common are convertible, any cash in lieu of fractional shares of Vanstar Common, and any dividends or distributions with respect to the Vanstar Common.

    2.12. NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. All Vanstar Common issued, and all cash paid pursuant to this Article II, upon the surrender in exchange for Certificates in accordance with the terms hereof, shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the Mentor Common and CTI Common, as the case may be, or the Dustin Obligation, arising out of or in any way relating to this Agreement and the Merger contemplated hereby.

    2.13. CLOSING OF MENTOR AND CTI TRANSFER BOOKS. At the Effective Time, the stock transfer books of Mentor and CTI shall be closed and no transfer of Mentor Common or CTI Common shall thereafter be made. If, after the Effective Time, Certificates are presented to Vanstar, they shall be cancelled and exchanged as provided in this Article II.

    2.14. DISSENTERS' RIGHTS. To the extent that any Shareholders exercise dissenters' rights pursuant to applicable provisions of the Ohio Revised Code, each share of Mentor Common and each share of CTI Common of such holders shall not be converted into a right to receive the Initial Amount and Contingent Amount, but shares of Vanstar Common representing the Initial Amount and Contingent Amount attributable to such shares shall be held by the Escrow Agent subject to the provisions of such law. If any such Shareholder fails to perfect or withdraws or loses its dissenters' rights, such shares of Mentor Common or CTI Common, as applicable, shall then be treated as if they had been converted as of the Effective Time into a right to receive the Initial Amount and Contingent Amount (in accordance with Section 2.3).

    2.15. FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall reasonably determine that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Mentor, CTI or the Partnership, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of each of such corporations and the Partnership, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of such corporations and the Partnership, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such corporations and the Partnership and otherwise to carry out the purposes of this Agreement and the transactions contemplated hereby.


ARTICLE III.       REPRESENTATIONS AND WARRANTIES

    3.1. REPRESENTATIONS AND WARRANTIES OF MENTOR, CTI AND THE PARTNERSHIP. Mentor, CTI and the Partnership, jointly and severally, represent and warrant to Vanstar and Buyer as follows:

         3.1.1 AUTHORIZATION, ETC. Each of Mentor, CTI and the Partnership has the corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and each of the other agreements required to be executed and delivered by it hereunder or pursuant hereto, and to perform fully its obligations hereunder, and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Mentor, CTI and the Partnership of this Agreement have been, and the execution and delivery of each of the other agreements required to be executed and delivered by it hereunder or pursuant hereto and the consummation of the transactions contemplated hereby and thereby will not later than Closing have been, duly authorized by all requisite corporate or partnership action of Mentor, CTI and the Partnership, as the case may be. Each of Mentor, CTI and the Partnership has duly executed and delivered this Agreement and on the Closing Date each of Mentor, CTI and the Partnership will have duly executed and delivered each of the other agreements required to be executed and delivered by it hereunder or pursuant hereto. This Agreement is, and on the Closing Date each of the other agreements required to be executed and delivered by Mentor, CTI and the Partnership hereunder or pursuant hereto will be, legal, valid and binding obligations of Mentor, CTI and the Partnership, as the case may be, enforceable against Mentor, CTI or the Partnership, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium and similar laws affecting creditors' rights generally.


         3.1.2     CORPORATE AND PARTNERSHIP STATUS.

              a. Each of Mentor and CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

              b. Each of Mentor and CTI is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in SCHEDULE 3.1.2(b), which are the only jurisdictions in which the conduct of its business or the character of the properties owned, leased or operated by it makes such qualification or licensing necessary.

              c. Each of Mentor and CTI has delivered to Vanstar and Buyer complete and correct copies of its certificate of incorporation and Code of Regulations or other organizational documents, in each case, as amended and in effect on the date hereof. Neither Mentor nor CTI is in violation of any of the provisions of its certificate of incorporation or Code of Regulations or any other organizational documents.

              d. The authorized capital stock of Mentor consists solely of 5,000 shares of no par value common stock, of which 3,586 shares are issued and outstanding (the "Mentor Common"). The authorized capital stock of CTI consists solely of 8,000 shares of no par value common stock, of which 7,944 shares are currently issued and outstanding (the "CTI Common"). All of the issued and outstanding shares of capital stock of Mentor and CTI are owned of record and beneficially by the Shareholders in the respective amounts set forth as to each Shareholder on SCHEDULE 3.1.2(d), and all of such shares of capital stock of Mentor and CTI have been duly authorized and validly issued, free of any pre-emptive rights of shareholders, and are fully paid and non-assessable. Except for certain outstanding debentures which are convertible into shares of CTI, and certain warrants entitling the holder to purchase shares of CTI, both of which are set forth on SCHEDULE 3.1.2(e) and will be exercised, if at all, prior to Closing, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Mentor or CTI any shares of capital stock of Mentor or CTI or securities or other obligations of any kind of Mentor or CTI convertible into or exchangeable for any shares of capital stock of Mentor or CTI. Neither Mentor nor CTI has any subsidiaries nor does Mentor or CTI own any direct or indirect or beneficial interest, by stock ownership or otherwise, in any firm, corporation, partnership, association or business enterprise, except the Partnership.

              e. The Partnership has been duly and validly organized as an Ohio limited partnership. Under the terms of the Partnership Agreement, Mentor owns 75.905% of the Percentage Interests in the Partnership, as that term is defined in the Partnership Agreement. However, under the terms of its 1987 offerings of debentures, Mentor agreed to reallocate a portion of its Percentage Interests to the limited partners upon the conversion of the debentures and the exercise of the warrants. As of the execution of this Agreement, Mentor owns 68.4094% of the Partnership Interests. If all remaining warrants are exercised and all outstanding debentures converted, Mentor will at Closing own 64.0448% of the Partnership Interests. CTI owns all other Partnership Interests. Attached to SCHEDULE 3.1.2(e) is a correct and complete copy of the Agreement of Limited Partnership of the Partnership, together with all amendments thereof (the "Partnership Agreement"). No Person other than Mentor and CTI has, owns, possesses or holds or is entitled to receive any rights, benefits, equity or any other interests, direct or indirect, in the Partnership. The conversion of the prior interests of the Limited Partners ("Limited Partners") of the Partnership into shares of capital stock of CTI was effected in a manner so as to (i) comply fully with the provisions of the Partnership Agreement, (ii) completely and effectively eliminate all of the rights of the Limited Partners, as such, in the Partnership, without creating or incurring any liability to the Limited Partners, or to any other Person, as a result thereof or in connection therewith, (iii) result in the legal and valid conversion of the interests of the Limited Partners into shares of CTI Common as set forth, as to each former Limited Partner, on SCHEDULE 3.1.2(d) hereto, and (iv) not to subject the Partnership, or any other Person (including Vanstar and Buyer following the Merger) to Subpart 900 of Regulation S-K, promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Roll-up Rules"), assuming the Merger is approved by the Required Mentor Vote.

         3.1.3 NO CONFLICTS, ETC. The execution, delivery and performance by each of Mentor, CTI and the Partnership of this Agreement and the other agreements executed and delivered by it hereunder or pursuant hereto and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both)
    (i) any Applicable Law applicable to Mentor, CTI or the Partnership, or any of their Affiliates or any of the properties or assets of Mentor, CTI or the Partnership, (ii) the certificate of incorporation or Code of Regulations or other organizational documents of either Mentor or CTI or the Partnership Agreement, or (iii) except as set forth in SCHEDULE 3.1.3, any Contract or other contract, agreement or other instrument to which Mentor, CTI or the Partnership or any of their Affiliates is a party or by which Mentor, CTI or the Partnership or any of their respective properties or assets may be bound or affected. Except as specified in SCHEDULE 3.1.3, no Governmental Approval or other Consent is required to be obtained or made by Mentor, CTI or the Partnership in connection with the execution and delivery of this Agreement or any of the other agreements to be executed and delivered by any of them hereunder or pursuant hereto or the consummation of the transactions contemplated hereby or thereby, except such required Governmental Approvals and Consents which, if not obtained, would not, individually or in the aggregate, cause a Material Adverse Effect.

         3.1.4 FINANCIAL STATEMENTS. Mentor, CTI and the Partnership have delivered to Vanstar and Buyer (a) audited financial statements of Mentor and the Partnership as at and for the periods ended December 31, 1994 and 1995, together with, in each case, a report thereon by Mentor's Accountants (collectively, the "Annual Financial Statements"), (b) unaudited consolidated financial statements of Mentor and the Partnership for the four month period ended April 30, 1996 (the "Unaudited Financial Statements"), including, in each of clauses (a) and (b), a balance sheet, statement of income and retained earnings and a statement of cash flows (the Audited Financial Statements and the Unaudited Financial Statements and, from and after the date of delivery thereof, each of the Subsequent Monthly Financial Statements, are hereinafter collectively referred to as the "Financial Statements"). The Audited Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The Unaudited Financial Statements have been prepared and, from and after the date of delivery thereof the Subsequent Monthly Financial Statements will have been prepared, in all material respects in accordance with GAAP on a basis consistent with the Audited Financial Statements, except that the Unaudited Financial Statements do not, and the Subsequent Monthly Financial Statements when delivered will not, contain notes and may be subject to normal audit adjustments and normal annual adjustments. Except as set forth on Schedule 3.1.4 the balance sheets included in the Financial Statements do not include any material liabilities not intended to constitute a part of the business of Mentor, CTI and the Partnership, after giving effect to the transactions contemplated hereby, and present fairly the financial condition of Mentor and the Partnership, respectively, as of the dates indicated. Except as set forth on Schedule 3.1.4, the statements of income and retained earnings and statements of cash flows included in the Financial Statements do not reflect the operations of any entity or business not intended to constitute a part of the business of Mentor, CTI or the Partnership, after giving effect to the transactions contemplated hereby, reflect all costs that historically have been incurred by Mentor and the Partnership, and present fairly the results of operations and cash flows of Mentor and the Partnership for the periods indicated.

         3.1.5 ABSENCE OF UNDISCLOSED LIABILITIES. CTI has no liabilities of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and has no assets except for its Partnership Interest. Mentor has no assets other than its Partnership Interest. Neither Mentor nor the Partnership has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in SCHEDULE 3.1.5, (b) as and to the extent disclosed or reserved against in the balance sheet included in the Unaudited Financial Statements for the period ended April 30, 1996 (the "Cut-off Date Balance Sheet"), and (c) for liabilities and obligations that
    (i) were incurred after the date of the Cut-off Date Balance Sheet in the ordinary course of business consistent with prior practice and (ii) individually and in the aggregate are not material to Mentor or the Partnership and have not had or resulted in, and will not have or result in, a Material Adverse Effect. Except to the extent specifically disclosed in SCHEDULE 3.1.5, none of the employees of Mentor, CTI or the Partnership is now or will by the passage of time hereinafter become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to such date that is not reflected as an accrued liability on the Cut-off Date Balance Sheet. The amount payable to GTN upon the termination of the franchise relationship with GTN pursuant to
    Article II, Section 10.A.1 under the terms of the Franchise Termination Agreement shall be $190,000, and the additional approximate $45,000 payment specified in Article III, Section 2.A of the Termination Agreement will not be due and payable upon any termination thereunder.

         3.1.6     TAXES.

              a. Each of Mentor, CTI and the Partnership has (or by the Closing will have) duly and timely filed all Tax Returns relating to Mentor, CTI and the Partnership with respect to Taxes required to be filed on or before the Closing Date ("Covered Returns"). Except for Taxes set forth on SCHEDULE 3.1.6(a), which are being contested in good faith and by appropriate proceedings, the following Taxes ("Covered Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Covered Returns, (ii) all deficiencies and assessments of Taxes of which notice has (or by the Closing Date will have) been received by any of Mentor, CTI or the Partnership that are or may become payable by Vanstar, Buyer or any of their Affiliates or chargeable as a Lien upon any of the properties or assets of Mentor, CTI or the Partnership following the Merger, and (iii) all other Taxes due and payable on or before the Closing Date for which neither filing of Covered Returns nor notice of deficiency or assessment is required, if Mentor, CTI or the Partnership, as the case may be, is or reasonably should be (or by the Closing Date will be or reasonably should be) aware that these other Taxes are or may become payable by Vanstar or Buyer or chargeable as a Lien upon any of the properties or assets of Mentor, CTI or the Partnership following the Merger. All Taxes required to be withheld by or on behalf of Mentor, CTI and the Partnership in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to Mentor, CTI or the

         Partnership ("Withholding Taxes") have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

              b. Except as set forth on SCHEDULE 3.1.6(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes or Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Governmental Authority.

              c. Except as set forth on SCHEDULE 3.1.6(c), (i) there are no Covered Taxes or Withholding Taxes asserted in writing by any Governmental Authority to be due and (ii) no issue has been raised in writing by any Governmental Authority in the course of any audit with respect to Covered Taxes or Withholding Taxes. Except as set forth on
         SCHEDULE 3.1.6(c), no Covered Taxes and no Withholding Taxes are currently under audit by any Governmental Authority.

              d. Except as set forth on SCHEDULE 3.1.6(d), there is no litigation or administrative appeal pending or, to the best knowledge of Mentor, CTI and the Partnership, threatened against or relating to any of Mentor, CTI or the Partnership in connection with Covered Taxes.

         3.1.7 ABSENCE OF CHANGES. Except as set forth in SCHEDULE 3.1.7, and the termination of certain rights and obligations pursuant to the Franchise Termination Agreement, as more fully set forth in Section 5.6, since the Cut-off Date, each of Mentor, CTI and the Partnership has conducted its respective business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to its business:

              a. suffered or permitted to have occurred any Material Adverse Effect;

              b. incurred any Lien, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which Liens or liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

              c. sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

              d. received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

              e. made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any of its directors, officers, employees, salesmen, distributors or agents;

              f. made any capital expenditures or capital additions or improvements in excess of an aggregate of $25,000;

              g. lost or terminated any key employees or lost or terminated any customers or suppliers that could have or has had any Material Adverse Effect;

              h. materially amended, modified or terminated, or agreed to amend, modify or terminate, any existing (or entered or committed to enter into any new) material contract, agreement, plan, lease, license, permit or franchise; or

              i. taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

         3.1.8 LITIGATION. Except as set forth on SCHEDULE 3.1.8, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the best knowledge of Mentor, CTI or the Partnership threatened, against any of Mentor, CTI or the Partnership and none of Mentor, CTI or the Partnership knows or has reason to be aware of any basis for the same. Except as set forth in such SCHEDULE 3.1.8, no citations, fines or penalties have been asserted against any of Mentor, CTI or the Partnership under any Environmental Law or any foreign, federal, state or local law relating to occupational health or safety.

         3.1.9 COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS; GOVERNMENTAL CONTRACTS.

              a. Except as disclosed in SCHEDULE 3.1.9(a) each of Mentor, CTI and the Partnership has, to the best knowledge of Mentor, CTI and the Partnership after investigation, complied in all material respects with all Applicable Laws applicable to or otherwise in any manner affecting it, and none of Mentor, CTI or the Partnership has received any notice alleging any failure to so comply.

              b. SCHEDULE 3.1.9(b) sets forth all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the business of Mentor, CTI and the Partnership. Except as set forth in SCHEDULE 3.1.9(b), all such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and, to the best knowledge of Mentor, CTI and the Partnership after investigation, each of Mentor, CTI and the Partnership is in compliance with each of such Governmental Approvals and Consents held by it.

              c. SCHEDULE 3.1.9(c) sets forth all Contracts with any Governmental Authority.

              d. Each of Mentor, CTI and the Partnership has filed with the proper authorities all statements and reports required by the Applicable Laws to which it or any of its employees (because of his or her activities on behalf of his or her employer) is subject.

         3.1.10 OPERATION OF THE BUSINESS. Except as set forth in SCHEDULE 3.1.10, each of Mentor, CTI and the Partnership has conducted its respective business directly and not through any direct or indirect subsidiary or Affiliate.

         3.1.11 ASSETS. Except as disclosed in SCHEDULE 3.1.11, each of Mentor, CTI and the Partnership has good title to all of its assets free and clear of any and all Liens other than Permitted Liens. The assets set forth on or detailed in the Cut-off Date Balance Sheet comprise all assets and services used or useable by any of Mentor, CTI or the Partnership in its business. Except as disclosed in SCHEDULE 3.1.11, there are no assets or properties used by any of Mentor, CTI or the Partnership in the operation of its business and owned by any Person other than Mentor, CTI or the Partnership, as the case may be, that will not be leased or licensed to Buyer under valid, current leases or license arrangements. The assets reflected on the Cut-off Date Balance Sheet are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear).

         3.1.12  CONTRACTS.

              a. SCHEDULE 3.1.12(a) contains a complete and correct description of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below by which any of Mentor, CTI or the Partnership is a party or bound (the "Contracts"):

                   (i) leases, Governmental Approvals and other contracts concerning or relating to the Leased Real Property;

                   (ii) employment, employee benefits, consulting or other
              similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants;

                   (iii) loan agreements, pledge agreements, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                   (iv) licenses, licensing arrangements and other contracts
              providing in whole or in part for the use of, or limiting the use of, any Intellectual property;

                   (v)  brokerage or finder's agreements;

                   (vi) contracts (including, without limitation, for the
              purchase or sale of inventory) with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $25,000;

                   (vii) sales agency, manufacturer's representative, marketing or distributorship agreements;

                   (viii) contracts, agreements or commitments (designated as an "affiliate agreement") with any director, officer, employee, or Affiliate of any of Mentor, CTI or the Partnership, or with any holder of more than five percent (5%) of any class of capital stock of Mentor or CTI outstanding; and

                   (ix) any other contracts, agreements or commitments that are material to the business of any of Mentor, CTI or the Partnership.

              b. Mentor, CTI and the Partnership have delivered to Vanstar and Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in SCHEDULE 3.1.12(a).

              c. All Contracts are in full force and effect and enforceable against each party thereto. None of Mentor, CTI or the Partnership has received notice of any plan or intention of any party to any Contract to exercise any right to cancel or terminate any Contract.
         To the best knowledge of Mentor, CTI and the Partnership after investigation, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of any of Mentor, CTI or the Partnership or, to the best knowledge of Mentor, CTI and the Partnership after investigation, any other party thereto except as set forth in
         SCHEDULE 3.1.12(c) and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in, a Material Adverse Effect and (ii) has not and will not materially impair the ability of any of Mentor, CTI or the Partnership to perform its obligations under this Agreement or under any other agreement executed and delivered by any of them hereunder or pursuant hereto.

              d. None of Mentor, CTI or the Partnership has granted any outstanding power of attorney.

         3.1.13 TERRITORIAL RESTRICTIONS. Except as described in SCHEDULE 3.1.13, none of Mentor, CTI or the Partnership is restricted by any written agreement or understanding with any other Person from carrying on its business anywhere in the world.

         3.1.14    INVENTORIES.  Except as specifically described on SCHEDULE
    3.1.14 hereto, all inventories reflected on the Cut-off Date Balance Sheet consist of items of quality and quantity which are useable or saleable in the ordinary course of business of Mentor, CTI and the Partnership, as the case may be. The values at which the inventories are carried on the Cut-off Date Balance Sheet as at the Cut-off Date reflect the normal valuation policy of Mentor, CTI and the Partnership, as the case may be, in setting inventory at the lower of cost or net realizable market values, all in accordance with GAAP. Since the Cut-off Date, inventories have been maintained at normal and adequate levels for the continuation of the business of Mentor, CTI and the Partnership, as the case may be, in its normal course, no change has occurred in such inventories which affect or will affect the useability or salability thereof, no write-downs or write-ups of the value of such inventories has occurred and no additional amounts have been reserved with respect to such inventories. SCHEDULE
    3.1.14 lists the locations of all inventories together with a brief description of the type and amount at each location.

         3.1.15 CUSTOMERS. SCHEDULE 3.1.15 sets forth (a) the names of all customers of each of Mentor, CTI and the Partnership that ordered products, goods or services from any of Mentor, CTI or the Partnership with an aggregate value for each such customer of $25,000 or more during the twelve month period ended April 30, 1996 and (b) the amount for which each such customer was invoiced during such period. Except as set forth on
    Schedule 3.1.15 none of Mentor, CTI or the Partnership has received any notice or has any substantial reason to believe that any significant customer of any of Mentor, CTI or the Partnership (i) has ceased, or will cease, to use the products, goods or services of any of Mentor, CTI or the Partnership, (ii) has substantially reduced, or will substantially reduce, the use of products, goods or services of any of Mentor, CTI or the Partnership or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of any of Mentor, CTI or the Partnership, including in each case after the consummation of the transactions contemplated hereby. To the best knowledge of Mentor, CTI and the Partnership, no customer of any of Mentor, CTI or the Partnership described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement or any other agreement executed and delivered by any of Mentor, CTI or the Partnership hereunder or pursuant hereto.

         3.1.16 SUPPLIERS. SCHEDULE 3.1.16 sets forth (a) the names of all suppliers from which any of Mentor, CTI or the Partnership ordered inventories, and other products, goods and services with an aggregate purchase price for each such supplier of $25,000 or more during the twelve month period ended April 30, 1996 and (b) the amount for which each such supplier invoiced any of Mentor, CTI or the Partnership during such period.

         3.1.17    INTELLECTUAL PROPERTY.

              a. TITLE. SCHEDULE 3.1.17(a) contains a complete and correct list and a brief description of all Intellectual Property that is owned, licensed or used by any of Mentor, CTI or the Partnership. Mentor, CTI and the Partnership, as the case may be, own or have the non-exclusive right to use pursuant to license or sublicense agreements all of its Intellectual Property, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions which are not set forth on SCHEDULE 3.1.17(a). No Affiliate of any of Mentor, CTI or the Partnership owns or has any interest in or with respect to any Intellectual Property of Mentor, CTI or the Partnership and the Intellectual Property set forth on SCHEDULE 3.1.17(a) comprises all of the Intellectual Property necessary for Buyer to conduct and operate the business of Mentor, CTI and the Partnership following the Closing as now being conducted by Mentor, CTI and the Partnership.

              b. NO INFRINGEMENT. The conduct of the business of Mentor, CTI and the Partnership by them does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property owned by any of them and, to the best of their knowledge, does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property owned by others.

              c. IMPACT OF FRANCHISE TERMINATION AGREEMENT. Certain Intellectual Property owned by or licensed to Mentor or the Partnership is subject to return to GTN, upon the Partnership's exercise of certain option rights under the Franchise Termination Agreement. Mentor has identified this Intellectual Property on
         SCHEDULE 3.1.17(a). The representations contained in Section 3.1.17(a) are expressly made subject to the Partnership's option to terminate under the Franchise termination Agreement and the rights and obligations which result from the exercise of that option.

         3.1.18 INSURANCE. SCHEDULE 3.1.18 contains a complete and correct list and summary description of all insurance policies maintained by each of Mentor, CTI and the Partnership. Mentor, CTI and the Partnership have delivered to Vanstar and Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. To the best knowledge of each of Mentor, CTI and the Partnership, each of Mentor, CTI and the Partnership has complied in all material respects with the terms and provisions of such policies. SCHEDULE 3.1.18 sets out all claims made by Mentor, CTI and the Partnership under any policy of insurance during the past two years and in the opinion of Mentor, CTI and the Partnership reasonably formed and held, there is no basis on which a claim should or could be made under any such policy with respect to it.

         3.1.19    REAL PROPERTY.

              a. None of Mentor, CTI or the Partnership owns, directly or indirectly, and none of Mentor, CTI or the Partnership has any fixed or contingent obligation to acquire, any interest in any real property that is used in any manner in connection with its business.

              b. SCHEDULE 3.1.19(b) contains a complete and correct list of all Leases, setting forth the address, landlord and tenant for each Lease. Mentor, CTI and the Partnership have delivered to Vanstar and Buyer correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect. None of Mentor, CTI or the Partnership nor any other party is in default, violation or breach in any material respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the lapse of time or both, would constitute a default, violation or breach in any respect under any Lease. Each of Mentor, CTI and the Partnership enjoys peaceful and undisturbed possession under its Leases.

              c. The Leased Real Property constitutes all of the real property leased, occupied or utilized by any of Mentor, CTI and the Partnership in any manner in connection with the conduct or operation of its business.

         3.1.20 ENVIRONMENTAL MATTERS. To the best knowledge of each of Mentor, CTI and the Partnership after investigation, each of Mentor, CTI and the Partnership has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to the Leased Real Property and all other properties and assets of its business and the use and ownership thereof, and otherwise in connection with the operation of its business. No violation by any of Mentor, CTI or the Partnership is being alleged of any applicable Environmental Law relating to any of the properties or assets of its business, including the Leased Real Property, or any use or ownership thereof, otherwise in connection with the operation of its business.

         3.1.21 EMPLOYEES, LABOR MATTERS, ETC. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no petition pending or, to the best knowledge of Mentor, CTI and the Partnership after investigation, threatened with respect to any employee employed in the operation of any of Mentor, CTI or the Partnership business. To the best knowledge of Mentor, CTI and the Partnership, each of Mentor, CTI and the Partnership has complied with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all such Applicable Law relating to labor relations, equal employment, fair employment practices, entitlement, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Vanstar, Buyer or any of their Affiliates following the Closing, and has not had or resulted in, and will not have or result in, a Material Adverse Effect.

         3.1.22    EMPLOYEE BENEFIT PLANS.

              a. SCHEDULE 3.1.22 sets forth a true and complete list of each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, phantom stock or other benefit or compensation plan, whether written or unwritten, that provides benefits or compensation in respect of any employee or former employee of any of Mentor, CTI or the Partnership or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by any of Mentor, CTI or the Partnership (collectively, the "Employee Benefit Plans"). Neither Mentor, CTI nor the Partnership has communicated to any Employee any intention or commitment to modify any Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

              b. All Employee Benefit Plans conform (and at all times within the five (5) years preceding the date hereof have conformed) in all material respects to, and are being administered and operated (and have at all times within the five (5) years preceding the date hereof been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other Applicable Laws.

              c. To the best knowledge of Mentor, CTI and the Partnership, the Employee Benefit Plans are not the subject of any investigation, audit or action by any Governmental Authority.

         3.1.23 CONFIDENTIALITY. Except as set forth on SCHEDULE 3.1.23, to the best knowledge of Mentor, CTI and the Partnership, each of Mentor, CTI and the Partnership has taken all reasonable steps to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to its business, including but not limited to the GTN Confidential Information, information relating to the distribution, marketing or pricing of any of its products or services or any promotional plans related thereto.

         3.1.24 RECORDS. The minute books of Mentor and CTI and the books and records of the Partnership are substantially complete and correct in all material respects. The books of account of each of Mentor, CTI and the Partnership are sufficient to prepare the Financial Statements in accordance with GAAP. There are no false or fictitious entries on the books and records of any of Mentor, CTI or the Partnership.

         3.1.25 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of any of Mentor, CTI or the Partnership or any Affiliate of any of Mentor, CTI or the Partnership in such manner as to give rise to any valid claim against any of Mentor, CTI or the Partnership for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to any of Mentor, CTI or the Partnership or any Affiliate of any of Mentor, CTI or the Partnership upon consummation of the transactions contemplated hereby or otherwise; provided, however, that Mentor has disclosed that Dustin will be entitled to receive a performance fee ("Dustin Obligation") payable pursuant to a written agreement dated October 6, 1994, as amended, between Dustin and the Partnership, the payment of which is subject to the provisions of Sections 5.9 and 6.2.16.

         3.1.26 RECEIVABLES. All of the accounts receivable which have arisen in connection with the business of Mentor, CTI or the Partnership and which are reflected in the Financial Statements, have arisen only from bona fide transactions in the ordinary course of business. None of Mentor, CTI or the Partnership has any knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectability of such receivables in excess of the reserves therefor set forth on the Cut-off Date Balance Sheet.
    SCHEDULE 3.1.26 hereto accurately lists as of the Cut-off Date all receivables arising out of or relating to the business of each of Mentor, CTI and the Partnership, the amount owing and the aging of such receivables. Mentor, CTI and the Partnership have made available to Vanstar and Buyer complete and correct copies of all instruments, documents and agreements evidencing such receivables.

         3.1.2 BACKLOG. All of the backlog of unfilled orders for products manufactured or sold by any of Mentor, CTI or the Partnership represent bona fide transactions incurred in the ordinary course of the respective businesses of Mentor, CTI or the Partnership, as the case may be, and are set forth in SCHEDULE 3.1.27 hereto.

         3.1.28    LIABILITIES TO AFFILIATES.  Except as set forth on
    SCHEDULE 3.1.28, none of Mentor, CTI or the Partnership owes any money or otherwise has any obligation to any officer, director, shareholder or Affiliate of any of Mentor, CTI or the Partnership or any Person acting as a transferee of any of them.

         3.1.29 BANK ACCOUNTS. SCHEDULE 3.1.29 sets forth a list of all (i) bank accounts of any of Mentor, CTI and the Partnership and the Persons authorized to draw thereon, and (ii) safe deposit boxes of any of Mentor, CTI or the Partnership and the Persons who are authorized to have access thereto.

         3.1.30 DISCLOSURE. Except to the extent specifically limited with regard to the knowledge of any Person in this Article III, no representation or warranty by any of Mentor, CTI or the Partnership contained in this Agreement nor any certificate or agreement furnished or to be furnished by or on behalf of any of Mentor, CTI or the Partnership to Vanstar or Buyer or their representatives in connection herewith or pursuant hereto contains or will at Closing contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect any of Mentor, CTI or the Partnership uniquely) known to any of Mentor, CTI or the Partnership that has not been disclosed by Mentor, CTI and the Partnership, as the case may be, to Vanstar and Buyer that might reasonably be expected to have or result in a Material Adverse Effect.

    3.2. REPRESENTATIONS AND WARRANTIES OF BUYER. Vanstar and Buyer, jointly and severally, represent and warrant to Mentor, CTI and the Partnership as follows:

         3.2.1 CORPORATE STATUS; AUTHORIZATION, ETC. Each of Vanstar and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Agreement and each of the agreements to be executed and delivered by it hereunder or pursuant hereto, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Vanstar and Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the other agreements to which it is a party will have been, duly authorized by all requisite corporate action of Vanstar and Buyer. Each of Vanstar and Buyer has duly executed and delivered this Agreement and on the Closing Date each of Vanstar and Buyer will have duly executed and delivered the other agreements to which it is a party. This Agreement is, and on the Closing Date each of the other agreements to be executed and delivered by it hereunder or pursuant hereto will be, valid and legally binding obligations of Vanstar or Buyer, as the case may be, enforceable against Vanstar or Buyer, as the case may be, in accordance with their respective terms.

         3.2.2 NO CONFLICTS, ETC. The execution, delivery and performance by each of Vanstar and Buyer of this Agreement and each of the other agreements to be executed and delivered by Vanstar or Buyer hereunder or pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) (i) the certificate of incorporation or bylaws of Vanstar or Buyer, (ii) any Applicable Law applicable to Vanstar, Buyer, or any of their Affiliates or any of their properties or assets or (iii) any Contract, or other agreement or instrument applicable to Vanstar, Buyer or any of their Affiliates or any of their properties or assets. Except as specified in SCHEDULE 3.2.2, no Governmental Approval or other Consent is required to be obtained or made by Vanstar or Buyer in connection with the execution and delivery of this Agreement or the other agreements to be executed and delivered by it hereunder or pursuant hereto or the consummation of the transactions contemplated hereby or thereby.

         3.2.3 LITIGATION. There is no action, claim, suit or proceeding pending, or to the best knowledge of Vanstar or Buyer threatened, by or against or affecting Vanstar, Buyer or any of their Affiliates in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or which would in any way interfere with the consummation of the transactions contemplated hereby.

         3.2.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Vanstar or Buyer in such manner as to give rise to any valid claim against any of Mentor, CTI or the Partnership for any brokerage or finder's commission, fee or similar compensation.

         3.2.5 EXCHANGE ACT REPORTS. Vanstar has duly filed all reports required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended. All such reports are complete and correct in all material respects and conform in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         3.2.6 SECURITIES TO BE ISSUED. When delivered to the Shareholders pursuant to this Agreement, the Vanstar Common will have been duly and validly issued (free of any pre-emptive rights of shareholders), and will be fully paid and non-assessable.

         3.2.7 REPRESENTATIONS IN CONNECTION WITH QUALIFICATION AS A TAX-FREE EXCHANGE.

              a. Prior to the Effective Time, Vanstar will be in control of the Buyer within the meaning of Section 368(c) of the Internal Revenue Code.

              b. Buyer has no present intention to issue additional shares of its stock that would result in Vanstar losing control of the Buyer within the meaning of Section 368(c) of the Internal Revenue Code.

              c. Other than as provided in the Escrow Agreement, Vanstar has no present plan or intention to redeem or otherwise reacquire any Vanstar Common issued in the transaction.

              d. Vanstar has no present plan or intention to liquidate the Buyer; to merge the Buyer with and into another corporation; to sell or otherwise dispose of the stock of the Buyer; or to cause the Buyer to sell or otherwise dispose of any of the assets of Mentor and CTI acquired in the Merger, except for the dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Internal Revenue Code.

              e. Except for the anticipated termination of the franchise relationship with GTN following the date of this Agreement, Buyer presently intends to continue the historic business of Mentor and CTI.

              f.   No stock of Buyer will be issued in the transaction.

         3.2.8 CONSENTS. No Consent is required to be made or obtained by Vanstar in connection with the execution and delivery of this Agreement by Vanstar or the consummation by Vanstar and Buyer of the transactions contemplated hereby, except for (i) any necessary filings pursuant to Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder, (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law, (iii) any consent or approvals required under the Vanstar Underwriting Agreement, and (iv) such consents, approvals, orders or authorizations which if not obtained, or registration, declarations or filings which if not made, would not have a Material Adverse Effect or materially adversely affect the ability of Vanstar to consummate the transactions contemplated hereby;

ARTICLE IV.   COVENANTS

    4.1. COVENANTS OF MENTOR, CTI AND THE PARTNERSHIP.

         4.1.1 CONDUCT OF BUSINESS. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Vanstar and Buyer in writing, each of Mentor, CTI and the Partnership will:

              a. apart from the Partnership's exercise of its option to terminate under the Franchise Termination Agreement, as more fully set forth in Section 5.6 below, carry on its business in the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, with the goal and intent that its goodwill and ongoing business shall be in all material respects unimpaired following the Closing;

              b. pay all accounts payable and other obligations relating to its business when they become due and payable in the ordinary course of business consistent with prior practice;

              c. perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting its business or any of its assets, and comply in all material respects with all Applicable Laws applicable to it or its business:

              d. other than sales and purchases of inventories and supplies in the ordinary course not enter into or assume any material agreement, contract or instrument relating to its business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

              e. continue all policies of insurance relating to its business in full force and effect;

              f. not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of its business or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan or arrangement applicable to any such employee; SCHEDULE 4.1.1(f) sets forth a list of increases in compensation which the Partnership, Mentor or CTI expects to grant between May 31, 1996, and September 30, 1996 and which shall be permitted exceptions to the preceding undertaking;

              g. not declare or pay any dividends or make any distribution in respect of its equity interests;

              h. not take any action, or knowingly omit to take any action, which would result in a breach of any of the representations and warranties set forth in Section 3.1.

         4.1.2 NO SOLICITATION. During the term of this Agreement, none of Mentor, CTI or the Partnership nor any Affiliate of any of them, nor any Person acting on any of their behalf shall (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the business or Mentor, CTI or the Partnership or (ii) furnish or cause to be furnished any non-public information concerning any of Mentor, CTI or the Partnership to any Person (other than Vanstar and Buyer and their agents and representatives), other than in the ordinary course of business or pursuant to Applicable Law and after prior written notice to Vanstar, or in the context of negotiations with GTN or any officer or Affiliate thereof in which an executive officer of Vanstar is present and participating throughout.

         4.1.3 ACCESS AND INFORMATION. So long as this Agreement remains in effect and subject to such reasonable limitations as may be necessary to prevent unreasonable disruptions of their business, each of Mentor, CTI and the Partnership will (and will cause its Affiliates and their respective accountants, counsel, consultants, employees and agents to) give Vanstar and Buyer, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of the assets, books, contracts, commitments, reports and records relating to any of Mentor, CTI or the Partnership, as Vanstar or Buyer shall from time to time reasonably request, other than GTN Confidential Information (except as contemplated in Section 5.6 below). In addition and subject to such reasonable limitations as may be necessary to prevent unreasonable disruptions of their business, each of Mentor, CTI and the
                                         A-21

Partnership will permit Vanstar and Buyer, and their respective accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Mentor, CTI and the Partnership during normal business hours as may be necessary or useful to Vanstar or Buyer in its review of the assets and business affairs of the business of each of Mentor, CTI and the Partnership and the above-mentioned documents, records and information. Each of Mentor, CTI and the Partnership will keep Vanstar and Buyer generally informed as to the affairs of its business.

         4.1.4 ADDITIONAL FINANCIAL STATEMENTS. Until the earlier of the termination of this Agreement or the Closing, on or before the 21st day of each calendar month, each of Mentor, CTI and the Partnership shall deliver to Vanstar and Buyer unaudited financial statements of each of Mentor, CTI and the Partnership as, at and for the monthly period ending the last day of the preceding month (the "Subsequent Monthly Financial Statements"), which shall include, in each case, a balance sheet and statement of income. At the time the Subsequent Monthly Financial Statements are delivered to Vanstar and Buyer, each of Mentor, CTI and the Partnership shall, by such delivery, be deemed to have made as to the Subsequent Monthly Financial Statements just delivered the representations and warranties to Vanstar and Buyer which are set forth in Section 3.1.4 hereof with respect to Subsequent Monthly Financial Statements.

         4.1.5 PUBLIC ANNOUNCEMENTS. Except as required by Applicable Law, none of Mentor, CTI or the Partnership shall, and none of Mentor, CTI or the Partnership shall permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Vanstar and Buyer.

         4.1.6 VOTING AGREEMENT. Concurrently with the execution hereof, each of the Shareholders designated as signatories on the Voting Agreement shall have duly executed and delivered to Vanstar and Buyer the Voting Agreement.

         4.1.7     FURTHER ACTIONS

              a. Each of Mentor, CTI and the Partnership agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

              b. Each of Mentor, CTI and the Partnership, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals and any Consents required under any contract) necessary to be obtained by either of them in order to consummate the Merger and the consummation of the other transactions contemplated hereby.

              c. At all times prior to the Closing, each of Mentor, CTI and the Partnership shall promptly notify Vanstar and Buyer in writing of any fact, condition, event or occurrence known to any of them in the exercise of reasonable business prudence that will or may result in the failure of any of the conditions contained in Sections 6.1 and 6.2 to be satisfied, promptly upon any of them becoming aware of the same.

         4.1.8 CERTIFICATES OF TAX AUTHORITIES. On or before the Closing Date, if reasonably obtainable, each of Mentor, CTI and the Partnership shall provide to Vanstar and Buyer copies of certificates from the appropriate taxing authority stating that no sales or use taxes are due to any state or other taxing authority with respect to any of Mentor, CTI or the Partnership.

    4.2. COVENANTS OF VANSTAR AND BUYER.

         4.2.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as required by Applicable Law, neither Vanstar nor Buyer shall, and neither Vanstar nor Buyer shall permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Mentor, CTI and the Partnership, which consent will not be unreasonably withheld.

         4.2.2     FURTHER ACTIONS.

              a. Vanstar and Buyer agree to use all reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

              b. At all times prior to the Closing, Vanstar and Buyer shall promptly notify Mentor, CTI and the Partnership in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Sections 6.1 and 6.3 to be satisfied, promptly upon becoming aware of the same.

              c. Vanstar and Buyer shall use their reasonable efforts (without any obligation to pay any consideration not otherwise due) to obtain the release of Joseph H. Oshins from his obligations as a guarantor under any Contract to which Mentor, CTI, or the Partnership is a party which is listed on SCHEDULE 3.1.12(a).

         4.2.3 FURTHER ASSURANCES. Following the Closing, Vanstar and Buyer each shall, and each shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary to confirm and assure that its obligations provided for in this Agreement have been satisfied and to render effective the consummation of the transactions contemplated thereby.


ARTICLE V.    ADDITIONAL AGREEMENTS

    5.1. SHAREHOLDER AND PARTNERSHIP APPROVALS. Each of Mentor and CTI shall take all action necessary in accordance with Applicable Law and in accordance with their respective certificates of incorporation and bylaws to convene meetings of their respective Shareholders as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote upon the approval of this Agreement, the Merger and the other transactions contemplated hereby, including the approval of the Shareholders Representative and the Escrow Agent, as contemplated by Article VIII hereof. Each of Mentor and CTI, acting through their respective Boards of Directors, shall recommend to their Shareholders the approval of this Agreement, the Merger and the other transactions contemplated hereby and thereby, including the approval of the Shareholders Representative and the Escrow Agent, as contemplated by Article VIII hereof, and shall use all reasonable efforts to obtain such approval by such Shareholders. Mentor and CTI, as the sole partners of the Partnership, shall take such action or actions as may be required pursuant to the Partnership Agreement and Applicable Law to approve this Agreement, the Merger and the other transactions contemplated hereby and thereby, including the approval of the Shareholders Representative and the Escrow Agent, as contemplated by
Article VIII hereof.

    5.2. REGISTRATION STATEMENT. Vanstar shall prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 or on such other SEC form as Vanstar deems appropriate to register the Vanstar Common (the "Registration Statement") with respect to the Vanstar Common issuable in the Merger, a portion of which shall also serve as part of the Proxy Statement/Prospectus with respect to the meetings of the Shareholders of Mentor and CTI to approve this Agreement, the Merger and the transactions relating hereto and thereto, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Vanstar shall also take prior to Closing any action required to be taken under any applicable Blue Sky or state securities laws in connection with the issuance of the Vanstar Common in the Merger. Each of Mentor, CTI and the Partnership shall furnish to Vanstar all information concerning Mentor, CTI, the Partnership and the Shareholders as may be required for use in the Registration Statement, and each of Mentor, CTI and the Partnership shall take such other actions as Vanstar may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by Mentor, CTI and the Partnership pursuant to this Section 5.2. None of the information furnished by or on behalf of any of Mentor, CTI, the Partnership or the Shareholders for use in the Registration Statement shall contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

    5.3. DISCLOSURE STATEMENT. Each of Mentor and CTI shall prepare as soon as practicable a disclosure statement together with any appropriate amendments thereof or supplements thereto (the "Disclosure Statement") for distribution to the Shareholders in connection with the solicitation of proxies or consents to the transactions contemplated by this Agreement, including the Merger and the approval of the Shareholders Representative and Escrow Agent, as contemplated by Article VIII hereof. Mentor and CTI contemplate preparing the Disclosure Statement as a separate document designed to provide the Shareholders with all material information regarding Mentor, CTI and the Partnership and all material aspects of this Agreement, the Merger and the transactions contemplated hereby and thereby and further anticipate transmitting the proxy statement/prospectus constituting a part of the Registration Statement and the Disclosure Statement to the Shareholders in connection with their approval of this Agreement and the transactions contemplated hereby. The Disclosure Statement shall be in form and substance reasonably satisfactory to Vanstar and Buyer and shall comply with Applicable Law relating thereto and to the use thereof contemplated in this Agreement. The Disclosure Statement shall be delivered to Vanstar for filing by Vanstar with the SEC as part of or in connection with the Registration Statement. Mentor and CTI shall make such modifications in the Disclosure Statement as Vanstar and Buyer shall reasonably request at any time prior to the distribution thereof to the Shareholders. When distributed to the Shareholders, the Disclosure Statement shall be accompanied by such additional materials as Vanstar or Buyer shall reasonably require. Vanstar and Buyer shall furnish Mentor and CTI all information concerning Vanstar and Buyer required for use in the Disclosure Statement, and Vanstar and Buyer shall take such other action as Mentor and CTI may reasonably request in connection with the preparation of the Disclosure Statement. None of the information furnished by or on behalf of Vanstar and Buyer for use in the Disclosure Statement shall contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The Disclosure Statement shall not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

    5.4. COMPLIANCE WITH THE SECURITIES ACT. Each of Mentor, CTI and the Partnership has caused to be prepared and delivered to Vanstar and Buyer a list identifying all Persons who, as of the date hereof, may be deemed to be "Affiliates" of any of Mentor, CTI or the Partnership, as that term is defined under Paragraphs (c) and (d) of Rule 145 of the Securities Act ("Rule 145 Affiliates"), and prior to the Closing Date, each of Mentor, CTI and the Partnership shall cause to be prepared and delivered to Vanstar and Buyer an updated list (reasonably satisfactory to counsel for Vanstar and Buyer) identifying all Persons who at the time of the Shareholders meetings described above may be deemed to be Rule 145 Affiliates.

    5.5. EXCHANGE LISTING. Vanstar shall take such action it deems necessary to list the Vanstar Common on the New York Stock Exchange on or prior to the delivery of such shares of Vanstar Common to the Shareholders as contemplated by this Agreement.

    5.6. FRANCHISE TERMINATION AGREEMENT. Immediately upon the execution of this Agreement, the Partnership shall furnish GTN with notice of its termination of the Franchise Agreement and shall set an anticipated date as the Franchise Termination Date (defined terms not otherwise defined in this Agreement shall for purposes of this Section 5.6 only have the meaning set forth in the Franchise Termination Agreement). The anticipated Franchise Termination Date shall be no later than June 17, 1996.

         5.6.1 PERFORMANCE OF CERTAIN UNDERTAKINGS UNDER THE FRANCHISE TERMINATION AGREEMENT. After the Partnership has furnished GTN with notice of its termination of the Franchise Agreement, the Partnership and Mentor, as applicable, shall:

              a.   not later than June 17, 1996, make the payment pursuant to
         Article II, Section 10.A.1 and deliver or cause to be delivered the options, shares, and certificates described in Article II, Section 10.A.2 of the Franchise Termination Agreement;

              b. not later than June 24, 1996, discontinue use of the names "Productivity Point International" and "PPI", comply with the provisions of Article II, Sections 12.A.2 and 12.A.3 of the Franchise Termination Agreement (relating to removal or return of materials bearing Proprietary Marks), furnish evidence to GTN of the satisfaction of this requirement, and work with GTN to agree on a final accounting of amounts owed by the Partnership to GTN and by GTN to the Partnership;

              c. not later than June 28, 1996, pay GTN any amounts deemed to be owing as a result of the final accounting described in Section 5.6(b) above;

              d. upon receipt, furnish Vanstar with a copy of GTN's notifications of receipt described in Article II, Section 10.A. of the Franchise Termination Agreement.

         5.6.2 LIMITED RIGHT TO TERMINATE. Vanstar and Buyer, on the one hand, and Mentor, CTI and the Partnership, on the other hand, shall each have the right to terminate this Agreement at any time prior to 5:00 p.m. San Francisco, California time on the date 30 days following the date of this Agreement if any such party is not satisfied, in its sole discretion, with all matters associated with the Franchise Termination Agreement. If Vanstar or Buyer exercises this right and terminates this Agreement, and Mentor or the Partnership shall have previously exercised the option to terminate the Franchise Termination Agreement and made the payment to GTN required pursuant to Article II, Section 10.A.1 thereof to GTN, then such matter shall result in the payment of the break up fee described in Section
    9.3 hereof. A party exercising its right to terminate pursuant to the provisions of this SECTION 5.6.2 shall do so by notice in writing to the other parties. Termination of this Agreement shall have the effect set forth in SECTION 9.2.

    5.7. TERMINATION OF AFFILIATE AGREEMENTS. At or prior to the Closing, Vanstar and Buyer shall have the right to designate any Contracts or other arrangements with Affiliates of the Partnership, Mentor or CTI to be terminated (without liability or the payment of consideration not otherwise due under such Contract or arrangement) or fully performed at Closing, and Mentor or CTI shall fully perform or shall terminate (without liability or the payment of consideration not otherwise due under such Contract or arrangement) or cause to be terminated such Contracts or other arrangements at or prior to the Closing.

    5.8. INDEMNIFICATION ASSOCIATED WITH VANSTAR UNDERWRITING AGREEMENT. Vanstar covenants and agrees to indemnify each Shareholder, Mentor, CTI and the Partnership from and against any Damages arising from any third party claim associated with a breach or an alleged breach of the Vanstar Underwriting Agreement.

    5.9. DUSTIN CONSENT. Mentor, CTI and the Partnership shall, immediately following the effective date of the Registration Statement, seek to obtain the consent of Dustin to accept the Dustin Shares (comprised of the Dustin Initial Shares and Dustin Escrow Shares) in full payment and satisfaction of the Dustin Obligation fee.

ARTICLE VI.   CONDITIONS PRECEDENT

    6.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the conditions that (i) the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; (ii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby or by any other agreement to be executed and delivered hereunder or pursuant hereto; and (iii) no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

    6.2. CONDITIONS TO OBLIGATIONS OF VANSTAR AND BUYER. The obligations of Vanstar and Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Vanstar and Buyer, other than the condition specified in Section 6.2.8, in their sole discretion) on or prior to the Closing Date (or, with respect to the condition specified in Section 6.2.14, the date specified therein) of the following additional conditions:

         6.2.1 REPRESENTATIONS. The representations and warranties of each of Mentor, CTI and the Partnership contained in this Agreement (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         6.2.2 COVENANTS. Each of Mentor, CTI and the Partnership shall have duly performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it and under or with respect to each of the other agreements to be executed and delivered by it hereunder or pursuant hereto to be performed or complied with by it prior to or on the Closing Date.

         6.2.3 CONSENTS. Each of Mentor, CTI and the Partnership shall have obtained and shall have delivered to Vanstar and Buyer copies of (i) all Governmental Approvals required to be obtained by any of Mentor, CTI and the Partnership in connection with the execution and delivery of this Agreement and the other agreements to be executed and delivered by any of Mentor, CTI or the Partnership hereunder or pursuant hereto and the consummation of the transactions contemplated hereby or thereby, unless the failure to obtain any such Governmental Approval would not, individually or in the aggregate, have a Material Adverse Effect and (ii) all Consents (including, without limitation, all Consents required under any Contract), other than elective notices to creditors permitted under applicable bulk transfer laws, if any, necessary to be obtained in order to consummate the Merger pursuant to this Agreement and the consummation of the other transactions contemplated hereby and by the other agreements to be executed and delivered by any of Mentor, CTI or the Partnership hereunder or pursuant hereto, unless the failure to obtain any such Consent would not, individually or in the aggregate, have a Material Adverse Effect.

         6.2.4 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Cut-off Date, that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

         6.2.5 OPINION OF COUNSEL. Vanstar and Buyer shall have received an opinion, addressed to them and dated the Closing Date, from Porter, Wright, Morris & Arthur, counsel to Mentor, CTI and the Partnership, in substance and form reasonably satisfactory to Vanstar and Buyer.

         6.2.6 REQUIRED MENTOR VOTE. The Shareholders of Mentor and CTI, and Mentor and CTI as the sole partners of the Partnership, shall have duly adopted and approved this Agreement, the Merger, and the other transactions contemplated hereby and thereby, including the appointment of the Shareholder Representative and the Escrow Agreement by the affirmative vote of at least 90% of the outstanding shares of capital stock of each of Mentor and CTI entitled to vote thereon, and by at least 90% of the Partnership Interests, and shall have authorized and approved such other matters as may be required or appropriate in connection with Applicable Law (collectively, the "Required Mentor Vote").

         6.2.7 CORPORATE DOCUMENTS. All corporate, partnership and other proceedings of Mentor, CTI and the Partnership in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Vanstar, Buyer and their counsel, and Vanstar, Buyer and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         6.2.8 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with Applicable Law.

         6.2.9 POOLING LOCK-UP. Each of the Affiliates of Mentor, CTI and the Partnership set forth on SCHEDULE 6.2.9 hereto shall have executed and delivered to Vanstar and Buyer a "Pooling Lock-up Agreement" in the form of Exhibit C attached hereto.

         6.2.10 NON-COMPETITION AGREEMENT. Each of the officers and directors of Mentor set forth on SCHEDULE 6.2.10 shall have duly executed and delivered to Vanstar and Buyer a "Non-Competition Agreement" in the form of Exhibit D attached hereto.

         6.2.11 EMPLOYEES. Vanstar and Buyer shall have received assurances, satisfactory to Vanstar and Buyer, in their discretion, that the employees of the Partnership which Vanstar and Buyer wish to continue to employ following the Merger will continue such employment on terms and conditions satisfactory to Vanstar and Buyer, in their discretion, including, without limitation, the employment of Dr. Joseph H. Oshins on terms substantially similar to those set forth in the Employment Agreement in the form of Exhibit F hereto (the "Employment Agreement").

         6.2.12 COMFORT LETTER. Vanstar and Buyer shall have received assurances from Vanstar's Accountants, in form and substance satisfactory to Vanstar and Buyer, to the effect that the Merger will be treated as a "pooling of interests" for financial statement purposes and with respect to such other matters relating to the Registration Statement as may be customary. Vanstar and Buyer shall undertake to obtain this letter as quickly as reasonably possible after this Agreement is executed.

         6.2.13 WARRANTS; DEBENTURES. Prior to the Effective Time, all warrants, debentures or other rights to acquire interests in the Partnership, CTI or Mentor shall have been exercised or terminated, and Mentor or CTI shall have delivered to Vanstar evidence reasonably satisfactory to Vanstar that no such warrants, debentures or rights remain outstanding as of the Effective Time.

         6.2.14 DUE DILIGENCE TERMINATION. On or before June 14, 1996, neither Vanstar nor Buyer shall have delivered to Mentor, CTI and the Partnership written notice of their election to terminate this Agreement, in their sole discretion, as a result of their inspections of the Schedules attached hereto through such date.

         6.2.15 UNDERWRITER'S CONSENT. Vanstar shall have received any Consents required for the transactions contemplated by this Agreement under the Vanstar Underwriting Agreement.

         6.2.16 DUSTIN CONSENT. Within ten (10) days following the effective date of the Registration Statement, Dustin shall have delivered to Vanstar his written consent ("Dustin Consent") to accept the Dustin Shares in full satisfaction of the Dustin Obligation. The Dustin Consent shall contain (a) Dustin's agreement for the Dustin Escrow Shares to be held and administered pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B, and (b) Dustin's appointment of the Shareholder Representative as his agent to act under the Escrow Agreement with all the powers to be exercised on behalf of the Shareholders set forth in Section 8.2 hereof and the Escrow Agreement.

    6.3. CONDITIONS TO OBLIGATIONS OF MENTOR, CTI AND THE PARTNERSHIP. The obligation of each of Mentor, CTI and the Partnership to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waived by Mentor, CTI and the Partnership, other than the conditions specified in Sections 6.3.3 and 6.3.4, in their sole discretion), on or prior to the Closing Date, of the following additional conditions:

         6.3.1 REPRESENTATIONS. The representations and warranties of Vanstar and Buyer contained in this Agreement (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time.

         6.3.2 COVENANTS. Each of Vanstar and Buyer shall have duly performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it and under or with respect to each of the other agreements to be executed and delivered by it hereunder or pursuant hereto to be performed or complied with by it prior to or on the Closing Date.

         6.3.3 REQUIRED MENTOR VOTE. The Required Mentor Vote shall have been obtained.

         6.3.4 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with Applicable Law.

         6.3.5 OPINION OF COUNSEL. Mentor, CTI and the Partnership shall have received an opinion, addressed to them and dated the Closing Date, of Arter & Hadden, counsel for Vanstar and Buyer in form and substance reasonably satisfactory to Mentor, CTI and the Partnership.

         6.3.6 CORPORATE DOCUMENTS. All corporate and other proceedings of Vanstar and Buyer in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Mentor, CTI and the Partnership, and their counsel, and Mentor, CTI and the Partnership and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         6.3.7 CONSENTS AND APPROVALS. Mentor, CTI and the Partnership shall have obtained all Governmental Approvals necessary to consummate the transactions contemplated hereby.

         6.3.8 EMPLOYMENT AGREEMENT. Vanstar shall have duly executed and delivered the Employment Agreement.

VII.     ALLOCATION AND TAX ADVICE

    7.1. ALLOCATION. Notwithstanding any provision to the contrary herein contained or any agreements, understandings or negotiations prior to the date hereof, Mentor, CTI and the Partnership acknowledge that the allocation among the respective Shareholders of the Vanstar Common to be issued to them pursuant to this Agreement has been made in accordance with instructions received from Mentor, CTI and the Partnership, and each of Mentor, CTI and the Partnership for and on their own behalf and on behalf of the Shareholders hereby expressly release Vanstar and Buyer from any and all claims and liabilities in connection with such allocation.

    7.2. TAX ADVICE. Notwithstanding any provision to the contrary herein contained or any agreements, understandings or negotiations prior to the date hereof, all parties to this Agreement acknowledge that no representation or warranty has been made to any party or by any party's officers, employees, agents, accountants or attorneys, with respect to federal income or other tax consequences of the transactions contemplated by this Agreement and the Merger or that such transactions are or will be "tax free" or qualify for "pooling of interests" accounting treatment, and that all parties have relied on their independent counsel and accountants for all tax advice in connection therewith.

ARTICLE VIII. ESCROW AGREEMENT AND RELATED PROVISIONS

    8.1. ESCROW AGREEMENT At the Closing, Mentor, CTI and the Partnership shall cause to be delivered to Vanstar and Buyer the Escrow Agreement duly executed by the Shareholders Representative (described in Section, 8.2 hereof) and a bank or trust company mutually agreeable to Vanstar, Buyer, Mentor, CTI and the Partnership, as the Escrow Agent. Such Escrow Agreement shall provide that the Shareholders (acting through the Shareholders Representative) will indemnify and hold Vanstar and Buyer harmless (on a pro rata basis based upon their respective ownership percentages set forth in the Consideration Table), from and against any Damages resulting from the following items (a "Claim" or "Claims"), subject, however, to the proviso that the liability of the Shareholders under the Escrow Agreement shall be limited to the Contingent Amount to be held under the Escrow Agreement:

         a. any Damages suffered or incurred by Vanstar or Buyer as a result of the payment or discharge of any obligation or liability of any of Mentor, CTI or the Partnership whether accrued, absolute, fixed, contingent or otherwise, arising on or before the date of the Cut-off Date Balance Sheet, or in the balance sheet contained in the most recent Subsequent Monthly Financial Statement delivered to Vanstar and Buyer pursuant to
    Section 4.1.4 hereof, if applicable, to the extent not reflected in or reserved against in such Cut-off Date Balance Sheet or such other balance sheet, including any Tax liability to the extent not so reflected or reserved against in such Cut-off Date Balance Sheet or such other balance sheet;

         b. any Damages suffered or incurred by Vanstar or Buyer because any representation or warranty of any of Mentor, CTI or the Partnership contained in Section 3.1 hereof, or elsewhere herein or in any certificate delivered by any of Mentor, CTI, the Partnership or the Shareholders hereunder or pursuant hereto shall be false or misleading;

         c. any Damages resulting from the failure by any of Mentor, CTI or the Partnership to perform any agreements, covenants or other obligations contained herein or in any other agreement executed and delivered by it and required to be performed by it hereunder or thereunder;

         d. any Damages resulting from or relating in any manner to the conversion of the prior interests of the Limited Partners in the Partnership into shares of capital stock of CTI, including without limitation, any claim by any Limited Partner with respect to the method or procedure utilized by or the authority of the parties taking any action to effect such conversion, any failure to fully comply with the provisions of the Partnership Agreement and all Applicable Law in connection therewith, including any failure of any of Mentor, CTI or the Partnership or Vanstar to comply with the Roll-up Rules, assuming the Merger is approved by the Required Mentor Vote.

         e. any Damages suffered or incurred by Vanstar, Buyer, Mentor or CTI as a result of any Shareholder immediately prior to the Merger becoming entitled, under Applicable Law, or otherwise, to receive payment for such Shareholders' Mentor Common or CTI Common, as the case may be, in excess of the amount such dissenting Shareholder would otherwise have received pursuant to this Agreement.

    8.2. SHAREHOLDERS REPRESENTATIVE. Each of Mentor, CTI and the Partnership hereby irrevocably appoint, and by their adoption and approval of this Agreement pursuant to Section 5.1 hereof, the Shareholders shall be deemed to have elected and irrevocably appointed, Dr. Joseph H. Oshins as their representative (the "Shareholders Representative") to act under the Escrow Agreement solely and exclusively for the benefit of the Shareholders with full power, without any further consent of Mentor, CTI, the Partnership or any of such Shareholders to
(i) execute and deliver the Escrow Agreement on behalf of the Shareholders, (ii) give any and all instructions as may be required or as he in his sole discretion deems appropriate under any provisions of the Escrow Agreement, (iii) make all such other determinations and to give all such other instructions to the Escrow Agent as the Shareholders Representative shall deem necessary or desirable to carry out the provisions of the Escrow Agreement, and (iv) in the name and on behalf of Mentor, CTI, the Partnership and such Shareholders to make any amendment to or modification of the Escrow Agreement or make any determination, compromise, settlement, request or demand or give any waiver, notice or consent under the Escrow Agreement; and Vanstar and Buyer shall be required to look to and may rely exclusively upon any such instructions, amendments, modifications, determinations, compromises, settlements, requests or demands, waivers, notices or consents or other acts of the Shareholders Representative. The duties of the Shareholders Representative shall only be those which are specifically provided in the Escrow Agreement, and the Shareholders Representative shall incur no liability whatsoever in his capacity as such except for his willful misconduct or gross negligence so long as he acts in good faith. The Shareholders Representative shall be fully protected in following any instructions given to him by holders of more than 50% of the outstanding shares of capital stock of each of Mentor and CTI immediately prior to the Effective Time, whether such instructions be in writing or by vote of such Shareholders at a meeting called by the Shareholders Representative on ten (10) days' notice to such Shareholders at their addresses as set forth in the stock books of Mentor and CTI immediately prior to the Effective Time, but the Shareholders Representative shall be under no duty to apply for such instructions in making any determination or taking any other action under the Escrow Agreement.


ARTICLE IX.   TERMINATION

    9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         a.   by the written agreement of the parties hereto;

         b. by any of Mentor, CTI, the Partnership, Vanstar or Buyer by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. San Francisco, California time on September 30, 1996, unless such date shall be extended by the mutual written consent the parties hereto;

         c. by Vanstar and Buyer by written notice to Mentor, CTI and the Partnership if any of the conditions set forth in Sections 6.1 or 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. San Francisco, California time on September 30, 1996, unless such failure shall be due to the failure of Vanstar or Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

         d. by any of Mentor, CTI or the Partnership by written notice to Vanstar and Buyer if any of the conditions set forth in Sections 6.1 or 6.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. San Francisco, California time on September 30, 1996, unless such failure shall be due to the failure of any of Mentor, CTI or the Partnership to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

         e. by Vanstar and Buyer upon the delivery of written notice of their election to terminate this Agreement as the result of their inspection of the Schedules to Mentor, CTI and the Partnership on or before 5:00 P.M., E.S.T. on June 14, 1996.

    9.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 9.1 hereof, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or in connection with the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except (i) as specified in Sections 9.3 and 10.1 hereof, (ii) for any Damages suffered by Vanstar and Buyer resulting from Mentor, CTI or the Partnership's material breach of the covenants set forth in Article 4.1 hereof, and (iii) for any Damages suffered by Mentor, CTI or the Partnership resulting from Vanstar or Buyer's material breach of the covenants set forth in Article 4.2 hereof; provided that Vanstar and Buyer shall have the absolute right to terminate this Agreement without any liability in accordance with Section 9.1.e above.

    9.3. BREAK-UP FEE. In the event this Agreement is terminated (i) as a result of the failure of the Registration Statement to have become effective in accordance with Applicable Law by September 20, 1996, (ii) by Vanstar and Buyer as the result of the failure by September 30, 1996 to be satisfied of the conditions precedent set forth in Sections 6.2.1 (but only if the Damages reasonably expected to result from the breach giving rise to the failure of the condition do not exceed $50,000; otherwise, this SECTION 9.3 shall not be applicable to such termination), 6.2.3, 6.2.4, 6.2.7, 6.2.8, 6.2.11, 6.2.12 or
6.2.15, or (iii) by Mentor, CTI and the Partnership as the result of the failure by September 30, 1996 to be satisfied of the conditions precedent set forth in Sections 6.3.1, 6.3.2., 6.3.5, 6.3.6 or 6.3.8, then, in such event, Vanstar shall pay to the Partnership $190,000 in cash, in readily available funds. Such payment shall represent each of Mentor's, CTI's, the Partnership's and each Shareholder's sole and exclusive remedy for any claims arising from this Agreement or the termination thereof. Such payment is each party's estimate of the damages arising from the termination of this Agreement as a result of any such provisions, and shall constitute liquidated damages for any claims based thereon and not a penalty.


ARTICLE X.    MISCELLANEOUS

    10.1. EXPENSES. Each of Mentor, CTI and the Partnership on the one hand, and Vanstar and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated.

    10.2. SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

    10.3. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by reputable next-day or overnight mail or delivery, proof of delivery requested, or (c) sent by facsimile (receipt confirmed) to the numbers set forth below:

         (i)  if to Vanstar or Buyer,

                   Vanstar Corporation
                   5964 W. Las Positas Blvd.
                   Pleasanton, CA 94566-9012
                   Attention:  General Counsel
                   Facsimile No.:  (510) 734-4823

              with a copy to:

                   Stanley R. Huller, Esq.
                   Arter & Hadden
                   1717 Main Street, Suite 4100
                   Dallas, Texas  75201
                   Facsimile No.:  (214) 741-7139

         (ii) if to Mentor, CTI or the Partnership,

                   Mentor Technologies, Inc.
                   500 W. Wilson Bridge Road, Suite 130
                   Worthington, Ohio 43085
                   Attention:  Joseph H. Oshins, President
                   Facsimile No.:  (614) 841-4599

              with a copy to:

                   Dixon F. Miller, Esq.
                   Porter, Wright, Morris & Arthur
                   41 South High Street
                   Columbus, Ohio 43215
                   Facsimile No.:  (614) 227-4492

or, in each case, at such other address as may be specified in writing to the other parties hereto.

    All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day of such delivery, (x) if by next-day or overnight mail or delivery, on the day delivered, or (y) if by facsimile (receipt confirmed), the date of transmission.

    10.4. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

    10.5. ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the other agreements executed and delivered by the parties hereunder or pursuant hereto (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

    10.6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Executed signature pages of this Agreement may be transmitted to other parties to this Agreement by facsimile and, if so transmitted, shall be deemed valid and binding on the party transmitting its signature by facsimile. That party shall undertake to transmit original signature pages as soon as possible thereafter.

    10.7. GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Ohio without giving effect to the conflict of laws rules thereof.

    10.8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

    10.9. ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

    10.10. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person or entity other than the parties hereto and their respective, successors and permitted assigns.

    10.11. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed-by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                             VANSTAR CORPORATION


                             By:   /S/ H. Christopher Covington
                                  ---------------------------------------------
                             Name:   H. Christopher Covington
                                   --------------------------------------------
                             Title:   Sr. Vice President and General Counsel
                                    -------------------------------------------


                             VST MIDWEST, INC.


                             By:   /S/ H. Christopher Covington
                                  ---------------------------------------------
                             Name:   H. Christopher Covington
                                   --------------------------------------------
                             Title:   Vice President and Secretary
                                    -------------------------------------------


                             MENTOR TECHNOLOGIES, INC.


                             By:   /S/ Joseph H. Oshins
                                  ---------------------------------------------
                             Name:   Joseph H. Oshins
                                   --------------------------------------------
                             Title:   President
                                    -------------------------------------------


                             CYBERNETICS TUTOR, INC.


                             By:   /S/ Joseph H. Oshins
                                  ---------------------------------------------
                             Name:     Joseph H. Oshins
                                   --------------------------------------------
                             Title:     President
                                    -------------------------------------------

                             MENTOR TECHNOLOGIES, LTD.


                             By:  MENTOR TECHNOLOGIES, INC.
                                  Its General Partner


                             By:   /S/ Joseph H. Oshins
                                  ---------------------------------------------
                             Name:   Joseph H. Oshins
                                   --------------------------------------------
                             Title:   President
                                    -------------------------------------------

OHIO REVISED CODE SECTION 1701.85
QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

    (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on such proposal was taken at the meeting of the shareholders, the shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, stating his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3)  The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new corporation, whether served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, he, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested, in order that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the shareholder. Failure on the part of the shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to him within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. Such request by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which he seeks relief, the shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new corporation, within three months after the service of the demand by the shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation which issued such shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within the period of three months, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such complaint is required. Upon the filing of the complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint, and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares as agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to that on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event shall the fair cash value of it exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (D) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if:

         (1) Such shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (2) The corporation abandons, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved;

         (3) The shareholder withdraws his demand, with the consent of the corporation by its directors;

         (4) The corporation and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation shall have filed or joined in a complaint under division (B) of this section within the period provided.

    (E) From the time of giving the demand, until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   ESCROW AGREEMENT


    THIS ESCROW AGREEMENT (the "Agreement") is made as of ______________, 1996 by and among VANSTAR CORPORATION, a Delaware corporation ("Vanstar"), VST MIDWEST, INC., a Delaware corporation ("Subsidiary"), __________________________ (the "Escrow Agent") and DR. JOSEPH H. OSHINS (the "Shareholders Representative"). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 3, 1996, among Vanstar, Subsidiary, MENTOR TECHNOLOGIES, INC., an Ohio corporation ("Mentor"), CYBERNETICS TUTOR, INC., an Ohio corporation ("CTI"), and Mentor Technology, Ltd., an Ohio limited partnership (the "Partnership").

                                      RECITALS :

    WHEREAS, Mentor, Vanstar, Subsidiary and CTI have entered into the Merger Agreement to provide for the simultaneous merger of Mentor and CTI with and into Subsidiary (the "Merger"); and

    WHEREAS, pursuant to the Merger Agreement, the parties thereto have agreed that this Escrow Agreement will be executed and delivered by the parties hereto for the purpose of effecting the distribution of the shares of Vanstar Common to be distributed immediately following the Closing, administering the shares of Vanstar Common to be held as security for certain indemnity obligations of the Shareholders, as provided in the Merger Agreement, and to provide for the repurchase by Vanstar of certain fractional shares of the Vanstar Common that may result from the Merger;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:

1.  APPOINTMENT OF SHAREHOLDER REPRESENTATIVE.

    Pursuant to the Merger Agreement the Shareholders Representative has been appointed, and the Shareholders Representative hereby agrees to act, as the representative of the Persons entitled to receive the Initial Amount, the Contingent Amount and any cash payments in connection with Vanstar's repurchase of fractional shares of Vanstar Common resulting from the Merger, subject to the terms and provisions of the Merger Agreement and of this Escrow Agreement. No bond shall be required of the Shareholders Representative, and the Shareholders Representative shall receive $10.00 as compensation for all services hereunder.

2.  APPOINTMENT OF ESCROW AGENT; ESCROW FUND.

    (a) Vanstar, Subsidiary, and the Shareholders Representative hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as the agent of such parties in performing the duties of the Escrow Agent provided for herein. As compensation for Escrow Agent's services hereunder, the Escrow Agent shall receive an amount equal to $________, payable _____________________________, which amount shall be in addition to any amounts that are required to be reimbursed to the Escrow Agent for Administrative Costs (as such term is defined in Section 6(d) hereof).

    (b) On the date hereof, Vanstar shall cause to be deposited with the Escrow Agent Vanstar Common representing the number of whole shares of Vanstar Common comprising the Initial Amount, the number of whole shares of Vanstar Common representing the Contingent Amount (the "Escrow Shares") and $2,000.00 in cash for the purpose of repurchasing fractional shares of Vanstar Common. The Escrow Shares and the cash remaining after repurchase of all fractional shares of Vanstar Common associated with the Initial Amount, together with any dividends or other distributions paid thereon, during the term hereof shall constitute an escrow fund (the "Escrow Fund") to be governed by and subject to the terms set forth herein.

    (c) The Initial Amount and such cash (the "Initial Fractional Share Cash") as may be necessary to repurchase any fractional shares of Vanstar Common in connection with the distribution of the Initial Amount to the Shareholders as provided herein and in the Merger Agreement shall be (i) separated from the remaining cash (the "Subsequent Fractional Share Cash") and the Contingent Amount, and (ii) administered in accordance with the provisions of Section 10 hereof. The Contingent Amount and any the Subsequent Fractional Share Cash shall be held in and shall otherwise be subject to the provisions contained herein regarding the Escrow Fund, including the distribution thereof in whole or in part to Vanstar and/or the Shareholders, as hereafter provided.

    (d) Upon compliance with the terms hereof, Vanstar shall be entitled to receive payment from the Escrow Fund for all Claims with respect to which Vanstar or Subsidiary shall be entitled to indemnification under Article VIII of the Merger Agreement. As provided in Article VIII of the Merger Agreement, the indemnification obligations of the Shareholders to Vanstar and Subsidiary under
Article VIII of the Merger Agreement shall be limited to the Escrow Fund.

    (e) The Escrow Agent shall hold, safeguard and dispose of the Escrow Fund in accordance with the terms hereof.

    (f) For purposes of this Agreement, each share of Vanstar Common being held in the Escrow Fund shall have a value equal to $_______ (the "Exchange Value" ) and such valuation shall apply throughout the duration of the Escrow Period.

3. ESCROW PERIOD. The escrow created hereby shall remain in existence until the date upon which all of the Escrow Shares and other assets in the Escrow Fund have been distributed in accordance herewith (such period being referred to herein as the "Escrow Period").

4. CLAIM SUBMISSION PERIOD. With respect to each Claim, Vanstar shall deliver to the Escrow Agent, at any time between the date hereof and [six months after Closing] (the "Claim Submission Period"), a certificate signed by an executive officer of Vanstar ("Officer's Certificate"):

         (i) stating that Vanstar or Subsidiary has paid, suffered or properly accrued, or Vanstar or Subsidiary in good faith reasonably anticipates that Vanstar or Subsidiary will have to pay, suffer or accrue, Damages in the aggregate amount indicated (including, without limitation, any anticipated professional and other fees and costs associated therewith) and, with respect to a Qualifying Offer (as defined in Section 5.(b) below), that the Qualifying Offer (a copy of which shall be attached to the Officer's Certificate) has been made and not accepted within the time period specified therein and the amount of additional Damages (meaning attorneys' fees and other expenses associated therewith), and further stating that Vanstar or Subsidiary is entitled to indemnification out of the Escrow Fund pursuant to this Agreement and the Merger Agreement; and

         (ii) specifying in reasonable detail (A) the nature of the liability, misrepresentation, breach or other matter giving rise to the Claim (B) the individual items comprising the Claim giving rise to the Damages included in the amount so stated (or the amount of the Qualifying Offer and additional Damages, such as attorneys' fees and other expenses, associated therewith), and (C) the date each such item was paid or properly accrued or the basis for such anticipated liability.

Upon the Escrow Agent's receipt of the Officer's Certificate, such Claim shall be administered by the Escrow Agent pursuant to Section 6 below.

5.  THIRD PARTY CLAIMS; QUALIFYING OFFERS; QUARTERLY REPORTS.

    (a) Within 15 days after receipt by Vanstar or Subsidiary of notice of any Claim by a third party to which indemnification may be sought under Article VIII of the Merger Agreement (a "Third Party Claim"), Vanstar or Subsidiary shall deliver to the Shareholders Representative written notice thereof; provided, however, that the omission to so notify the Shareholders Representative will not affect Vanstar's or Subsidiary's right of recourse to the Escrow Fund hereunder. The Shareholders Representative shall have the right to participate in any such proceeding and Vanstar or Subsidiary shall have the right (but not the duty) to control the defense thereof. Whether or not the Shareholders Representative chooses to participate in the defense of any proceeding involving a Third Party Claim, each party hereto and their respective successors and assigns agree to cooperate in the defense and to take all actions in connection with such defense as may be reasonably requested.

    (b) At any time prior to [five months after Closing], Vanstar or Subsidiary shall have the right to make a written offer to the adverse party in any Third Party Claim to settle such Claim for an amount specified in such offer (a

"Qualifying Offer"), and Vanstar or Subsidiary shall give such third party no less than twenty (20) days to accept such Qualifying Offer. If a Qualifying Offer is accepted and the Claim is settled, Vanstar or Subsidiary may seek indemnification for such Claim within the Claim Submission Period in accordance with Section 4 hereof. If such Qualifying Offer is rejected or not accepted within such twenty (20) day period, then Vanstar or Subsidiary shall be entitled to seek indemnification within ten (10) days from the earlier of Vanstar's or Subsidiary's receipt of a written rejection of a Qualifying Offer or the expiration of such twenty (20) day period for the amount of such Qualifying Offer (together with all expenses and costs relating thereto, including without limitation attorneys' fees) from the Escrow Fund in accordance with Section 6 hereof.

    (c) Vanstar and Subsidiary shall use reasonable efforts to provide to the Shareholders Representative a report at the end of each month following the date hereof through the Escrow Period, identifying with reasonable detail, any potential Claims or circumstances which may lead to a Claim that have not previously been the subject of a Claim Notice (as defined in Section 6 hereof); provided, however, that the failure of Vanstar or Subsidiary to deliver such report or to identify any Claim shall not constitute a waiver of or otherwise affect any rights of Vanstar or Subsidiary hereunder or under the Merger Agreement with regard to such Claim.

6.  ADMINISTRATION OF CLAIMS.

    (a) ACCEPTED CLAIMS. At the time of delivery of an Officer's Certificate to the Escrow Agent pursuant to Section 4 hereof, a duplicate copy of such Officer's Certificate shall be delivered by Vanstar or Subsidiary to the Shareholders Representative ("Claim Notice"). The Shareholders Representative shall have a period of ten (10) business days from its receipt of a Claim Notice to review the Officer's Certificate and to deliver to Vanstar, Subsidiary and Escrow Agent written notice of its rejection of all or any portion of the Claim referenced therein ("Rejection Notice"). If no Rejection Notice is received by Vanstar or Subsidiary and the Escrow Agent within the Rejection Period, then such Claim shall become an "Accepted Claim."

    (b) REJECTED CLAIMS. For any Claim which is the subject of a Rejection Notice (a "Rejected Claim"), the Shareholders Representative, Vanstar and Subsidiary shall attempt in good faith to agree upon the rights of the respective parties with respect to such Claim. If the Shareholders Representative, Vanstar and Subsidiary so agree, a memorandum setting forth such agreement shall be prepared and signed by Vanstar, Subsidiary and the Shareholders Representative and furnished to the Escrow Agent, whereupon such Rejected Claim shall become an "Accepted Claim."

    (c) RESOLUTION OF DISPUTE. If no agreement contemplated by Section 6(b) above between the Shareholders Representative, Vanstar and Subsidiary can be reached with respect to a Rejected Claim after good faith negotiation with respect thereto within thirty (30) days of Vanstar's or Subsidiary's receipt of a Rejection Notice, Vanstar, Subsidiary and the Shareholders Representative shall mutually select an independent third party (the "Designated Party") whose determination of the Rejected Claim and the amount of Damages (if any) associated therewith shall be final, nonappealable and binding; provided, however, with respect to any Claim which has been the subject of a Qualifying Offer, the Designated Party shall be entitled only to determine whether or not such Claim is subject to the indemnification obligations of the Shareholders under the Merger Agreement; and the Designated Party shall have no authority to reduce or increase the amount of such Claim from the amount of the Qualifying Offer and Damages associated therewith. The Designated Party shall be a Person having a good general knowledge of the industry in which Subsidiary operates (following the Merger) and shall be knowledgeable with regard to business and financial matters generally. In the event Vanstar, Subsidiary and the Shareholders Representative shall fail to agree upon a Designated Party within thirty (30) days after Vanstar's or Subsidiary's receipt of a Rejection Notice, the Designated Party shall be the managing partner of the Columbus, Ohio offices of an independent "Big Six" accounting firm selected by Vanstar from any three of such firms proposed by the Shareholders Representative. Upon the determination by the Designated Party in accordance herewith of the fact that a Claim is subject to indemnification, in the case of any Claim which has been the subject of a Qualifying Offer, or of the amount any Damages, if any, applicable to a Rejected Claim, each such Claim shall thereupon become an "Accepted Claim." All determinations by a Designated Party hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

    (d)  ADMINISTRATIVE COSTS AND SHAREHOLDERS EXPENSES.

      (i) All costs and expenses of administering this Agreement (including, without limitation, fees and expenses of the Escrow Agent and any Designated Party) ("Administrative Costs") shall be borne by Vanstar, Subsidiary and the Escrow Fund as hereinafter provided. Administrative Costs shall be paid by Vanstar and Subsidiary within fifteen (15) business days after receipt by them of an invoice from the Escrow Agent therefor. Within five (5) business days of either the payment of such costs to the Escrow Agent or delivery by Vanstar or Subsidiary to the Escrow Agent of evidence that such Administrative Costs have been paid, Vanstar shall be entitled to receive Escrow Shares having an aggregate Exchange Value equal to fifty percent (50%) of the amount of such payment. Neither Vanstar nor Subsidiary shall be under any obligation to bear any expenses pursuant to this Section 6(d) at any time that the Escrow Fund shall be exhausted or following the termination of this Agreement.

     (ii) The Escrow Agent shall be indemnified and saved harmless by Vanstar and Subsidiary from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subjected by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Fund made by the Escrow Agent pursuant to this Agreement, unless caused by the gross negligence or willful misconduct of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Vanstar and Subsidiary, and this right of indemnification shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. The indemnification and other obligations of Vanstar and Subsidiary to the Escrow Agent set forth in this Subsection 6(d)(ii) shall be borne by the Escrow Fund, and the Escrow Agent shall release to Vanstar Escrow Shares having an aggregate Exchange Value equal to the amount of any such payment by Vanstar or Subsidiary within five (5) business days of the Escrow Agent's receipt of a written request by Vanstar or Subsidiary therefor; provided that if the Escrow Agent is entitled to indemnification in excess of the aggregate Exchange Value of the Escrow Shares and any other amounts in the Escrow Fund, then such indemnification obligation shall be borne directly by Vanstar or Subsidiary.

    (iii) The Shareholders Representative shall be entitled to indemnification from the Escrow Fund (or Vanstar and Subsidiary, subject to the limitations set forth below) for any liabilities, costs or expenses, arising from actions or decisions made in good faith in managing and discharging his or her duties and responsibilities in accordance with the terms hereof ("Indemnified Amounts"). All Indemnified Amounts, costs and expenses of, and compensation payable to, the Shareholders Representative, including, without limitation, those payable to attorneys and other third parties hired by the Shareholders Representative (the latter being collectively referred to as "Shareholder Representation Expenses"), shall be advanced by Vanstar or Subsidiary upon the submission by the Shareholders Representative of a certificate ("Representative's Certificate") certifying (A) the nature of the expenses incurred, (B) the amount of the expenses incurred, and (C) that the expenses were properly incurred in connection with the performance of the duties of the Shareholders Representative hereunder and, with respect to Indemnified Amounts, that such indemnification or reimbursement is proper hereunder. Vanstar and Subsidiary shall have ten (10) business days to review the Representative's Certificate and deliver their written objection to any expenses contained therein to the Shareholders Representative and the Escrow Agent. In the event that Vanstar and Subsidiary do not object to any expenses in the Representative Certificate within such ten (10) day period, Vanstar and Subsidiary shall, within five (5) business days thereafter, pay to the Shareholders Representative, or its designee, the Shareholder Representation Expenses identified in the Representative's Certificate. If Vanstar, Subsidiary and the Shareholders Representative cannot agree on the propriety of a Shareholders Representation Expense identified in a Representative's Certificate, then such matter shall be referred to the Designated Party and decided in accordance with Section 6(c) hereof. At any time after the payment of a Shareholder Representation Expense, Vanstar and Subsidiary shall be entitled to submit the Representative's Certificate along with a certificate signed by an executive officer of Vanstar or Subsidiary to the effect that the Shareholder Representation Expenses referred to in the Representative's Certificate have been paid, and within five (5) days from the receipt of such items by the Escrow Agent, the Escrow Agent shall release to Vanstar Escrow Shares having an aggregate Exchange Value equal to one hundred percent (100%) of such Shareholder Representation Expenses.
    Notwithstanding the foregoing, neither Vanstar nor Subsidiary shall have any obligation to pay or reimburse any Shareholder Representation Expenses at any time during which the aggregate amount of outstanding Claims which have been submitted to the Escrow Agent for payment from the Escrow Fund shall exceed the value of the Escrow Shares remaining in the Escrow Fund. In the event that there are insufficient Escrow Shares in the Escrow Fund to satisfy an Indemnified Amount, then Vanstar or Subsidiary shall pay such Indemnified Amount to the Shareholders Representative; provided, however, that such obligation of Vanstar and Subsidiary shall be limited to the aggregate Exchange Value of all Escrow Shares released to Vanstar hereunder, other than Escrow Shares released to Vanstar in connection with the payment of an Indemnified Amount.

    (e) PAYMENT OF CLAIMS AND EXPENSES. The Administrative Costs and Shareholders Representation Expenses shall be paid in accordance with Section 6(d) above. Once a Claim has become an Accepted Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five (5) business days of the written request of Vanstar or Subsidiary, deliver to Vanstar Escrow Shares having an aggregate Exchange Value equal to the amount of the Claim for which Vanstar or Subsidiary is entitled to indemnification, rounded to the nearest whole share (with fractional shares equal to or less than .50 being rounded down).

7.  EXPIRATION OF ESCROW PERIOD.

    (a) On six months after Closing, any Escrow Shares and any other assets (including dividends) remaining in the Escrow Fund shall be delivered to the Shareholders in the respective amounts allocable thereto as provided in the Merger Agreement and in Section 10(a) hereof. Such Escrow Shares and any other amounts (including amounts resulting from the repurchase of fractional shares of Vanstar Common, as provided in the Merger Agreement and in Section 10(f) hereof) shall be distributed in accordance with the provisions of
Section 10(d) hereof.

    (b) Following the expiration of the Escrow Period and distribution in accordance herewith of the Escrow Fund, the Escrow created hereby and this Agreement, other than the provisions of Section 11 and the indemnification obligations contained in Sections 6(d)(ii) and 6(d)(iii) hereof shall terminate.

8.  DISTRIBUTIONS; VOTING; TRANSFER RESTRICTIONS.

    (a) Any cash dividends, dividends payable in securities or other distributions of any kind (including, without limitation, any shares received upon a stock split) made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and shall constitute a part thereof. The Escrow Agent shall invest any cash held in the Escrow Fund in an interest-bearing account or money market instruments in accordance with written instructions from Vanstar or Subsidiary. Any interest payable on the funds shall be added to the Escrow Fund and shall constitute a part thereof. The parties acknowledge that the Escrow Agent shall not be liable for any diminution in value of the Escrow Fund as a result of losses from investments made pursuant to this Agreement.

    (b) The Escrow Shares shall be issued and held in the name of the Escrow Agent. Upon receipt of written notice from Vanstar of a proposed meeting of Vanstar stockholders, the Escrow Agent will arrange for the mailing of a request for instructions to vote ("Request for Instructions") to each Shareholder with regard to that number of whole Escrow Shares such person would be entitled to receive if the Escrow Fund were disbursed as of the record date for the meeting at which such Escrow Shares are entitled to vote. The Escrow Agent hereby grants to the Shareholders Representative an irrevocable proxy to vote the Escrow Shares and shall deliver to the Shareholders Representative the results of the responses to Requests for Instructions. The Shareholders Representative shall have the voting rights with respect to the Escrow Shares contemplated hereby (and with respect to any other voting securities with respect to which the Escrow Fund shall apply) during the entire period that such Escrow Shares or other voting securities are held in the Escrow Fund. The Shareholder Representative shall vote all Escrow Shares which at any time comprise a part of Requests for Instructions which are returned in accordance with such instructions and in the discretion of the Shareholders Representative with respect to all other Escrow Shares. The Escrow Agent shall execute and deliver to the Shareholders Representative, upon request, all such proxies, forms for election or other instruments which it receives in connection with the voting of any Escrow Shares and which shall be required to effectuate the foregoing voting arrangements.

    (c) The Shareholders shall not transfer, and the Escrow Agent shall not be required to register the transfer of, any interest in the Escrow Shares until the expiration of the Escrow Period and the attendant distribution of the Escrow Shares, if any, to the Shareholders. Any purported transfer in violation of this Section 8(c) shall be void and of no effect.

9.  SHAREHOLDERS REPRESENTATIVE'S RIGHTS AND RESPONSIBILITIES.

    (a) The Shareholders Representative is vested with the authority, duty and responsibility to represent the interests of the Shareholders in the Escrow Fund as set forth herein, and in the Merger Agreement, and the Shareholders Representative agrees to manage and discharge his or her duties and responsibilities as agent for the Shareholders in accordance with the terms hereof. The resolution, action, decision, consent or instruction of the Shareholders Representative shall be final, conclusive and absolutely binding upon each of the Shareholders, and Vanstar and Subsidiary may rely upon any such resolution, action, decision, consent or instruction of the Shareholders Representative as being the resolution, action, decision, consent or instruction of each and all of the Shareholders. Notwithstanding anything to the contrary contained herein, express or implied, the Shareholders Representative shall not be personally liable for actions or decisions taken or made in good faith in managing and discharging his or her duties and responsibilities in accordance with the terms hereof.

     (b) In discharging his or her duties and responsibilities hereunder, the Shareholders Representative shall have all rights and powers necessary and incident to the proper discharge thereof, including, without limitation, the right and power to engage and pay for professional and other services. Without limitation upon the foregoing, the Shareholders Representative shall have the duty and authority on behalf of the Shareholders to do any thing required of the Shareholders Representative under this Agreement, including without limitation:

       (i)     to interpret and construe the provisions of this Agreement;

      (ii) to determine and resolve any disputes that may arise under this Agreement, using his or her best efforts to dispose of all such disputes by agreed settlement;

     (iii) to retain counsel and third parties with regard to Claims or the defense thereof and to incur fees and expenses on behalf of the Escrow Fund in connection therewith;

      (iv) to give any and all written instructions to the Escrow Agent for disbursement of the Escrow Fund, or any part thereof; and

       (v) to perform all other acts as deemed appropriate by the Shareholders Representative on behalf of the Shareholders to fully effectuate and carry out the provisions of this Agreement.

     (c) To the extent that any funds or property representing proceeds received in respect of or relating to any Claim are held or come to be held by the Shareholders Representative after all of his duties hereunder are discharged, such funds shall be delivered to the Escrow Agent and shall be held in, and shall constitute a part of, the Escrow Fund.

     (d) In the event of the death, disability or resignation of Dr. Joseph H. Oshins as Shareholders Representative, the members of Mentor's Board of Directors immediately preceding the Merger shall designate a successor member to fill each vacancy so created. Such appointment and designation shall be immediately effective and shall be binding on all Shareholders.

10.  EXCHANGE INSTRUCTIONS.

     (a) Attached hereto as Annex I is a complete and correct list of the Shareholders at the Effective Time, which sets forth, as to each Shareholder, such Shareholder's name, address, number of shares of Mentor Common or CTI Common owned, each certificate number and history, and any stop transfer notations. Also set forth on Annex I is the percentage of Initial Amount, Contingent Amount and all other distributions to be made hereunder from the Escrow Fund applicable to each Shareholder.

     (b) As soon as practicable after the Effective Time, the Escrow Agent shall send a Letter of Transmittal, in substantially the form attached hereto as ANNEX II, together with a return envelope addressed to the Escrow Agent, to each Shareholder advising such Shareholder of the procedures for surrendering to the Escrow Agent such Shareholder's certificate or certificates of Mentor Common or CTI Common, as the case may be, in exchange for a certificate or certificates evidencing shares of Vanstar Common comprising the Initial Amount and Contingent Amount and any other distribution to which such Shareholder may be entitled under the Merger Agreement or hereunder.

     (c) Upon receipt by the Escrow Agent from a Shareholder of a certificate or certificates representing Mentor Common or CTI Common, accompanied by the appropriate Letter of Transmittal duly completed and executed in accordance with the instructions appearing therein, the Escrow Agent shall (i) stamp the Letter of Transmittal to show the date and time of receipt thereof, (ii) examine the Letter of Transmittal and certificates received by the Escrow Agent to ascertain whether they appear to have been completed and executed in accordance with the instructions set forth in the

Letter of Transmittal and, for any irregular items, follow the Escrow Agent's regular procedures to attempt to cause any such irregularity to be corrected or consult with Vanstar for instructions, and (iii) if such Letter of Transmittal and certificates appear to have been completed and executed in accordance with the instructions set forth in the Letter of Transmittal (or, if any irregularity has been corrected or Vanstar has otherwise instructed the Escrow Agent to proceed with the exchange of certificates), deliver to such Shareholder (or to a transferee specified in such Letter of Transmittal) a certificate or certificates representing full shares of Vanstar Common representing such Shareholder's Initial Amount. Any fractional shares which a Shareholder shall be entitled to receive with respect to the Initial Amount shall be repurchased by Vanstar at the Exchange Value out of the Initial Fractional Share Cash and a cash payment in the amount of such repurchase shall be paid to such Shareholder at the time of the delivery to the Shareholder of the shares of Vanstar Common representing the Initial Amount.

     (d) The Escrow Agent shall also record, as to any Shareholder who has promptly submitted his certificates of Mentor Common or CTI Common in exchange for the shares of Vanstar Common pursuant to Section 10(c), that such Shareholder shall be entitled to receive such Shareholder's allocated share of the Contingent Amount, Subsequent Fractional Share Cash and any other amount to be distributed from the Escrow Fund at the expiration of the Escrow Period without further action or transmittal; provided, however, that any Shareholder shall have the right to advise the Escrow Agent at any time in writing of any changes in the information provided in the Transmittal Letter that may be requested by the Shareholder. The Contingent Amount and the Subsequent Fractional Share Cash, if any, shall be delivered to the Shareholders at the end of the Escrow Period, after the amount or amounts thereof which are to be distributed to the Shareholders and/or returned to Vanstar, are determined pursuant to the provisions hereof. Any shares of Vanstar Common representing the Contingent Amount and any related Subsequent Fractional Share Cash payment shall be distributed to the Shareholders pursuant to and in accordance with the provisions of the Letter of Transmittal applicable thereto, as in effect at the time of any such distribution.

     (e) Certificates representing shares of Vanstar Common issued to the Persons identified in ANNEX III hereto shall bear the following legend on the back of each certificate:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF ___________, 1996, BETWEEN THE REGISTERED HOLDER AND VANSTAR CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VANSTAR CORPORATION.

     (f) No fractional shares of Vanstar Common shall be issued in connection with the distribution of the Initial Amount or the Contingent Amount hereunder. Instead, any fractional shares of Vanstar Common that would otherwise be issuable hereunder shall be eliminated through the repurchase thereof by Vanstar at the Exchange Value, as herein provided.

     (g) If any Shareholder shall report that his or her failure to surrender any certificate or certificates representing shares of Mentor Common or CTI Common registered in his or her name is due to the loss, misplacement or destruction of such certificate or certificates, the Escrow Agent shall require such Shareholder to furnish a Bond or Indemnity Agreement in form satisfactory to the Escrow Agent and Vanstar before delivering to such Shareholder or his or her transferee the certificate or certificates for the shares of Vanstar Common to which he or she is entitled.

     (h) Escrow Agent shall forward to Vanstar at the address listed below, a periodic report of the items presented for exchange:

     The Company Contact:          H. Christopher Covington, Esq.
     Company Address:              5974 W. Las Positas Blvd.
                                           Pleasanton, CA 94566-9012
     Telephone:                    (510) 734-4102
     Telecopy:                     (510) 734-4823

     (i) On or before January 31 of the year following the termination of the Escrow Agreement, the Escrow Agent will prepare and mail to each Shareholder, other than Shareholders who demonstrate their status as non-resident aliens in accordance with United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Shareholder of such Shareholder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code of 1986 and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of Vanstar.

     (j) All certificates shall be forwarded to or upon the order of the Shareholder (i) under a blanket surety bond protecting the Escrow Agent and Vanstar from loss or liability arising out of the non-receipt or non-delivery of such certificates or (ii) Registered Mail, insured separately for the replacement value of such certificates. However, it is understood that when certificates are being transported by a common carrier, such carrier's insurance policies may provide adequate coverage in lieu of such blanket bond coverage.

11.  ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES.

     To induce the Escrow Agent to act hereunder, it is further agreed that:

     (a) The Escrow Agent shall not be under any duty to exercise any greater degree of care with respect to the property to be held and administered by the Escrow Agent hereunder than such Escrow Agent shall exercise with respect to other such property held or administered by the Escrow Agent in its normal course of business. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to or involving the Escrow Agent.

     (b) The Escrow Agent may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions while acting in good faith and exercising reasonable judgment.

     (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

     (d) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other Person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (e) The Escrow Agent is authorized to rely on the written instructions of the Shareholders Representative as being the act of all of the Shareholders and the written instructions of any executive officer of Vanstar or Subsidiary as being the act of Vanstar or Subsidiary.

     (f) This Agreement sets forth the exclusive duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

     (g) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

     (h) The Escrow Agent shall be deemed to have fully complied with its obligations hereunder to transfer the Escrow Shares and any shares comprising the Initial Amount, by delivery to the transfer agent of Vanstar (the "Transfer Agent") of the Escrow Shares and any shares comprising the Initial Amount, as the case may be, all in form satisfactory to such Transfer Agent, of certificates properly endorsed for transfer with instructions to the Transfer Agent to issue in the name of and deliver to the Person to whom such transfer is to be made a certificate or certificates for the required number of shares. Transfer taxes, if any, applicable to such transfer shall be payable by the Person to whom the Escrow Shares and any shares comprising the Initial Amount are being transferred.

     (i) The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper parties. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement.

12.  RECORDS; FINAL ACCOUNTING.

     The Escrow Agent shall maintain a record of all Claims against the Escrow Fund filed with it pursuant to Sections 4 and 5, a record of all such Claims which shall become payable claims as provided in Sections 5 and 6 and a record of all payments or distributions from the Escrow Fund. Upon the termination or resignation of the Escrow Agent or termination or expiration of this Agreement, the Escrow Agent shall within ten (10) business days deliver to Vanstar, Subsidiary and the Shareholders Representative a full and final accounting with regard to the Escrow Fund.

13.  RESIGNATION OF ESCROW AGENT.

     The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving written notice thereof to Vanstar, Subsidiary and the Shareholders Representative. Such resignation shall become effective following such written notice upon the earlier of the appointment by Vanstar, Subsidiary and the Shareholders Representative of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of 60 days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Section 12. Vanstar, Subsidiary and the Shareholders Representative shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement. In the event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Fund, any other sums, the records and instruments held by it under this Agreement, together with the accounting required by Section 12.

14.  NOTICES.

     All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed by a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

     To Vanstar or Subsidiary:

     5964 W. Las Positas Blvd.
     Pleasanton, California  94566-9012
     Telefax: (510) 734-4823
     Phone: (510) 734-4102

     with a copy to:

     Stanley R. Huller, Esq.
     Arter & Hadden
     1717 Main, Ste. 4100
     Dallas, TX 75201
     Telefax: 214/741-7139
     Phone:  214/761-4325

     To the Shareholders Representative:

     Dr. Joseph H. Oshins
     Mentor Technologies, Inc.
     500 West Wilson Bridge Road
     Worthington, Ohio 43085
     Telefax:  614/841-4599
     Phone:  614/847-7400

     with a copy to:

     Dixon F. Miller, Esq.
     Porter, Wright, Morris & Arthur
     41 South High Street
     Columbus, Ohio 43215
     Telefax:  614/227-4492
     Phone:  614/227-2000

     To the Escrow Agent:

     ___________________
     ___________________
     ___________________
     Attn:_______________
     Telefax: ___________
     Phone: _____________

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch, (c) in the case of mailing, on the 5th business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).

15.  SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

16.  GOVERNING LAW.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio as such laws are applied to agreements between Ohio residents entered into and to be performed entirely in Ohio.

17.  PREVAILING PARTY.

     In the event of any dispute which results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party or parties (in addition to all other amounts and relief to which such party or parties may be entitled to recover) may recover from the non-prevailing party or parties reasonable attorneys' fees and other costs incurred in any action or proceeding.

18.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first above written.

                              VANSTAR CORPORATION


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              VST MIDWEST, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              [ESCROW AGENT]


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              SHAREHOLDERS REPRESENTATIVE


                              By:
                                 ------------------------------------------
                                  JOSPEH H. OSHINS, PH.D

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

     Article IX of the Registrant's Bylaws provide for indemnification of officers and directors. Article VI of the Registrant Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.
Article VI further provides that future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article VI also incorporates any future amendments to the DGCL which further eliminate or limit the liability of directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) EXHIBITS

     The following is a list of all exhibits filed as part of this Registration Statement on Form S-4, including those incorporated herein by reference.

EXHIBIT
  NO.                    DESCRIPTION OF EXHIBIT
- --------  ----------------------------------------------------------------------
    2.1 Agreement and Plan of Merger dated as of June 3, 1996 by and between the Registrant, VST Midwest, Inc., Mentor Technologies,
          Inc., Cybernetics Tutor, Inc. and Mentor Technologies, Ltd.
          (included as APPENDIX A to this Joint Proxy Statement/Prospectus that forms part of this Registration Statement)

    3.1   Restated Certificate of Incorporation of the Registrant (1)

    3.2   By-laws of the Registrant (1)

    4.1   1988 Stock Option Plan (1)

    4.2 Form of Nontransferable Non-Qualified Stock Option Agreement under the 1988 Stock Option Plan of the Registrant (1)

    4.3   1993 Stock Option/Stock Issuance Plan (1)

    4.4 Form of Stock Option Grant and Stock Purchase Agreement under the 1993 Stock Option Plan (1)

    4.5   Employee Stock Purchase Plan (1)

  **5.1 Opinion of Arter & Hadden (including the consent of such firm) regarding legality of securities being offered

   10.1 Form of Indemnity Agreement between the Company and each of its directors and certain officers (1)

EXHIBIT
  NO.                    DESCRIPTION OF EXHIBIT
- --------  ----------------------------------------------------------------------
   10.2   Second Amended and Restated Financing Program Agreement dated
          April 30, 1995, between the Registrant and IBM Credit Corporation ("IBMCC"), as amended (1)

***10.3 Distribution and Services Agreement dated January 31, 1994, between the Registrant and Merisel FAB, Inc., as amended (1)

   10.4 Amended and Restated Registration Rights Agreement dated as of May 18, 1995, among the Registrant, NYNEX Worldwide Services Group, Inc., Warburg, Pincus Capital Company, L.P., WP Capco, Inc., William Y. Tauscher, Richard H. Bard and Microsoft Corporation (1)

   10.5 Lease Agreement dated as of July 14, 1988, entered into between the Registrant and Rosewood Associates (1)

   10.6 Real Estate Mortgage dated as of April 6, 1978, entered into between Danners, Inc. and New England Mutual Life Insurance
          Company and the subsequent Contract for Purchase of Real Estate/Offer to Purchase Real Estate dated as of April 26, 1991, entered into between the Registrant and Cheyenne Plaza Associates (1)

   10.7 Lease Agreement dated as of December 9, 1993, entered into between the Registrant and WRC Properties, Inc. (1)

   10.8 Lease Agreement dated as of August 21, 1991, entered into among the Registrant, Lincoln Las Positas and Patrician Associates, Inc. (1)

   10.9 Standard Industrial/Commercial Single-Tenant Lease-Gross dated as of March 27, 1995, entered into among the Registrant, Thomas G. Allan and Annie L. Henry (1)

   10.10 Lease Agreement dated as of March 29, 1994, entered into between the Registrant and TMC Properties, Inc. (1)

   10.11 Lease Agreement dated as of November 1, 1991, entered into between the Registrant and ASC North Fulton Associates Joint Venture (1)

   10.12 Asset Purchase Agreement with Dataflex Corporation, Dataflex Southwest Corporation (2)

   10.13  Agreement with Donaldson Lufkin & Jenrette Securities Corporation (3)

   10.14 Agreement for Purchase and Sale of Property dated June 3, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)

   10.15 Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)

   10.16 Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Dugan Realty, L.L.C. (4)

   10.17 Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)

  *11.1   Schedule of Calculation of Earnings Per Share

   21.1   List of Subsidiaries (4)

   23.1 Consent of Arter & Hadden (included as part of its opinion filed as Exhibit 5.1 hereto)

  *23.2   Consent of Ernst & Young LLP, independent auditors

  *23.3   Consent of Hausser & Taylor, independent auditors

  *23.4   Consent of Arthur Andersen LLP, independent auditors

   24.1   Power of Attorney (included on Signature Page, II-6, hereto)

- -------------------------
(1) Incorporated by reference to Exhibits filed with Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.
(2) Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K dated May 24, 1996
(3) Incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K dated June 14, 1996
(4) Incorporated by reference to Exhibits filed with Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996
*    Filed herewith.

*    Filed herewith.
**   To be filed by amendment.
*** Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

     (b)   FINANCIAL STATEMENT SCHEDULES

     The following financial statement schedules are included in this Registration Statement.

     Vanstar Corporation
          Valuation and Qualifying Accounts. . . . . . . . . . . . . . . . . S-2


ITEM 22.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (g) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by each director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit it to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (z) (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 9th day of August,1996.

                                        VANSTAR CORPORATION

                                        By    /S/ WILLIAM Y. TAUSCHER
                                           -------------------------------
                                                  WILLIAM Y. TAUSCHER
                                               CHIEF EXECUTIVE OFFICER AND
                                                  CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of VANSTAR CORPORATION, do hereby constitute and appoint WILLIAM Y. TAUSCHER and H. CHRISTOPHER COVINGTON, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 9th day of August, 1996, by the following persons in the capacities indicated:


     SIGNATURE                               TITLE
     ---------                               -----

   /s/ William Y. Tauscher              Chairman of the Board, Chief Executive
- ------------------------------          Officer and Director (PRINCIPAL
William Y. Tauscher                     EXECUTIVE OFFICER)



   /s/ Jeffrey S. Rubin                 Vice Chairman, Chief Financial Officer
- ------------------------------          and Director (PRINCIPAL FINANCIAL AND
Jeffrey S. Rubin                        ACCOUNTING OFFICER)


   /s/ Jay S. Amato                     President, Chief Operating Officer and
- ------------------------------          Director
Jay S. Amato


   /s/ John W. Amerman                  Director
- ------------------------------
John W. Amerman


   /s/ Richard H. Bard                  Director
- ------------------------------
Richard H. Bard


   /s/ Stephen W. Fillo                 Director
- ------------------------------
Stephen W. Fillo

   /s/ Stewart K. P. Gross              Director
- ------------------------------
Stewart K. P. Gross


   /s/ William H. Janeway               Director
- ------------------------------
William H. Janeway


                                        Director
- ------------------------------
John R. Oltman


   /s/ John L. Vogelstein               Director
- ------------------------------
John L. Vogelstein


   /s/ Josh S. Weston                   Director
- ------------------------------
Josh S. Weston

                               Vanstar Corporation

                     Index to Financial Statement Schedules


Valuation and Qualifying Accounts  . . . . . . . . . . . . . . . . . . . . . S-2

All other schedules are omitted as the required information is inapplicable or presented in the consolidated financial statements or related notes.

                               VANSTAR CORPORATION
                 SCHEDULE II  VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)




                                                   BALANCE AT          ADDITIONS
ALLOWANCE FOR DOUBTFUL ACCOUNTS                   BEGINNING OF      CHARGED TO COSTS     WRITE-OFFS/   BALANCE AT END
- -------------------------------                      PERIOD           AND EXPENSES          OTHER        OF PERIOD
                                                   -----------       --------------     ------------    -------------
     Year ended September 30, 1993                 $  23,533           $  5,287         $ 12,621        $ 16,199
   Seven months ended April 30, 1994                  16,199                356            2,457          14,098
     Year ended April 30, 1995                        14,098                 95            1,867          12,326
     Year ended April 30, 1996                        12,326           $ 14,393*        $  8,407**        18,312

        INVENTORY RESERVES
        ------------------
        Year ended September 30, 1993              $  23,698             $6,760         $ 17,564        $ 12,894
        Seven months ended April 30, 1994             12,894              1,213            2,660          11,447
        Year ended April 30, 1995                     11,447              5,400            5,412          11,435
        Year ended April 30, 1996                     11,435              3,854            2,649          12,640



* Includes a provision for $4.4 million against the extended interest-bearing credit and $7.8 million against the extended credit both due from Merisel FAB (see Notes 2 and 15 to the Notes to Consolidated Financial Statements).

** Includes the write-off of $4.4 million of the extended interest-bearing credit due from Merisel FAB.

                                  EXHIBIT INDEX
EXHIBIT NO.    DESCRIPTION OF EXHIBIT
- -----------    -----------------------

    2.1 Agreement and Plan of Merger dated as of June 3, 1996 by and between the Registrant, VST Midwest, Inc., Mentor Technologies, Inc., Cybernetics Tutor, Inc. and Mentor Technologies, Ltd. (included as APPENDIX A to this Joint Proxy Statement/Prospectus that forms part of this Registration Statement)
    3.1  Restated Certificate of Incorporation of the Registrant (1)
    3.2  By-laws of the Registrant (1)
    4.1  1988 Stock Option Plan (1)
    4.2 Form of Nontransferable Non-Qualified Stock Option Agreement under the 1988 Stock Option Plan of the Registrant (1)
    4.3  1993 Stock Option/Stock Issuance Plan (1)
    4.4 Form of Stock Option Grant and Stock Purchase Agreement under the 1993 Stock Option Plan (1)
    4.5  Employee Stock Purchase Plan (1)
  **5.1 Opinion of Arter & Hadden (including the consent of such firm) regarding legality of securities being offered
   10.1 Form of Indemnity Agreement between the Company and each of its directors and certain officers (1)
   10.2 Second Amended and Restated Financing Program Agreement dated April 30, 1995, between the Registrant and IBM Credit Corporation ("IBMCC"), as amended (1)
***10.3 Distribution and Services Agreement dated January 31, 1994, between the Registrant and Merisel FAB, Inc., as amended (1)
   10.4 Amended and Restated Registration Rights Agreement dated as of May 18, 1995, among the Registrant, NYNEX Worldwide Services Group, Inc., Warburg, Pincus Capital Company, L.P., WP Capco, Inc., William Y. Tauscher, Richard H. Bard and Microsoft Corporation (1)
   10.5 Lease Agreement dated as of July 14, 1988, entered into between the Registrant and Rosewood Associates (1)
   10.6 Real Estate Mortgage dated as of April 6, 1978, entered into between Danners, Inc. and New England Mutual Life Insurance Company and the subsequent Contract for Purchase of Real Estate/Offer to Purchase Real Estate dated as of April 26, 1991, entered into between the Registrant and Cheyenne Plaza Associates (1)
   10.7 Lease Agreement dated as of December 9, 1993, entered into between the Registrant and WRC Properties, Inc. (1)
   10.8 Lease Agreement dated as of August 21, 1991, entered into among the Registrant, Lincoln Las Positas and Patrician Associates, Inc. (1)
   10.9 Standard Industrial/Commercial Single-Tenant Lease-Gross dated as of March 27, 1995, entered into among the Registrant, Thomas G. Allan and Annie L. Henry (1)
   10.10 Lease Agreement dated as of March 29, 1994, entered into between the Registrant and TMC Properties, Inc. (1)
   10.11 Lease Agreement dated as of November 1, 1991, entered into between the Registrant and ASC North Fulton Associates Joint Venture (1)
   10.12 Asset Purchase Agreement with Dataflex Corporation, Dataflex Southwest Corporation (2)
   10.13 Agreement with Donaldson Lufkin & Jenrette Securities Corporation (3)
   10.14 Agreement for Purchase and Sale of Property dated June 3, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)
   10.15 Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)
   10.16 Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Dugan Realty, L.L.C. (4)
   10.17 Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Duke Realty Limited Partnership (4)
  *11.1  Schedule of Calculation of Earnings Per Share
   21.1  List of Subsidiaries (4)
   23.1  Consent of Arter & Hadden (included as part of its opinion filed as
         Exhibit 5.1 hereto)
  *23.2  Consent of Ernst & Young LLP, independent auditors
  *23.3  Consent of Hausser & Taylor, independent auditors
  *23.4  Consent of Arthur Andersen LLP, independent auditors
   24.1  Power of Attorney (included on Signature Page, II-6, hereto)
- --------------
(1) Incorporated by reference to Exhibits filed with Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.
(2) Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K dated May 24, 1996
(3) Incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K dated June 14, 1996

(4) Incorporated by reference to Exhibits filed with Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996
*        Filed herewith.
**       To be filed by amendment.
*** Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.